EXHIBIT 10.3

EXECUTION VERSION

CREDIT AGREEMENT

among

AMARALINA STAR LTD.,

as a Borrower,

LAGUNA STAR LTD.,

as a Borrower,

VARIOUS FINANCIAL INSTITUTIONS,

as Lenders

THE NORWEGIAN GOVERNMENT,

represented by

THE NORWEGIAN MINISTRY OF TRADE AND INDUSTRY,

as Lender

HSBC BANK USA, NATIONAL ASSOCIATION,

as Administrative Agent

and

HSBC BANK USA, NATIONAL ASSOCIATION,

as Collateral Agent

Dated as of March 27, 2012

Amaralina Star Drilling Unit Project and Laguna Star Drilling Unit Project

(i)

4.9	Taxes	37
4.10	Investment Company Act	37
4.11	Title; Security Documents	37
4.12	Environmental Matters	38
4.13	Subsidiaries	38
4.14	Intellectual Property	38
4.15	Project Documents	39
4.16	No Default	40
4.17	Compliance with Laws	40
4.18	Disclosure	40
4.19	Immunity	40
4.20	Transactions with Affiliates	41
4.21	Commercial Operation Dates; Change Orders	41
4.22	Single-Purpose Entities	41
4.23	Availability and Transfer of Foreign Currency	41
4.24	Sanctions	42

SECTION 5.	COVENANTS	42

5.1	Financial Statements and Other Information	42
5.2	Other Notices	45
5.3	Maintenance of Existence; Conduct of Business	47
5.4	Compliance with Laws	48
5.5	Payment of Taxes, Etc.	48
5.6	Accounting and Financial Management	49
5.7	Inspections; Auditors	49
5.8	Governmental Approvals	51
5.9	Insurance	51
5.10	Events of Loss	55
5.11	Application of Loss Proceeds	55
5.12	Limitation on Liens	57
5.13	Indebtedness	58
5.14	Leases	58
5.15	Investments; Subsidiaries	58
5.16	Distributions	59
5.17	Required Hedging Agreements	59
5.18	Financial Covenants	61
5.19	Transactions with Affiliates	61
5.20	Use of Proceeds; Capex Budget	62
5.21	Project Construction; Maintenance	62
5.22	Performance of Project Documents	64
5.23	Petrobras Assignment	64
5.24	Merger; Sales and Purchases of Assets	64
5.25	Amendment of Transaction Documents; Additional Project Documents; Change Orders; etc.	65
5.26	Environmental Compliance	69
5.27	Completion; Acceptance Tests	69

(ii)

5.28	ERISA	69
5.29	Certain Agreements	69
5.30	Security Documents	70
5.31	Prepayment of Indebtedness; Reduction of Commitments	71
5.32	Transfers of Equity Interests	71
5.33	Change in Name	72
5.34	Pari Passu	72
5.35	Payments to the Building Contractor	73
5.36	Intercompany Loan Agreements	73
5.37	“Know Your Customer” Checks	73
5.38	Registration; Classification	74
5.39	Title	74
5.40	Classification Society Undertaking	75
5.41	Arrest Prevention	75
5.42	Sanctions	75
5.43	LTV Ratio	75
5.44	Compliance with GIEK Guarantee Policies	75

SECTION 6.	PAYMENT PROVISIONS; FEES	76

6.1	Repayment of Principal	76
6.2	Voluntary Prepayments	76
6.3	Mandatory Prepayments	78
6.4	Maturity Date	82
6.5	Method and Place of Payment	82
6.6	Computations	83
6.7	Fees	83
6.8	GIEK Premium and Upfront Fee	84
6.9	Application of Payments; Sharing	84

SECTION 7.	EVENTS OF DEFAULT AND REMEDIES	85

7.1	Events of Default	85
7.2	Acceleration	90
7.3	Other Remedies	90

SECTION 8.	THE ADMINISTRATIVE AGENT	90

8.1	Appointment and Authorization	90
8.2	Delegation of Duties	91
8.3	Liability of the Administrative Agent	91
8.4	Reliance by the Administrative Agent	91
8.5	Notice of Default	92
8.6	Credit Decision	92
8.7	Indemnification of the Administrative Agent	93
8.8	Administrative Agent in its Individual Capacity	93
8.9	Successor Agents	93
8.10	Registry	94
8.11	Force Majeure	94

(iii)

8.12	Delivery of Information	94
8.13	Incorporation by Reference	95

SECTION 9.	MISCELLANEOUS	95

9.1	Costs and Expenses	95
9.2	Indemnity	96
9.3	Notices	97
9.4	Benefit of Agreement	98
9.5	No Waiver; Remedies Cumulative	98
9.6	No Third Party Beneficiaries	99
9.7	Reinstatement	99
9.8	No Immunity	99
9.9	Judgment Currency	99
9.10	The Joint Lead Arrangers	100
9.11	Counterparts	100
9.12	Amendment or Waiver	100
9.13	Assignments, Participations, etc.	101
9.14	Survival	104
9.15	WAIVER OF JURY TRIAL	105
9.16	Right of Set-off	105
9.17	Severability	105
9.18	Domicile of Loans	105
9.19	Governing Law; Submission to Jurisdiction	105
9.20	Complete Agreement	106
9.21	Patriot Act	107
9.22	English Language	107
9.23	Parallel Debt	107
9.24	Disclosure of Information	107
9.25	Subrogation	108

APPENDICES:

Appendix A	—	Defined Terms and Rules of Interpretation
Appendix B-1	—	Amaralina Star Bank Tranche Principal Payments
Appendix B-2	—	Amaralina Star MTI Tranche Principal Payments
Appendix B-3	—	Laguna Star Bank Tranche Principal Payments
Appendix B-4	—	Laguna Star MTI Tranche Principal Payments
Appendix C	—	Insurance Provisions
Appendix D	—	Queiroz Galvão Family Group Structure Chart

SCHEDULES:

Schedule 4.2	—	Financing-Related Filings, Etc.
Schedule 4.3	—	Capitalization
Schedule 4.6	—	Governmental Approvals

(iv)

EXHIBITS:

Exhibit A	—	Form of Notice of Borrowing
Exhibit B-1	—	Form of Bank Tranche Note
Exhibit B-2	—	Form of MTI Tranche Note
Exhibit C	—	Form of Independent Engineer’s Certificate
Exhibit D-1	—	Form of Borrower Completion Certificate
Exhibit D-2	—	Form of Independent Engineer Completion Certificate
Exhibit E	—	Form of Consent Agreement
Exhibit F	—	Form of Assignment and Acceptance
Exhibit G	—	Form of Transfer of Partnership Interest
Exhibit H	—	Form of Operator Assignment Agreement
Exhibit I	—	Form of Compliance Certificate

ANNEXES:

Annex I	—	Commitments
Annex II	—	Applicable Lending Offices

(v)

CREDIT AGREEMENT (this “Agreement”), dated as of March 27, 2012, among (i) AMARALINA STAR LTD., a business company incorporated under the laws of the British Virgin Islands, (ii) LAGUNA STAR LTD., a business company incorporated under the laws of the British Virgin Islands (together with Amaralina Star Ltd., the “Borrowers”, and each, a “Borrower”), (iii) the financial institutions from time to time party hereto as Lenders, (iv) THE NORWEGIAN GOVERNMENT, represented by THE NORWEGIAN MINISTRY OF TRADE AND INDUSTRY, with registered offices at Akersgaten 13, 0158 Oslo, c/o Innovasjon Norge, Norway (“MTI”), (v) HSBC BANK USA, NATIONAL ASSOCIATION, a national banking association organized under the laws of the United States of America, as Administrative Agent, and (vi) HSBC BANK USA, NATIONAL ASSOCIATION, a national banking association organized under the laws of the United States of America, as Collateral Agent.

W I T N E S S E T H

WHEREAS Amaralina Star Ltd. has been incorporated and organized as a business company under the laws of the British Virgin Islands to arrange the construction, completion, ownership and operation of the Amaralina Star Drilling Unit, all as more fully described in the Amaralina Star Project Documents, to be chartered to Petrobras under the Amaralina Star Charter Agreement;

WHEREAS Laguna Star Ltd. has been incorporated and organized as a business company under the laws of the British Virgin Islands to arrange the construction, completion, ownership and operation of the Laguna Star Drilling Unit, all as more fully described in the Laguna Star Project Documents, to be chartered to Petrobras under the Laguna Star Charter Agreement;

WHEREAS Amaralina Star Ltd. has entered into the Amaralina Star Building Contract relating to the construction of the Amaralina Star Drilling Unit;

WHEREAS Laguna Star Ltd. has entered into the Laguna Star Building Contract relating to the construction of the Laguna Star Drilling Unit;

WHEREAS in order to enable the Borrowers to pay certain Project Costs, each Borrower has requested the Lenders to provide the credit facilities described herein; and

WHEREAS the Lenders are willing to provide the credit facilities described herein upon the terms and conditions herein set forth;

NOW, THEREFORE, in consideration of the premises and mutual agreements hereinafter contained, the parties hereto agree as follows:

SECTION 1. DEFINITIONS AND RULES OF INTERPRETATION

1.1 Defined Terms. Except as otherwise expressly provided herein, capitalized terms used in this Agreement and its Schedules and Exhibits shall have the respective meanings assigned to such terms in Appendix A hereto.

1.2 Rules of Interpretation. Except as otherwise expressly provided herein, the rules of interpretation set forth in Appendix A hereto shall apply to this Agreement.

1.3 Accounting Principles. Except as otherwise provided in this Agreement, all computations and determinations as to financial matters, and all financial statements to be delivered by the Borrowers under this Agreement shall be made or prepared in accordance with IFRS (including principles of consolidation where appropriate) applied on a consistent basis (except to the extent approved or required by the independent public accountants certifying such statements and disclosed therein).

1.4 Currency. To the extent that the determination of compliance with any provision hereof or any other Financing Document (other than the Required Hedging Agreements) requires the conversion of Reais into Dollars or of Dollars into Reais, then such conversion shall be made based upon the Dollar Equivalent of the amount of Reais, or the Reais Equivalent of the amount of Dollars, as the case may be, as determined on the date of each new incurrence, creation, sale, transfer, disposition, expenditure or other similar event (each an “incurrence”), as the case may be, pursuant to the applicable provision (with all such items theretofore incurred to be recalculated based upon such conversion rate).

SECTION 2. AMOUNTS AND TERMS OF TRANCHES

2.1 The Tranches.

(a) Subject to and upon the terms and conditions set forth herein, each Amaralina Star Bank Tranche Lender severally agrees to make, from time to time during the Amaralina Star Bank Tranche Availability Period, loans (each an “Amaralina Star Bank Tranche Loan” and, collectively, the “Amaralina Star Bank Tranche Loans”) to Amaralina Star Ltd., which Amaralina Star Bank Tranche Loans shall (i) be made and maintained in Dollars, (ii) not exceed for any Amaralina Star Bank Tranche Lender, in aggregate principal amount, that amount which equals the Amaralina Star Bank Tranche Commitment of such Amaralina Star Bank Tranche Lender, and (iii) mature on the applicable Maturity Date.

(b) Subject to and upon the terms and conditions set forth herein, MTI agrees to make, from time to time during the Amaralina Star MTI Tranche Availability Period, loans (each an “Amaralina Star MTI Tranche Loan” and, collectively, the “Amaralina Star MTI Tranche Loans”) to Amaralina Star Ltd., which Amaralina Star MTI Tranche Loans shall (i) be made and maintained in Dollars, (ii) not exceed, in aggregate principal amount, that amount which equals the Amaralina Star MTI Tranche Commitment and (iii) mature on the applicable Maturity Date.

(c) Subject to and upon the terms and conditions set forth herein, each Laguna Star Bank Tranche Lender severally agrees to make, from time to time during the Laguna Star Bank Tranche Availability Period, loans (each a “Laguna Star Bank Tranche Loan” and, collectively, the “Laguna Star Bank Tranche Loans”) to Laguna Star Ltd., which Laguna Star Bank Tranche Loans shall (i) be made and maintained in Dollars, (ii) not exceed for any Laguna Star Bank Tranche Lender, in aggregate principal amount, that amount which equals the Laguna Star Bank Tranche Commitment of such Laguna Star Bank Tranche Lender, and (iii) mature on the applicable Maturity Date.

(d) Subject to and upon the terms and conditions set forth herein, MTI agrees to make, from time to time during the Laguna Star MTI Tranche Availability Period, loans (each a “Laguna Star MTI Tranche Loan” and, collectively, the “Laguna Star MTI Tranche Loans”) to Laguna Star Ltd., which Laguna Star MTI Tranche Loans shall (i) be made and maintained in Dollars, (ii) not exceed, in aggregate principal amount, that amount which equals the Laguna Star MTI Tranche Commitment and (iii) mature on the applicable Maturity Date.

(e) The Loans are available only on the terms and conditions specified hereunder, and once repaid, in whole or in part, at maturity or by prepayment, may not be reborrowed in whole or in part.

(f) Amaralina Star Ltd. agrees that the Amaralina Star Bank Tranche Loans will be applied only to finance:

(i) interest, fees and premiums accruing on each tranche of the Amaralina Star Bank Tranche Loans during the Amaralina Star Bank Tranche Availability Period specified herein for each such tranche;

(ii) other Amaralina Star Project Costs;

provided that the aggregate principal amount of the Amaralina Star Bank Tranche Loans shall not exceed two hundred ninety-seven million seven hundred eleven thousand three hundred fifty-one Dollars ($297,711,351) unless such amount is increased pursuant to Section 2.1(h)(i) or reduced pursuant to Section 2.1(h)(ii), as the case may be.

(g) Amaralina Star Ltd. agrees that the Amaralina Star MTI Tranche Loans will be applied only to finance:

(i) interest, fees and premiums accruing on each tranche of the Amaralina Star MTI Tranche Loans during the Amaralina Star MTI Tranche Availability Period specified herein for each such tranche;

(ii) Amaralina Star Project Costs in an amount not to exceed 80% of the Amaralina Star Eligible Norwegian Contract Expenditures Amount;

provided that the aggregate principal amount of the Amaralina Star MTI Tranche Loans shall not exceed one hundred seventy-five million Dollars ($175,000,000) unless such amount is increased pursuant to Section 2.1(i)(i) or reduced pursuant to Section 2.1(i)(ii), as the case may be.

(h) The amount applicable under Section 2.1(f):

(i) shall be increased upon receipt by the Administrative Agent of written notice from Amaralina Star Ltd. during the Amaralina Star Bank Tranche Availability Period to the extent necessary to pay interest accruing on the Amaralina Star Bank Tranche Loans during the Amaralina Star Bank Tranche Availability Period; provided that (x) in no event shall such increase exceed fifteen million Dollars ($15,000,000) and (y) the amount applicable under Section 2.1(j) shall be deemed decreased by the amount of any such increase; and

(ii) shall be deemed decreased by the amount of any increase of the amount set forth in Section 2.1(j) pursuant to Section 2.1(l).

(i) The amount applicable under Section 2.1(g):

(i) shall be increased upon receipt by the Administrative Agent of written notice from Amaralina Star Ltd. during the Amaralina Star MTI Tranche Availability Period to the extent necessary to pay interest accruing on the Amaralina Star MTI Tranche Loans during the Amaralina Star MTI Tranche Availability Period; provided that (x) in no event shall such increase exceed eight million seven hundred fifty thousand Dollars ($8,750,000) and (y) the amount applicable under Section 2.1(k) shall be deemed decreased by the amount of any such increase; and

(ii) shall be deemed decreased by the amount of any increase of the amount set forth in Section 2.1(k) pursuant to Section 2.1(m).

(j) Laguna Star Ltd. agrees that the Laguna Star Bank Tranche Loans will be applied only to finance:

(i) interest, fees and premiums accruing on each tranche of the Laguna Star Bank Tranche Loans during the Laguna Star Bank Tranche Availability Period specified herein for each such tranche;

(ii) other Laguna Star Project Costs;

provided that the aggregate principal amount of the Laguna Star Bank Tranche Loans shall not exceed two hundred ninety-six million, one hundred fifty-two thousand seventy-four Dollars ($296,152,074) unless such amount is increased pursuant to Section 2.1(l)(i) or reduced pursuant to Section 2.1(l)(ii), as the case may be.

(k) Laguna Star Ltd. agrees that the Laguna Star MTI Tranche Loans will be applied only to finance:

(i) interest, fees and premiums accruing on each tranche of the Laguna Star MTI Tranche Loans during the Laguna Star MTI Tranche Availability Period specified herein for each such tranche;

(ii) Laguna Star Project Costs in an amount not to exceed 80% of the Laguna Star Eligible Norwegian Contract Expenditures Amount;

provided that the aggregate principal amount of the Laguna Star MTI Tranche Loans shall not exceed one hundred seventy-five million Dollars ($175,000,000) unless such amount is increased pursuant to Section 2.1(m)(i) or reduced pursuant to Section 2.1(m)(ii), as the case may be.

(l) The amount applicable under Section 2.1(j):

(i) shall be increased upon receipt by the Administrative Agent of written notice from Laguna Star Ltd. during the Laguna Star Bank Tranche Availability Period to the extent necessary to pay interest accruing on the Laguna Star Bank Tranche Loans during the Laguna Star Bank Tranche Availability Period; provided that (x) in no event shall such increase exceed fifteen million Dollars ($15,000,000) and (y) the amount applicable under Section 2.1(f) shall be deemed decreased by the amount of any such increase; and

(ii) shall be deemed decreased by the amount of any increase of the amount set forth in Section 2.1(f) pursuant to Section 2.1(h).

(m) The amount applicable under Section 2.1(k):

(i) shall be increased upon receipt by the Administrative Agent of written notice from Laguna Star Ltd. during the Laguna Star MTI Tranche Availability Period to the extent necessary to pay interest accruing on the Laguna Star MTI Tranche Loans during the Laguna Star MTI Tranche Availability Period; provided that (x) in no event shall such increase exceed eight million seven hundred fifty thousand Dollars ($8,750,000) and (y) the amount applicable under Section 2.1(g) shall be deemed decreased by the amount of any such increase; and

(ii) shall be deemed decreased by the amount of any increase of the amount set forth in Section 2.1(g) pursuant to Section 2.1(i).

(n) The Parties agree that (i) the obligations of each of the Financing Parties hereunder are several and not joint and no Financing Party shall be responsible for the failure of any other Financing Party to satisfy its obligations hereunder or under any other Transaction Document and (ii) the rights and interests of each of the Financing Parties hereunder are several and the amounts due to each constitute a separate and independent debt.

(o) For the avoidance of doubt, the aggregate principal amount of the Amaralina Star Term Loans and the Laguna Star Term Loans shall not exceed nine hundred forty-three million eight hundred sixty-three thousand four hundred twenty-five Dollars ($943,863,425).

(p) Each Borrower shall also request a Disbursement of Bank Tranche Loans (in an amount not greater than (i) three million seventeen thousand eight hundred Dollars ($3,017,800), in the case of a request for Disbursement of Amaralina Star Bank Tranche Loans or (ii) five million five hundred thirty-nine thousand Dollars ($5,539,000), in the case of a request for Disbursement of Laguna Star Bank Tranche Loans) to be deposited in a sub-account within the Offshore Construction and Penalty Account in respect of such Borrower’s Drilling Unit created for such purpose to be utilized to pay applicable penalty amounts under the Charter Agreement in respect of such Borrower’s Drilling Unit, when due (as specified in clause (z) of the definition of “Amaralina Star Project Costs” or “Laguna Star Project Costs,” as the case may be) (the “Penalty Amounts”). No such utilization shall be made unless the relevant Borrower shall have provided to the Administrative Agent written evidence from Petrobras of the final amount due in respect of such penalties. In the event that either Borrower provides evidence satisfactory to the Lenders that all or a portion of the amounts deposited in the relevant sub-account within such Borrower’s Offshore Construction and Penalty Account pursuant to this Section 2.1(p) exceeds any Penalty Amounts payable by such Borrower due or to become due, such excess amount shall be applied by such Borrower to prepay the Term Loans owed by such Borrower in accordance with Sections 6.3(f) and (g).

2.2 Notice of Borrowing. Whenever either Borrower desires to make a Borrowing pursuant to Section 2.1, it shall give the Administrative Agent at its Notice Office at least four (4) Business Days’ prior written notice; provided, that any such notice shall be deemed to have been given on a certain day only if given before 11:00 a.m. (New York City time). Each such notice (a “Notice of Borrowing”) shall be irrevocable and shall be given by each Borrower substantially in the form of Exhibit A hereto, appropriately completed to specify (i) the aggregate principal amount of Amaralina Star Bank Tranche Loans, Laguna Star Bank Tranche Loans, Amaralina Star MTI Tranche Loans and/or Laguna Star MTI Tranche Loans, as the case may be, to be made pursuant to such Borrowing and (ii) the date of such Borrowing (which shall be a Business Day); provided, however, that no Notice of Borrowing shall be required to be delivered in connection with a Borrowing of Amaralina Star Bank Tranche Loans, Laguna Star Bank Tranche Loans, Amaralina Star MTI Tranche Loans or Laguna Star MTI Tranche Loans solely in respect of Amaralina Star Bank Tranche Eligible IDC, Laguna Star Bank Tranche Eligible IDC, Amaralina Star MTI Tranche Eligible IDC or Laguna Star MTI Tranche Eligible IDC, as the case may be. The Administrative Agent shall promptly give each Lender notice of the proposed Borrowing, of such Lender’s proportionate share thereof and of the other matters required by the immediately preceding sentence to be specified in the Notice of Borrowing.

2.3 Pro Rata Borrowings; Availability. Each Borrowing of Amaralina Star Term Loans (other than Borrowings of Amaralina Star Bank Tranche Loans to be utilized pursuant to Sections 2.1(f)(i), 2.5(b) or 2.1(p) and Borrowings of Amaralina Star MTI Tranche Loans to be utilized pursuant to Sections 2.1(g)(i) or 2.5(c)) shall be incurred ratably among the Amaralina Star Bank Tranche Unutilized Commitments and the Amaralina Star MTI Tranche Unutilized Commitments. Each Borrowing of Amaralina Star Bank Tranche Loans shall be incurred ratably among the Amaralina Star Bank Tranche Lenders based upon the amount of their respective Amaralina Star Bank Tranche Commitments. Each Borrowing of Laguna Star Term Loans (other than Borrowings of Laguna Star Bank Tranche Loans to be utilized pursuant to Sections 2.1(j)(i), 2.5(b) or 2.1(p) and Borrowings of Laguna Star MTI Tranche Loans to be utilized pursuant to Sections 2.1(k)(i) or 2.5(c)) shall be incurred ratably among the Laguna Star Bank Tranche Unutilized Commitments and the Laguna Star MTI Tranche Unutilized Commitments. Each Borrowing of Laguna Star Bank Tranche Loans shall be incurred ratably among the Laguna Star Bank Tranche Lenders based upon the amount of their respective Laguna Star Bank Tranche Commitments. It is agreed that each Lender shall be obligated to make the Loans provided to be made by it hereunder regardless of the failure of any other Lender to make a Loan hereunder. For the avoidance of doubt, the Borrowings of Amaralina Star Bank Tranche Loans to be utilized pursuant to Sections 2.1(f)((i), 2.5(b) or 2.1(p) shall be incurred ratably only among the Amaralina Star Bank Tranche Unutilized Commitments and the Borrowings of Laguna Star Bank Tranche Loans to be utilized pursuant to Sections 2.1(j)(i), 2.5(b) or 2.1(p) shall be incurred ratably only among the Laguna Star Bank Tranche Unutilized Commitments.

2.4 Minimum Amount and Maximum Number of Borrowings, etc.

(a) The aggregate principal amount of each Borrowing of Amaralina Star Term Loans (other than under Sections 2.1(f)(i), 2.1(g)(i), 2.5(b) or 2.5(c)) shall not be less than $10,000,000. The aggregate principal amount of each Borrowing of Laguna Star Term Loans (other than under Sections 2.1(j)(i), 2.1(k(i), 2.5(b) and 2.5(c)) shall not be less than $10,000,000.

(b) Amaralina Star Ltd. shall be limited to a maximum of one (1) Borrowing of Amaralina Star Term Loans per calendar month (other than Borrowings of Amaralina Star Bank Tranche Loans solely in respect of Amaralina Star Bank Tranche Eligible IDC and Amaralina Star MTI Tranche Loans solely in respect of Amaralina Star MTI Tranche Eligible IDC, to which such limitation shall not apply) and Laguna Star Ltd. shall be limited to a maximum of one (1) Borrowing of Laguna Star Term Loans per calendar month (other than Borrowings of Laguna Star Bank Tranche Loans solely in respect of Laguna Star Bank Tranche Eligible IDC and Laguna Star MTI Tranche Loans solely in respect of Laguna Star MTI Tranche Eligible IDC, to which such limitation shall not apply); provided that no Notice of Borrowing shall be given to the Administrative Agent sooner than five (5) Business Days after the immediately preceding Notice of Borrowing.

2.5 Disbursement of Funds.

(a) Subject to the terms and conditions hereof, (x) no later than 11:00 a.m. (New York City time) on the relevant Disbursement Date, each Lender (other than MTI) will make available, through such Lender’s Applicable Lending Office, its pro rata portion of the aggregate amount of the Loans requested to be made on such date, in Dollars and in immediately available funds at the Payment Office of the Administrative Agent and (y) no later than 10:00 a.m. (New York City time) and 5:00 p.m. (Oslo time) on the relevant Disbursement Date, MTI will provide to the Administrative Agent a copy of its irrevocable (SWIFT) instruction sent to its bank to make available its pro rata portion of the aggregate amount of the Loans requested to be made on such date, in Dollars and in immediately available funds at the Payment Office of the Administrative Agent on such date, and shall, prior to 10:00 a.m. (New York City time) and 5:00 p.m. (Oslo time) on such Disbursement Date, make available such pro rata portion in immediately available funds at the Payment Office of the Administrative Agent. The Administrative Agent will deposit the aggregate of the amounts so made available by the Lenders:

(i) in accordance with Section 2.5(b), in the case of Amaralina Star Bank Tranche Loans made for the payment of Amaralina Star Bank Tranche Eligible IDC, and in the case of Laguna Star Bank Tranche Loans made for the payment of Laguna Star Bank Tranche Eligible IDC;

(ii) in accordance with Section 2.5(c), in the case of Amaralina Star MTI Tranche Loans made for the payment of Amaralina Star MTI Tranche Eligible IDC, and in the case of Laguna Star MTI Tranche Loans made for the payment of Laguna Star MTI Tranche Eligible IDC;

(iii) into the Amaralina Star Offshore Construction and Penalty Account, in the case of Amaralina Star Term Loans (other than the Amaralina Star Bank Tranche Loans referred to in clause (i) and Amaralina Star MTI Tranche Loans referred to in clause (ii)); or

(iv) into the Laguna Star Offshore Construction and Penalty Account, in the case of Laguna Star Term Loans (other than the Laguna Star Bank Tranche Loans referred to in clause (i) and Laguna Star MTI Tranche Loans referred to in clause (ii)).

(b) In the event that Amaralina Star Ltd. has not submitted a Notice of Borrowing for Amaralina Star Bank Tranche Loans to be made for the payment of Amaralina Star Bank Tranche Eligible IDC due on an Interest Payment Date pursuant to Section 2.7 by 11:00 a.m. (New York City time) on the date falling four (4) Business Days prior to that Interest Payment Date, Amaralina Star Ltd. irrevocably and unconditionally authorizes and directs each Amaralina Star Bank Tranche Lender to apply the amount of its pro rata portion of the aggregate amount of the Amaralina Star Bank Tranche Loans, which are to be made for the payment of Amaralina Star Bank Tranche Eligible IDC due on such Interest Payment Date pursuant to Section 2.7, without the need for any further authority or direction from Amaralina Star Ltd. The Amaralina Star Bank Tranche Lenders will not be required to pay any such Amaralina Star Bank Tranche Loans to Amaralina Star Ltd., but shall apply the proceeds in payment of the Amaralina Star Bank Tranche Eligible IDC due on the relevant Interest Payment Date, and each Amaralina Star Bank Tranche Lender will be deemed to have advanced its pro rata portion of such Amaralina Star Bank Tranche Loans to Amaralina Star Ltd., and Amaralina Star Ltd. will be deemed to have paid, to the extent of such Amaralina Star Bank Tranche Loans made, the Amaralina Star Bank Tranche Eligible IDC due on the relevant Interest Payment Date. In the event that Laguna Star Ltd. has not submitted a Notice of Borrowing for Laguna Star Bank Tranche Loans to be made for the payment of Laguna Star Bank Tranche Eligible IDC due on an Interest Payment Date pursuant to Section 2.7 by 11:00 a.m. (New York City time) on the date falling four (4) Business Days prior to that Interest Payment Date, Laguna Star Ltd. irrevocably and unconditionally authorizes and directs each Laguna Star Bank Tranche Lender to apply the amount of its pro rata portion of the aggregate amount of the Laguna Star Bank Tranche Loans, which are to be made for the payment of Laguna Star Bank Tranche Eligible IDC due on such Interest Payment Date pursuant to Section 2.7, without the need for any further authority or direction from Laguna Star Ltd. The Laguna Star Bank Tranche Lenders will not be required to pay any such Laguna Star Bank Tranche Loans to Laguna Star Ltd., but shall apply the proceeds in payment of the Laguna Star Bank Tranche Eligible IDC due on the relevant Interest Payment Date, and each Laguna Star Bank Tranche Lender will be deemed to have advanced its pro rata portion of such Laguna Star Bank Tranche Loans to Laguna Star Ltd., and Laguna Star Ltd. will be deemed to have paid, to the extent of such Laguna Star Bank Tranche Loans made, the Laguna Star Bank Tranche Eligible IDC due on the relevant Interest Payment Date. Notwithstanding anything herein to the contrary, nothing in this Section 2.5(b) shall limit the right of the Bank Tranche Lenders to withhold making any Bank Tranche Loans for the payment of Eligible IDC if an Event of Default has occurred and is continuing or any other condition precedent set forth in Section 3.2 has not been satisfied.

(c) In the event that Amaralina Star Ltd. has not submitted a Notice of Borrowing for Amaralina Star MTI Tranche Loans to be made for the payment of Amaralina

Star MTI Tranche Eligible IDC due on an Interest Payment Date pursuant to Section 2.7 by 11:00 a.m. (New York City time) on the date falling four (4) Business Days prior to that Interest Payment Date, Amaralina Star Ltd. irrevocably and unconditionally authorizes and directs MTI to apply the amount of the Amaralina Star MTI Tranche Loans, which are to be made for the payment of Amaralina Star Bank Tranche Eligible IDC due on such Interest Payment Date pursuant to Section 2.7, without the need for any further authority or direction from Amaralina Star Ltd. MTI will not be required to pay any such Amaralina Star MTI Tranche Loans to Amaralina Star Ltd., but shall apply the proceeds in payment of the Amaralina Star MTI Tranche Eligible IDC due on the relevant Interest Payment Date, and MTI will be deemed to have advanced such Amaralina Star MTI Tranche Loans to Amaralina Star Ltd., and Amaralina Star Ltd. will be deemed to have paid, to the extent of such Amaralina Star MTI Tranche Loans made, the Amaralina Star MTI Tranche Eligible IDC due on the relevant Interest Payment Date. In the event that Laguna Star Ltd. has not submitted a Notice of Borrowing for Laguna Star MTI Tranche Loans to be made for the payment of Laguna Star MTI Tranche Eligible IDC due on an Interest Payment Date pursuant to Section 2.7 by 11:00 a.m. (New York City time) on the date falling four (4) Business Days prior to that Interest Payment Date, Laguna Star Ltd. irrevocably and unconditionally authorizes and directs MTI to apply the amount of the Laguna Star MTI Tranche Loans, which are to be made for the payment of Laguna Star Bank Tranche Eligible IDC due on such Interest Payment Date pursuant to Section 2.7, without the need for any further authority or direction from Laguna Star Ltd. MTI will not be required to pay any such Laguna Star MTI Tranche Loans to Laguna Star Ltd., but shall apply the proceeds in payment of the Laguna Star MTI Tranche Eligible IDC due on the relevant Interest Payment Date, and MTI will be deemed to have advanced such Laguna Star MTI Tranche Loans to Laguna Star Ltd., and Laguna Star Ltd. will be deemed to have paid, to the extent of such Laguna Star MTI Tranche Loans made, the Laguna Star MTI Tranche Eligible IDC due on the relevant Interest Payment Date.

2.6 Evidence of Obligations and Notes.

(a) Each Lender will maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender as a result of the Loans of such Lender, including the amounts of principal, interest and other amounts payable and paid to such Lender from time to time under this Agreement and any Notes delivered to such Lender. The entries made by each Lender pursuant to the foregoing sentence shall constitute prima facie evidence of the existence and amounts of Obligations payable and paid to such Lender from time to time under this Agreement and any such Notes; provided, however, that the failure of any Lender to maintain such account or accounts, or any error therein, shall not in any manner affect the obligations of the Borrowers to repay or pay the Loan made by such Lender, accrued interest thereon and the other Obligations of the Borrowers to such Lender hereunder in accordance with the terms of this Agreement. Each Lender will advise each Borrower of the outstanding indebtedness hereunder to such Lender upon written request therefor.

(b) At the request of any Lender, each Borrower’s obligation to pay the principal of, and interest on, the Loans made by such Lender shall be evidenced by (i) in the case of Bank Tranche Loans, a promissory note duly executed and delivered by the relevant Borrower substantially in the form of Exhibit B-1 hereto with blanks appropriately completed in conformity herewith (each, a “Bank Tranche Note” and, collectively, the “Bank Tranche Notes”)

and (ii) in the case of MTI Tranche Loans, a promissory note duly executed and delivered by the relevant Borrower substantially in the form of Exhibit B-2 hereto with blanks appropriately completed in conformity herewith (an “MTI Tranche Note”).

(c) The Bank Tranche Note issued to any Bank Tranche Lender shall (i) be payable to the order of such Bank Tranche Lender, (ii) be dated on or about the Closing Date, (iii) be in a stated maximum principal amount equal to the relevant Bank Tranche Commitment of such Bank Tranche Lender subject to Section 2.1(f) and Section 2.1(j) and be payable in the outstanding principal amount of Bank Tranche Loans evidenced thereby, (iv) mature on the Maturity Date applicable to the relevant Bank Tranche Loan, (v) bear interest as provided in this Agreement, and (vi) be entitled to the benefits of this Agreement and the other Financing Documents.

(d) The MTI Tranche Note issued to MTI shall (i) be payable to the order of MTI, (ii) be dated on or about the Closing Date, (iii) be in a stated maximum principal amount equal to the relevant MTI Tranche Commitment subject to Section 2.1(g) and Section 2.1(k) and be payable in the outstanding principal amount of MTI Tranche Loans evidenced thereby, (iv) mature on the Maturity Date applicable to the relevant MTI Tranche Loan, (v) bear interest as provided in this Agreement, and (vi) be entitled to the benefits of this Agreement and the other Financing Documents.

2.7 Interest.

(a) Each Borrower agrees to pay interest in respect of the unpaid principal amount of each Loan from the date of Borrowing thereof until the maturity of such Loan (whether by acceleration or otherwise) at a rate per annum which shall, during each Interest Period applicable thereto, be equal to:

(i) for the MTI Tranche Loans, the sum of (x) LIBOR determined in accordance with Section 2.7(d) for such Interest Period, and (y) the Applicable Margin in respect of MTI Tranche Loans; provided that, simultaneously with the payment of such interest, each Borrower shall also pay the GIEK Premium as set forth in Section 6.8; provided further, that

(x) (A) the Applicable Margin in respect of the Amaralina Star MTI Tranche Loans shall be fixed during the period commencing on the date of this Agreement until the Maturity Date of the Amaralina Star Bank Tranche Loans (the “Amaralina Star MTI Tranche Fixed Margin Period”) and (B) the Applicable Margin in respect of the Laguna Star MTI Tranche Loans shall be fixed during the period commencing on the date of this Agreement until the Maturity Date of the Laguna Star Bank Tranche Loan (the “Laguna Star MTI Tranche Fixed Margin Period,” together with the Amaralina Star MTI Tranche Fixed Margin Period, the “MTI Tranche Fixed Margin Periods”);

(y) MTI may, in connection with the MTI Tranche Loans owed by either Borrower, no later than twenty (20) Business Days prior to the Interest Payment Date in respect of such MTI Tranche Loans falling nearest to the last day of the MTI Tranche Fixed Margin Period in respect of such MTI Tranche Loans (the “Margin Review Date”), provide to such Borrower a proposal for the Applicable Margin in respect of such MTI Tranche Loans for additional 27 months after the end of the relevant MTI Tranche Fixed Margin Period (the “New MTI Tranche Fixed Margin Period”). No later than fifteen (15) Business Days prior to the Interest Payment Date in respect of such MTI Tranche Loans falling nearest to the last day of the MTI Tranche Fixed Margin Period in respect of such MTI Tranche Loans, the relevant Borrower may accept or reject the Applicable Margin proposed by MTI. If the relevant Borrower rejects the Applicable Margin offered by MTI pursuant to the previous sentence, MTI’s Commitments in respect of the MTI Tranche Loans to be made to such Borrower shall terminate on the last day of the MTI Tranche Fixed Margin Period in respect of such MTI Tranche Loans and all MTI Tranche Loans made to such Borrower, all accrued and unpaid interest thereon and all other amounts owing to MTI by such Borrower under the Financing Documents shall become immediately due and payable on the last day of the MTI Tranche Fixed Margin Period in respect of such MTI Tranche Loans;

(z) If on the relevant Margin Review Date in respect of MTI Tranche Loans owed by either Borrower MTI in its dole discretion determines that MTI is or will not be able to obtain funds to a sufficient extent and/or on terms that can support continuous lending and/or lending terms or practices, no Applicable Margin for MTI Tranche Loans will be offered to such Borrower by MTI, and MTI’s Commitment in respect of the MTI Tranche Loans to be made to such Borrower shall terminate on the last day of the Fixed Margin Period in respect of such MTI Tranche Loans and all MTI Tranche Loans made to such Borrower, all accrued and unpaid interest thereon and all other amounts owing to MTI by such Borrower under the Financing Documents shall become immediately due and payable on the last day of the MTI Tranche Fixed Margin Period in respect of such MTI Tranche Loans. Upon receipt of notice from MTI of its decision not to offer Applicable Margin in respect of the relevant MTI Tranche Loans pursuant to this clause (z), the Administrative Agent shall promptly notify the Borrower thereof, without undue delay; and

(ii) for the Bank Tranche Loans, the sum of (x) the LIBOR determined in accordance with Section 2.7(d) for such Interest Period, and (y) the Applicable Margin in respect of Bank Tranche Loans.

(b) Overdue principal and, to the extent permitted by Law, overdue interest in respect of each Loan and any other overdue amount payable by each Borrower hereunder or under any other Financing Document (other than the Required Hedging Agreements) shall bear interest at a rate (the “Default Rate”) which is equal to:

(i) in the case of the Bank Tranche Loans, the sum of (i) the interest rate in effect from time to time under this Agreement with respect to such Loans and (ii) one percent (1%) per annum, which such interest shall accrue starting from the date on which payment of the relevant overdue amount became due (or, if the failure to pay the relevant overdue amount resulted from administrative or technical error, from the fourth (4th)

Business Day following the date on which payment of the relevant overdue amount became due) until the date of actual payment of that amount (after as well as before judgment), and shall be payable by the relevant Borrower on demand; and

(ii) in the case of the MTI Tranche Loans, the sum of (i) the interest rate in effect from time to time under this Agreement with respect to such Loans and (ii) one percent (1%) per annum, which such interest shall accrue starting from the date on which payment of the relevant overdue amount became due (or, if the failure to pay the relevant overdue amount resulted from administrative or technical error, from the fourth (4th) Business Day following the date on which payment of the relevant overdue amount became due) until the date of actual payment of that amount (after as well as before judgment), and shall be payable by the relevant Borrower on demand.

(c) Accrued (and theretofore unpaid) interest on each Loan shall be payable (i) on the last day of each Interest Period applicable thereto and (ii) on any repayment or prepayment (on the amount repaid or prepaid), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand. Notwithstanding the foregoing, interest payable in accordance with Section 2.7(b) shall be payable as provided therein.

(d) On each Interest Determination Date, the Administrative Agent shall determine the LIBOR for the applicable Interest Period to be applicable to the Loans or to any portion thereof and shall promptly notify the Borrowers and the Lenders thereof. Each such determination shall, absent manifest error, be final and conclusive and binding on all parties hereto.

2.8 Interest Periods. At the time either Borrower gives any Notice of Borrowing in respect of the making of any Loan (in the case of the initial Interest Period applicable thereto) and at any time prior the Reset Date in respect of the Drilling Unit owned by such Borrower, no later than 11:00 a.m. (New York City time) on the third Business Day prior to the expiration of an Interest Period applicable to such Loan (in the case of any subsequent Interest Period), such Borrower shall have the right to elect the interest period applicable to such Loan, which Interest Period shall, at the option of such Borrower, be (x) a one, two, three or six month period or (y) if agreed by the Administrative Agent in its sole discretion, such other period not to exceed one-month, provided that (in each case) (i) all Loans comprising a Borrowing to either Borrower shall at all times have the same Interest Period and (ii) unless the Required Lenders otherwise agree, no Interest Period for any Loans may be selected at any time when a Default or an Event of Default is then in existence. If by 11:00 a.m. (New York City time) on the third Business Day prior to the expiration of any Interest Period applicable to a Borrowing of Loans to either Borrower, such Borrower has failed to elect, or is not permitted to elect, a new Interest Period to be applicable to such Loans as provided above, such Borrower shall be deemed to have elected a one-month Interest Period effective as of the expiration date of such current Interest Period.

2.9 Net Payments.

(a) All payments made by the Borrowers hereunder or under any other Financing Document will be made without set-off, counterclaim or other defense. All such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, in the case of any Lender, except as provided in the immediately succeeding sentence, any tax imposed on or measured by the net income of such Lender pursuant to the laws of the jurisdiction in which it is organized or the jurisdiction in which the principal office or Applicable Lending Office of such Lender is located or any subdivision thereof or therein) and all interest, penalties or similar liabilities with respect thereto (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges, regardless of whether imposed, assessed or collected by withholding deduction or otherwise, being referred to collectively as “Taxes”); provided that if either Borrower shall be required by applicable law to deduct or withhold any Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions or withholdings (including deductions or withholdings applicable to additional sums payable under this Section 2.9), the Lender receives an amount equal to the sum it would have received had no such deductions or withholdings been made, (ii) such Borrower shall make such deductions or withholdings and (iii) such Borrower shall pay the full amount deducted or withheld to the relevant governmental authority in accordance with applicable Law. If any amounts are payable in respect of Taxes pursuant to the preceding sentence, then the relevant Borrower shall be obligated to reimburse each Lender, upon the written request of such Lender, for taxes imposed on or measured by the net income of such Lender pursuant to the laws of the jurisdiction in which such Lender is organized or in which the principal office or Applicable Lending Office of such Lender is located or under the laws of any political subdivision or taxing authority of any such jurisdiction in which such Lender is organized or in which the principal office or Applicable Lending Office of such Lender is located and for any withholding of taxes as such Lender shall determine are payable by, or withheld from, such Lender in respect of such amounts so paid to or on behalf of such Lender pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Lender pursuant to this sentence. Each Borrower will furnish to the Administrative Agent within forty-five (45) days after the date of the payment of any Taxes due pursuant to applicable law certified copies of tax receipts evidencing such payment by such Borrower (or such other evidence of payment as is reasonably acceptable to the Lenders). Each Borrower agrees to indemnify and hold harmless each Lender, and reimburse such Lender upon its written request, for the amount of any Taxes so levied or imposed and paid by such Lender.

(b) If either Borrower pays any additional amount under this Section 2.9 to a Lender and such Lender determines in its sole discretion that it has actually received or realized in connection therewith any refund or any reduction of, or credit against, its Tax liabilities (a “Tax Benefit”), such Lender shall pay to such Borrower an amount that the Lender shall, in its sole discretion, determine is equal to the net benefit, after tax, which was obtained by the Lender as a consequence of such Tax Benefit; provided, however, that (i) any Lender may determine, in its sole discretion consistent with the policies of such Lender, whether to seek a Tax Benefit; (ii) any Taxes that are imposed on a Lender as a result of a disallowance or reduction (including through the expiration of any tax credit carryover or carryback of such Lender that otherwise would not have expired) of any Tax Benefit with respect to which such Lender has made a payment to a Borrower pursuant to this Section 2.9(b), as determined by such Lender in its sole discretion, shall be treated as a Tax for which the relevant Borrower is obligated to indemnify such Lender pursuant to this Section 2.9; (iii) nothing in this Section 2.9(b) shall require the Lender to disclose any confidential information to the Borrowers (including, without limitation, its tax returns); and (iv) no Lender shall be required to pay any amounts pursuant to this Section 2.9(b) at any time when a Default or Event of Default exists.

(c) A Lender shall, at the request of either Borrower, take all reasonable steps to mitigate any circumstances which arise and which result in or would result in the Lender’s being grossed-up or indemnified under this Section 2.9. A Lender need not take any such steps if such Lender determines, in its sole discretion, that to do so may be materially prejudicial to the Lender (it being understood that it is not prejudicial to the Lender to bear costs that either Borrower is willing to reimburse).

(d) If either Borrower reasonably determines that there exists a reasonable basis for contesting any Taxes for which indemnification has been demanded hereunder, the relevant Lender or the Administrative Agent, as the case may be, shall in good faith take into account the position being advanced by such Borrower in evaluating whether a contest with respect to any such taxes should be pursued; provided, however, that (i) the relevant Lender or the Administrative Agent, as the case may be, shall have sole discretion in deciding whether to commence, settle, or abandon any such contest, and shall have complete control with respect to all aspects of any such contest; (ii) the relevant Borrower shall pay all costs and expenses incurred with respect to the contest; (iii) the relevant Borrower shall pay to the relevant Lender or the Administrative Agent, as the case may be, all amounts for which indemnification has been demanded hereunder prior to the commencement of any such contest; and (iv) nothing in this Section 2.9(d) shall require the relevant Lender or the Administrative Agent, as the case may be, to disclose any confidential information to the Borrowers (including, without limitation, its tax returns).

2.10 Illegality.

(a) If, after the Effective Date, the introduction of any Law, or any change in any Law, or in the interpretation or administration of any Law, has made it unlawful, or that any applicable central bank or other Governmental Authority has asserted that it is unlawful, for any Lender or its Applicable Lending Office to make a Loan, then, on notice thereof by the Lender to the relevant Borrower through the Administrative Agent, any obligation of that Lender to make such Loan shall be suspended until, subject to Section 2.10(b), the Lender notifies the Administrative Agent and the relevant Borrower that the circumstances giving rise to such determination no longer exist.

(b) If a Lender determines that it is unlawful to maintain a Loan, the relevant Borrower shall, upon its receipt of notice of such fact and demand from such Lender (with a copy to the Administrative Agent), prepay in full the Loan of such Lender then outstanding, together with interest accrued thereon and amounts required under Section 2.12, either on (x) the later of (i) the last day of the Interest Period in respect of such Loan and (ii) the date within thirty (30) days from receipt of such notice (or such shorter period of time as required by applicable Law), if such Lender may lawfully continue to maintain such Loan to such day, or (y) immediately, if such Lender may not lawfully continue to maintain such Loan. In the event that the date specified for such prepayment in such notice is a day other than an Interest Payment Date, the relevant Borrower shall not be required to reimburse such Lender pursuant to Section 2.12 if it makes such prepayment on such date.

(c) Each Borrower agrees to take all reasonable steps to obtain, as quickly as possible after receipt of such Lender’s request for prepayment pursuant to Section 2.10(b), any Governmental Approvals then required in connection with such prepayment.

(d) Before giving notice to the Administrative Agent under Section 2.10(a), the affected Lender may designate a different Applicable Lending Office with respect to its Loans if such designation will avoid the need for giving such notice or making such demand and will not, in the reasonable judgment of such Lender, be illegal or otherwise materially disadvantageous to such Lender.

2.11 Increased Costs and Reduction of Return.

(a) If, after the Effective Date, any Lender shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Loan because of (i) any change since the date of this Agreement in any applicable Law, including the introduction of any new Law (such as, for example, but not limited to (A) a change in the basis of taxation of payments to a Lender of the principal of or interest on the Loans or any other amounts payable hereunder (except for changes in the rate of Tax on, or determined by reference to, the net income or net profits of such Lender imposed by the jurisdiction in which its principal office or Applicable Lending Office is located, other than changes in the rate of Tax to the extent such rate change applies to Taxes covered in the fourth sentence of Section 2.9(a)) or (B) a change in official reserve requirements but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the LIBOR); provided that (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, directives or any other Laws thereunder or issued in connection therewith and (y) all requests, rules, guidelines, directives or any other Laws promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case constitute such change in applicable Law under this Section 2.11(a)(i) if any Lender incurs such increased costs or reductions, regardless of the date enacted, adopted or issued; and/or (ii) in relation to any Loan, other circumstances affecting such Lender or the relevant interbank market or the position of such Lender in such market (unless at that time a Market Disruption Margin Event has been called or a substitute base rate has been applied pursuant to Section 2.13 in respect of or arising out of such other circumstances), then, and in any such event, the relevant Borrower shall pay to such Lender, within thirty (30) days of written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as shall be agreed by both the relevant Borrower and such Lender), as shall be required to compensate such Lender for such increased costs or reductions in amounts received or receivable hereunder (a written notice as to the additional amounts owed to such Lender, showing in reasonable detail the cause of such increased costs or reduction in the amounts and the basis for the calculation thereof, submitted to the relevant Borrower by such Lender through the Administrative Agent shall, absent manifest error, be final and conclusive and binding on all parties hereto).

(b) If, after the Effective Date, any Lender shall have determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by such Lender (or its Applicable Lending Office) or any corporation controlling such Lender with any Capital Adequacy Regulation, affects or would affect the amount of capital or liquidity required or expected to be maintained by such Lender or any corporation controlling such Lender, then, upon written demand of such Lender to either Borrower through the Administrative Agent, such Borrower shall pay to such Lender, from time to time within thirty (30) days of such written demand, additional amounts specified by such Lender as sufficient to compensate such Lender for such increase. A Lender’s reasonable good faith determination of compensation owing under this Section 2.11(b) shall, absent manifest error, be final and conclusive and binding on all parties hereto.

(c) Before giving notice to the Administrative Agent under Section 2.11(a) and (b), the affected Lender shall designate a different Applicable Lending Office with respect to its Loans if such designation will avoid the need for giving such notice or making such demand and will not, in the judgment of such Lender, be illegal or otherwise materially disadvantageous to such Lender.

(d) Neither Borrower shall be obliged to pay any additional amount pursuant to this Section 2.11 to the extent that the increased cost to which such additional amount relates is with respect to Taxes for which additional amounts are required to be paid pursuant to Section 2.9.

2.12 Funding Losses. Each Borrower shall reimburse each Lender and hold each Lender harmless from all losses and expenses documented in the manner provided in the last sentence of this Section 2.12 (excluding any loss of anticipated profits) which the Lender may sustain or incur as a consequence of:

(i) the failure of such Borrower to make on a timely basis any scheduled payment of principal of any Loan;

(ii) the failure of such Borrower to borrow a Loan after such Borrower has given a Notice of Borrowing;

(iii) the failure of such Borrower to make any prepayment in accordance with any notice delivered under Section 6.2;

(iv) the prepayment or repayment (including pursuant to Section 6.1, 6.2 or 6.3) or other payment (including after acceleration thereof) of a Loan or any Unpaid Sum on a day that is not an Interest Payment Date; or

(v) the Reset Date in respect of such Borrower’s Drilling Unit occurring before the original expiration date of any Interest Period in respect of Loans made to such Borrower selected by such Borrower pursuant to Section 2.8;

including any Break Costs for LIBOR and any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its Loan or from fees payable to terminate the deposits from which such funds were obtained. Each Lender shall, at any time that it makes a claim under this Section 2.12, provide a written notice as to the amounts owed to such Lender, showing in reasonable detail the basis for the calculation thereof, which notice shall, absent manifest error, be final and conclusive and binding on all parties hereto.

2.13 Inability to Determine Rates; Market Disruption.

(a) If, on any Interest Determination Date, the Administrative Agent determines that for any reason adequate and reasonable means do not exist for determining the LIBOR for the relevant Interest Period, the Administrative Agent will promptly so notify the Borrowers and each Lender. Thereafter, the rate of interest on each Loan for each Interest Period shall be the percentage rate per annum which is equal to the sum of (i) a rate determined by calculating the arithmetic mean of the cost of obtaining matching deposits in Dollars in the London interbank market (rounded up to four decimal places) as supplied to the Administrative Agent (for delivery to the Lenders) by the Reference Banks that provide a quote and (ii) the relevant Applicable Margin until the Administrative Agent revokes such notice in writing. Upon the receipt of such notice, if the Borrowers so require, the Administrative Agent and the Borrowers shall enter into negotiations (for a period of not more than thirty (30) days) with a view to agreeing a substitute basis for determining the rate of interest applicable to such Loans. Any alternative basis agreed pursuant to foregoing sentence shall, with the prior consent of all the Lenders and the Borrowers, be binding on all parties hereto. If no such alternative basis is so agreed, the rate of interest on each Loan shall be as determined pursuant to the second sentence of this Section 2.13(a).

(b) In the event that a Reference Bank shall for whatever reason cease to be a Reference Bank or a Reference Bank assigns its Loans in accordance with Section 9.13 to more than one other bank, the Borrowers and the Administrative Agent shall consult and use reasonable efforts to agree (with the consent of the Majority Lenders, acting reasonably) on a replacement Reference Bank; provided that in the event that no such agreement is reached within thirty (30) days, the Administrative Agent may designate a Bank Tranche Lender as such replacement Reference Bank.

(c) If, by the close of business on the date which is two (2) Business Days prior to the commencement of any Interest Period, Lenders voting at least 50% of the Combined Exposure with respect to the Loans determine and notify the Administrative Agent that the LIBOR for such Interest Period will not be adequate to cover the cost to such Lenders of making or maintaining their Loans for such Interest Period (a “Market Disruption Margin Event”), then (A) the Administrative Agent shall forthwith give notice to the Borrowers (which notice shall contain particulars of the expected duration and relevant circumstances giving rise to its issue but, for the avoidance of doubt, shall not include information in respect of the calculation of the cost to such affected Lenders of making or maintaining their Loans for such Interest Period), and the Administrative Agent and the Borrowers shall negotiate in good faith to determine a mutually agreeable substitute base rate of interest applicable to the affected Loans or Commitments in lieu of the LIBOR for such Interest Period (it being understood that each affected Lender must consent to such interest rate) and (B) if no agreement can be so reached by the tenth (10th)

Business Day of the Interest Period and the relevant circumstances are continuing at the end of such negotiation period, then each affected Lender shall determine (and shall certify from time to time in a certificate delivered by such Lender to the Administrative Agent (which shall not be forwarded by the Administrative Agent to either Borrower or any other Lender) setting forth in reasonable detail the basis of the computation of such amount), which determination shall be made in a commercially reasonable manner, the substitute base rate reflecting the cost to such affected Lender of funding its Loan for such Interest Period, and such substitute base rate shall be binding upon the Borrowers and shall apply in lieu of the LIBOR in respect of such affected Loan for such Interest Period; provided, however, that in no event shall the interest applicable to the Loans be less than the rate per annum equal to the sum of (1) the LIBOR determined in accordance with Section 2.7(d) and (2) the relevant Applicable Margin.

2.14 Survival. The agreements and obligations of the Borrowers in Sections 2.9 through 2.12 shall survive any termination of any Transaction Document and the payment of the Loans, the Notes and all other Obligations.

2.15 Replacement of Lenders; Prepayment. If any Lender is owed increased costs or other amounts under Section 2.9 or 2.11 and compensation with respect to such event is not otherwise requested by the Required Lenders, each Borrower shall have the right, if no Default or Event of Default then exists and such Lender has not changed its Applicable Lending Office with the effect of eliminating such increased costs or other amounts, to (1) prepay the Loans made by such Lender to it in accordance with Section 6.2(c) or (2) replace such Lender (the “Replaced Lender”) with another commercial bank or banks or other financial institutions (collectively, the “Replacement Lender”) reasonably acceptable to the Administrative Agent (acting on the instructions of the Majority Lenders) and, in the case of the replacement of MTI or any assignee thereof (solely to the extent the GIEK Guarantee Policies continue to secure the relevant Borrower’s obligations under the MTI Loans assigned to such Replacement Lender), GIEK; provided that (a) at the time of any replacement pursuant to this Section 2.15, the Replacement Lender shall enter into one or more assignment agreements pursuant to Section 9.13 hereof pursuant to which the Replacement Lender shall acquire all of the Commitment and outstanding Loans of the Replaced Lender and, in connection therewith, shall pay to the Replaced Lender in respect thereof an amount equal to the sum of (i) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Replaced Lender, and (ii) an amount equal to all accrued, but theretofore unpaid, Fees owing to the Replaced Lender, (b) all Obligations of the relevant Borrower owing to the Replaced Lender (other than those specifically described in clause (a) above in respect of which the assignment purchase price has been, or is concurrently being, paid; for the avoidance of doubt, in no event will either Borrower be required to make any duplicative payment of Obligations) shall be paid in full to such Replaced Lender concurrently with such replacement and (c) any Required Hedging Agreement to which such Replaced Lender (or any Affiliate of such Replaced Lender) is a party shall be replaced by a Required Hedging Agreement to which another Lender (or its Affiliate) shall be a party (or by an adjustment to an existing Required Hedging Agreement to which another Lender (or its Affiliate) is party) and the relevant Borrower shall pay any amounts owing under such replaced Required Hedging Agreement or otherwise as a result of such replacement. For the avoidance of doubt, nothing in this Section 2.15 shall prevent either Borrower or the Replacement Lender, as the case may be, from making an offer for the amount less than the amount of Obligations then payable to such Lender or the Replaced Lender, as applicable, provided, however, that such Lender or the Replaced Lender, as applicable, shall be under no obligations to accept such offer. Upon the execution of the respective assignment documentation pursuant to clause (a) above and the payment of the amounts referred to in clauses (a), (b) and (c) above, the Replacement Lender shall become a Lender hereunder, and the Replaced Lender shall cease to constitute a Lender hereunder, except with respect to indemnification provisions under this Agreement, which shall survive as to such Replaced Lender.

2.16 Obligations Joint and Several. Each Borrower hereby acknowledges and agrees that all obligations and undertakings of the Borrowers under this Agreement and the other Financing Documents are joint and several (in solidum). Each Borrower further acknowledges that such Borrower is a primary obligor and jointly and severally (in solidum) liable for the other Borrower’s obligations in respect of the Loans and all other Obligations.

SECTION 3. CONDITIONS PRECEDENT.

3.1 Conditions to First Disbursements. Each Borrower shall simultaneously make the requests for the first Disbursements of each of the Bank Tranche Loans and the MTI Tranche Loans with respect to such Borrower’s Drilling Unit, and shall request that each such first Disbursement be made on a single day, and the obligation of any Lender to make its first Disbursements shall be subject to the conditions precedent that the Administrative Agent shall have received, or shall have waived (acting on the instructions of all of the Lenders) receipt of, the following, each of which shall be in form and substance satisfactory to all of the Lenders, and that the other conditions set forth below shall have been satisfied or waived by the Administrative Agent (acting on the instructions of all of the Lenders):

(a) Transaction Documents. (i) Each of the Transaction Documents (other than any Additional Project Documents not then in existence, the Petrobras Acknowledgments and the Mortgages), each in form and substance satisfactory to each Lender, shall have been duly authorized, executed and delivered by each party thereto and is in full force and effect. The Administrative Agent shall have received originals of each such document to which such Lender is a party (other than the Notes) executed by all parties thereto and a copy of each other such Transaction Document.

(ii) The Administrative Agent shall have received an original certificate of an Authorized Officer of each of the Borrowers, the Bareboat Charterers and the Operators, dated the Closing Date, certifying that (A) such Person is not in default in the performance, observance or fulfillment of any of its material obligations, covenants or conditions contained in any of the Project Documents to which it is a party and, to the best of such Person’s knowledge, no Project Participant is in default in the performance, observance or fulfillment of any of its material obligations, covenants or conditions contained therein, (B) each Project Document delivered pursuant to Section 3.1(a)(i) is in full force and effect, (C) the copy of each such Project Document is true, correct and complete, and (D) except as delivered to the Administrative Agent pursuant to Section 3.1(a)(i), there are no agreements, side letters or other documents to which such Person is a party which have the effect of modifying or supplementing in any respect any of the respective rights or obligations of such Person or any other Project Participant under any of the Project Documents to which such Person is a party.

(b) Notes. The Administrative Agent shall have received an original of each Note duly authorized and executed by each Borrower for the account of each Lender that has made a request therefor pursuant to Section 2.6(b). Each such Note shall be appropriately completed with the name of the payee, the maximum principal amount thereof and the date of issuance (which shall be on or about, but in no event later than, the Closing Date) inserted therein. Upon delivery of the Notes to the Administrative Agent, the Administrative Agent shall promptly deliver such Notes to the respective payees thereof.

(c) Organizational Documents. The Administrative Agent shall have received, the following documents, each certified as indicated below:

(i) a copy of the Organizational Documents of each Borrower as in effect on the Closing Date, with a copy of each Borrower’s certificate of incorporation issued by the Registry of Corporate Affairs in the British Virgin Islands and certified by such Borrower’s registered agent, and a copy of a certificate, where available, as to the good standing of each Borrower issued by the Registry of Corporate Affairs in the British Virgin Islands, dated as of a date no earlier than fifteen (15) days prior to the Closing Date;

(ii) a certificate of an Authorized Officer of each of the Borrowers, the Sponsor, Alperton, the Operators and the Bareboat Charterers dated on or about (but in no event later than) the Closing Date, certifying (A) that attached thereto is a true and complete copy of the Organizational Documents of such Person, as in effect at all times from the date on which the resolutions referred to in clause (B) below were adopted to and including the date of such certificate, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors (or other equivalent body) or evidence of any necessary partnership or limited liability company action, as the case may be, of such Person, authorizing the execution, delivery and performance of the Transaction Documents to which such Person is or is intended to be a party, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, and (C) as to the name, incumbency and specimen signature of each officer or attorney-in-fact, as the case may be, of such Person executing the Transaction Documents to which such Person is intended to be a party and each other document to be delivered by such Person from time to time in connection therewith (and each Secured Party may conclusively rely on such certificate until it receives a replacement certificate in the form described in this clause (C) from such Person).

(d) Fees and Expenses. The Borrowers shall have paid or arranged for the payment when due or reimbursement (including, to the extent permitted, arrangement for payment out of Disbursements) of all fees, expenses, premiums and other charges payable by it on or prior to the First Disbursement Date under this Agreement or under any other Transaction Document.

(e) Governmental Approvals. The Administrative Agent shall have received a certificate from an Authorized Officer of each Borrower certifying that attached thereto are true and complete copies of all Necessary Governmental Approvals listed in Part A of Schedule 4.6 that are required to be obtained on or before the First Disbursement Date (if any) and, if requested by the Administrative Agent, of all applications made for such Necessary Governmental Approvals and all material correspondence received or sent in respect of such applications.

(f) Filings, Registrations and Recordings. The Administrative Agent shall have received UCC reports as of a date no less recent than ten (10) Business Days before the Closing Date, listing all effective financing statements that name each Borrower and Bareboat Charterer as “Debtor” and that are filed in the District of Columbia, together with copies of such financing statements (none of which shall cover the Collateral except to the extent evidencing Permitted Liens). Any document required to be filed, registered, notarized or recorded in order to create and perfect the Security Interests as first priority Liens shall have been properly filed, registered, notarized or recorded in each office in each jurisdiction in which such filings, registrations, notarizations and recordations are required, and any other action required in the reasonable judgment of the Collateral Agent (acting upon the instructions of any Secured Party) to perfect such Security Interests as such first priority Liens shall have been effected, and the Collateral Agent shall have received acknowledgment copies or other evidence satisfactory to it that all necessary filing, notarization, recording and other fees and all taxes and expenses related to such filings, notarizations, registrations and recordings have been paid in full.

(g) First Priority Share Pledge Agreements. The Pledged Securities required to be delivered to the Collateral Agent pursuant to the First Priority Share Pledge Agreements shall have been delivered, together with such other documents as are necessary to perfect the interests of the Secured Parties in and to the Collateral covered thereby with the priority contemplated therefor by the First Priority Share Pledge Agreements.

(h) Sponsor’s and Alperton’s Certificates. The Administrative Agent shall have received an original certificate signed by an Authorized Officer of the Sponsor and an original certificate signed by an Authorized Officer of Alperton, each dated the Closing Date, and each to the effect that (i) the representations and warranties of the Sponsor or Alperton, as the case may be, set forth in each of the Financing Documents to which the Sponsor or Alperton, as the case may be, is a party are true and correct in all material respects on and as of such date as if made on and as of such date (or, if stated to have been made solely as of an earlier date, were true and correct as of such earlier date), and (ii) the Sponsor or Alperton, as the case may be, is in compliance in all material respects with all of its agreements contained in any Transaction Document to which it is a party.

(i) Operators’ Certificates. The Administrative Agent shall have received original certificates signed by an Authorized Officer of each Operator, each dated the Closing Date, and each to the effect that (i) the representations and warranties of the relevant Operator set forth in each of the Financing Documents to which such Operator is a party are true and correct in all material respects on and as of such date as if made on and as of such date (or, if stated to have been made solely as of an earlier date, were true and correct as of such earlier date), and (ii) the relevant Operator is in compliance in all material respects with all of its agreements contained in any Transaction Document to which it is a party.

(j) Bareboat Chaterers’ Certificates. The Administrative Agent shall have received original certificates signed by an Authorized Officer of each Bareboat Charterer, each dated the Closing Date, and each to the effect that (i) the representations and warranties of the relevant Bareboat Charterer set forth in each of the Financing Documents to which such Bareboat Charterer is a party are true and correct in all material respects on and as of such date as if made on and as of such date (or, if stated to have been made solely as of an earlier date, were true and correct as of such earlier date), and (ii) the relevant Bareboat Charterer is in compliance in all material respects with all of its agreements contained in any Transaction Document to which it is a party.

(k) Financial Information, etc. The Administrative Agent shall have received copies of the most recent available financial statements (annual or semi-annual, whichever is most recent) from each of the Borrowers, the Bareboat Charterers, the Sponsor, Alperton and the Operators together with an original certificate from the chief financial officer or other Authorized Officer of such Person dated the Closing Date, to the effect that, to the best of such officer’s knowledge, (A) such financial statements are true, complete and correct in all material respects and (B) there has been no material adverse change in the financial condition, operations, Properties, business or prospects of such Person since the date of such financial statements; provided that, with respect to the financial information of Alperton, the condition to the first Disbursement set forth in this Section 3.1(k) shall be fulfilled if the Borrowers request such information from Alperton, use commercially reasonable efforts to obtain such information and provide such information to the Administrative Agent to the extent made available to them.

(l) Base Case Projections; Drawdown Schedules; Budgets. The Administrative Agent shall have received:

(i) the Base Case Projections, incorporating appropriate operating assumptions agreed by the Independent Engineer and the Lenders, which shall project: (A) with respect to each Borrower for the Relevant Period, a minimum Debt Service Coverage Ratio for the Calculation Period for each Calculation Date occurring during such Relevant Period of not less than 1.25:1.00; (B) a maximum Amaralina Star Bank Tranche Gross Balloon Amount equal to 30% of the aggregate amount of the Amaralina Star Bank Tranche Commitments; (C) a maximum Amaralina Star Term Loan Gross Balloon Amount equal to 30% of the aggregate amount of the Amaralina Star Term Loan Commitments; (D) a maximum Laguna Star Bank Tranche Gross Balloon Amount equal to 30% of the aggregate amount of the Laguna Star Bank Tranche Commitments; (E) a maximum Laguna Star Term Loan Gross Balloon Amount equal to 30% of the aggregate amount of the Laguna Star Term Loan Commitments; (F) a maximum Amaralina Star Bank Tranche Net Balloon Amount equal to 20% of the aggregate amount of the Amaralina Star Bank Tranche Commitments; (G) a maximum Amaralina Star Term Loans Net Balloon Amount equal to 20% of the aggregate amount of the Amaralina Star Term Loan Commitments; (H) a maximum Laguna Star Bank Tranche Net Balloon Amount equal to 20% of the aggregate amount of the Laguna Star Bank Tranche Commitments; and (I) a maximum Laguna Star Term Loans Net Balloon Amount equal to 20% of the aggregate amount of the Laguna Term Loan Commitments.

(ii) the Capex Budgets; and

(iii) the Drawdown Schedules.

(m) Process Agent. The Administrative Agent shall have received a copy of a letter from Law Debenture accepting its appointment as process agent in New York for the Borrowers, the Operators, the Bareboat Charterers, QGOG, Queiroz Galvão S.A., the Sponsor and Alperton.

(n) Legal Opinions. The Administrative Agent shall have received the following legal opinions, each of which legal opinions shall be dated on or about (but in no event later than) the Closing Date, shall be addressed to each Secured Party and to the assignees of MTI:

(i) A legal opinion of White & Case LLP, special New York counsel to the Lenders, in form, scope and substance satisfactory to each Secured Party.

(ii) A legal opinion of White & Case LLP, special English counsel to the Lenders, in form, scope and substance satisfactory to each Secured Party.

(iii) A legal opinion of Conyers Dill & Pearman, special British Virgin Islands counsel to the Lenders, in form, scope and substance satisfactory to each Secured Party.

(iv) A legal opinion of Souza, Cescon, Barrieu & Flesch, special Brazilian counsel to the Lenders, in form, scope and substance satisfactory to each Secured Party.

(v) A legal opinion of Houthoff Buruma, special Netherlands counsel to the Lenders, in form, scope and substance satisfactory to each Secured Party.

(vi) A legal opinion of Patton Moreno & Asvat, special Panamanian counsel to the Lenders, with respect to the Mortgages and the registration and flagging of the Drilling Units, in form, scope and substance satisfactory to each Secured Party.

(vii) A legal opinion of counsel to Alperton in form, scope and substance, and given by counsel satisfactory to, each Secured Party, which opinion shall cover, among other things, the capacity of Alperton to enter into the Transaction Documents to which it is a party, the due authorization of Alperton under its laws of organization to enter into the Transaction Documents to which it is a party and perform the obligations thereunder, and standard enforceability/no violation opinions under the laws governing the Transaction Documents to which Alperton is a party.

(viii) A legal opinion of counsel to KEXIM in form, scope and substance, and given by counsel satisfactory to, each Secured Party, which opinion shall cover, among other things, the capacity of KEXIM to enter into the Transaction Documents to which it is a party, the due authorization of KEXIM under its laws of organization to enter into the Transaction Documents to which it is a party and perform the obligations thereunder, and standard enforceability/no violation opinions under the laws governing the Transaction Documents to which KEXIM is a party.

(ix) A legal opinion of counsel to Building Contractor in form, scope and substance, and given by counsel satisfactory to, each Secured Party, which opinion shall cover, among other things, the capacity of Building Contractor to enter into the

Transaction Documents to which it is a party, the due authorization of Building Contractor under its laws of organization to enter into the Transaction Documents to which it is a party and perform the obligations thereunder, and standard enforceability/no violation opinions under the laws governing the Transaction Documents to which Building Contractor is a party.

(o) Material Adverse Effect. Since the Effective Date, (i) there shall not have occurred any material change in the financial, political or economic conditions in the United States, Brazil, the British Virgin Islands, the Netherlands, Korea, or international loan markets and (ii) no other event shall have occurred and no condition shall exist that has had or could reasonably be expected to have a Material Adverse Effect.

(p) Foreign Corrupt Practices Act. The Administrative Agent shall have received an original Officer’s Certificate, dated the Closing Date, stating that none of the Borrowers nor any of their officers, directors, employees, agents or Affiliates, acting on its behalf, has taken any action in connection with the Projects that violates the Foreign Corrupt Practices Act of the United States, if applicable, or any similar Law in the British Virgin Islands, Brazil or any other jurisdiction, if applicable.

(q) Technical Opinion of the Independent Engineer. The Administrative Agent shall have received a report from the Independent Engineer with respect to such matters as the Lenders may reasonably request, including confirmation that: (i) the Independent Engineer is satisfied with the technical aspects of the Project Documents; (ii) the amount required to achieve the Delivery Date with respect to each Drilling Unit is consistent with the applicable Capex Budget taking into account provisions for contingencies and any additional equity committed to the Borrower that is the owner of such Drilling Unit; and (iii) the expected Commercial Operation Date with respect to each of the Drilling Units shall occur no later than the earlier of (A) the date required under the applicable Charter Agreements and Services Agreements in order to avoid the right of Petrobras to terminate these agreements and (B) May 30, 2013.

(r) Independent Appraisal. The Administrative Agent shall have received from an Independent Appraiser an independent Appraisal of the market value of the Drilling Units, including its valuation during the life of the Loans (until the last Maturity Date for the Loans).

(s) No Litigation. No litigation, action, suit, investigation, claim or proceeding shall be pending or, to the knowledge of the Borrowers, threatened with respect to this Agreement or any other Financing Document, or the transactions contemplated hereby, or which could have a material adverse effect on the business, financial condition, operations, performance, properties or prospects of any of the Borrowers, the Operators, the Bareboat Charterers or the Sponsor.

(t) “Know Your Customer” Checks. Each of the Borrowers, the Sponsor, the Bareboat Charterers, Alperton and the Operators shall have supplied to each Lender such documentation and other evidence as is requested by such Lender (for itself or on behalf of the other Lenders) in order for such Lender to carry out and be satisfied with the results of all necessary “know your customer” or other checks in relation to each of the Borrowers, the Sponsor, the Bareboat Charterers, Alperton and the Operators pursuant to the transactions contemplated by the Financing Documents.

3.2 Conditions to All Loans. The obligation of any Lender to make the first Disbursement or any subsequent Disbursement (except as stated in this Section 3.2) shall be subject to the satisfaction, both immediately prior to the making of the first Disbursement and each such subsequent Disbursement and also after giving effect thereto, of the conditions precedent below and also to the other requirements below unless (x) in the case of the first Disbursement of Amaralina Star Bank Tranche Loans, Amaralina Star MTI Tranche Loans, Laguna Star Bank Tranche Loans or Laguna Star MTI Tranche Loans, such condition is waived by each Amaralina Star Bank Tranche Lender, Laguna Star Bank Tranche Lender or MTI, as the case may be, and (y) in the case of any subsequent Disbursement, such condition or requirement is waived by, in the case of the Specified Conditions, each Lender, and in the case of each other condition, the Majority Lenders:

(a) Notices of Borrowing. The Administrative Agent shall have received not less than four (4) Business Days prior to such Disbursement Date, (A) a Notice of Borrowing pursuant to and in compliance with Section 2 in respect of the Disbursement of Loans executed and delivered by an Authorized Officer of each Borrower in respect of the Disbursement of Loans to be made on the relevant Disbursement Date, and (B) a certificate of the Independent Engineer in respect of such proposed Disbursement, in the form attached hereto as Exhibit C, accompanied by the relevant Independent Engineer Report, in each case containing no exceptions or qualifications which are unsatisfactory to the Administrative Agent; provided, however, that no Notice of Borrowing shall be required to be delivered in connection with (i) a Borrowing of Amaralina Star Bank Tranche Loans solely in respect of Amaralina Star Bank Tranche Eligible IDC, (ii) a Borrowing of Laguna Star Bank Tranche Loans solely in respect of Laguna Star Bank Tranche Eligible IDC, (iii) a Borrowing of Amaralina Star MTI Tranche Loans solely in respect of Amaralina Star MTI Tranche Eligible IDC or (iv) a Borrowing of Laguna Star MTI Tranche Loans solely in respect of Laguna Star MTI Tranche Eligible IDC.

(b) Representations and Warranties. The representations and warranties of the Borrowers contained in Section 4 hereof and the representations and warranties of the Borrowers, the Operators, the Bareboat Charterers, the Sponsor and Alperton contained in any other Financing Document to which such Person is a party shall be true and correct in all material respects on and as of such Disbursement Date as if made on and as of such date (or, if stated to have been made solely as of an earlier date, were true and correct as of such date).

(c) No Default. No Default or Event of Default shall have occurred and be continuing or would result from the making of such Loan and no other default by either Borrower or, to the best knowledge of either Borrower, any other Person (which default by such other Person could reasonably be expected to have a Material Adverse Effect) under any of the Transaction Documents shall have occurred and be continuing.

(d) Governmental Approvals, etc. (i) All Necessary Governmental Approvals which were not obtainable or required to be obtained by the Borrowers or any Project Participant prior to the Closing Date but which under applicable Law were obtainable or required to be obtained prior to such Disbursement Date shall have been duly obtained and shall be in full force and effect; (ii) there shall have been no change in any applicable Law, and no issuance of any order, writ, injunction or decree of any Governmental Authority or arbitral tribunal, which, in either such case, could reasonably be expected to have a Material Adverse Effect; and (iii) there shall have been no proposed change in or modification of any applicable Law which could reasonably be expected to be enacted and which if enacted could reasonably be expected to have a Material Adverse Effect.

(e) Equity Contributions. The Administrative Agent shall have received evidence that, after giving effect to such Loan on such Disbursement Date,

(i) in the case of the Amaralina Star Term Loans, the ratio of (x) the aggregate amount of Equity Contributions theretofore made or to be made on or prior to such Disbursement Date for application to Amaralina Star Project Costs to (y) the aggregate amount of the Amaralina Star Term Loans theretofore made or to be made on or prior to such Disbursement Date shall not be less than 25:75; and

(ii) in the case of the Laguna Star Term Loans, the ratio of (x) the aggregate amount of Equity Contributions theretofore made or to be made on or prior to such Disbursement Date for application to Laguna Star Project Costs to (y) the aggregate amount of the Laguna Star Term Loans theretofore made or to be made on or prior to such Disbursement Date shall not be less than 25:75.

(f) Delivery Date Loans. In the event such Loan is to be a Delivery Date Loan with respect to either Drilling Unit (for the avoidance of doubt, the conditions set forth in this Section 3.2(f) shall not apply to the first and subsequent Disbursements unless the Loans disbursed thereunder are Delivery Date Loans), the following conditions and requirements shall apply:

(1) The Borrower requesting such Delivery Date Loan shall have specified in the Notice of Borrowing with respect to such Delivery Date Loan a Disbursement Date no earlier than five (5) Business Days prior to the expected Delivery Date in respect of such Borrower’s Drilling Unit, and on or before the date on which such Notice of Borrowing is delivered the Administrative Agent shall have received the following, each of which shall be in form and substance satisfactory to all of the Lenders, and the other conditions set forth below shall have been satisfied or waived by all of the Lenders:

(i) Registration. The Administrative Agent shall have received evidence that (A) the applicable Drilling Unit has been provisionally enrolled in the name of Amaralina Star Ltd. (in the case of the Amaralina Star Drilling Unit) or Laguna Star Ltd. (in the case of the Laguna Star Drilling Unit), as the case may be, through the port of registry under the laws and flag of the Republic of Panama, (B) arrangements have been made for title of ownership of the relevant Drilling Unit to be duly registered on the Delivery Date in respect of such Drilling Unit on a preliminary basis in the name of Amaralina Star Ltd. (in the case of the Amaralina Star Drilling Unit) or Laguna Star Ltd. (in the case of the Laguna Star Drilling Unit), as the case may be, with the Directorate General of Public Registry of Titles and Encumbrances of Vessels of the Panama Maritime Authority, (C) arrangements have been made for the Mortgage with respect to the relevant Drilling Unit to be executed, delivered and registered on a preliminary basis with the Directorate General of Public Registry of Titles and Encumbrances of Vessels of the Panama Maritime Authority on the Delivery Date in respect of such Drilling Unit, (D) the Tax Free Certificate with respect to the relevant Drilling Unit has been issued by the Panamanian Shipping Bureau and (E) any prior registrations of the relevant Drilling Unit in the name of the Building Contractor have been cancelled (or confirmation from the Building Contractor that there was no such prior registration) and that no Liens are registered against the relevant Drilling Unit on such register. Arrangements shall have been made for any other action required in the judgment of the Collateral Agent (acting upon the instructions of any Secured Party) to perfect on the Delivery Date in respect of such Drilling Unit the first priority Liens intended to be created by the Mortgage with respect to the relevant Drilling Unit to be effected, and the Collateral Agent shall have received (i) acknowledgment copies or other evidence satisfactory to it that all necessary filing, notarization, recording and other fees and all taxes and expenses related to such registration have been paid in full and (ii) an opinion of Panama counsel to the Lenders with respect to the legality, validity and enforceability of the Mortgage with respect to the relevant Drilling Unit upon such registration.

(ii) Classification. The Administrative Agent shall have received evidence that the relevant Drilling Unit shall be fully classified by the American Bureau of Shipping with the classification specified in Section 4 of Article I of the Building Contract applicable to such Drilling Unit, free from any material recommendations, together with a copy of the inspection report.

(iii) Export Licenses. The Administrative Agent shall have received copies, certified by an Authorized Officer of the Borrower that is the owner of the relevant Drilling Unit to be true and complete copies, of all Necessary Governmental Approvals required by such Borrower and or the Building Contractor in connection with the export of such Drilling Unit from Korea.

(iv) Payment of Contract Price. The Administrative Agent shall have received: (i) a copy of the written notice setting forth the amount of the final installment to be paid by the Borrower that is the owner of such Drilling Unit under the Building Contract to which such Borrower is a party; and (ii) any other evidence in accordance with the terms of the Building Contract in respect of such Drilling Unit reasonably requested by the Administrative Agent (upon instructions of any of the Lenders) that the Contract Price applicable to such Drilling Unit will, upon payment of the proceeds of the Delivery Date Loans with respect to such Drilling Unit to the Building Contractor, be paid in full in accordance with the terms of the Building Contract in respect of such Drilling Unit.

(v) Delivery Date Documents. The Administrative Agent shall have received copies, certified by one Authorized Officer of the Borrower that is the owner of the relevant Drilling Unit to be true and complete copies, of the forms of all documents to be delivered by the Building Contractor under Article VII of the Building Contract applicable to the relevant Drilling Unit, including without limitation, the relevant Delivery Certificates, the declaration of warranty and the builder’s certificate or the bill of sale referred to therein, as applicable, in each case in form and substance satisfactory to the Independent Engineer, and evidence satisfactory to the Administrative Agent that immediately following payment of the final milestone payment under the Building Contract with respect to the relevant Drilling Unit (i) such documents will be delivered to the Borrower that is the owner of such Drilling Unit executed by the Building Contractor and (ii) copies of such documents, certified by an Authorized Officer of the Borrower that is the owner of such Drilling Unit to be true and complete copies, will be delivered to the Administrative Agent.

(vi) Petrobras Acknowledgments. Each Petrobras Acknowledgment shall have been duly authorized, executed and delivered by each party thereto and shall be in full force and effect. The Administrative Agent shall have received copies of each Petrobras Acknowledgment.

(2) Following the Disbursement of such Delivery Date Loans to the relevant Borrower’s Offshore Construction and Penalty Account and as soon as possible following the execution of the relevant Delivery Certificates (and in no event later than the Delivery Date in respect of such Borrower’s Drilling Unit), the Administrative Agent shall have received the following, each of which shall be in form and substance satisfactory to all of the Lenders, and the other conditions set forth below shall have been satisfied or waived by all of the Lenders:

(i) Registration. The title of ownership of the relevant Drilling Unit shall have been duly registered on a preliminary basis in the name of Amaralina Star Ltd. (in the case of the Amaralina Star Drilling Unit) or Laguna Star Ltd. (in the case of the Laguna Star Drilling Unit), as the case may be, with the Directorate General of Public Registry of Titles and Encumbrances of Vessels of the Panama Maritime Authority,

(ii) Mortgage. The Mortgage with respect to the relevant Drilling Unit shall have been executed, delivered and registered on a preliminary basis with the Directorate General of Public Registry of Titles and Encumbrances of Vessels of the Panama Maritime Authority, and any other action required in the judgment of the Collateral Agent (acting upon the written instructions of any Secured Party) to perfect the first priority Liens intended to be created by the Mortgage with respect to the relevant Drilling Unit shall have been effected, and the Collateral Agent shall have received (i) acknowledgment copies or other evidence satisfactory to it that all necessary filing, notarization, recording and other fees and all taxes and expenses related to such registration have been paid in full and (ii) an opinion of Panama counsel to the Lenders with respect to such registration and the legality, validity and enforceability of the Mortgage with respect to the relevant Drilling Unit;

(iii) Classification. The Administrative Agent shall have received evidence that the relevant Drilling Unit is fully classified by the American Bureau of Shipping with the classification specified in Section 4 of Article I of the Building Contract applicable to such Drilling Unit, free from any material recommendations, together with a copy of the inspection report; and

(iv) Delivery Date Documents. The Administrative Agent shall have received copies, certified by one Authorized Officer of the Borrower that is the owner of the relevant Drilling Unit to be true and complete copies, of the executed versions of all documents referred to in Section 3.2(f)(1)(v).

(3) For the avoidance of doubt, (i) in no event shall either Borrower execute the Delivery Certificate in respect of its Drilling Unit unless it is satisfied that (x) the applicable conditions set forth in Section 3.2(f)(1) have been satisfied and (y) the applicable conditions set forth in Section 3.2(f)(2) will be satisfied on the Delivery Date in respect of such Drilling Unit and (ii) in no event shall either Borrower request the release of the proceeds of a Delivery Date Loan from its Offshore Construction and Penalty Account until the Delivery Certificate in respect of such Borrower’s Drilling Unit has been executed and delivered by such Borrower and the Building Contractor.

(4) If the proceeds of any Delivery Date Loan shall not have been remitted to the relevant Building Contractor pursuant to the applicable Building Contract within fifteen (15) days of the disbursement of such Delivery Date Loan), the Borrowers and the Administrative Agent shall consult for a period not to exceed fifteen (15) days. At the expiry of such fifteen (15) day consultation period, such Delivery Date Loan shall be subject to prepayment in accordance with Section 6.1(e) of the Accounts Agreement if so instructed by (i) the Required Lenders on or at any time after the date of such expiry or (ii) the Majority Lenders at any time after the fifteenth (15th) day following such expiry.

(g) Insurance. The Administrative Agent shall have received a certified copy of the insurance policies with respect to the relevant Drilling Unit required by Section 5.9 hereof to be delivered prior to the relevant Disbursement Date or certificates of insurance with respect thereto and (y) a report from the Insurance Advisor regarding such policies (including any policies with respect to the relevant Drilling Unit delivered on any previous Disbursement Dates, if applicable) and compliance with such Section 5.9.

(h) Invoices; Independent Engineer Report. The Administrative Agent shall have received from the Borrowers all relevant invoices issued by the Building Contractor or any subcontractor, as the case may be, including all invoices for each milestone payment under the Building Contract with respect to the relevant Drilling Unit, together with an Independent Engineer Report relating to such invoices and the relevant Drilling Unit (which shall include, without limitation, (i) confirmation that the Independent Engineer is satisfied that the Work with respect to the relevant Drilling Unit (except for Punch List items which are not material for compliance with the Charter Agreement and the Services Agreement with respect to such Drilling Unit) shall have been completed in accordance in all material respects with the applicable Building Contract and in accordance with the specifications and requirements for the acceptance of the relevant Drilling Unit by Petrobras pursuant to the terms of the Charter Agreement and Services Agreements with respect to such Drilling Unit, (ii) information that: (x) the amount required to achieve the Delivery Date with respect to each Drilling Unit is consistent with the applicable Capex Budget taking into account provisions for contingencies and any additional equity committed to the Borrower that is the owner of such Drilling Unit and (y) the expected Commercial Operation Date with respect to the relevant Drilling Unit shall occur no later than the earlier of (A) the date required under the applicable Charter Agreements and Services Agreements in order to avoid the right of Petrobras to terminate these agreements and (B) May 30, 2013.

(i) Execution of and Satisfaction of Conditions under the Hedging Agreements. With respect to any Disbursement requested to occur on or after the Required Hedging Date, the Required Hedging Agreements shall have been duly executed and all conditions of such Required Hedging Agreements shall have been satisfied.

(j) Sufficient Copies. The Administrative Agent shall have received, together with each document required to be delivered to the Administrative Agent under this Section 3 (other than documents required under this Section 3 to be delivered in original form to each Lender), sufficient copies of such document for each of the Lenders.

(k) Other Documents. The Administrative Agent shall have received such other statements, certificates, documents, approvals and legal opinions as the Administrative Agent may request, where there is a reasonable basis for such request, to evidence satisfaction of the applicable conditions set forth in Section 3.1 and this Section 3.2.

The Administrative Agent shall (i) promptly notify the Lenders upon its receipt of all the documents required to be delivered in accordance with Section 3.1 and/or Section 3.2 (including, without limitation, all documents required to be delivered after any Disbursement of Delivery Date Loans pursuant to Section 3.2(f)(2)) and shall provide electronic copies of the same to each Lender and request each Lender to confirm in writing to the Administrative Agent whether such Lender is satisfied that the applicable conditions and requirements of Section 3.1 and/or Section 3.2 have been fulfilled and (ii) upon receipt of such confirmations from each of the Lenders, promptly notify the Lenders of such receipt. The acceptance of the proceeds of each Loan by either Borrower shall constitute a certification by such Borrower to the relevant Lenders confirming the satisfaction of the applicable conditions set forth in clauses (a) through (i) of this Section 3.2 upon the making of such Loan. Each Borrower shall only deliver a Notice of Borrowing in respect of a Disbursement of any Loans on or after the date on which all conditions precedent for such Disbursement shall have been satisfied.

3.3 Additional Conditions to MTI Tranche Loans. Without limiting the requirements under Sections 3.1 and 3.2, the obligation of MTI to make its initial MTI Tranche Loan or any subsequent MTI Tranche Loan on any relevant Disbursement Date shall be subject to the additional conditions precedent that, both immediately prior to the making of such initial MTI Tranche Loan and each such subsequent MTI Tranche Loan and also after giving effect thereto, unless such condition is waived by MTI:

(a) Conditions under GIEK Guarantee Policies. The GIEK Guarantee Policies shall each be in full force and effect and shall continue to be in full force and effect after giving effect to such MTI Tranche Loans and, with respect to the initial MTI Tranche Loans, any compliance letter required under the GIEK Guarantee Policies (as provided to the Borrower) as a condition to such Disbursement shall have been delivered.

(b) Conditions to final Disbursement of MTI Tranche Loans. Solely in connection with the final Disbursement of MTI Tranche Loans to each Borrower, GIEK shall have received confirmation by the relevant suppliers of the applicable Amaralina Star Eligible Norwegian Contract Expenditures Amount and the Laguna Star Eligible Norwegian Contract Expenditures Amount; provided that, if such suppliers fail to provide such confirmation, either Borrower or the Building Contractor may provide such confirmation to GIEK.

(c) Satisfaction of Conditions Precedent. All conditions for the disbursement of the MTI Tranche Loans set forth in Sections 3.1, 3.2 and 3.3 shall have been satisfied; it being understood that each Borrower shall only deliver a Notice of Borrowing in respect of a Disbursement of MTI Tranche Loans on or after the date on which all conditions precedent for such Disbursement shall have been satisfied.

(d) Satisfaction of Conditions Precedent to the Disbursement of Bank Tranche Loans. Without limiting the requirements under Sections 3.1, 3.2 and this Section 3.3, the obligation of MTI to make its initial MTI Tranche Loan or any subsequent MTI Tranche Loan on any relevant Disbursement Date shall be subject to the additional condition precedent that, both immediately prior to the making of such initial MTI Tranche Loan and each such subsequent MTI Tranche Loan and also after giving effect thereto, unless such condition is waived by MTI, MTI shall have received evidence satisfactory to it that (i) the conditions precedent to the obligation of the Bank Tranche Lenders to make the Bank Tranche Loan corresponding to the MTI Tranche Loan on the relevant Disbursement Date (including, without limitation, the conditions precedent set forth in Section 3.1 and 3.2, as applicable) have been fulfilled to the satisfaction of the Bank Tranche Lenders and (ii) the relevant Bank Tranche Loans will be disbursed by the Bank Tranche Lenders on the relevant Disbursement Date.

3.4 Additional Condition to All Bank Tranche Loans. Without limiting the requirements under Sections 3.1 and 3.2, the obligation of each Bank Tranche Lender to make its initial Bank Tranche Loan or any subsequent Bank Tranche Loan on any relevant Disbursement Date shall be subject to the additional condition precedent that, both immediately prior to the making of such initial Bank Tranche Loan and each such subsequent Bank Tranche Loan and also after giving effect thereto, unless such condition is waived by the Bank Tranche Lenders, each such Bank Tranche Lender shall have received evidence satisfactory to it that (a) the conditions precedent to the obligation of MTI to make the MTI Tranche Loan corresponding to such Bank Tranche Lender’s Bank Tranche Loan on the relevant Disbursement Date (including, without limitation, the conditions precedent set forth in Section 3.1, 3.2 and 3.3, as applicable) have been fulfilled to the satisfaction of MTI and (b) the relevant MTI Tranche Loan will be disbursed by MTI on the relevant Disbursement Date.

3.5 Project Completion Date. The occurrence of the Project Completion Date with respect to either Drilling Unit shall be subject to the conditions precedent that the Administrative Agent shall have received, or shall have waived (acting on the instructions of all of the Lenders) receipt of, the following, each of which shall be in form and substance satisfactory to the Administrative Agent (acting on the instructions of all of the Lenders), and that the other conditions set forth below shall have been satisfied or waived by the Administrative Agent (acting on the instructions of all of the Lenders):

(a) Governmental Approvals. All Necessary Governmental Approvals, which under applicable Law were required to be obtained prior to the Project Completion Date with respect to the relevant Drilling Unit, shall have been duly obtained and shall be in full force and effect and free from conditions or requirements the compliance with which could reasonably be expected to have a Material Adverse Effect or which the Borrower that is the owner of the relevant Drilling Unit does not reasonably expect to be able to satisfy, including the customs clearance of the relevant Drilling Unit and confirmation of the granting of the REPETRO Regime with respect to the relevant Drilling Unit and any other equipment eligible for such tax regime. The Administrative Agent shall have received a copy of each such Necessary Governmental Approval not previously delivered to the Administrative Agent on or prior to the Closing Date.

(b) Work Completion. The Work with respect to the relevant Drilling Unit (except for Punch List items which are not material for compliance with the Charter Agreement and the Services Agreement with respect to such Drilling Unit) shall have been completed in accordance in all material respects with the applicable Building Contract and in compliance in all material respects with all applicable Laws and Governmental Approvals, and all ancillary construction, upgrades and improvements necessary for the operation of the relevant Project as contemplated by the Transaction Documents shall have been completed.

(c) Completion Certificates. The Administrative Agent shall have received (i) original executed counterparts of the Borrower Completion Certificates with respect to the relevant Drilling Unit (the statements contained in which shall be true and correct in all material respects), and (ii) an original executed counterpart of the Independent Engineer Completion Certificate with respect to the relevant Drilling Unit.

(d) Drilling Units. The Delivery Date for the relevant Drilling Unit shall have occurred, such Drilling Unit shall have been accepted by Petrobras in accordance with the applicable Charter Agreement and Services Agreement, and the Commercial Operation Date for such Drilling Unit shall have occurred.

(e) Opinions. The Administrative Agent shall have received original counterparts of such supplemental opinions of counsel to the Borrower that is the owner of the relevant Drilling Unit and the Project Participants as the Administrative Agent may request, where there is a reasonable basis for such request, with respect to the matters relating to the conditions set forth in this Section 3.5.

(f) No Liens. There shall not have been filed against or served upon the Borrower that is the owner of the relevant Drilling Unit with respect to the applicable Project or any part thereof notice of any Lien or claim of Lien (except for Permitted Liens), which has not been released by payment or bonding or otherwise or which will not be released with the payment of the related obligation out of Delivery Date Loans with respect to the relevant Drilling Unit.

SECTION 4. REPRESENTATIONS, WARRANTIES AND AGREEMENTS

In order to induce each of the Lenders to enter into this Agreement and to make the Loans, each Borrower makes the following representations, warranties and agreements as of the date hereof, all of which shall be deemed to have been repeated by each Borrower at each Disbursement:

4.1 Organization; Ownership.

(a) Each of the Borrowers is a business company duly organized, validly existing and in good standing under the laws of the British Virgin Islands. Each of the Borrowers is duly authorized and qualified to do business and is in good standing in each jurisdiction in which it owns or leases Property or in which the conduct of its business requires it to so qualify, except where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect. Each of the Borrowers has the requisite company power and authority to own or lease and operate its Properties, to carry on its business (including with respect to the Projects), to borrow money, to create the Security Interests as contemplated by the Security Documents to which it is a party and to execute, deliver and perform each Transaction Document (including, without limitation, the Notes) to which it is or will be a party.

(b) Except for the Shareholders’ Agreements, the Delba Carried Loan Agreements (including the Amaralina Star Assignment and the Laguna Star Assignment set forth therein) and the Second Priority Share Pledge Agreements, as of the Effective Date, there are no shareholders’ agreements, agreements relating to voting rights, option agreements and other agreements with respect to the Equity Interests of the Borrowers or their respective Subsidiaries. The Borrowers have provided to the Administrative Agent a copy of the Shareholders’ Agreements (including, without limitation, any amendments to such agreements). As of the Closing Date, the Shareholders’ Agreements and any amendments thereto delivered to the Administrative Agent pursuant to the previous sentence consist the only agreements with respect to the Equity Interests of the Borrowers or their respective Subsidiaries, and there are no other amendments or waivers or supplements, written or oral to the Shareholders’ Agreements.

(c) As of the Effective Date, the Sponsor owns directly 55% of each class of Equity Interests of each Borrower; and Alperton owns directly 45% of each class of the Equity Interests of each Borrower. As of the Effective Date, Amaralina Star Ltd. owns 99.9999% of each class of the Equity Interests of Palase; and Laguna Star Ltd. owns 99.9999% of each class of Equity Interests of Podocarpus. As of the Effective Date, Amaralina Star Ltd. owns 99.9999% of each class of Equity Interests of Tarsus; and Laguna Star Ltd. owns 99.9999% of each class of Equity Interests of Manisa.

4.2 Authority and Consents.

(a) The execution, delivery and performance by each of the Borrowers of each Transaction Document to which it is or will be a party, and the transactions contemplated by the Transaction Documents: (i) have been duly authorized by all necessary corporate action (including any necessary shareholder action); (ii) will not breach, contravene, violate, conflict with or constitute a default under (A) any of its Organizational Documents, (B) any applicable Law, or (C) any contract, loan, agreement, indenture, mortgage, lease or other instrument to which it is a party or by which it or any of its Properties may be bound or affected, including all applicable Governmental Approvals and the Transaction Documents; and (iii) except for the Liens created by the Security Documents, will not result in or require the creation or imposition of any Lien upon or with respect to any of its Properties.

(b) Each Transaction Document to which each of the Borrowers is a party (i) has been duly executed and delivered by such Borrower and (ii) when executed and delivered by each of the other parties thereto, will be the legal, valid and binding obligation of such Borrower, enforceable against such Borrower in accordance with its terms, except as the enforceability thereof may be limited by (A) applicable bankruptcy, insolvency, moratorium or other similar Laws affecting the enforcement of creditors’ rights generally or by applicable statues of limitations or other statutes or rules affecting the manner of enforcement of creditors’ rights generally and (B) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(c) Other than filings, registrations and authorizations in connection with the Mortgage with respect to its Drilling Unit set forth in Part B of Schedule 4.6, no authorization, consent or approval of, or notice to or filing with, any Governmental Authority or any other Person has been, is or will be required to be obtained or made (i) for the due execution, delivery, recordation, filing or performance by each of the Borrowers of any of the Transaction Documents to which it is a party or any transaction contemplated by the Transaction Documents, (ii) for the grant by each of the Borrowers, or the perfection and maintenance, of the Liens contemplated by the Security Documents to which it is a party (including the first priority nature thereof) or (iii) for the exercise by the Collateral Agent or any other Secured Party of any of its rights under any Transaction Document or any remedies in respect of the Collateral pursuant to the Security Documents, except for the authorizations, consents, approvals, notices and filings set forth in Schedule 4.2 and Part A of Schedule 4.6, all of which have been or will be duly obtained, taken, given or made prior to the Closing Date and are (and will be) in full force and effect.

4.3 Capitalization; Indebtedness; Investments.

(a) Schedule 4.3 contains, as of the Effective Date, a true and complete list of all of the authorized and outstanding Equity Interests of each of the Borrowers by class, all commitments by the Shareholders to make capital contributions to each of the Borrowers and all capital contributions previously made by the Shareholders to each of the Borrowers. All of the Equity Interests of the Borrowers have been duly authorized and validly issued and are fully paid and nonassessable. None of such Equity Interests have been issued in violation of any applicable Law. Except as set forth in Schedule 4.3 and the Financing Documents (including in Section 4.1(b) hereof), neither Borrower is a party or subject to, has outstanding and is bound by, any subscriptions, options, warrants, calls, agreements, preemptive rights, acquisition rights, redemption rights or any other rights or claims of any character that restrict the transfer of, require the issuance of, or otherwise relate to any shares of its Equity Interests. The Equity Interests of each of the Borrowers are owned beneficially and of record by the Persons set forth in Schedule 4.3. Except for the Liens created by the Existing Share Charges (which shall be terminated and released pursuant to the terms of the First Priority Share Pledge Agreements) and the Delba Carried Loan Agreements (including the Amaralina Star Assignment and the Laguna Star Assignment thereunder), there is no Lien on any of the Equity Interests of the Borrowers, and neither Borrower has been notified of the assignment of all or any part of the Sponsor’s or Alperton’s Investments in it other than the assignment in favor of the Sponsor pursuant to the Existing Share Charges.

(b) As of the Effective Date, (i) other than the Indebtedness under the Transaction Documents, the Intercompany Loan Agreements (which are subject to Section 5.36), neither Borrower has Indebtedness of any nature, whether due or to become due, absolute, contingent or otherwise, and (ii) neither Borrower holds Investments other than Investments permitted by Section 5.15.

4.4 Financial Condition.

(a) Each of the Borrowers has delivered to the Administrative Agent (i) its audited, consolidated statements of income, retained earnings and cash flow for the fiscal year ended on December 31, 2010 and the related audited, consolidated balance sheet of the relevant Borrower as at the end of such period, prepared in accordance with IFRS and certified by its principal financial officer, together with the opinion of its accountants with respect thereto and (ii) its unaudited, consolidated statements of income, retained earnings and cash flow for the nine months ended on September 30, 2011 and the related unaudited, consolidated balance sheet of the relevant Borrower as at the end of such period, prepared in accordance with IFRS and certified by its principal financial officer. Such financial statements fairly present the financial condition of each of the Borrowers as at the relevant dates and the results of its operations for the relevant periods ended on each such date. Such financial statements have been prepared in accordance with IFRS consistently applied and the related reconciliations thereof have been prepared in accordance with IFRS consistently applied.

(b) As of the Effective Date, neither Borrower has outstanding obligations or liabilities, fixed or contingent, except as disclosed in the financial statements described in (a) above or incurred pursuant to the Transaction Documents since the date of such financial statements. As of the Effective Date, since the date of the audited financial statements described in (a)(i) above, no event, condition or circumstance exists or has occurred which has resulted in or could reasonably be expected to result in a material adverse change in the financial condition, operations, business, profits or prospects of the Borrowers from that set forth in such financial statements.

4.5 Litigation; Labor Disputes. Other than any such actions which have only been threatened and have not and could not reasonably be expected to have a Material Adverse Effect, there is no action, suit, other legal proceeding, arbitral proceeding, inquiry or investigation pending or, to the best of either Borrower’s knowledge, threatened by or before any Governmental Authority or in any arbitral or other forum, nor any order, decree or judgment in effect, pending, or, to the best of either Borrower’s knowledge, threatened (a) against or affecting either Borrower or any material part of its Properties or rights, or (b) to the best of either Borrower’s knowledge, against or affecting any Project Participant or any of its Properties or rights, that, in the case of this clause (b), (i) relates to the Projects, any of the Transaction Documents to which such Project Participant is a party or any of the transactions contemplated thereby, and (ii) has, or could reasonably be expected to have, a Material Adverse Effect. There are no ongoing, or currently threatened, strikes, slowdowns or work stoppages by the employees of the Borrowers or the Operators or, to the best knowledge of either Borrower and which have, or could reasonably be expected to have, a Material Adverse Effect, the Building Contractor or Petrobras.

4.6 Governmental Approvals.

(a) As of the Closing Date, all Necessary Governmental Approvals, except for those set forth in Part B of Schedule 4.6, have been duly obtained or made, were validly issued, are in full force and effect, are final and not subject to modification or appeal, are held in the name of Amaralina Star Ltd. (in the case of Necessary Governmental Approvals with respect to the Amaralina Star Project) or Laguna Star Ltd. (in the case of Necessary Governmental Approvals with respect to the Laguna Star Project), as the case may be (or, as applicable, the relevant Project Participant), and are free from conditions or requirements the compliance with which could reasonably be expected to have a Material Adverse Effect or which either Borrower or, to such Borrower’s knowledge, the relevant Project Participant does not reasonably expect to be able to satisfy. No event has occurred that could reasonably be expected to (A) result in the revocation, termination or adverse modification of any such Necessary Governmental Approval or (B) materially and adversely affect any rights of either Borrower (or, as applicable, any Project Participant) under any such Necessary Governmental Approval.

(b) As of the Closing Date, the Governmental Approvals set forth in Part B of Schedule 4.6 are not required for the current stage of the Project and are not customarily obtained until a later stage of the Project has commenced. As of the Closing Date, neither Borrower has reason to believe that any Necessary Governmental Approvals which are not required to have been obtained by such Borrower as of the Closing Date, but which will be required in the future (including those set forth in Part B of Schedule 4.6), will not be granted in due course prior to the time when needed free from conditions or requirements which the relevant Borrower or, to the relevant Borrower’s knowledge, the relevant Project Participant does not reasonably expect to be able to satisfy or compliance with which could reasonably be expected to have a Material Adverse Effect.

(c) The Drilling Units, if imported, constructed, owned and operated in accordance with the Plans and Specifications and the Transaction Documents, will conform to and comply in all material respects with all covenants, conditions, restrictions and requirements in all Necessary Governmental Approvals, in the Transaction Documents applicable thereto and under all other Laws applicable thereto.

4.7 Use of Proceeds.

(a) The proceeds of the Loans and of the loans under the Intercompany Loan Agreements have been and will be used to pay or reimburse payment by the Sponsor of Project Costs (it being understood and agreed that each Borrower may use the proceeds from any Disbursement to repay a portion of its Indebtedness under the Intercompany Loan Agreements to which it is a party pursuant to the terms of Section 5.36).

(b) Neither Borrower is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock and no part of the proceeds of any Loan will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock.

(c) Neither the making of any Loan nor the use of the proceeds thereof will violate or be inconsistent with the provisions of Regulation U or Regulation X.

4.8 ERISA. As of the Effective Date none of the Borrowers nor any of its ERISA Affiliates has or has ever maintained or contributed to (or has or has ever had an obligation to contribute to) any Plan or Multiemployer Plan.

4.9 Taxes.

(a) Each Borrower has timely filed with the appropriate taxing authority all income tax returns, and all other tax and informational returns which are required to be filed by it or with respect to its income, Properties or operations. Each Borrower has paid all taxes due pursuant to such returns or otherwise payable by it, except such taxes, if any, as are being contested in good faith and by proper proceedings and as to which adequate reserves have been provided. There is no action, suit, proceeding, investigation, audit, or claim now pending or, to the best knowledge of either of the Borrowers, threatened by any authority regarding any taxes relating to either of the Borrowers. The Base Case Projections reflect each Borrower’s reasonable good faith estimates of all material Taxes that, under present Law, will be due and payable by it assuming that it has the income and expenses reflected in the Base Case Projections.

(b) Except as contemplated in the Base Case Projections, no material liability for any tax will be incurred by either Borrower as a result of the execution, delivery or performance of this Agreement or any other Transaction Document or the consummation of the transactions contemplated hereby or thereby.

4.10 Investment Company Act. Neither Borrower is an “investment company,” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended. Neither the making of any Disbursement, nor the application of the proceeds or repayment thereof by either Borrower, nor the consummation of the other transactions contemplated hereby will violate any provisions of such Act or any rule, regulation or order of the U.S. Securities and Exchange Commission thereunder.

4.11 Title; Security Documents.

(a) Each Borrower will, upon payment of all amounts payable by it under the Building Contract to which it is a party and delivery and acceptance of the Amaralina Star Drilling Unit (in the case of Amaralina Star Ltd.) or the Laguna Star Drilling Unit (in the case of Laguna Star Ltd.), as the case may be, pursuant to Article VII of the Building Contract to which such Borrower is a party, own and have good and marketable title to the Drilling Unit, free and clear of all Liens other than Permitted Liens.

(b) Each Borrower has good and marketable title to all of the Property purported to be owned by it, free and clear of all Liens, other than Permitted Liens, and holds such title and all of such Property in its own name and not in the name of any nominee or other Person. Each Borrower is lawfully possessed of a valid and subsisting leasehold estate in and to all Property which it purports to lease, free and clear of all Liens, other than Permitted Liens, and holds such leaseholds in its own name and not in the name of any nominee or other Person. Each Borrower has not created and is not contractually bound to create any Lien on or with respect to any of its assets, Properties, rights or revenues, except for Permitted Liens, and, except under the Transaction Documents, neither Borrower is restricted by contract, law or otherwise from creating Liens on any of its Properties.

(c) The provisions of the Security Documents to which each Borrower is a party delivered or to be delivered prior to the Closing Date are, and each other Security Document to which each Borrower is a party when delivered will be, effective to create, in favor of the Collateral Agent for the benefit of the Secured Parties, legal, valid and enforceable Liens on or in all of the Collateral intended to be covered thereby, and all necessary recordings and filings have been (or, in the case of such other Security Documents, will be) made in all necessary public offices and all other necessary and appropriate action has been (or, in the case of such other Security Documents, will be) taken so that the Liens created by each such Security Document constitute perfected Liens on or in the Collateral intended to be covered thereby, prior and superior to all other Liens (other than Permitted Liens), and all necessary consents to the creation, effectiveness, priority and perfection of each such Lien have been (or, in the case of such other Security Documents, will be) obtained. No mortgage or financing statement or other instrument or recordation covering all or any part of the Collateral is on file in any recording office, except such as may have been filed in favor of the Secured Parties or in respect of Permitted Liens.

4.12 Environmental Matters. Each Borrower has, to the best of its knowledge, complied and is now complying in all respects with the Equator Principles with respect to the Drilling Unit owned by such Borrower.

4.13 Subsidiaries. As of the Effective Date, except for, (a) in the case of Amaralina Star Ltd., Palase and Tarsus, and (b) in the case of Laguna Star Ltd., Podocarpus and Manisa, neither Borrower has Subsidiaries and beneficially owns any Capital Stock or other ownership interest of any other Person.

4.14 Intellectual Property. Except where failure so to do could not reasonably be expected to have a Material Adverse Effect, each Borrower owns or has the right to use all patents, trademarks, permits, service marks, trade names, copyrights, franchises, formulas, licenses and other rights with respect thereto, and has obtained assignment of all licenses and other rights of whatsoever nature currently necessary for the Project and the operation of its business as currently contemplated without any conflict with the rights of others. Except where the same could not reasonably be expected to have a Material Adverse Effect, no product, process, method, substance, part or other material sold or employed or presently contemplated to be sold by or employed by either Borrower in connection with its business infringes or will infringe any patent, trademark, permit, service mark, trade name, copyright, franchise, formula, license or other intellectual property right.

4.15 Project Documents.

(a) Except for contracts, agreements, side letters, leases, powers of attorney or other instruments or documents relating to services, materials or rights that can reasonably be expected to be available on commercially reasonable terms at the time required, the Project Documents constitute all contracts, agreements, side letters, leases, powers of attorney or other instruments or documents (other than, for the avoidance of doubt, documents related to Governmental Approvals) that are necessary for (i) the Projects, or (ii) the conduct of the business of each Borrower as contemplated by the Transaction Documents. As of the Effective Date, each Project Document delivered or to be delivered pursuant to Section 3.1(a)(i) to which either Borrower is a party has been duly authorized, executed and delivered by the relevant Borrower, is in full force and effect and is binding upon and enforceable against it in accordance with its terms. Each Borrower, and to the best of its knowledge, each Project Participant, is in compliance in all material respects with the terms and conditions of the Project Documents to which it is a party, and to the best knowledge of each Borrower, no event has occurred that could reasonably be expected to (A) result in an event of default under, or a material breach of, any Project Document, (B) result in the revocation, termination or adverse modification of any Project Document or (C) adversely affect any material right of such Borrower under any Project Document to which it is a party, other than in each case as has been previously notified in writing by it to the Administrative Agent.

(b) All representations and warranties of the Borrowers and, to each Borrower’s knowledge, the other parties thereto, contained in the Project Documents are true and correct in all material respects (except to the extent that any such representation or warranty is expressed to be made only as of an earlier date, in which case such representation or warranty was true and correct in all material respects on and as of such earlier date).

(c) All conditions precedent to the obligations of the respective parties under the Project Documents have been satisfied or waived in writing (with a copy of such waiver provided to the Administrative Agent), except for such conditions precedent which by their terms cannot be (and are not required to be) met until a later stage in the construction or operation of the relevant Drilling Unit, and neither Borrower has reason to believe that any such conditions precedent cannot be satisfied or waived prior to the time when such conditions are required to be met pursuant to the applicable Project Documents.

(d) As of the Effective Date, neither Borrower is a party to any material agreement or contract, other than the Transaction Documents, the acknowledgements of the Amaralina Star Assignment and the Laguna Star Assignment under the Delba Carried Loan Agreements, the Existing Share Charges and, subject to Section 5.36, the Intercompany Loan Agreements. As of the Closing Date, each of the Project Documents delivered or to be delivered pursuant to Section 3.1(a)(i) consists only of the original document (including exhibits and schedules) and the amendments thereto expressly described in the relevant definitions appearing in Appendix A hereto, and there are no other amendments or waivers or supplements, written or oral. The Administrative Agent has received a true and complete copy of each such Project Document, including all exhibits, schedules and disclosure letters referred to therein or delivered pursuant thereto, if any. None of such Project Documents has been amended or modified except for the Permitted Amendments.

4.16 No Default. No Default or Event of Default has occurred and is continuing.

4.17 Compliance with Laws. As of the Effective Date and except where any such violation could not reasonably be expected to have a Material Adverse Effect, neither Borrower is in violation of any Law (including any Environmental Law), Governmental Approval, order, writ, injunction or decree or its Organizational Documents.

4.18 Disclosure.

(a) All documents, reports or other written information pertaining to the Borrowers or the Projects that have been furnished to any Agent or any Lender by or on behalf of the Borrowers prior to the date of this Agreement (including (i) any application to any Lender for the extensions of credit provided for in the Financing Documents, (ii) the Financing Documents, including the exhibits and schedules attached thereto, (iii) all other written information relating to the Borrowers, any other Project Participant or the Projects provided by the Borrowers to any Agent or any Lender and (iv) any such documents, reports or other written information provided by the Sponsor, the Operator or any Affiliate thereof, but excluding the Base Case Projections, the Capex Budgets and other forecasts and projections), taken as a whole, are, as of the date of this Agreement, true and correct in all material respects and do not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained herein or therein not materially misleading as of the date of this Agreement. As of the date of this Agreement, there is no fact, event or circumstance known either Borrower that has not been disclosed to the Administrative Agent in writing, the existence of which could reasonably be expected to have a Material Adverse Effect.

(b) As of the Closing Date, the Amaralina Star Capex Budget and the Laguna Star Capex Budget accurately specify in all material respects all costs and expenses incurred and Amaralina Star Ltd.’s (with respect to the Amaralina Star Capex Budget) and Laguna Star Ltd.’s (with respect to the Laguna Star Capex Budget) reasonable good faith estimates of all costs and expenses anticipated by Amaralina Star Ltd. and Laguna Star Ltd., as the case may be, to be incurred to construct and finance the Amaralina Star Drilling Unit and the Laguna Star Drilling Unit, respectively, and to implement the Projects in the manner contemplated by the Transaction Documents. The Capex Budgets and the Base Case Projections, as of the Closing Date, (i) are based on reasonable assumptions as to the estimates set forth therein, (ii) are not inconsistent with the provisions of the Transaction Documents in any material respect, (iii) have been prepared in good faith and with due care and (iv) fairly represent the Borrowers’ reasonable expectations as to the matters covered thereby as of their date. All projections and budgets furnished or to be furnished to the Lenders by or on behalf of the Borrowers after the Closing Date (A) are and will be based on reasonable assumptions as to the estimates set forth therein, (B) are and will be consistent with the provisions of the Transaction Documents in all material respects, (C) are and will be prepared in good faith and with due care and (D) are and will fairly represent the Borrowers’ reasonable expectations as to the matters covered thereby as of their respective dates.

4.19 Immunity. Each Borrower is subject to civil and commercial law with respect to its Obligations under the Financing Documents, and the execution, delivery and performance of the Financing Documents by it constitute private and commercial acts rather than public or governmental acts. None of the Borrowers or any of its Properties has any immunity from suit, court jurisdiction, attachment prior to judgment, attachment in aid of execution of a judgment, set-off, execution of a judgment or from any other legal process with respect to its Obligations of under the Financing Documents.

4.20 Transactions with Affiliates. As of the Closing Date (other than as expressly contemplated in the Transaction Documents), neither Borrower is engaged or subject to any agreement to engage in any transactions (including any transactions relating to the buying or selling of any Properties or any products of the Project relating to such Borrower’s Drilling Unit involving the receipt of money as payment for goods or services) with any of its Affiliates.

4.21 Commercial Operation Dates; Change Orders.

(a) As of the Closing Date, Amaralina Star Ltd. estimates, in good faith, and based on reasonable grounds and projections, that the aggregate proceeds of the Amaralina Star Term Loans, together with the aggregate Equity Contributions made by the Shareholders for application to Amaralina Star Project Costs, will be sufficient to achieve the Amaralina Star Commercial Operation Date.

(b) As of the Closing Date, Laguna Star Ltd. estimates, in good faith, and based on reasonable grounds and projections, that the aggregate proceeds of the Laguna Star Term Loans, together with the aggregate Equity Contributions made by the Shareholders for application to Laguna Star Project Costs, will be sufficient to achieve the Laguna Star Commercial Operation Date.

(c) As of the Closing Date, no material Change Order has been proposed and no material Change Order is being contemplated for proposal in the future by either Borrower, or, to the best knowledge of the Borrowers, by the Building Contractor.

4.22 Single-Purpose Entities.

(a) As of the Effective Date, Amaralina Star Ltd. has not engaged in any business other than the development of the Amaralina Star Project and activities ancillary thereto and activities expressly contemplated in the Transaction Documents to which it is a party.

(b) As of the Effective Date, Laguna Star Ltd. has not engaged in any business other than the development of the Laguna Star Project and activities ancillary thereto and activities expressly contemplated in the Transaction Documents to which it is a party.

4.23 Availability and Transfer of Foreign Currency. Other than the registration of the Charter Agreements with the Central Bank of Brazil in order to allow for payments by Petrobras thereunder to be made to the Bareboat Charterers, no foreign exchange control approvals or other authorizations by the government of Brazil or any Governmental Authority therein or thereof are required to assure the availability of Dollars to enable the Borrowers to perform their obligations under the Transaction Documents in accordance with their terms. There are no legal restrictions or requirements which limit the availability or transfer of foreign exchange for the purpose of the performance by each Borrower and each Agent of their respective obligations under this Agreement and the other Financing Documents. There are no legal restrictions or requirements which limit the availability or transfer of foreign exchange for the purpose of remitting the proceeds of enforcement of the Obligations or the Collateral to any Secured Party.

4.24 Sanctions. None of the Borrowers nor any of their Subsidiaries or any director, officer, employee, agent, affiliate or representative thereof is a Person that is, or is owned or controlled by Persons that are (i) the subject of any sanctions administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, the Netherlands, or other relevant sanctions authority or pursuant to the Iran Sanctions Act, as amended (collectively, “Sanctions”), or (ii) located, organized or resident in, or operating from, a country or territory that is the subject of Sanctions (including, without limitation, the Union of Myanmar (Burma), the Republic of Cuba, the Islamic Republic of Iran, the Democratic People’s Republic of Korea (North Korea), the Republic of Sudan and the Syrian Arab Republic).

SECTION 5. COVENANTS.

Each Borrower covenants and agrees with each of the Lenders that, so long as any Commitment or any Loan or any other Obligation is outstanding and until payment in full of all amounts payable by such Borrower to the Secured Parties under the Financing Documents:

5.1 Financial Statements and Other Information. The Borrowers shall deliver or cause, if applicable, the Operators and the Bareboat Charterers or, solely with respect to information pertaining to the Sponsor or Alperton, the Sponsor or Alperton, respectively, to deliver to the Administrative Agent:

(a) Semi-annual Financial Statements. As soon as available and in any event within ninety (90) days after the end of the relevant Person’s first fiscal semester in each fiscal year (and solely with respect to the financial information of Alperton, upon request of the Administrative Agent (acting at the request of any Lender)), a copy of the complete unaudited, consolidated statements of income, retained earnings and cash flow of each of the Borrowers, the Operators, the Bareboat Charterers, the Sponsor and Alperton, and the related unaudited, consolidated balance sheet of each of the Borrowers, the Operators, the Bareboat Charterers, the Sponsor and Alperton as at the end of such period, accompanied by a certificate of an Authorized Officer of each of such Persons, which certificate shall state that said financial statements fairly present the financial condition and results of operations of the applicable Person accordance with IFRS, consistently applied, as at the end of, and for, such periods (subject to normal year-end audit adjustments); provided the sole obligations of each Borrower under this Section 5.1(a) solely with respect to the financial information of Alperton will be to request such information from Alperton, use commercially reasonable efforts to obtain such information and provide such information to the Administrative Agent to the extent made available to it.

(b) Annual Financial Statements. As soon as available and in any event within one hundred and eighty (180) days after the end of each fiscal year of each of the Borrowers, the Operators, the Bareboat Charterers, the Sponsor and Alperton (and solely with respect to the financial information of Alperton, upon request of the Administrative Agent

(acting at the request of any Lender)), a copy of the complete audited, consolidated statements of income, retained earnings and cash flow of each of the Borrowers, the Operators, the Bareboat Charterers, the Sponsor and Alperton, and the related audited, consolidated balance sheet of each of the Borrowers, the Operators, the Bareboat Charterers, the Sponsor and Alperton as at the end of such year and any related audit letter, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, and accompanied by an unqualified opinion thereon of a firm of independent certified public accountants of recognized international standing, which opinion shall state that said financial statements fairly present the financial condition and results of operations of each of such Persons as at the end of, and for, such fiscal year in accordance with IFRS, that the related reconciliations thereof have been prepared in accordance with IFRS, and that, in making the examination necessary for their opinion, they obtained no knowledge, except as specifically stated, of any Default or Event of Default; provided the sole obligations of each Borrower under this Section 5.1(b) solely with respect to the financial information of Alperton will be to request such information from Alperton, endeavor commercially reasonable efforts to obtain such information and provide such information to the Administrative Agent to the extent made available to it.

(c) Commercial Operation Date. Immediately upon the occurrence thereof, a written notice that the Commercial Operation Date for each of the Drilling Unit has occurred.

(d) Debt Service Coverage Ratios. As soon as available and in any event within ten (10) Business Days after each Calculation Date, a written statement (a “Debt Service Coverage Statement”) containing (i) with respect to each Borrower, a calculation of the Debt Service Coverage Ratio for the Calculation Period for such Calculation Date, certified by an Authorized Officer of such Borrower together with supporting data in reasonable detail and (ii) a calculation of the Combined Debt Service Coverage Ratio for the Calculation Period for such Calculation Date, certified by an Authorized Officer of each Borrower together with supporting data in reasonable detail, which statement shall be attached to the Monthly Transfer Date Certificate (as defined in the Accounts Agreement) delivered for the calendar month immediately succeeding the calendar month in which such Calculation Date occurs.

(e) Defaults. Promptly after any officer or director of either Borrower knows or has a reasonable basis to believe that any Default or Event of Default or any material default by any Project Participant under any Project Document has occurred, a written notice of such event describing the same in detail satisfactory to the Administrative Agent and, together with such notice, a description what action if any such Borrower or, if known by it, the other Borrower or such Project Participant has taken and/or proposes to take with respect thereto.

(f) Progress Reports. Promptly upon receipt thereof, each progress report received by either Borrower from the Building Contractor in connection with the Building Contract with respect to the Drilling Unit owned by such Borrower.

(g) Measurement Reports. As soon as reasonably practicable after receipt, but in any event no more frequently than on a quarterly basis, copies of the Measurement Reports (Relatórios de Medição) (as described in Clause 7 of the Charter Agreements) prepared by Petrobras under the Charter Agreements; provided that (i) if an Event of Default has occurred and is continuing, the Borrowers shall deliver to the Administrative Agent copies of such

Measurement Reports on a monthly basis and (ii) if the Debt Service Coverage Ratio for either Borrower, calculated on any Semi-annual Calculation Date for the twelve (12)-month period ending on the Interest Payment Date immediately preceding such Semi-annual Calculation Date is less than 1.10:1.0, such Borrower shall, until the Debt Service Coverage Ratio for such Borrower, calculated on any Semi-annual Calculation Date occurring thereafter for the twelve (12)-month period ending on the Interest Payment Date immediately preceding such Semi-annual Calculation Date is equal to or exceeds 1.10:1.0, deliver to the Administrative Agent (x) copies of such Measurement Reports on a monthly basis and (y) together with the applicable Measurement Report, a certificate of an Authorized Officer of such Borrower describing in detail satisfactory to the Administrative Agent the reasons for such Debt Service Coverage Ratio and what action (if any) such Borrower or, if known by it, any other Project Participant, has taken and/or proposes to take with respect thereto.

(h) Notices. Promptly after delivery or receipt thereof, a copy of each notice, demand or other communication given or received by either Borrower which is material to either Project, (i) pursuant to or relating to any of the Transaction Documents (including all requests for amendments or waivers) or pursuant to or relating to any Necessary Governmental Approval relating to either Project, or (ii) to or from any Governmental Authority relating in any way to either Project.

(i) Environmental, Occupational Health and Industrial Safety Plan. Simultaneously with the delivery thereof to Petrobras, a copy of the Portuguese language Environmental, Occupational Health and Industrial Safety Plan (Plano de Segurança Industrial, Proteção ao Meio Ambiente e Saúde Ocupacional) as described in, and required to be delivered to Petrobras under, Annex VI of the Charter Agreements and Annex VII of the Services Agreements, with an English translation thereof to be provided as soon as practicable, but in any event no later than three (3) months, thereafter.

(j) Reports of Drilling Unit Movement; Environmental License. (a) Within five (5) Business Days of request by the Administrative Agent (which request shall be made not more than once per calendar quarter unless a Default or an Event of Default has occurred and is continuing, in which case the Administrative Agent may make such requests as often as necessary), a report concerning the then-current location of each Drilling Unit and (b) a report promptly after the occurrence of either of the following events: (A) either Drilling Unit leaving the region or basin in which it is operating at that time or (B) either Drilling Unit crossing the line that is 200 nautical miles offshore Brazil. Within five (5) Business Days of request by the Administrative Agent received pursuant to clause (a) of the preceding sentence, each Borrower shall (i) request Petrobras for a copy of the environmental license(s) authorizing operations by its Drilling Unit at the then-current location and (ii) immediately upon receipt thereof from Petrobras, provide a copy of such environmental license to the Administrative Agent. For the avoidance of doubt, neither Borrower shall cause or permit either Drilling Unit to (x) leave any areas in breach of any insurance policy providing for insurance coverage for such Drilling Unit, (y) move to any area that would result in the loss of any insurance coverage for such Drilling Unit pursuant to the terms of the relevant insurance policies, or (z) without the consent of all of the Lenders, cross the line that is 200 nautical miles offshore Brazil.

(k) Independent Appraisal. As soon as available and in any event (i) prior to the first to occur of the Amaralina Star Shipyard Delivery Date and the Laguna Star Shipyard Delivery Date, (ii) annually at each insurance renewal after the first to occur of the Amaralina Star Shipyard Delivery Date and the Laguna Star Shipyard Delivery Date and (iii) if there has occurred an Event of Default which is continuing, at any other time an appraisal is requested by the Administrative Agent (acting at the reasonable request of the Majority Lenders) or the relevant insurers, each Borrower shall provide to the Administrative Agent an Appraisal from an Independent Appraiser in scope and form satisfactory to the Administrative Agent, acting reasonably.

(l) Compliance Certificate. Each time financial statements are required to be delivered by each Borrower under Sections 5.1(a) and 5.1(b), a certificate of an Authorized Officer of such Borrower substantially in the form of Exhibit I.

(m) Other Information. From time to time such other material information regarding the financial condition, operations, business or prospects of each Borrower or, to the extent obtainable by either Borrower upon the exercise of its reasonable efforts, the Projects or any Project Participant, including without limitation copies of either Operator’s “Document of Compliance”, either Drilling Unit’s “Safety Management Certificate”, the “International Ship Security Certificates” issued under the International Ship and Port Facility Security (ISPS) Code and documents evidencing compliance with the International Safety Management (ISM) Code, as may reasonably be requested by the Administrative Agent (acting at the reasonable request of any Lender).

5.2 Other Notices. Each Borrower shall, or if applicable, shall cause each of the Operators and the Bareboat Charterers to, promptly, and in any event within five (5) Business Days, after any officer or director of such Borrower, Operator or Bareboat Charterer, as the case may be, obtains knowledge thereof, give to the Administrative Agent (with a copy to the Independent Engineer, to the extent such notice refers to any event or circumstance that affects the construction, operation or physical structure of either Drilling Unit, including, without limitation, any notices pursuant to clauses (f), (g) and (h) of this Section 5.2) notice of:

(a) any pending or threatened application or proceeding by or before any Governmental Authority for the purpose of revoking, terminating, withdrawing, suspending, modifying or withholding any Necessary Governmental Approval, other than, in the case of any such threatened application or proceeding, where such revocation, termination, withdrawing, suspending, modifying or withholding could not reasonably be expected to have a Material Adverse Effect;

(b) any action, suit, investigation, litigation or proceeding before any court or Governmental Authority, affecting the Borrowers or the Projects that (i) could reasonably be expected to have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of any Transaction Document or the consummation of the transactions contemplated by the Transaction Documents;

(c) any litigation, investigation or proceeding relating to the Projects and affecting any Project Participant which, if adversely determined against such Person, could reasonably be expected to result in a Material Adverse Effect;

(d) the discovery of (i) any Environmental Claim or (ii) if it could reasonably be expected to result in a Material Adverse Effect, any violation of or liability under any Environmental Law, in each case against or affecting any of the Borrowers, the Bareboat Charterers, the Operators (relating to the Projects), Petrobras (relating to the Project) or the Projects;

(e) any demand by a Project Participant for an arbitration proceeding under any Project Document;

(f) any (i) Taking, or (ii) other casualty, damage or loss to any Property of the Borrowers, whether or not insured, through fire, theft, other hazard or casualty which could reasonably be expected to have a Material Adverse Effect;

(g) (i) any delay for any reason in the construction of either Drilling Unit and any unscheduled shutdown or reduction in operation of either Drilling Unit, which, in each case, could reasonably be expected to have a Material Adverse Effect or to cause the Commercial Operation Date with respect to such Drilling Unit not to occur by the date required under the Charter Agreement and Services Agreement with respect to such Drilling Unit in order to avoid the right of Petrobras to terminate these agreements, or (ii) any substantial labor dispute which could lead to such a shutdown or material reduction;

(h) any actual, proposed or threatened cessation or suspension of the Work for any reason by the Building Contractor, which could reasonably be expected to have a Material Adverse Effect;

(i) any non-payment or delay in payment by Petrobras for a period of twenty (20) days from the date such payment is due under any of the Charter Agreements or the Services Agreements, as the case may be;

(j) any event constituting force majeure under any of the Project Documents or any claim by any Project Participant alleging that a force majeure event thereunder has occurred; and

(k) any other event, condition or circumstance directly related to either of the Projects and/or either Borrower which could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section 5.2 shall, if requested by the Administrative Agent (acting at the request of any Lender), be supplemented promptly by a statement signed by an Authorized Officer of the applicable Borrower, Operator or Bareboat Charterer, as the case may be, setting forth a description in reasonable detail (to the extent that such Project Participant has such information) of the occurrence referred to therein and stating what action (if any is then planned) such Borrower, Operator or Bareboat Charterer, as the case may be, proposes to take with respect thereto.

5.3 Maintenance of Existence; Conduct of Business.

(a) Each Borrower shall, and shall cause each of the Operators and the Bareboat Charterers to, (i) preserve and maintain its legal existence as a company under the laws of its place of organization and all of its material licenses, rights, privileges and franchises necessary for the maintenance of its corporate existence, (ii) comply, in all material respects, with its respective Organizational Documents, (iii) engage solely in the business of constructing, owning, operating and maintaining the Drilling Unit owned, operated or chartered by it, as the case may be, and activities ancillary thereto and any other activity expressly contemplated by the Transaction Documents, (iv) not cancel, terminate, permit the cancellation or termination of, amend, modify or change any material terms or conditions of, or grant any material consent, waiver or approval under, or take or fail to take any other action that would impair the value of the interest or impair its rights under, any of its Organizational Documents, and (v) not take any action or fail to take any action (except as set forth in the proviso to this Section 5.3(a)) that would cause it to be subject to any Taxes other than as contemplated in the Base Case Projections; provided, however, for the avoidance of doubt, if it is necessary for any of the Borrowers, the Operators or the Bareboat Charterers, in order to comply with the obligations under clause (v) of this Section 5.3(a) or otherwise to prevent any of such Persons from becoming subject to additional Taxes in respect of the transaction evidenced by the Transaction Documents, to redomicile to another jurisdiction or to transfer its rights and obligations to another Person, before consummating any such redomiciliation or transfer, such Person shall be required to request and obtain the prior written consent of each Lender, such request to be considered by each Lender in good faith and such consent to be granted or withheld by each Lender in its sole discretion.

(b) Neither Borrower shall, without the consent of the Majority Lenders (which consent shall not be unreasonably withheld), amend, supplement or modify, waive any default under or breach of, or waive, forgive or release any right, interest or entitlement howsoever arising under or in respect of, any of the Shareholders’ Agreements or permit or consent to any such amendment, supplement, modification, waiver, forgiveness or release; provided that, except for the matters described in the immediately succeeding proviso, no consent from the Majority Lenders shall be required if any such amendment, supplement, modification, waiver, forgiveness or release in respect of the Shareholders’ Agreements could not reasonably be expected to cause a Material Adverse Effect; and provided further that the consent of all Lenders (which consent shall not be unreasonably withheld) shall be required if any such amendment, supplement, modification, waiver, forgiveness or release in respect of the Shareholders’ Agreements shall (i) adversely affect or reduce the scope of the Shareholders’ obligations to provide equity or make loans to the Borrowers to fund the applicable Project Costs, as provided in Sections 3.2 and 3.6 of the Shareholders’ Agreements or any successor provisions (as amended from time to time); (ii) limit the scope of any limitations to a sale, transfer or other disposition of the Equity Interests in either Borrower held by the Shareholders, as provided in Sections 3.11, 6.2, 7.2, 7.3, 7.4, 7.5, 7.6, 7.7, 7.8, 7.9, 7.10, 7.11 and 8.5 of the Shareholders’ Agreements or any successor provisions (as amended from time to time); (iii) increase the scope of the decisions in respect of either Borrower by the Shareholders or the Board of Directors of such Borrower that require the unanimous consent of the Shareholders or the members of such Board of Directors, as the case may be, as provided in Sections 4.9(a) and (b) of the Shareholders’ Agreements or any successor provisions (as amended from time to time); (iv) adversely affect or reduce the scope of any rights of or remedies available to the Sponsor in case of a deadlock with respect to a matter requiring the unanimous decision of the Shareholders or the members of the Board of Directors of either Borrower, including, without limitation, the right of the Sponsor to buy Alperton’s Equity Interests in either Borrower and the obligation of Alperton to sell such Equity Interests to the Sponsor, as provided in Article 8 of the Shareholders’ Agreement or any successor provisions (as amended from time to time); (v) allow either Borrower to make any Distributions that are not permitted pursuant to the terms of the Financing Documents; or (vi) reduce the scope of any limitations to the repayment of loans made by the Shareholders to either Borrower or the loans made by the Sponsor to Alperton, as provided in Sections 3.2(d), 9.3 and 9.8 of the Shareholders’ Agreements or any successor provisions (as amended from time to time); provided, however, that nothing in this Section5.3(b) shall be deemed to require the Shareholders to make or cause to be made Equity Contributions to either Borrower in excess of the Equity Contributions required to be made by them pursuant to the Financing Documents.

5.4 Compliance with Laws.

(a) Each Borrower shall, and shall cause each of the Operators and the Bareboat Charterers to, conduct its respective business and cause the Drilling Unit owned, operated or chartered by it, as the case may be, to be duly constructed, completed and operated in compliance with all applicable requirements of Law, including all relevant Governmental Approvals, Environmental Laws, the International Safety Management (ISM) Code and the International Ship and Port Facility Security (ISPS) Code, except where any failure to comply could not individually or in the aggregate be reasonably expected to have a Material Adverse Effect, and except that such Borrower, Operator or Bareboat Charter, as the case may be, may, at its expense, contest by appropriate proceedings conducted in good faith the validity or application of any such requirement of Law, so long as (a) none of the Secured Parties would be subject to any criminal liability for failure to comply therewith and (b) the pendency of such proceedings could not reasonably be expected to have a Material Adverse Effect.

(b) Notwithstanding the foregoing, each Borrower and any party acting on its behalf shall observe and abide by any Law, official requirement or other regulatory measure or procedure implemented to combat (i) money laundering (as defined in Article 1 of the Directive 2005/60/EF (Directive 2005/60/EC of the European Parliament and of the Council of 26 October 2005 on the prevention of the use of the financial system for the purpose of money laundering and terrorist financing) amending Council Directive 91/308, as amended from time to time) and (ii) bribery and corrupt practices, including all requirements of the International Convention for the Safety of Life at Sea (SOLAS) as of 1974, as adopted, amended or replaced from time to time. Each Borrower further confirms that it is aware of the Norwegian Penal Code §276 a - c (Straffeloven) pursuant to which bribery and participation in bribery may be charged with penalties of fines or up to three (3) years of imprisonment or up to ten (10) years of imprisonment in severe cases and that the Norwegian Penal Code criminalizes bribery in the public as well as the private sector.

5.5 Payment of Taxes, Etc. Each Borrower shall, and shall cause each of the Operators and the Bareboat Charterers to, duly pay and discharge before they become overdue (a) all taxes, assessments and other governmental charges or levies imposed upon it or its respective Property, income or profits, or its activities, (b) all utility and other governmental charges incurred in the ownership, operation, maintenance, use, occupancy and upkeep of its business and (c) all lawful claims and obligations that, if unpaid, might result in the imposition of a Lien upon its respective Property; provided, however, that such Borrower, Operator or Bareboat Charterer, as the case may be, may contest in good faith any such tax, assessment, charge, levy, claim or obligation and, in such event, may permit the tax, assessment, charge, levy, claim or obligation to remain unpaid during any period, including appeals, when such Person is in good faith contesting the same by proper proceedings, so long as (i) adequate reserves shall have been established with respect to any such tax, assessment, charge, levy, claim or obligation, accrued interest thereon and potential penalties or other costs relating thereto, or other adequate provision for payment thereof shall have been made and (ii) such contest could not reasonably be expected to have a Material Adverse Effect.

5.6 Accounting and Financial Management. Each Borrower shall, and shall cause each of the Operators and the Bareboat Charterers to, (a) maintain adequate management information and cost control systems, (b) maintain a system of accounting in which full and correct entries shall be made of all its financial transactions, assets and business in accordance with IFRS, and (c) promptly deliver to the Administrative Agent a copy of any “management letter” or other similar communication received by it from the its accountants relating to its financial, accounting and other systems, management or accounts. In the event that any of the Borrowers, the Operators or the Bareboat Charterers replaces its existing auditors for any reason, it shall appoint and maintain as auditors another firm of independent public accountants, which firm shall be internationally recognized.

5.7 Inspections; Auditors.

(a) Each Borrower shall permit, and shall cause each Operator and Bareboat Charterer to permit, representatives of the Administrative Agent, the Insurance Advisor and the Independent Engineer, with reasonable advance notice, during normal business hours and at such intervals as such Person shall reasonably desire, to visit and inspect each Drilling Unit and to witness and verify the Acceptance Tests applicable to such Drilling Unit, to examine, copy and make extracts from its (and the applicable Operator’s or Bareboat Charterer’s, as the case may be) books and records, to inspect its respective Properties, and to discuss its operation with its (and the applicable Operator’s or Bareboat Charterers, as the case may be) officers and engineers, and all to the extent reasonably requested by the Administrative Agent, the Insurance Advisor or the Independent Engineer (as the case may be), provided, however, that (i) at any time before the Delivery Date of the relevant Drilling Unit, such visits and inspections shall be made in accordance with the applicable terms and conditions of the Building Contract in respect of such Drilling Unit, including any notice requirements and (ii) after the Commercial Operation Date of the relevant Drilling Unit, such visits and inspections shall be subject to availability of transportation and, if required, approved by Petrobras.

(b) Each Borrower shall, and shall cause each of the Bareboat Charterers and the Operators to, provide assistance to the officers and designated representatives of the Administrative Agent, the Insurance Advisor and the Independent Engineer in their communications with the auditors of any of the Borrowers, the Operators or the Bareboat Charterers (whose fees and expenses shall be for the account of the relevant Project Participant)

regarding the accounts and operations of such Project Participant; provided, however, that upon the occurrence of a Default or an Event of Default and its continuance, the Administrative Agent, the Insurance Advisor, the Independent Engineer and their officers and designated representatives shall be entitled to communicate directly with the auditors of any of the Borrowers, the Operators or the Bareboat Charterers (whose fees and expenses shall be for the account of the relevant Project Participant).

(c) Each Borrower shall permit the Administrative Agent, the Independent Engineer and the Insurance Advisor to review (i) all Plans and Specifications relating to its Project, (ii) any quality control data and performance test data relating to its Project, and (iii) any other data relating to its Project or to the progress of construction as may be reasonably requested by the Administrative Agent, the Independent Engineer or the Insurance Advisor. Further, each Borrower shall permit, and shall cause each Operator and Bareboat Charterer to permit, the Administrative Agent, the Independent Engineer and the Insurance Advisor reasonable access to monitor, witness and review the Work relating to its Project and reasonable access to its books and records.

(d) Each Borrower shall give reasonable notice of, and permit the Administrative Agent, the Independent Engineer, and the Insurance Advisor for such purpose to attend, (i) all of such Borrower’s Drilling Unit construction progress review meetings held by such Borrower or its agents or representatives and (ii) any and all Acceptance Tests or other material performance tests of such Borrower’s Drilling Unit or any component thereof (whether any such test is to be conducted on or off the relevant Drilling Unit).

(e) Notwithstanding anything to the contrary herein or in any other Transaction Document, unless otherwise expressly agreed in writing, no act or omission of the Administrative Agent, any Lender or the Independent Engineer or any other consultant engaged by any Lender shall in any way (i) affect the obligations of the Borrowers, the Building Contractor or any other Person under any Transaction Document or any other contract relating to either Building Contract, (ii) be deemed to be the acceptance of any defective work performed by the Building Contractor or any other Person under either Building Contract, or (iii) be deemed to be a waiver of any rights against the Building Contractor or any other Person under either Building Contract or otherwise.

(f) All inspections and visits contemplated by this Section 5.7 shall be at the expense of the Borrower that is the owner of the relevant Drilling Unit; provided, however, that, to the extent no Event of Default or Event of Loss relating to operation of the relevant Drilling Unit has occurred,

(i) inspections and visits at the expense of the Borrower that is the owner of the relevant Drilling Unit shall be limited to (x) one (1) inspection or visit per year by the Independent Engineer at any time before the Delivery Date in respect of such Drilling Unit, (y) one (1) inspection or visit by the Independent Engineer at the delivery and acceptance of the relevant Drilling Unit pursuant to the Building Contract in respect of such Drilling Unit and (z) after the Delivery Date, one (1) inspection or visit per year by the Insurance Advisor and the Independent Engineer; provided further that, in the case of any delays in the construction or delivery of either Drilling Unit, the incurrence of cost overruns in respect of either Drilling Units or any delays in achieving the Commercial Operation Date in respect of either Drilling Unit, the Borrower that is the owner of the relevant Drilling Unit shall bear the costs of the inspections or visits by the Independent Engineer to investigate and discuss any of such circumstances as reasonably requested by the Administrative Agent (upon instructions of the Majority Lenders); and

(ii) each Borrower shall not be responsible for the cost of travel accommodations or travel costs other than travel to the nearest port city and to the relevant Drilling Unit and reasonable accommodations on the relevant Drilling Unit and in such port city.

5.8 Governmental Approvals. Each Borrower shall, and shall cause each of the Operators and the Bareboat Charterers to, (i) from time to time obtain and maintain, each Necessary Governmental Approvals as shall now or hereafter be required under applicable Laws except where (a) the inability to obtain, or the rescission, termination, modification or suspension of such Necessary Governmental Approval is being contested by appropriate proceedings in accordance with this Section 5.8, (b) none of the Secured Parties would be subject to any criminal liability as a result of such rescission, termination, modification or suspension, and (c) the pendency of such proceedings could not reasonably be expected to have a Material Adverse Effect, and (ii) intervene in and contest any proceeding which seeks or may reasonably be expected, to rescind, terminate, modify or suspend any Necessary Governmental Approval and, if reasonably requested by the Administrative Agent (acting on the instructions of the Required Lenders), appeal any such rescission, termination, modification or suspension in the manner and to the full extent permitted by applicable Law. The obligations of the Borrowers, the Bareboat Charterers and the Operators under this Section 5.8 shall not in any way limit or impair the rights or remedies of the Secured Parties under any Financing Document directly or indirectly arising as a result of any such rescission, termination, modification or suspension.

5.9 Insurance.

(a) Insurance Requirements. Each Borrower shall maintain or cause to be maintained in full force and effect at all times on and after the Delivery Date in respect of such Borrower’s Drilling Unit and continuing throughout the term of this Agreement (unless otherwise specified in Appendix C) insurance coverages for the applicable Project meeting the requirements set forth in Appendix C (with the exception of those insurances (“MII”) specified in Part B – II thereof, which shall be acceptable to the Required Lenders and, subject to Section5.9(j), shall be obtained by or on behalf of the Lenders), with internationally recognized and reputable first class insurance companies with a Standard & Poor’s financial strength rating of “A-” (or its equivalent) or higher for at least ninety-five percent (95%) of the placements and with a Standard & Poor’s financial strength rating of “BBB+” (or its equivalent) or higher for the remaining five percent (5%) of the placements, all to be acceptable to the Administrative Agent (acting on the instruction of the Required Lenders), with limits, coverage, endorsements and other provisions sufficient to satisfy the requirements set forth in Appendix C naming (i) such Borrower and including its officers and employees as named insureds, (ii) the Collateral Agent as additional named insured for its rights and interests, with no operational interest in such Borrower’s Drilling Unit required, and without the Collateral Agent or any other Secured Party thereby being liable or obligated to pay (but having the right to pay) premiums, calls or other assessments in respect of such insurance and (iii) the Collateral Agent as assignee and loss payee with such directions for payment as the Collateral Agent may specify acting in accordance with the Accounts Agreement.

(b) Waiver of Subrogation. Without prejudice to the Borrowers’ rights under the Accounts Agreement and the other Financing Documents, each Borrower hereby waives any and every claim for recovery from the Secured Parties for any and all loss or damage covered by any of the insurance policies to be maintained under this Agreement to the extent that such loss or damage is recovered under any such policy. Inasmuch as the foregoing waiver will preclude the assignment to, or the exercise of rights of subrogation by, an insurance company (or other Person) in respect of any such claim to the extent of such recovery, each Borrower shall give written notice of the terms of such waiver to each insurance company which has issued, or which may issue in the future, any such policy of insurance (if such notice is required by the insurance policy) and shall cause such insurance policy to be properly endorsed by the issuer thereof to, or to otherwise contain one or more provisions that, prevent the invalidation of the insurance coverage provided thereby by reason of such waiver.

(c) Amendment of Requirements. The Administrative Agent (acting on the instruction of the Required Lenders), may at any time after the Effective Date amend the requirements (including, without limitation, the amount and scope of insurance coverage) and approved insurance companies described in this Section 5.9 due to changed circumstances which in the reasonable judgment of the Administrative Agent (acting on the instruction of the Required Lenders and in consultation with the Insurance Advisor), either render such coverage materially inadequate or materially reduce the financial ability of the approved insurance companies to pay claims. For the avoidance of doubt, in no event shall any such amendment by the Administrative Agent require loss of hire insurance. Neither Borrower shall make, or agree to, any alteration to the terms of any insurance nor waive any right relating to any insurance effected by it, as required by this Section 5.9 without (x) prior written notice to the Administrative Agent and (y) with respect to any such alteration or waiver which is material, the prior written consent of the Administrative Agent (acting on the instruction of the Required Lenders).

(d) Additional Provisions.

(i) Loss Notification: Each Borrower shall promptly notify the Administrative Agent and the Collateral Agent of any Event of Loss with respect to such Borrower’s Property likely to give rise to claims in excess of twenty-five million Dollars ($25,000,000) (individually or in the aggregate) in any calendar year in respect of any of the policies required by this Section 5.9.

(ii) Loss Adjustment and Settlement: Except in relation to MII, losses with respect to either Borrower’s Property in respect of any of the policies required by this Section 5.9 shall be adjusted with the insurance companies, including the filing in a timely manner of appropriate proceedings by the relevant Borrower, subject to the approval of the Administrative Agent (acting on the instructions of the Required Lenders) if such loss is in excess of twenty-five million Dollars ($25,000,000). In addition each Borrower may in its reasonable judgment consent to the settlement of any loss with respect to such Borrower’s Property, provided that in the event that the amount of such loss exceeds twenty-five million Dollars ($25,000,000) or there has occurred a Default or Event of Default which is continuing, the terms of such settlement are approved by the Administrative Agent (acting on the instructions of the Required Lenders).

(iii) Miscellaneous Policy Provisions: The marine cargo, property damage (including machinery) insurance policies effected pursuant to this Section 5.9 shall not include any annual or term aggregate limits of liability or clause requiring the payment of an additional premium to reinstate the limits after loss except as regards the insurance applicable to the perils of flood, earth movement, sabotage and terrorism.

(iv) Policy Language: All policies of insurance required to be maintained pursuant to this Section 5.9 shall be issued in English, with a clause in such policies stating that the English language version will prevail over any other version should any dispute arise regarding policy language.

(v) No Set-Off: Each Borrower shall procure that the insurance policies effected by it shall provide that all payments by or on behalf of the insurers under the insurances to the Collateral Agent shall be made without set-off howsoever described.

(e) Evidence of Insurance. On or prior to the Delivery Date in respect of each Drilling Unit and thereafter on an annual basis at least ten (10) days after each policy anniversary, each Borrower shall furnish the Administrative Agent and the Collateral Agent with (i) certification of all required insurance marked “premium paid” or accompanied by other evidence of payment reasonably satisfactory to the Administrative Agent and (ii) a schedule of the insurance policies held by or for the benefit of such Borrower and required to be in force by the provisions of this Section 5.9. Such certification shall be executed by each insurer or by an authorized representative of each insurer where it is not practical for such insurer to execute the certificate itself. Such certification shall identify underwriters, the type of insurance, the insurance limits and the policy term and shall specifically list the special provisions enumerated for such insurance required by this Section 5.9. The schedule of insurance shall include the name of the insurance company, policy number, type of insurance, major limits of liability and expiration date of the insurance policies. Upon request, each Borrower will promptly furnish the Administrative Agent and the Collateral Agent with copies of all insurance policies, binders, cover notes and certificates of entry (in the case of protection and indemnity insurance and/or war risks insurance) or other evidence of such insurance relating to the insurance required to be maintained hereunder.

(f) Reports. Concurrently with the furnishing of the certification referred to in Section 5.9(e), each Borrower shall furnish the Administrative Agent and the Collateral Agent with a report signed by the Insurance Advisor, stating that in its opinion, the insurance then carried out or to be renewed is in accordance with the terms of this Section 5.9.

(g) Broker’s Letter of Undertaking. On or prior to the Delivery Date in respect of each Drilling Unit (but in any event not later than thirty (30) days) after the issuance, modification or renewal of any insurance policies required to be effected by either Borrower under this Section 5.9), such Borrower shall furnish the Administrative Agent and the Collateral

Agent with letters of undertaking, complete with fleet lien waiver clause if applicable, substantially in the form of Part D of Appendix C or otherwise in form and substance satisfactory to the Administrative Agent (acting on the instructions of the Required Lenders), from the relevant insurance broker with regard to such insurance policies and, in respect of the protection and indemnity entry, a letter of undertaking in a standard format issued by protection and indemnity clubs that are members of the International Group of P&I Clubs.

(h) Failure to Maintain Insurance. In the event either Borrower fails to take out or maintain the full insurance coverage required to be effected by it by this Section 5.9, the Administrative Agent (acting on the instruction of the Required Lenders), upon thirty (30) days’ prior notice (unless the aforementioned insurance would lapse within such period and/or, with respect to the insurance described in Part B-I of Appendix C, would fail to become effective when required thereunder, in which event notice should be given as soon as reasonably possible) to such Borrower of any such failure, may (but shall not be obligated to) take out the required policies of insurance and pay the premiums on the same. All amounts so advanced therefor by the Administrative Agent (including any broking fees) shall become an additional Obligation of the relevant Borrower, and such Borrower shall forthwith pay such amounts to the Administrative Agent, together with interest thereon at the Default Rate from the date so advanced until fully paid.

(i) Secured Parties not Responsible for Representations by the Borrowers. No Secured Party shall be responsible for any representations or warranties made by or on behalf of either Borrower to any insurance company or underwriter. Any failure on the part of any Secured Party to pursue or obtain the evidence of insurance required by this Agreement and/or failure of any Secured Party to point out any non-compliance of such evidence of insurance shall not constitute a waiver of any of the insurance requirements in this Agreement.

(j) Mortgagees’ Interest Insurance. The MII with respect to each Borrower’s Property shall be effected by the Administrative Agent at the cost of such Borrower which cost such Borrower shall reimburse the Administrative Agent promptly upon request. The Administrative Agent shall use its best efforts to obtain from insurers acceptable to the Required Lenders and the relevant Borrower the best terms and conditions of cover reasonably obtainable on the insurance market for ships of similar type and age as the Drilling Unit owned by the relevant Borrower. The Lenders hereby acknowledge that, to the extent permitted by applicable law, the MII underwriters shall, upon payment of a claim under the MII, be subrogated to all the rights and remedies of the Insured Parties (as set out in Part B-II of Appendix C) up to the amount of such payment, but only to the extent of the rights and remedies that such Insured Parties may have in respect of such claim under the relevant Borrower’s insurance policies and the International Group of P&I Club entries related to the Drilling Unit owned by the relevant Borrower. For the avoidance of doubt, in respect of any loss for which a claim is made under the MII, the Lenders hereby expressly waive any rights they may otherwise have to recover all or part of such loss or of costs incurred in respect of such claim from either Borrower or any of its Affiliates, in each case to the extent of amounts finally and indefeasibly received by the Lenders under the MII.

5.10 Events of Loss.

(a) If an Event of Loss shall occur with respect to any of the Borrowers’ Property, such Borrower shall (i) promptly notify the Administrative Agent and the Collateral Agent of such Event of Loss to the extent required pursuant to Section 5.9(d)(i), (ii) diligently pursue all its rights to compensation against any Person with respect to such Event of Loss and (iii) cause all Loss Proceeds to be deposited in the Offshore Loss Proceeds and Compensation Account relating to such Borrower’s Drilling Unit pursuant to, and subject to any exceptions allowed by, the Accounts Agreement. To the extent that any Loss Proceeds are paid to either Borrower, either Bareboat Charterer or either Operator, the relevant Borrower shall cause such Loss Proceeds to be held in trust for the Collateral Agent for the benefit of the Secured Parties segregated from other funds of such Borrower, the relevant Bareboat Charterer and the relevant Operator.

(b) The Collateral Agent and the Administrative Agent shall be entitled to participate in any compromise, adjustment or settlement in connection with any Event of Loss with respect to either Borrower’s Property under any policy or policies of insurance or in respect of any proceeding with respect to any Taking, in each case involving in excess of twenty-five million Dollars ($25,000,000).

5.11 Application of Loss Proceeds.

(a) If an Event of Loss with respect to either Borrower’s Property (other than a Drilling Unit Loss Event) shall occur and the amount of Loss Proceeds thereunder is thirty-five million Dollars ($35,000,000) or less, so long as no Default or Event of Default shall then have occurred and be continuing (other than a Default or Event of Default arising directly from the event as to which such Loss Proceeds have been paid), the relevant Borrower shall be permitted (without the consent of the Lenders) to apply the Net Available Amount of such Loss Proceeds to the payment of the costs of Restoring such Borrower’s Affected Property that was the subject of such Event of Loss in accordance with the terms of the Accounts Agreement. Each Borrower shall take, as and when appropriate, all steps necessary or advisable in the reasonable opinion of the Administrative Agent to ensure that the Property of such Borrower which will result from the Restoration Work shall be subject to first priority Liens in favor of the Collateral Agent for the benefit of the Secured Parties (whether by amendment of the Security Documents or by entering into new security documents or otherwise).

(b) If an Event of Loss with respect to either Borrower’s Property (other than a Drilling Unit Loss Event) shall occur and the amount of Loss Proceeds thereunder is greater than thirty-five million Dollars ($35,000,000), so long as no Default or Event of Default shall then have occurred and be continuing (other than a Default or Event of Default arising directly from the event as to which such Loss Proceeds have been paid), such Borrower shall be permitted, with the consent of the Required Lenders, such consent to be obtained within forty-five (45) days after receipt of such proceeds unless the Required Lenders and such Borrower agree otherwise) to apply the Net Available Amount of such Loss Proceeds to the payment of the costs of Restoring the Affected Property of such Borrower that was the subject of such Event of Loss and the Net Available Amount of such Loss Proceeds shall be remitted to the relevant Borrower from time to time in order to enable such Borrower to pay the costs of the Restoration

Work with respect to such Borrower’s Affected Property, such remittance to be made pursuant to the terms of the Accounts Agreement; provided however, that notwithstanding the foregoing, the consent of the Required Lenders shall not be required so long as the following conditions shall have been satisfied (and with respect to items (i), (ii) and (iii), the Administrative Agent shall have notified the Lenders of the Independent Engineer’s satisfaction with the conditions set forth therein):

(i) the Independent Engineer shall have been satisfied that the Net Available Amount of the relevant Loss Proceeds (together with all other funds reasonably expected to be available to the relevant Borrower pursuant to the Transaction Documents or otherwise) shall be sufficient to Restore the Affected Property and the relevant Borrower shall have consulted with the Independent Engineer regarding the sufficiency of such amounts for such uses during the period of time required to Restore the Affected Property;

(ii) the Independent Engineer shall have been satisfied that the relevant Borrower’s Drilling Unit shall be capable of being Restored to its specifications and condition as it had prior to the damage or destruction;

(iii) the Independent Engineer shall have been satisfied that after giving effect to the completion of such proposed Restoration Work, the relevant Drilling Unit shall be at least equal in value, utility and performance in all material respects as it was prior to the damage or destruction;

(iv) no Project Document or Necessary Governmental Approval relating to the applicable Project in effect immediately prior to the Event of Loss giving rise to such Loss Proceeds shall have been canceled unless replaced (x) in a manner satisfactory to the Independent Engineer, (y) in the case of the cancellation or replacement of any of the Building Contracts, the Refund Guarantees, the Charter Agreements, the Bareboat Charter Agreements or the Services Agreements, in a manner reasonably satisfactory to all of the Lenders, and (z) in the case of the cancellation or replacement of any other Project Document or any Necessary Governmental Approval, in a manner reasonably satisfactory the Majority Lenders, or contain any still exercisable right to cancel, due to such Event of Loss;

(v) all steps necessary or advisable in the reasonable opinion of the Administrative Agent are taken as and when appropriate to ensure that the Property of the relevant Borrower which will result from the Restoration Work shall be subject to first priority Liens in favor of the Collateral Agent for the benefit of the Secured Parties (whether by amendment of the Security Documents or by entering into new security documents or otherwise); and

(vi) the relevant Borrower shall have delivered to the Collateral Agent and the Administrative Agent cash-flow projections and other assurances satisfactory to the Independent Engineer and the Administrative Agent (acting upon the instructions of the Majority Lenders) demonstrating such Borrower’s ability to meet its Obligations during the period from such Event of Loss until and following completion of such Restoration Work.

(c) Each Borrower shall cause the Restoration Work to commence promptly after such Borrower has been permitted to apply Loss Proceeds to pay the costs of such Restoration Work and shall use all reasonable efforts to cause such Restoration Work to be completed promptly. If (x) such Restoration Work shall not have commenced within thirty (30) days after the relevant Borrower has been permitted to apply Loss Proceeds to pay the costs of such Restoration Work or (y) the consent of the Required Lenders shall not have been obtained within the forty-five (45)-day period (or as has been otherwise agreed by the Required Lenders and the relevant Borrower) as set forth in Section 5.11(b) above, the Net Available Amount of such Loss Proceeds shall be applied, on behalf of the Borrowers, to the prepayment of Loans with respect to the affected Drilling Unit on the next succeeding Principal Payment Date in accordance with Section 6.3(g).

Notwithstanding anything to the contrary in this Section 5.11, (i) if an Event of Default shall have occurred and be continuing (other than as a direct result of the Event of Loss which gave rise to such Loss Proceeds), unless the Required Lenders may direct otherwise, the Collateral Agent shall forthwith direct the Offshore Accounts Bank to pay the remaining amount of such Loss Proceeds to the Administrative Agent for application in prepayment of the Loans and (ii) in the event of a Drilling Unit Loss Event, all Loss Proceeds shall be applied to the prepayment of the Loans in accordance with Section 6.3(g).

Without limitation to any of the Borrowers’ other obligations under this Section 5.11, each Borrower shall, in no event later than one hundred and eighty (180) days after an Event of Loss with respect to its Property, either (i) apply the Loss Proceeds from such Event of Loss to the prepayment of the Loans in accordance with Section 6.3(g) or (ii) Restore the Affected Property that was the subject of such Event of Loss; provided that, for the avoidance of doubt, such Borrower shall not be prohibited from continuing, beyond such one hundred and eighty (180) days, negotiations with insurers regarding the amount of such Loss Proceeds payable so long as such Restoration is funded and completed utilizing funds other than such Loss Proceeds (x) within such one hundred and eighty (180) days and (y) otherwise in accordance with the requirements of the Financing Documents.

(d) Any net loss proceeds received by or on behalf of the Lenders pursuant to the MII shall be applied promptly to the prepayment of the Loans.

5.12 Limitation on Liens. Neither Borrower shall, and each Borrower shall cause each of the Operators and the Bareboat Charterers not to, create, incur, assume or suffer to exist any Lien upon any of its respective Property (including, without limitation each Borrower’s Equity Interests in the relevant Operator and the relevant Bareboat Charterer), whether now owned or hereafter acquired, except:

(a) Liens created under the Financing Documents;

(b) Liens imposed by any Governmental Authority for taxes to the extent not required to be paid under Section 5.5;

(c) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business or in connection with the construction and/or operation of such Borrower’s Drilling Unit, either (i) for amounts not yet due or (ii) for a sum in aggregate at any time not exceeding twenty million Dollars ($20,000,000), which shall include any possessory Lien and any contractual title retention arrangement pursuant to any contract, agreement or arrangement entered into in relation to the applicable Project;

(d) any Lien on such Borrower’s Drilling Unit for master’s, OIM’s, officer’s or crew’s wages arising in accordance with usual maritime practice which are not overdue;

(e) any Lien for salvage; and

(f) Liens created or to be created under the Second Priority Share Pledge Agreements, the Second Priority Mortgages and the Delba Carried Loan Agreements (including the Amaralina Star Assignment and the Laguna Star Assignment set forth therein).

5.13 Indebtedness. Each Borrower shall not create, incur, suffer to exist or otherwise become liable for any Indebtedness except:

(a) Indebtedness arising under the Transaction Documents (including any Indebtedness under a loan deemed to be made as a result of a Cross-Borrower Transfer (as defined in the Accounts Agreement));

(b) subject to Section 5.36, Indebtedness owed under the Intercompany Loan Agreements;

(c) any Subordinated Loans; and

(d) Indebtedness (other than Indebtedness for borrowed money) secured by a Permitted Lien.

5.14 Leases. Neither Borrower shall enter into any agreement, or be or become liable as lessee under any agreement, for the lease, hire or use of any real or personal Property, except for operating leases of personal Property (which do not constitute Capital Lease Obligations) contemplated by the Capex Budget with respect to such Borrower’s Drilling Unit, provided that the aggregate payment obligations under such operating leases entered into by the Borrower, the Bareboat Charterer and the Operator that owns, charters and operates the relevant Drilling Unit shall not at any time exceed five million Dollars ($5,000,000) in the aggregate.

5.15 Investments; Subsidiaries.

(a) Neither Borrower shall make or permit to remain outstanding any Investments except Permitted Investments.

(b) Neither Borrower shall establish, create or acquire any Subsidiary other than, (i) in the case of Amaralina Star Ltd., Palase and Tarsus and (ii) in the case of Laguna Star Ltd., Podocarpus and Manisa.

5.16 Distributions. Neither Borrower shall make any distributions to any Person in respect of its Equity Interests or any other ownership interest in such Borrower, whether in cash or other Property, or redeem, purchase or otherwise acquire any interest of the Sponsor or Alperton or any other Person holding Equity Interests of such Borrower, or permit the Sponsor or Alperton or any other Person holding Equity Interests of such Borrower to withdraw any capital from such Borrower, or make payments in respect of the Intercompany Loan Agreements (other than payments made in accordance with Section 5.36) (all of the foregoing being referred to as “Distributions”) or make any payment of any management or other fees to any Affiliate of such Borrower (other than payments to Constellation Services Ltd. under the Management Agreements or to the Sponsor under the Head Services Agreements relating to such Borrower’s Drilling Unit to be made in accordance with the terms of the Accounts Agreement); provided that nothing in this Section 5.16 shall prohibit either Borrower from (a) making Distributions of dividends or making payments of principal and/or interest under the Intercompany Loan Agreements and (b) making other Distributions and any payments of management or other fees to any of its Affiliates at any time from amounts on deposit in the Offshore Distribution Account with respect to such Borrower’s Drilling Unit. Each Borrower agrees that it shall not be entitled to the remittance of funds to any of the Offshore Distribution Accounts or otherwise make any remittances for purposes of making any Distribution, and shall not request any such remittance unless such remittance is to be made on a Distribution Date and the following conditions are satisfied:

(i) the Project Completion Date with respect to such Borrower’s Drilling Unit has occurred;

(ii) no Default or Event of Default shall have occurred and be continuing or would result from the making of such Distribution;

(iii) such Borrower shall have delivered a Debt Service Coverage Statement for the Calculation Period immediately preceding the date of the proposed remittance to the Offshore Distribution Account in accordance with Section 6.4(a) of the Accounts Agreement as required by Section 5.1(d)(i). Such statement shall demonstrate that the Debt Service Coverage Ratio of the relevant Borrower, for the Calculation Period for the last Calculation Date, covered by such Debt Service Coverage Statement was at least 1.20:1.00;

(iv) the Offshore Debt Service Reserve Account with respect to such Borrower’s Drilling Unit is fully funded pursuant to the requirements of the Accounts Agreement (including, for the avoidance of doubt, any adjustments to the amounts to be on deposit in such Offshore Project Accounts as required under such agreement); and

(v) at least one scheduled payment of principal on the Loans has been made to the Lenders.

5.17 Required Hedging Agreements.

(a) Each Borrower shall enter into one or more Hedging Agreements (including any amendments of the Pre-Hedging Agreements and/or transfer by novation to any transferee Required Hedge Provider of all or part of the Pre-Hedging Agreements), each in form and substance satisfactory to the Lenders, with the Required Hedge Providers having, at the time such Required Hedge Provider enters into such Hedging Agreement, capital, surplus and undivided profits of at least $500,000,000 and which agree to be bound by the Intercreditor Agreement, which effectively enable such Borrower to protect itself in a manner satisfactory to the Administrative Agent against the risk of interest rate fluctuations as to a notional principal amount at least equal to ninety percent (90%) of the outstanding principal amount of the Loans owed by such Borrower from time to time, which Required Hedging Agreements shall be executed by the date (the “Required Hedging Date”) which is within the earlier of (i) ninety (90) days from the Closing Date and (ii) sixty (60) days from the date of first Disbursement (but not before the Closing Date) and maintained in full force and effect until the Loan Termination Date. Neither Borrower shall enter into any Hedging Agreement other than (i) the Hedging Agreements entered into pursuant to the preceding sentence of this Section 5.17(a), (ii) transfers and novations thereof and (iii) amendments or modifications thereto, each in form and substance satisfactory to the Administrative Agent, entered into to increase the notional amount thereof so as to permit such Borrower to comply with its obligations to have entered into Hedging Agreements as to a notional amount equal to at least ninety percent (90%) of the outstanding principal amount of the Loans owed by such Borrower (collectively, the “Required Hedging Agreements”).

(b) If on any date from and after the Required Hedging Date until the Loan Termination Date the aggregate notional amount covered by any Required Hedging Agreements exceeds one-hundred percent (100%) of the outstanding principal amount of the Loans owed by such Borrower, the Borrower party to such Required Hedging Agreements shall within ten (10) Business Days of becoming aware of such excess and in any event within three (3) Business Days following the date of any prepayment of the Loans giving rise to such excess (the “Notional Amount Adjustment Date”), if such excess is continuing after that period, adjust such notional amount so that, as a result of such adjustment, the aggregate notional amount under the relevant Required Hedging Agreements does not exceed the outstanding principal amount of the Loans owed by the relevant Borrower; provided, however, that: (i) such adjustment shall be made on a pro rata basis across all Required Hedging Agreements to which the relevant Borrower is a party; (ii) any adjustment pursuant to this Section 5.17(b) shall only be made to the extent that any termination amounts and other amounts payable by the relevant Borrower in connection with such adjustment (the “Termination Amounts”), which shall be notified by such Borrower to the Administrative Agent in writing on each relevant Notional Amount Adjustment Date, can be paid in without causing the Borrowers to be unable to pay, pursuant to the terms of the Accounts Agreement, the Obligations as they become due; and (iii) in the event either Borrower is required to comply with the Cash Sweep Obligation pursuant to Section 6.3(e), such Borrower shall not be required to make the adjustments pursuant to this Section 5.17(b), provided that such Borrower shall comply with the requirements of Section 5.17(c).

(c) In the event that either Borrower is required to make a prepayment in compliance with the Cash Sweep Obligation pursuant to Section 6.3(e), such Borrower shall from the Notional Amount Adjustment Date that would otherwise apply in respect of such prepayment retain in such Borrower’s Offshore Distribution Holding Account an amount no less than the Termination Amounts that would otherwise be payable pursuant to clause (ii) of Section 5.17(b) in connection with such prepayment (the “Retained Termination Amount”), and the amount on deposit in such Borrower’s Offshore Distribution Holding Account to be applied to the prepayment of Loans in order to comply with the Cash Sweep Obligation pursuant to Section 6.3(e) shall be an amount equal to the positive difference between 100% of the proceeds on deposit in such Offshore Distribution Holding Account and the Retained Termination Amount applicable at the time of such prepayment. For each third Interest Payment Date (each a “Recalculation Date”) following the initial prepayment pursuant to Section 6.3(e), the relevant Borrower shall recalculate the Retained Termination Amount in good faith based on the Termination Amounts that would otherwise be payable pursuant to Section 5.17(b), in order to adjust the aggregate notional amount under the relevant Required Hedging Agreements to an amount no greater than the outstanding principal amount of the Loans owed by the relevant Borrower, in connection with the prepayments under Section 6.3(e) on each of such dates and inform the Administrative Agent in writing thereof. For the avoidance of doubt, to the extent that, as a result of any such recalculation for a Recalculation Date, the Retained Termination Amount is reduced, the amount to be applied to prepayment in order to comply with the Cash Sweep Obligation pursuant to Section 6.3(e) shall be an amount equal to the positive difference between 100% of the proceeds on deposit in such Offshore Distribution Holding Account and such reduced Retained Termination Amount applicable at the time of such prepayment.

5.18 Financial Covenants.

(a) (i) Until the date either Borrower is required to comply with the Cash Sweep Obligation pursuant to Section 6.3(e), each Borrower shall ensure that the Combined Debt Service Coverage Ratio, calculated for each Semi-annual Calculation Date for the twelve (12)-month period ending on the Interest Payment Date immediately preceding such Semi-annual Calculation Date, will not for any two (2) consecutive Semi-annual Calculation Dates be less than 1.10:1.0 and (ii) at any time thereafter, each Borrower shall ensure that the Debt Service Coverage Ratio for each Borrower, calculated for each Semi-annual Calculation Date for the twelve (12)-month period ending on the Interest Payment Date immediately preceding such Semi-annual Calculation Date, will not for any two (2) consecutive Semi-annual Calculation Dates be less than 1.10:1.0.

(b) No later than the Commercial Operation Date in respect of each Drilling Unit, and at all times thereafter, each Borrower shall maintain on deposit in the Offshore Debt Service Reserve Account relating to the Drilling Unit owned by such Borrower the Offshore Debt Service Reserve Account Required Balance.

5.19 Transactions with Affiliates. Except as provided in the Transaction Documents and, subject to Section 5.36, the Intercompany Loan Agreements, neither Borrower shall (and each Borrower shall cause each of the Operators and Bareboat Charterers not to) directly or indirectly (a) make any Investment in or payment to any of its Affiliates; (b) transfer, sell, lease, assign or otherwise dispose of any Property to any of its Affiliates; (c) purchase or acquire Property from any of its Affiliates; or (d) enter into any other transaction or arrangement directly or indirectly with or for the benefit of any of its Affiliates, unless such transaction is upon fair and reasonable terms no less favorable to it than it would obtain in a comparable arm’s length transaction with a Person which is not an Affiliate of such Borrower, Operator or Bareboat Charterer, as the case may be.

5.20 Use of Proceeds; Capex Budget.

(a) Subject to Section 5.36, each Borrower (i) shall use the proceeds of the Loans solely to pay or reimburse the Sponsor for Project Costs with respect to its Drilling Unit and (ii) shall not make any payment in respect of any Construction Milestone (in whole or in part) unless such Construction Milestone has been achieved in accordance with the Building Contract relating to such Borrower’s Drilling Unit.

(b) Neither Borrower shall, without the prior written consent of the Administrative Agent (acting on the instructions of the Lenders and after obtaining an opinion of the Independent Engineer), amend, revise or modify the Capex Budget relating to its Drilling Unit to increase it, or request any Loans in respect of any increase thereto; provided, however, that no such consent shall be required in the event any such action increases or causes an increase in the relevant Capex Budget in the amount not to exceed the Unutilized Contingency Amount; provided further, for the avoidance of doubt, that the use of funds deposited in the Offshore Construction and Penalty Account with respect to either Drilling Unit pursuant to Section 2.1(a) of the Equity Support Guaranty in respect of the Borrower that is the owner of such Drilling Unit shall require the consent of the Required Lenders upon consultation with the Independent Engineer, which consent shall not be unreasonably withheld. An “increase” referred to in this sub-section shall mean an increase in the relevant Capex Budget by reference to the total amount thereof of six hundred twenty-three million three hundred seventy thousand four hundred fifty Dollars ($623,370,450) in respect of the Capex Budget relating to the Amaralina Star Drilling Unit and six hundred twenty-seven million four hundred sixteen thousand nine hundred seventy-seven Dollars ($627, 416,977) in respect of the Capex Budget relating to the Laguna Star Drilling Unit, as the case may be, and not to any particular line item.

5.21 Project Construction; Maintenance.

(a) Each Borrower shall cause its Drilling Unit to be duly constructed and completed in all material respects in accordance with the Capex Budget relating to such Drilling Unit, the Building Contract in respect of such Drilling Unit, and Good Practices (if any), and shall cause the Commercial Operation Date with respect to its Drilling Unit to occur by the last permitted date required in the Charter Agreement relating to such Drilling Unit.

(b) Neither Borrower shall enter into any Change Order except as may be permitted by Section 5.25.

(c) Each Borrower shall, and shall cause each of the Operators and the Bareboat Charterers to, maintain and preserve the Drilling Unit owned, operated or chartered by it, as the case may be, and all of its respective Properties necessary or useful in the proper conduct of its respective business in good working order and in such condition that such Drilling Unit will have the capacity and functional ability to perform, on a continuing basis (ordinary wear and tear excepted), in normal commercial operation, the functions for which it was specifically designed in accordance with the Building Contract with respect to such Drilling Unit at substantially the levels contemplated thereby. Each Borrower shall cause its Drilling Unit to be operated, serviced, maintained and repaired so that the condition and operating efficiency thereof will be maintained and preserved (ordinary wear and tear excepted) in all material respects in accordance and compliance with (i) Good Practices, (ii) such operating standards as shall be required to enforce any material warranty claims against dealers, manufacturers, vendors, contractors, and sub-contractors, and (iii) the terms and conditions of all insurance policies maintained with respect to such Drilling Unit at any time.

(d) Neither Borrower shall, and each Borrower shall cause each of the Operators and the Bareboat Charterers not to, in any material respect, alter, remodel, add to, reconstruct, improve or demolish any part of the Drilling Unit owned, operated or chartered by it, as the case may be, or any other Collateral, except as contemplated by or in accordance with the Plans and Specifications with respect to such Drilling Unit or as required by Petrobras in accordance with the terms of the Charter Agreement relating to such Drilling Unit, in which case the Borrower that is the owner of such Drilling Unit shall provide prior written notice thereof, together with the details of such alteration, remodeling, addition, reconstruction, improvement or demolition, as the case may be, to the Collateral Agent and the Administrative Agent.

(e) Neither Borrower shall (i) appoint or allow the appointment of any replacement Operator which is an Affiliate of the Sponsor without the prior written approval of the Majority Lenders; provided that each of Manisa and Tarsus shall be permitted to assign and transfer all of its obligations, rights, title and interest in, to and under the Project Documents and the Financing Documents to which it is a party to QGOG in compliance with Section 5.25 (other than Section 5.25(b)), (ii) appoint or allow the appointment of any other replacement Operator without the prior written approval of the Lenders, in each such case such approval not to be unreasonably delayed or withheld.

(f) Neither Borrower shall, and each Borrower shall cause each of the Operators and Bareboat Charterers not to, directly or indirectly, make or commit to make any expenditure in respect of the purchase or other acquisition of fixed or capital assets, other than (i) expenditures contemplated by the Capex Budget relating to such Borrower’s Drilling Unit, and (ii) Loss Proceeds permitted to be applied to the payment of restoration costs with respect to such Borrower’s Drilling Unit pursuant to Section 5.11.

(g) Neither Borrower shall, and each Borrower shall cause each of the Operators and the Bareboat Charterers not to, remove any material part of the Drilling Unit owned, operated or chartered by it, or item of equipment installed on such Drilling Unit, except as required under the terms of the Charter Agreement relating to such Drilling Unit (in which case the Borrower that is the owner of such Drilling Unit shall provide prior written notice thereof, together with the details of such removal to the Collateral Agent and the Administrative Agent), unless the part or item so removed is replaced promptly by a suitable part or item which is in the same condition as or better condition than the part or item being replaced, is free from any Lien other than Permitted Liens and becomes, upon installation on the relevant Drilling Unit, (i) the property of the Borrower that is the owner of such Drilling Unit and, (ii) subject to a Security Interest in favor of the Collateral Agent, but only in each case to the extent and on the same terms as the part or item being replaced. Nothing in the foregoing sentence shall prevent removal by either Borrower, if such removal would not have a Material Adverse Effect on the ability of such Borrower to comply with the provisions of Section 5.21(c), of any part or item title to which is not and is not required to be vested in such Borrower.

5.22 Performance of Project Documents.

(a) Each Borrower shall, and shall cause each of the Operators and the Bareboat Charterers to, perform and observe, in all material respects, all of its covenants and agreements contained in any of the Project Documents to which it is or becomes a party, and shall take all necessary action to prevent the termination of any such Project Documents in accordance with the terms thereof or otherwise (other than by virtue of the scheduled expiration in the ordinary course of such Project Documents in accordance with their terms).

(b) Each Borrower shall instruct all Project Participants to make all payments payable to it to the Offshore Accounts Bank for deposit in the appropriate Offshore Project Account relating to such Borrower’s Drilling Unit in accordance with the Accounts Agreement.

5.23 Petrobras Assignment. Neither Borrower shall, and each Borrower shall cause each Bareboat Charterer not to, consent to any assignment or transfer of all or any part of rights and obligations of Petrobras in, to or under the Charter Agreement relating to such Borrower’s Drilling Unit other than to a transferee which has been approved by the Lenders (acting reasonably), provided, however, that in the event of any such assignment or transfer by Petrobras as to which either Borrower or the relevant Bareboat Charterer has no right of consent under the Charter Agreement relating to the relevant Borrower’s Drilling Unit, the relevant Borrower shall (i) upon the request of the Majority Lenders, use its best efforts to obtain credit support from Petrobras or another Person, reasonably acceptable to the Lenders, for the obligations of such assignee or transferee and (ii) use its best efforts to cause such credit support to be or become subject to the Liens of the Security Documents (whether by amendment to any Security Document, execution of a new Security Document or otherwise) in favor of the Collateral Agent; provided further, however, that in no event “best efforts” should require any of the Borrowers, the Bareboat Charterers and the Sponsor to take any action that could reasonably be expected to jeopardize their commercial relationship with Petrobras.

5.24 Merger; Sales and Purchases of Assets. Neither Borrower shall merge into or consolidate with any other Person, or liquidate or dissolve itself (or suffer any liquidation or dissolution), or sell, lease, sub-let (or, with respect to its Drilling Unit, give consent to Petrobras to sub-let), transfer, part with possession or operational control or otherwise dispose of any assets or Property other than (a) with respect to its Drilling Unit, the chartering and operation of such Drilling Unit as contemplated by the Charter Agreement and/or the Services Agreement relating to such Drilling Unit; (b) subject to the requirements of Section 6.3(c) and to the establishment by such Borrower of an Offshore Disposition Proceeds Account pursuant to the terms of the Accounts Agreement, sales, transfers and other dispositions of assets of such Borrower, having a value of less than five million Dollars ($5,000,000) in the aggregate, or otherwise determined by such Borrower (in its reasonable opinion) to be obsolete or no longer used by or useful to it for the operation or maintenance of its Drilling Unit, provided, that notice of any proposed sale, transfer or disposition by either Borrower having a value of more than five million Dollars ($5,000,000) in the aggregate pursuant to this clause (b) shall be given to the Administrative Agent at least ten (10) days prior to the consummation thereof and the relevant Borrower shall certify in such notice that such assets are obsolete; (c) sales of Permitted Investments prior to the maturity thereof; (d) subject to the establishment by such Borrower of an Offshore Disposition Proceeds Account pursuant to the terms of the Accounts Agreement, to the extent other assets or

Property are being provided in replacement thereof pursuant to the terms of the Project Documents relating to such Borrower’s Drilling Unit; (e) Distributions or other payments in accordance with Section 5.16; and (f) cash payments permitted under or contemplated by the Financing Documents. Neither Borrower shall purchase or acquire any assets other than the purchase of (i) assets reasonably required for the completion of the Project relating to such Borrower’s Drilling Unit in accordance with the relevant Capex Budget, (ii) assets in the ordinary course of business reasonably required in connection with the operation of such Borrower’s Drilling Unit and (iii) Permitted Investments.

5.25 Amendment of Transaction Documents; Additional Project Documents; Change Orders; etc.

(a) Without prejudice to Section 5.3(b), neither Borrower shall (and each Borrower shall cause each of the Operators and Bareboat Charterers not to), without the consent of, in the case of clause (i), clause (ii), clause (v) and clause (viii) below, the Lenders, in the case of clause (vii) below, the Required Lenders, and otherwise the Majority Lenders, (i) agree to or permit the cancellation, suspension or termination of any Project Document or any Financing Document (other than by virtue of the scheduled expiration in the ordinary course of such Project Document or Financing Document in accordance with its terms or otherwise in accordance with the terms of this Agreement or the other Financing Documents and, solely in respect of the Management Agreements and the Head Services Agreements, to the extent permitted pursuant to the terms of the Consent Agreements in respect thereof); (ii) sell, assign (other than pursuant to the Security Documents) or otherwise dispose of (by operation of law or otherwise) any part of its interest in any Project Document or any Financing Document; provided that, solely to the extent (x) no Default or Event of Default shall have occurred and be continuing immediately before, or would result from, such assignment, (y) all authorizations, consents or approval of, or notice to or filing with, any Governmental Authority or any other Person required in connection with such assignment (including, without limitation, the prior written consent of Petrobras) shall have been obtained and (z) such assignment could not reasonably be expected to have a Material Adverse Effect or materially reduce the amount of any payment due or to become due to the Borrowers (and, in any event, would not cause (x) the Amaralina Star Term Loans Net Balloon Amount or the Laguna Star Term Loans Net Balloon Amount, as the case may be, to be higher than 20% of the aggregate amount of the Amaralina Star Term Loan Commitments or the Laguna Star Term Loan Commitments, respectively or (y) the projected Debt Service Coverage Ratio with respect to each Borrower for the Relevant Period in respect of such Borrower to be less than 1.25:1.00), each of Manisa and Tarsus may, pursuant to the terms of Section 5.25(c), assign and transfer all of its obligations, rights, title and interest in, to and under the Project Documents and the Financing Documents to which it is a party to QGOG; (iii) except where the same would not materially reduce the amount of any payment due to either Borrower and could not otherwise reasonably be expected to have a Material Adverse Effect, waive any default under or breach of any Project Document (other than the Shareholders’ Agreements) or waive, forgive or release any right, interest or entitlement, howsoever arising, under or in respect of any Project Document (other than the Shareholders’ Agreements); (iv) petition, request or take any other legal or administrative action that seeks, or may be expected, to rescind, terminate or suspend any Project Document; (v) agree to or permit the assignment or delegation of any payment obligations of any Project Participant under any Project Document or, except where the same could not otherwise reasonably be expected to have a Material Adverse Effect, agree to or permit the assignment of any rights or the assignment or delegation of any other obligations of any Project Participant under any Project Document except as permitted without the consent of the Borrowers, the Bareboat Charterers, or the Operators by the terms of such Project Document; (vi) except for Permitted Change Orders as provided below, amend, supplement, modify or give any consent under any Building Contract relating to such Borrower Drilling Unit or exercise any material option thereunder; (vii) amend, supplement, modify or give any consent under any of the Undertaking Agreement, the Equity Support Guaranties, the Sponsor Contingent Balloon Guaranties (as defined in the Undertaking Agreement), the QGSA Undertaking Agreements (as defined in the Undertaking Agreement) or, if applicable, the Parent Balloon Guaranties (as defined in the Undertaking Agreement), or exercise any material option thereunder; (viii) except where the same would not materially reduce the amount of any payment due or to become due to the Borrowers (and, in any event, would not cause (x) the Amaralina Star Term Loans Net Balloon Amount or the Laguna Star Term Loans Net Balloon Amount, as the case may be, to be higher than 20% of the aggregate amount of the Amaralina Star Term Loan Commitments or the Laguna Star Term Loan Commitments, respectively or (y) the projected Debt Service Coverage Ratio with respect to each Borrower for the Relevant Period in respect of such Borrower to be less than 1.25:1.00) and could not otherwise reasonably be expected to have a Material Adverse Effect, amend, supplement, modify or give any consent under any Project Document (other than the Shareholders’ Agreements and the other Project Documents referred to in clauses (vi) and (vii)) or exercise any material option thereunder; (ix) except as may be permitted by Section 9.12, amend, supplement, modify or give any consent under any Financing Document or exercise any material option thereunder; or (x) except as expressly required by the Financing Documents and for Additional Project Documents involving an amount not exceeding ten million Dollars ($10,000,000) (individually) and twenty million Dollars ($20,000,000) (in the aggregate), enter into any Additional Project Document; provided that, for the avoidance of doubt, either Borrower’s refraining from taking enforcement action, where it is reasonable and prudent in the circumstances to so refrain, shall not be deemed a waiver, amendment or supplement for purposes of this Section 5.25(a).

(b) Each Borrower may, with notice to be provided to the Independent Engineer and the Administrative Agent within ten (10) Business Days thereafter, enter into any Change Order in respect of such Borrower’s Drilling Unit (a “Permitted Change Order”) if (i) such Change Order is reasonable and necessary in the reasonable opinion of such Borrower, (ii) such Change Order does not materially change the Plans and Specifications relating to such Borrower’s Drilling Unit and does not require consent from Petrobras under the Charter Agreement or the Services Agreement relating to such Borrower’s Drilling Unit (other than consent that has already been obtained), (iii) such Change Order does not result in an extension of (A)(x) the expected Amaralina Star Shipyard Delivery Date beyond July 15, 2012 or (y) the expected Laguna Star Shipyard Delivery beyond September 15, 2012, as the case may be, or (B) the expected Commercial Operation Date with respect to either Drilling Unit beyond the earlier of (x) the date required under the applicable Charter Agreements and Services Agreements in order to avoid the right of Petrobras to terminate these agreements and (y) May 30, 2013, (iv) such Change Order does not result in any change to, or amendment of, the Acceptance Tests, the Delay Liquidated Damages, the performance guarantees pursuant to the relevant Building Contract or the conditions pursuant to which payment of any such damages is required to be made, either directly or indirectly, and (v) the cost of such Change Order does not exceed the then unutilized amount of “contingency” indicated in the Capex Budget in respect of such Borrower’s Drilling Unit, such amount initially being eleven million five hundred sixty-nine thousand Dollars ($11,569,000) in respect of each Drilling Unit.

(c) In order to effect any assignment and transfer by either of Tarsus or Manisa of all of its obligations, rights, title and interest in, to and under the Project Documents and the Financing Documents to which it is a party to QGOG pursuant to Section 5.25(a)(ii) above, each Borrower shall cause Manisa or Tarsus, as the case may be, and QGOG to deliver to the Administrative Agent an assignment agreement substantially in the form of Exhibit H (each such agreement, an “Operator Assignment Agreement”), and promptly upon receipt of any such Operator Assignment Agreement, the Administrative Agent shall deliver a copy of such Operator Assignment Agreement to the Lenders. Upon the effective date of the assignment to be effected by any Operator Assignment Agreement, (i) QGOG shall become an Operator under the Financing Documents and assume any and all obligations and liabilities of Tarsus or Manisa, as the case may be, in its capacity as Operator under the Financing Documents to which it is a party (including the obligations of (or in respect of) the Operators set forth in Sections 5.2(d), 5.3(a)(v) (solely with respect to Taxes payable in connection with either Project), 5.7, 5.10 and 5.30(a) of this Agreement, but excluding all other obligations of (or in respect of) the Operators set forth in Section 5 of this Agreement and the obligations of (or in respect of) the Operators set forth in Section 4.3(i)(ii), Section 4.3(j), the second sentence and clauses (b), (c), (d), (e) and (f) of the third sentence of Section 4.3(k) of the Undertaking Agreement, which shall not apply to QGOG), which shall be legal, valid and binding obligations of QGOG, enforceable against it in accordance with their terms and (ii) Tarsus or Manisa, as the case may be, shall be released from its obligations and liabilities in its capacity as Operator or otherwise under the Financing Documents to which it is a party (including the obligations that will not be assumed by, or apply to, QGOG pursuant to terms hereof); provided that:

(x) to the extent and for so long as, after giving effect to such assignment, Tarsus or Manisa, as the case may be, shall continue to be a direct or indirect Subsidiary of either Borrower, Tarsus or Manisa, as the case may be, shall comply with its obligations under Section 4.3(c) of the Undertaking Agreement; and

(y) to the extent and for so long as, after giving effect to such assignment, Tarsus or Manisa, as the case may be, shall remain (A) as a party to any Project Document or (B) jointly and severally liable for the obligations of QGOG under any Project Document, Tarsus or Manisa, as the case may be shall be jointly and severally liable for the compliance by QGOG with all of its obligations under the Financing Documents to which it is a party, and all provisions of the Financing Documents that were applicable to Tarsus or Manisa, as the case may be, in its capacity as Operator or otherwise before giving effect to such assignment, shall remain in full force and effect in respect of Tarsus or Manisa, as the case may be.

(d) Each Borrower shall cause QGOG to deliver to the Administrative Agent (for prompt delivery to the Lenders), at the sole cost of QGOG (and without any cost and expense or recourse to either Borrower, Tarsus, Manisa or either Project), all items required to be delivered pursuant to any Operator Assignment Agreement as a condition precedent to effectiveness of such Operator Assignment Agreement, including, without limitation:

(i) evidence that all authorizations, consents or approval of, or notice to or filing with, any Governmental Authority or any other Person required in connection with the relevant assignment (including, without limitation, the prior written consent of Petrobras) shall have been obtained;

(ii) legal opinions from external New York counsel and Brazilian counsel to QGOG in form and substance reasonably satisfactory to all of the Lenders as to (A) the corporate power and authorization of the parties to such Operator Assignment Agreement, (B) the due execution and the valid binding and enforceable nature of such Operator Assignment Agreement, and, with respect to QGOG, the obligations assumed by it thereunder and (C) the absence of a violation of applicable Law or the Organizational Documents of the parties to such Operator Assignment Agreement arising from such Operator Assignment Agreement or the obligations assumed by QGOG thereunder; and

(iii) evidence satisfactory to all of the Lenders of the assignment and transfer by either of Tarsus and Manisa, as the case may be, of all of its obligations, rights, title and interest in, to and under the Project Documents to which it is a party to QGOG.

(e) On or before the effective date of any Operator Assignment Agreement delivered pursuant to Section 5.25(c), each Borrower shall, at the sole cost of QGOG (and without any cost and expense or recourse to either Borrower, Tarsus, Manisa or either Project), cause each of QGOG, Tarsus and Manisa, as the case may be, to execute and deliver to the Administrative Agent: (i) the Petrobras Acknowledgment in respect of the relevant Services Agreement acknowledged by Petrobras and executed by Palase and QGOG or Podocarpus and QGOG, as the case may be or (ii) written confirmation from Petrobras that the Petrobras Acknowledgment in respect of the relevant Services Agreement will remain in full force and effect and apply in all respects to QGOG as assignee of the rights of Tarsus or Manisa, as the case may be, under such Services Agreement; provided, however, that such Petrobras Acknowledgments or written confirmation from Petrobras shall only be required to be delivered to the Administrative Agent on or before the effective date of such Operator Assignment Agreement in accordance with this Section 5.25(e) if, on or before such effective date, the Petrobras Acknowledgement executed by Tarsus or Manisa, as the case may be, shall have been acknowledged and delivered by Petrobras; provided further, that in any event the Petrobras Acknowledgements in respect of the Services Agreements executed by Palase and QGOG or by Podocarpus and QGOG, as the case may be, shall be delivered by the Borrowers to the Administrative Agent as soon as practicable and in any event in satisfaction of the condition precedent to the Delivery Date Loans to be disbursed pursuant to Section 3.2(f)(1)(vi).

(f) Each Borrower shall, and shall cause each of Tarsus, Manisa and QGOG to, at the sole cost of QGOG (and without any cost and expense or recourse to either Borrower, Tarsus, Manisa or either Project) to execute and deliver such other documents, and take such other action, as either party or the Administrative Agent reasonably may request in connection with any assignment pursuant to Section 5.25(c).

(g) Any assignment and transfer by either of Tarsus or Manisa of any of its obligations, rights, title and interest in, to and under the Project Documents and the Financing Documents to which it is a party to QGOG in contravention of the provisions of this Section 5.25 shall be null and void ab initio.

5.26 Environmental Compliance. Each Borrower shall use all reasonable efforts to comply in all respects and cause each of the Operators and the Bareboat Charterers and all other Persons constructing, occupying or conducting operations to comply with the Equator Principles with respect to its Drilling Unit.

5.27 Completion; Acceptance Tests.

(a) Neither Borrower shall, without the prior written consent of the Independent Engineer, (i) deliver a notice of acceptance or otherwise accept (including by refraining from issuing a notice of rejection or by failing to be present at the tests and trials of such Borrower’s Drilling Unit for any reason whatsoever other than events beyond such Borrower’s control) such Borrower’s Drilling Unit under Article VI of the relevant Building Contract, (ii) execute the Delivery Certificates contemplated by Article VII of the relevant Building Contract and (iii) issue, approve or execute any other acceptance or completion certificate or otherwise confirm acceptance or completion of such Borrower’s Drilling Unit or any portion or phase of construction thereof.

(b) Neither Borrower shall, without the prior approval of (x) the Majority Lenders (after consultation with the Independent Engineer) in the event any of the following actions could reasonably be expected to have a Material Adverse Effect or (y) the Independent Engineer if otherwise, (i) take any action or fail to take any action which could permit an extension of any guaranteed completion or acceptance date under the Building Contract with respect to such Borrower’s Drilling Unit, (ii) waive, defer or reduce any of the requirements of any of the Acceptance Tests or (iii) refrain from advising the Building Contractor under the Building Contract relating to such Borrower’s Drilling Unit of any defects, deficiencies or discrepancies of which such Borrower has knowledge.

(c) Neither Borrower shall, without the prior approval of the Independent Engineer, (i) notify the Building Contractor under the Building Contract with respect to such Borrower’s Drilling Unit that it accepts any Punch List, or (ii) accept or confirm that such Borrower’s Drilling Unit has satisfied any of the material Acceptance Tests to be conducted during sea trials of such Drilling Unit (including tests of propulsion and dynamic positioning systems conducted during sea trials).

5.28 ERISA. None of the Borrowers or any of the ERISA Affiliates of the Borrowers shall at any time establish, maintain, contribute to or be required or permitted to contribute to any Plan or Multiemployer Plan.

5.29 Certain Agreements. Neither Borrower shall enter into any agreement or undertaking other than the Transaction Documents restricting, or purporting to restrict, its ability to comply with the terms of this Agreement or to (a) amend this Agreement or any other Financing Document, (b) sell any of its assets, (c) create Liens, (d) create or incur Indebtedness or (e) make any Distribution.

5.30 Security Documents.

(a) Each Borrower shall, and shall cause each of the Operators and the Bareboat Charterers to, take all actions necessary or requested by the Administrative Agent to maintain each Security Document to which it is a party in full force and effect and enforceable in accordance with its terms and to maintain and preserve the Liens created by such Security Documents and the priority thereof, including (i) making filings and recordations, (ii) making payments of fees and other charges, (iii) issuing and, if necessary, filing or recording supplemental documentation, including continuation statements, (iv) discharging all claims or other Liens adversely affecting the rights of any Secured Party in any Collateral, (v) publishing or otherwise delivering notice to third parties, (vi) depositing title documents and (vii) taking all other actions either necessary or otherwise requested by the Administrative Agent to ensure that all Collateral (including any after-acquired Property of such Project Participant intended to be covered by any Security Document to which it is a party) is subject to a valid and enforceable first-priority Lien in favor of the Collateral Agent for the benefit of the Secured Parties. In furtherance of the foregoing, (A) each Borrower shall, and shall cause each of the Operators and the Bareboat Charterers to, ensure that all its after-acquired Property other than such Property not intended to be covered by such Security Documents shall become subject to the Lien of the Security Documents having the priority contemplated thereby promptly upon the acquisition thereof and (B) neither Borrower shall, and each Borrower shall cause each of the Bareboat Charterers not to, open or maintain any bank account without first taking all such actions as may be necessary or otherwise requested by the Administrative Agent to ensure that such bank account is subject to a valid and enforceable first priority Lien in favor of the Collateral Agent for the benefit of the Secured Parties.

(b) Each Borrower shall take all actions necessary to cause each Additional Project Document intended to be covered by a Security Document to which it is a party to be or become subject to the Liens of the Security Documents (whether by amendment to any Security Document, execution of a new Security Document or otherwise) in favor of the Collateral Agent, and shall deliver or cause to be delivered to the Administrative Agent such certificates or other documents with respect to each Additional Project Document as the Administrative Agent may reasonably request. Each Borrower shall, in the case of any Additional Material Project Document, cause each party to such Additional Material Project Document to execute and deliver a Consent Agreement with respect to such Additional Material Project Document and such legal opinions relating to such Additional Material Project Document as the Administrative Agent may reasonably request. Each Borrower shall, in the case of any Additional Project Document involving an amount of less than ten million Dollars ($10,000,000), deliver to the Administrative Agent such confirmation that such Additional Project Document is subject to the Security Documents as the Administrative Agent may reasonably request, but shall not be required to deliver any such Consent Agreement or legal opinion in respect of such Additional Project Document.

(c) At such time as the Administrative Agent may reasonably determine, the Administrative Agent shall be entitled to obtain, at the Borrowers’ cost and expense, an opinion or opinions of legal counsel either stating that, in the opinion of such counsel, such action has been taken with respect to (i) amending or supplementing the Security Documents (or providing additional Security Documents, notifications or acknowledgments) as is necessary to subject all the Collateral (including any after-acquired Property of the Borrowers or any other Project Participant intended to be covered by a Security Document) to the Lien of the Security Documents and (ii) (A) the recordation of the Security Documents (including, without limitation, any amendment or supplement thereto) and any other requisite documents and (B) the execution and filing of any financing statements and continuation statements as are necessary to maintain the Liens purported to be created by the Security Documents and reciting the details of such action or stating that, in the opinion of such counsel, no such action is necessary to maintain such Liens. Such opinion or opinions of counsel shall also describe the recordation of the Security Documents and any other requisite documents and the execution and filing of any financing statements and continuation statements, or the taking of any other action that will, in the opinion of such counsel, be required to maintain the Liens purported to be created by the Security Documents after the date of such opinion.

5.31 Prepayment of Indebtedness; Reduction of Commitments.

(a) Except for prepayments required or permitted to be made pursuant to this Agreement neither Borrower shall make, or permit to be made on its behalf, any prepayment of any of the Loans.

(b) Neither Borrower shall reduce all or any portion of the Commitment of any Lender prior to the end of the Amaralina Star Bank Tranche Availability Period, Laguna Star Bank Tranche Availability Period, Amaralina Star MTI Tranche Availability Period or Laguna Star MTI Tranche Availability Period unless (i) the Borrowers shall have jointly offered to each of the Lenders to make, and with the consent of each Lender shall contemporaneously make, a proportionate reduction in the Commitment of each such other Lender, (ii) construction of each of the Drilling Units shall be proceeding substantially in accordance with the Project Schedule applicable to such Drilling Unit, (iii) no event shall have occurred or could reasonably be expected to occur to cause the Delivery Date applicable to either Drilling Unit to be delayed, (iv) the proposed reduction in Commitments requested by the Borrowers could not be reasonably expected to result in a deficiency of funds necessary to achieve the Commercial Operation Date applicable to either Drilling Unit by no later than the earlier of (A) the date required under the applicable Charter Agreements and Services Agreements in order to avoid the right of Petrobras to terminate these agreements and (B) May 30, 2013 and otherwise satisfy the conditions contained in Section 3.5, and (v) each Lender shall have received certificates from each Borrower, confirmed by the Independent Engineer, with respect to the matters set forth in clauses (ii), (iii) and (iv) above.

5.32 Transfers of Equity Interests. Neither Borrower shall (a) permit or consent to the transfer (by assignment, sale or otherwise) of any Equity Interests in such Borrower or any of the Operators and the Bareboat Charters, or (b) issue (or permit any of the Bareboat Charterers or the Operators to issue) any new Equity Interests; provided, that each Borrower may permit or consent to the assignment, sale or transfer of Equity Interests in such Borrower or any of the Bareboat Charterers or the Operators or to the issuance by it or any of the Bareboat Charterers or the Operators of new Equity Interests (each a “Transfer”) if such Transfer is consummated in compliance with Section 5.37 and each of the following conditions (any Transfer not complying with each of the following conditions being null and void ab initio):

(i) after giving effect to any such Transfer, no Change of Control shall have occurred;

(ii) solely with respect a Transfer of Equity Interests in any of the Borrowers or the Bareboat Charterers, such Transfer shall be made expressly subject to the granting of a Lien in favor of the Collateral Agent (for the benefit of the Secured Parties) on the Equity Interests so being transferred, and any Person that becomes a shareholder of any of the Borrowers or the Bareboat Charterers as a result of such Transfer shall, simultaneously with such Transfer, sign, with respect to the Equity Interests in either Borrower, a share charge agreement, and with respect to the Equity Interests in either Bareboat Charterer, a pledge agreement, in each case with the terms and conditions substantially identical to the terms and conditions of the applicable First Priority Share Pledge Agreement and otherwise in form, scope and substance satisfactory to the Administrative Agent; and

(iii) such Person referred to in paragraph (ii) above shall, simultaneously with such Transfer, execute and deliver to the Collateral Agent such financing statements and other documents and instruments as the Collateral Agent may reasonably request in order to evidence, secure, and perfect the Collateral Agent’s security interest in and Lien on such Equity Interests;

provided further, for the avoidance of doubt, that each of the Borrowers, Melbhouse Park Ltd. and Dorgaly Technologies Inc. shall be allowed to effect a Transfer of its Equity Interests in the applicable Bareboat Charterer to a company organized under the laws of the Netherlands subject to the satisfaction of the conditions set forth in paragraphs (i), (ii) and (iii) immediately above; it being understood that the conditions set forth in item (ii) shall be satisfied by means of the execution and delivery of an agreement relating to the transfer of the Equity Interests in the applicable Bareboat Charter in the form of Exhibit G hereto and the conditions set forth in item (iii) shall be satisfied by means of the execution and delivery to the Collateral Agent of a letter in the form of Annex 3 to Exhibit G hereto.

For the avoidance of doubt, nothing in this Section 5.32 shall restrict the ability of either Borrower to enter into the First Priority Share Pledge Agreements, the Second Priority Share Pledge Agreements or any other pledge agreement or share charge agreement, as applicable, with respect to any Equity Interests in such Borrower with the Collateral Agent.

5.33 Change in Name. Neither Borrower shall (a) change its name, and (b) do business under any name other than, in the case of Amaralina Star Ltd., “Amaralina Star Ltd.,” and in the case of Laguna Star Ltd., “Laguna Star Ltd.,” unless, in any such case, such Borrower shall have given the Collateral Agent at least forty-five (45) days’ prior written notice, and all action requested by the Collateral Agent necessary or advisable in the Collateral Agent’s opinion to preserve and perfect the Security Interests with respect to the Collateral shall have been taken.

5.34 Pari Passu. Each Borrower shall take such action as may be necessary to ensure that, at all times, the Loans rank at least pari passu in priority of payment and in all other respects with all other unsecured obligations of such Borrower from time to time.

5.35 Payments to the Building Contractor. Neither Borrower shall request any release of funds to the Building Contractor from the Offshore Construction and Penalty Account relating to such Borrower’s Drilling Unit in accordance with the Accounts Agreement with respect to the Delivery with respect to such Borrower’s Drilling Unit until the sea trials (as described in the relevant Building Contract) have been satisfactorily completed in accordance with the terms of the relevant Building Contract and the Independent Engineer has provided its certification in this respect.

5.36 Intercompany Loan Agreements. Each Borrower shall be entitled to use the proceeds from any Disbursement to repay a portion of its Indebtedness under the Intercompany Loan Agreements to which it is a party, provided, however, that after giving effect to any repayment of either Borrower’s Indebtedness under the Intercompany Loan Agreements to which it is a party pursuant to the terms of this Section 5.36, the ratio of (x) the aggregate amount of unreimbursed Equity Contributions made on or prior to such repayment date for application to Project Costs with respect to such Borrower’s Drilling Unit to (y) the aggregate amount of the Term Loans made to such Borrower on or prior to such repayment date shall not be less than 25:75, and, promptly thereafter, the relevant Borrower shall (x) cause the release of any Liens securing such Indebtedness and (y) provide evidence of such repayments and such release to the Administrative Agent.

5.37 “Know Your Customer” Checks. If:

(a) the introduction of or any change in (or in the interpretation, administration or application of) any applicable Law made after the date of this Agreement;

(b) any change in the status of either Borrower after the date of this Agreement or any issuance or Transfer to any Person, other than the Sponsor, of Equity Interests in either Borrower; or

(c) a proposed assignment or transfer by any Lender of any of its rights and/or obligations pursuant to Section 9.13 to a party that is not a Lender prior to such assignment or transfer,

obliges any Lender (or, in the case of paragraph (c) above, any prospective new Lender) to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, each Borrower shall as soon as practicable upon the request of such Lender supply, or procure the supply of, such documentation and other evidence as is requested by such Lender (for itself or on behalf of the other Lenders or, in the case of the event described in paragraph (c) above, on behalf of any prospective new Lender) in order for such Lender or such prospective new Lender, as the case may be, to carry out and be satisfied with the results of all necessary “know your customer” or other similar checks under all applicable Laws pursuant to the transactions contemplated by the Financing Documents in relation to such Borrower, any of its Subsidiaries, direct shareholders and any other Person with ability to, directly or indirectly, control, manage or direct such Borrower.

5.38 Registration; Classification.

(a) Each Borrower shall: (i) no later than the date of the request for the Delivery Date Loans, and at all times thereafter, (x) enroll, and maintain such enrollment of, its Drilling Unit in its name under the laws and flag of the Republic of Panama and (y) obtain the Tax Free Certificate from the Panamanian Shipping Bureau with respect to its Drilling Unit; (ii) no later than the Delivery Date in respect of such Borrower’s Drilling Unit, and at all times thereafter, obtain and maintain the classification by the American Bureau of Shipping (as set out in Section 4 of Article I and Section 2 of Article V of the Building Contract relating to such Borrower’s Drilling Unit); (iii) no later than the Delivery Date with respect to such Borrower’s Drilling Unit, execute, deliver and register the Mortgage with respect to such Drilling Unit on a preliminary basis with the Directorate General of Public Registry of Titles and Encumbrances of Vessels of the Panama Maritime Authority, and take any other action required in the judgment of the Collateral Agent (acting upon the written instructions of any Secured Party) to perfect the first priority Liens intended to be created by such Mortgage with respect to the such Drilling Unit; and (iv) no later than six (6) months from the date of execution of the Mortgage with respect to such Borrower’s Drilling Unit, (x) register the title of ownership of such Drilling Unit on the permanent basis in its name with the Directorate General of Public Registry of Titles and Encumbrances of Vessels of the Panama Maritime Authority and (y) register the Mortgage with respect to such Drilling Unit on the permanent basis with the Directorate General of Public Registry of Titles and Encumbrances of Vessels of the Panama Maritime Authority.

(b) Notwithstanding the foregoing, each Borrower shall have the right to change the jurisdiction of the flag under which its Drilling Unit is maintained upon the prior written consent of (i) all of the Lenders and GIEK to the extent that the new flag under which such Drilling Unit shall be maintained is of a jurisdiction other than Panama, Liberia or the Bahamas and (ii) the Majority Lenders to the extent that the new flag under which the Drilling Unit shall be maintained is of Panama, Liberia or the Bahamas; provided that, upon any change by either Borrower in the jurisdiction of the flag under which its Drilling Unit is maintained pursuant to this Section 5.38(b), such Borrower shall take all actions necessary or requested by the Administrative Agent and/or deliver any documents reasonably requested by the Administrative Agent to maintain the classification of such Drilling Unit by the American Bureau of Shipping (as set out in Section 4 of Article I and Section 2 of Article V of the Building Contract relating to such Drilling Unit), maintain each Security Document in respect of such Drilling Unit in full force and effect and enforceable in accordance with its terms and to maintain and preserve the first priority Liens created by such Security Documents, including all actions referred to in Section 5.30(a) and any legal opinions from external counsel to the Lenders reasonably requested by the Administrative Agent (as instructed in writing by the Majority Lenders) and in form and substance reasonably acceptable to the Majority Lenders.

5.39 Title. Neither Borrower shall do or permit to be done any act or thing which might reasonably be expected to jeopardize its title, rights and interest or any rights or interest of the Secured Parties in such Borrower’s Drilling Unit and/or knowingly omit or permit to be omitted to be done any act which might reasonably be expected to prevent that title and such rights and interest from being jeopardized.

5.40 Classification Society Undertaking. Each Borrower shall, upon a reasonable written request from the Administrative Agent:

(a) obtain from the American Bureau of Shipping and provide to the Administrative Agent certified true copies of all original class records held by such classification society in relation to the Drilling Unit owned by such Borrower;

(b) arrange for the Administrative Agent (or its agents), at any time and from time to time reasonably requested, to inspect (with the participation of such Borrower) such Borrower’s Drilling Unit’s original class and related records at the offices of such classification society and to take copies of them; and

(c) notify the Administrative Agent immediately in writing if:

(i) such Borrower or, to the best of its knowledge, any other Person notifies such classification society that such Borrower’s Drilling Unit’s classification society is to be changed; or

(ii) such Borrower becomes aware of any facts or matters which may result in, or have resulted in, a change, suspension, discontinuance, withdrawal or expiry of the class of such Borrower’s Drilling class under the rules or terms and conditions of such Borrower’s or its Drilling Unit’s membership in such classification society and shall send to the Administrative Agent any documents, reports and any other information that such Borrower receives from such classification society with respect to such facts or matters.

5.41 Arrest Prevention. Each Borrower shall, and shall cause each of the Operators and the Bareboat Charterers to, promptly discharge all liabilities which give or may give rise to maritime or possessory liens on or claims enforceable against its Drilling Unit, and such Drilling Unit’s earnings or insurances.

5.42 Sanctions. Neither Borrower shall, directly or indirectly, use the proceeds of the Loans, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, (i) to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions, or (ii) in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the Loans, whether as lender, underwriter, advisor, investor, or otherwise).

5.43 LTV Ratio. The Borrowers shall not permit the LTV Ratio in respect of each Drilling Unit calculated using (a) the Appraised Value of such Drilling Unit as set forth in the most recent Appraisal provided to the Administrative Agent pursuant to Section 5.1(k) and (b) the outstanding principal amount of the Loans owed by the Borrower that is the owner of such Drilling Unit on the date of such Appraisal to be less than: (i) during the initial thirty-six (36) months after the Commercial Operation Date of such Drilling Unit, 140%; and (ii) at any time thereafter, 150%.

5.44 Compliance with GIEK Guarantee Policies. Each Borrower shall, for as long as any amount is outstanding under this Agreement, procure that its obligations and liabilities hereunder in respect of the MTI Tranche Loans owed by it are secured by the GIEK Guarantee Policy in respect of such MTI Tranche Loans, and each Borrower shall at all times endeavor its best efforts to comply with the relevant terms and conditions set forth in the GIEK Guarantee Policies, which are incorporated herein by reference as if said terms and conditions where set out in this Agreement. For the avoidance of doubt, the relevant terms and conditions of the GIEK Guarantee Policies referred to in this Section 5.44 and incorporated in this Agreement are those expressly reflected in this Agreement and, for the purposes of this Section 5.44, shall not be amended and/or changed by MTI without previous consultation with the Borrowers.

SECTION 6. PAYMENT PROVISIONS; FEES.

6.1 Repayment of Principal.

(a) Amaralina Star Ltd. shall repay:

(i) the aggregate principal amount of the Amaralina Star Bank Tranche Loans outstanding on each Principal Payment Date, commencing on the First Repayment Date applicable to the Amaralina Star Bank Tranche Loans, and in the applicable amounts set forth in Appendix B-1; and

(ii) the aggregate principal amount of the Amaralina Star MTI Tranche Loans outstanding on each Principal Payment Date, commencing on the First Repayment Date applicable to the Amaralina Star MTI Tranche Loans, and in the applicable amounts set forth in Appendix B-2.

(b) Laguna Star Ltd. shall repay:

(i) the aggregate principal amount of the Laguna Star Bank Tranche Loans outstanding on each Principal Payment Date, commencing on the First Repayment Date applicable to the Laguna Star Bank Tranche Loans, and in the applicable amounts set forth in Appendix B-3; and

(ii) the aggregate principal amount of the Laguna Star MTI Tranche Loans outstanding on each Principal Payment Date, commencing on the First Repayment Date applicable to the Laguna Star MTI Tranche Loans, and in the applicable amounts set forth in Appendix B-4.

(c) Upon each Disbursement, the amount disbursed shall be allocated for repayment to each of the respective installments shown in Appendices B-1, B-2, B-3 or B-4, as the case may be, in amounts which are pro rata to the amounts of such installments.

6.2 Voluntary Prepayments.

(a) Prepayments under this Section 6.2 shall be subject to the following terms and conditions:

(i) each Borrower shall give the Administrative Agent at the Notice Office at least twenty (20) Business Days’ prior written irrevocable notice of its intent to prepay the Loans owed by it and the aggregate principal amount of the prepayment (which notice the Administrative Agent shall promptly transmit to each of the Lenders);

(ii) prepayment of any Loan may only be made pursuant to this Section 6.2 on the last day of an Interest Period applicable thereto, unless the relevant Borrower pays all amounts owing under Section 2.12 as a result of prepaying such Loan on a day other than the last day of the Interest Period applicable thereto;

(iii) the aggregate notional amount under the Required Hedging Agreements in respect of the risk of interest rate fluctuations with respect to the Loans shall be adjusted in connection with any such prepayment so that they do not exceed the aggregate outstanding principal amount of Loans after giving effect to such prepayment, and the relevant Borrower shall pay all amounts resulting from such adjustments and any other amounts owing under any Required Hedging Agreements as a result of prepayment; and

(iv) such prepayment by either Borrower and all other amounts required to be paid under this Section 6.2 or otherwise in connection with such prepayment shall be made solely from amounts in such Borrower’s Offshore Distribution Account or from the proceeds of Permitted Capital Contributions or, in the case of any partial prepayment, from other sources of funds the advancing of which to such Borrower is consented to in writing by the Lenders (for the avoidance of doubt, no such consent from the Lenders will be required for the advancing of funds from other sources in the case of prepayment in full).

(b) Each Borrower shall have the right to prepay the Loans, without premium or penalty, in whole or in part at any time and from time to time after the First Disbursement Date at its discretion, subject to the conditions in Section 6.2(a) and to the following additional conditions:

(i) such prepayment shall be in an aggregate principal amount of at least $10,000,000 (or an integral multiple of $1,000,000 in excess thereof); and

(ii) such prepayment shall (x) in the case of a prepayment by Amaralina Star Ltd. of the Loans owed by it, (A) first be allocated pro rata among the Amaralina Star Bank Tranche Loans and the Amaralina Star MTI Tranche Loans in proportion to their respective principal amounts outstanding and (B) then be applied to reduce the Amaralina Star Scheduled Bank Tranche Principal Payments and Amaralina Star Scheduled MTI Tranche Principal Payments in inverse order of their due dates, and (y) in the case of a prepayment by Laguna Star Ltd. of the Loans owed by it, (A) first be allocated pro rata among the Laguna Star Bank Tranche Loans and the Laguna Star MTI Tranche Loans in proportion to their respective principal amounts outstanding and (B) then be applied to reduce the Laguna Star Scheduled Bank Tranche Principal Payments and Laguna Star Scheduled MTI Tranche Principal Payments in inverse order of their due dates; and

(iii) each Borrower shall pay to MTI a handling fee of five thousand Dollars ($5,000) in respect of any prepayment of the MTI Tranche Loans owed by such Borrower; and

(iv) in connection with any prepayment of MTI Tranche Loans by either Borrower pursuant to this Section 6.2 (including pursuant to Section 2.15), such Borrower shall pay to MTI a prepayment fee equal to: (1) if such prepayment is made on or before the date that is one (1) year after the date of the initial Disbursement of the MTI Tranche Loans being prepaid, 0.25% of the aggregate principal amount of the MTI Tranche Loans being prepaid; (2) if any such prepayment is made at any time after the date that is one (1) year after the date of the initial Disbursement of the MTI Tranche Loans being prepaid but on or before the date that is two (2) years after the date of the first disbursement of the MTI Tranche Loans being prepaid, 0.17% of the aggregate principal amount of the MTI Tranche Loans being prepaid; (3) if any such prepayment is made at any time after the date that is two (2) years after the date of the initial Disbursement of the MTI Tranche Loans being prepaid but on or before the date that is three (3) years after the date of the initial disbursement of the MTI Tranche Loans being prepaid, 0.08% of the aggregate principal amount of the MTI Tranche Loans being prepaid; provided that no prepayment fee shall be due by either Borrower in connection with a voluntary prepayment of MTI Tranche Loans pursuant to this Section 6.2 after the date that is three (3) years after the date of the initial Disbursement of the MTI Tranche Loans being prepaid; provided further that if the MTI Tranche Loans are refinanced pursuant to terms acceptable to GIEK, MTI and the Borrowers pursuant to Section 6.4(b), MTI shall have the right to establish new fees in respect of the prepayment of MTI Tranche Loans in its sole discretion.

(c) In the circumstances described in Section 2.15, each Borrower shall have the right to prepay in whole the Loans owed by it subject to such circumstances, without premium or penalty, subject to the conditions in Section 6.2(a) and Section 6.2(b).

(d) In the event any of the circumstances described in Section 7.1(p) occur and some but not all of the Lenders consent to waiving the Event of Default thereunder, each Borrower shall have the right to prepay in whole all (and not less than all) of the Loans owed by it of Lenders that do not consent to such waiver, without premium or penalty, subject to the conditions in Section 6.2(a).

(e) In the event either Borrower is unable to (i) refinance the Loans in part or (ii) obtain consent of the Lenders required by Section 5.3(a)(v) to redomicile to another jurisdiction or transfer their rights and obligations, because some but not all of the Lenders consent to such action, the relevant Borrower shall have the right to prepay in whole all (and not less than all) of the Loans owed by it of Lenders that do not consent to such action, without premium or penalty, subject to the conditions in Section 6.2(a).

6.3 Mandatory Prepayments. Without prejudice to Section 2.10, the Borrowers shall make mandatory prepayments of the Loans as provided in Section 2.10(b) and as follows:

(a) Loss Proceeds. (i) Each of the Borrowers shall prepay the outstanding Loans owed by it to the extent required pursuant to Section 5.11.

(ii) Notwithstanding anything to the contrary which may be contained in the provisions of Section 5.11, in the event an Expropriation Event has occurred with respect to any of its Property, each Borrower shall (i) promptly upon discovery or receipt of notice of any occurrence thereof provide written notice to the Administrative Agent, (ii) not, without the written consent of the Required Lenders, compromise or settle any claim with respect to such Expropriation Event and (iii) cause all Loss Proceeds received in respect of such Expropriation Event to be applied to the prepayment of the Loans owed by such Borrower promptly, but in any case, within thirty (30) days following receipt, causing such Loss Proceeds to be delivered to the Administrative Agent, for delivery promptly thereafter to the Lenders for application by the Lenders to the prepayment of their respective Loans owed by such Borrower as of the Interest Payment Date next occurring following such delivery to the Lenders. Each of the Borrowers consent to the participation to the extent permitted by law of the Collateral Agent and the Administrative Agent in any proceedings regarding an Expropriation Event, and the relevant Borrower shall from time to time deliver to the Collateral Agent and the Administrative Agent all documents and instruments requested by the Collateral Agent or the Administrative Agent to permit such participation. Nothing in this Section 6.3(a)(ii) shall be deemed to impair any rights any Lender may have with respect to any such Expropriation Event.

(b) Debt Service Coverage Ratio. If, on any Calculation Date, each Borrower’s Debt Service Coverage Ratio during each of (i) the Calculation Period for such Calculation Date and (ii) each of the Calculation Periods for the two (2) immediately preceding Calculation Dates is less than 1.20:1.00, such Borrower shall, on the Interest Payment Date immediately succeeding such Calculation Date, apply an amount equal to fifty percent (50%) of the amount then on deposit in the Offshore Distribution Holding Account relating to such Borrower’s Drilling Unit to prepay the outstanding Loans owed by such Borrower.

(c) Dispositions. In the event of any Disposition by either Borrower in the amount of $1,000,000 or more, such Borrower shall apply an amount equal to all of the Net Disposition Proceeds which are not applied towards replacement of the relevant Property sold, transferred or disposed to prepay the outstanding Loans owed by such Borrower, such prepayment to be made no later than the date which is thirty (30) days after the receipt by such Borrower of such Net Disposition Proceeds. For the avoidance of doubt, nothing in this Section 6.3(c) shall be deemed to permit a disposition of either Drilling Unit or any other Disposition not permitted under Section 5.24.

(d) Refund Guarantee Prepayment Events. If a Refund Guarantee Prepayment Event occurs with respect to either Drilling Unit, the Borrower that is the owner of such Drilling Unit shall, promptly upon receipt of any amount paid to it by the Building Contractor or KEXIM in respect thereof, pay that amount to the Administrative Agent for application in prepayment of the Loans owed by such Borrower and the other Obligations relating to such Drilling Unit which are outstanding to the Secured Parties at that time, to the extent and in the amount necessary to discharge such Loans and Obligations. If, on the latest of (x) the Interest Payment Date in respect of the Interest Period in which the Refund Guarantee Prepayment Event occurred and (y) the date occurring thirty (30) days after such Refund Guarantee Prepayment Event, no such payment has been made or there is a shortfall between the amount so paid by the relevant Borrower (if any) to the Administrative Agent and the aggregate amount of the Loans owed by such Borrower and the other Obligations outstanding relating to such Borrower’s Drilling Unit, then the relevant Borrower shall immediately prepay such Loans and discharge such other Obligations to the Secured Parties then outstanding.

(e) Cash Sweep Obligation. From the date which is eighteen (18) months prior to the Maturity Date of the relevant Bank Tranche Loans owed by each Borrower, the relevant Borrower shall on each subsequent Interest Payment Date apply in accordance with the Accounts Agreement an amount equal to one hundred percent (100%) of the amount on deposit in the Offshore Distribution Holding Account relating to the Drilling Unit owed by such Borrower (minus any amounts required to remain deposited in such Offshore Distribution Holding Account pursuant to Section 5.17) and all amounts available under Section 6.2(a)(v) of the Accounts Agreement, to prepay the outstanding Loans owed by such Borrower (the “Cash Sweep Obligation”); provided that the Cash Sweep Obligation shall cease with respect to each Borrower as of the first Interest Payment Date following the date the Lenders receive evidence acceptable to the Lenders that a Renewal Event with respect to such Borrower’s Drilling Unit has occurred.

(f) Penalty Amounts. Each Borrower shall prepay the outstanding Loans owed by such Borrower to the extent required in Section 2.1(p).

(g) Cessation of GIEK Guarantee Policies. (i) If for any reason whatsoever the GIEK Guarantee Policies in respect of the MTI Tranche Loans owed by either Borrower shall cease to be legally valid and binding or in full force and effect, such Borrower shall, upon receipt of a written request from MTI, prepay all outstanding MTI Tranche Loans owed by it on the date specified in such written request, and MTI may, on the date specified in such written request, cancel its Commitments with respect to the MTI Tranche Loans to be made to such Borrower and all MTI Tranche Loans made to such Borrower, all accrued and unpaid interest thereon and all other amounts owing to MTI by such Borrower under the Financing Documents shall become immediately due and payable on the date specified in MTI’s written request and (ii) if, on or before the date on which the prepayment of MTI Tranche Loans owed by such Borrower is made pursuant to clause (i), (x) such Borrower does not replace MTI with another commercial bank or banks or other financial institutions acceptable to all of the Lenders in terms and conditions acceptable to all of the Lenders or (y) the Sponsor fails to make (or cause to be made) Equity Contributions to such Borrower in an amount equal to the aggregate amount repaid to MTI pursuant to clause (i), such Borrower shall, on the date on which the MTI Tranche Loans owed by it are prepaid pursuant to clause (i), prepay all outstanding Bank Tranche Loans owed by it, and the Bank Tranche Lenders may cancel their Commitments with respect to the Bank Tranche Loans to be made to such Borrower and all Bank Tranche Loans made to such Borrower, all accrued and unpaid interest thereon and all other amounts owing to the Bank Tranche Lenders by such Borrower under the Financing Documents shall become immediately due and payable.

(h) Reduction of Eligible Norwegian Contract Expenditures Amounts. If for any reason the Eligible Norwegian Contract Expenditures Amount in respect of either Drilling Unit is reduced after the final Disbursement of the MTI Tranche Loans to the Borrower that is the owner of such Drilling Unit, such Borrower shall prepay to MTI an amount equal to the positive difference between (i) the aggregate amount of the MTI Tranche Loans made to such Borrower and (ii) an amount equal to the sum of (x) the aggregate amount of Eligible IDC and GIEK Premium in respect of MTI Tranche Loans financed by such Loans and (y) the lesser of (A) 80% of the relevant original Eligible Norwegian Contract Expenditures Amount and (B) one hundred seventy-five million Dollars ($175,000,000).

(i) Return of Delivery Date Loans. Delivery Date Loans shall be prepaid to the extent required by Section 6.1(e) of the Accounts Agreement and Section 3.2(f)(4).

(j) Application. (i) Except as otherwise provided in this Section 6.3, a prepayment of a Loan made pursuant to this Section 6.3 shall be made on the last day of an Interest Period applicable thereto, and if not made on such date the relevant Borrower shall apply amounts to be used for such prepayment to pay amounts owing under Section 2.12 as a result of prepaying such Loan on a day other than the last day of the Interest Period applicable thereto.

(ii) The aggregate notional amount under all of the then-existing Required Hedging Agreements in respect of the risk of interest rate fluctuations with respect to the Loans shall be adjusted in connection with any such prepayment so that they do not exceed the aggregate outstanding principal amount of Loans after giving effect to such prepayments, and the relevant Borrower shall pay all amounts resulting from such adjustments and any other amounts owing under any Required Hedging Agreements as a result of prepayment. Any terminated amount in connection with such adjustment shall be applied ratably to the notional amounts of the Required Hedging Agreements. Any termination amount due in respect of the Required Hedging Agreements terminated in accordance with the immediately preceding sentence shall be paid by the relevant Borrower from amounts available with which to make such prepayment.

(iii) Amounts to be applied to a prepayment of the Loans (other than in respect of Section 2.11) pursuant to this Section 6.3 shall (x) in the case of a prepayment by Amaralina Star Ltd. of the Loans owed by it, (A) first be allocated pro rata among the Amaralina Star Bank Tranche Loans and the Amaralina Star MTI Tranche Loans in proportion to their respective principal amounts outstanding and (B) then be applied to reduce the Amaralina Star Scheduled Bank Tranche Principal Payments and Amaralina Star Scheduled MTI Tranche Principal Payments in inverse order of their due dates, and (y) in the case of a prepayment by Laguna Star Ltd. of the Loans owed by it, (A) first be allocated pro rata among the Laguna Star Bank Tranche Loans and the Laguna Star MTI Tranche Loans in proportion to their respective principal amounts outstanding and (B) then be applied to reduce the Laguna Star Scheduled Bank Tranche Principal Payments and Laguna Star Scheduled MTI Tranche Principal Payments in inverse order of their due dates.

6.4 Maturity Date.

(a) Notwithstanding anything to the contrary which may be contained in this Agreement, the outstanding principal amount of any Loans shall be repaid in full on the relevant Maturity Date; provided that if the Bank Tranche Loans owed by either Borrower are not refinanced pursuant to terms and conditions to be mutually agreed upon among the relevant Borrower and the Bank Tranche Lenders which are acceptable to GIEK and MTI on or before the date that is sixty (60) days before the Maturity Date for the Bank Tranche Loans owed by such Borrower, such Borrower shall prepay in whole but not in part the outstanding principal amount of the MTI Tranche Loans owed by such Borrower on the Maturity Date for the relevant Bank Tranche Loans owed by such Borrower, together with interest accrued thereon and all amounts required under this Agreement (including the amounts set forth in Section 2.12).

(b) If on or before the date that is sixty (60) days before the Maturity Date of the Bank Tranche Loans owed by either Borrower, MTI, GIEK and such Borrower shall have failed to mutually agree upon the terms and conditions of the MTI Tranche Loans owed by such Borrower to apply for additional 27 months after the original Maturity Date of the Bank Tranche Loans owed by such Borrower, such Borrower shall prepay in whole but not in part the outstanding principal amount of the MTI Tranche Loans owed by such Borrower on the Maturity Date for the relevant Bank Tranche Loans owed by such Borrower, together with interest accrued thereon and all amounts required under this Agreement (including the amounts set forth in Section 2.12).

(c) Each Borrower may request a reasonable extension of each of the Maturity Dates for the Term Loans owed by such Borrower for an equal period of time that is no later than the date that is three (3) months after each such Maturity Date, due to unexpected delays in the construction of such Borrower’s Drilling Unit by requesting such extension prior to the end of the Availability Period with respect to the relevant Term Loans. The extension of the Maturity Dates of the Term Loans owed by either Borrower pursuant to this Section 6.4(c) shall be subject to the prior written consent of each of the Lenders having Term Loans owed by such Borrower in its sole discretion.

6.5 Method and Place of Payment. Except as set forth in the following sentence or as otherwise specifically provided herein, all payments under this Agreement or any Note shall be made to the Administrative Agent for the account of the Lender or Lenders entitled thereto (in the case of MTI, to the MTI Account) not later than 11:00 a.m. (New York City time) on the date when due and shall be made in Dollars in immediately available funds at the Payment Office as follows: HSBC Bank USA, National Association, ABA No. 021 001 088 (or SWIFT MRMDUS33), Account Name: Corporate Trust Admin Wire A/C, Account No. 002 600 161, Attention: Deirdra N. Ross, Reference: Amaralina Star/Laguna Star or to such other bank account as the Administrative Agent shall designate to the parties hereto in writing. Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension; provided that in the event that the day on which any such payment is due is not a Business Day but is a day of the month after which no further Business Day occurs in such month, then the due date thereof shall be the immediately preceding Business Day.

6.6 Computations. All computations of interest and Fees hereunder (to the extent calculated on the basis of days elapsed) shall be made on the basis of a 360-day year and the actual number of days elapsed.

6.7 Fees.

(a) Amaralina Star Bank Tranche Commitment Fees. (i) Amaralina Star Ltd. agrees to pay to the Administrative Agent, for the account of each Amaralina Star Bank Tranche Lender, a commitment commission (the “Amaralina Star Bank Tranche Commitment Fee”) computed on the Amaralina Star Bank Tranche Unutilized Commitment of such Amaralina Star Bank Tranche Lender from time to time, at a rate per annum equal to forty percent (40%) of the Applicable Margin then in effect related to the Amaralina Star Bank Tranche Loans. The Amaralina Star Bank Tranche Commitment Fee shall begin to accrue on the Effective Date and shall cease to accrue on the last day of the Amaralina Star Bank Tranche Availability Period, and shall be due and payable in arrears on (i) each Interest Payment Date, and (ii) the last day of the Amaralina Star Bank Tranche Availability Period.

(b) Laguna Star Bank Tranche Commitment Fees. (i) Laguna Star Ltd. agrees to pay to the Administrative Agent, for the account of each Laguna Star Bank Tranche Lender, a commitment commission (the “Laguna Star Bank Tranche Commitment Fee”) computed on the Laguna Star Bank Tranche Unutilized Commitment of such Laguna Star Bank Tranche Lender from time to time, at a rate per annum equal to forty percent (40%) of the Applicable Margin then in effect related to the Laguna Star Bank Tranche Loans. The Laguna Star Bank Tranche Commitment Fee shall begin to accrue on the Effective Date and shall cease to accrue on the last day of the Laguna Star Bank Tranche Availability Period, and shall be due and payable in arrears on (i) each Interest Payment Date, and (ii) the last day of the Laguna Star Bank Tranche Availability Period.

(c) Amaralina Star GIEK Commitment Fee. If Amaralina Star Ltd. elects to pay interest on the Amaralina Star MTI Tranche Loans at the interest rate described in Section 2.7(a)(i)(y), Amaralina Star Ltd. shall to pay to the Administrative Agent, for the account of GIEK, a commitment commission (the “Amaralina Star GIEK Commitment Fee”) at a rate per annum equal to forty percent (40%) of the GIEK Premium, computed on the aggregate of the Amaralina Star MTI Tranche Unutilized Commitment. The GIEK Commitment Fee shall begin to accrue on the Effective Date and shall cease to accrue on the last day of the Amaralina Star MTI Tranche Availability Period, and shall be due and payable in arrears on (i) each Interest Payment Date, and (ii) the last day of Amaralina Star MTI Tranche Availability Period. Upon receipt of any payment pursuant to this Section 6.7(c), the Administrative Agent, on behalf of GIEK, shall (and is hereby irrevocably and unconditionally instructed and authorized by Amaralina Star Ltd. to) transfer such amount to the account of GIEK with DnB Nor Bank ASA, Oslo, account number 7694.05.63212, or to such other bank account in Oslo, Norway as GIEK shall designate to the Administrative Agent in writing.

(d) Laguna Star GIEK Commitment Fee. If Laguna Star Ltd. elects to pay interest on the Laguna Star MTI Tranche Loans at the interest rate described in Section 2.7(a)(i)(y), Laguna Star Ltd. shall to pay to the Administrative Agent, for the account of GIEK, a commitment commission (the “Laguna Star GIEK Commitment Fee”) at a rate per annum equal to forty percent (40%) of the GIEK Premium, computed on the aggregate of the Laguna Star MTI Tranche Unutilized Commitment. The GIEK Commitment Fee shall begin to accrue on the Effective Date and shall cease to accrue on the last day of the Laguna Star MTI Tranche Availability Period, and shall be due and payable in arrears on (i) each Interest Payment Date, and (ii) the last day of Laguna Star MTI Tranche Availability Period. Upon receipt of any payment pursuant to this Section 6.7(c), the Administrative Agent, on behalf of GIEK, shall (and is hereby irrevocably and unconditionally instructed and authorized by Laguna Star Ltd. to) transfer such amount to the account of GIEK with DnB Nor Bank ASA, Oslo, account number 7694.05.63212, or to such other bank account in Oslo, Norway as GIEK shall designate to the Administrative Agent in writing.

(e) Upfront Arrangement Fees. Each Borrower agrees to pay, on the earlier of the First Disbursement Date and the date that is thirty (30) days after the Effective Date, to the Administrative Agent, for the account of GIEK, an upfront arrangement fee in an amount equal to 1.25% of the aggregate amount of MTI’s Commitment in respect of MTI Tranche Loans to be made to such Borrower.

(f) Additional Fees. Each Borrower agrees to pay to the relevant Financing Parties and the Joint Lead Arrangers such other fees as have been agreed to in writing by either Borrower or the Sponsor in connection with the Projects and with such Financing Parties and Joint Lead Arrangers (or any Affiliates of any thereof), for their respective accounts, on the dates specified for such payments in the applicable fee agreements relating to such fees.

6.8 GIEK Premium and Upfront Fee.

(a) Amaralina Star Ltd. agrees to pay to the Administrative Agent, for the account of GIEK, out of the proceeds of the Disbursements of the Amaralina Star Bank Tranche Loans during the Amaralina Star MTI Tranche Availability Period, an amount equal to the GIEK Premium computed on the Amaralina Star MTI Tranche Loans outstanding from time to time. Such GIEK Premium shall be due and payable in arrears on each Interest Payment Date.

(b) Laguna Star Ltd. agrees to pay to the Administrative Agent, for the account of GIEK, out of the proceeds of the Disbursements of the Laguna Star Bank Tranche Loans during the Laguna Star MTI Tranche Availability Period, an amount equal to the GIEK Premium computed on the Laguna Star MTI Tranche Loans outstanding from time to time. Such GIEK Premium shall be due and payable in arrears on each Interest Payment Date.

(c) Within two (2) Business Days from its receipt of any payment for the account of GIEK pursuant to Sections 6.7(c), 6.7(d), 6.8(a) or 6.8(b), the Administrative Agent shall (and is hereby irrevocably and unconditionally instructed and authorized by each Borrower to) transfer such amount to the account of GIEK with DnB Nor Bank ASA, Oslo, account number 7694.05.63212, or to such other bank account in Oslo, Norway as GIEK shall designate to the Administrative Agent in writing.

6.9 Application of Payments; Sharing.

(a) Subject to the provisions of this Section 6.9, the Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of either Borrower in respect of any Obligations of such Borrower hereunder, it shall promptly distribute such payment to the Lenders pro rata based upon their respective shares, if any, of the Obligations of the relevant Borrower hereunder with respect to which such payment was received.

(b) Each of the Lenders agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker’s lien, by counterclaim or cross action, by the enforcement of any right under the Transaction Documents, or otherwise), which, in any such case, is in excess of its ratable share of payments on account of the Obligations of either Borrower obtained by all Lenders, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders an interest in the relevant Obligations of the relevant Borrower to such Lenders in such amount as shall result in a proportional participation by all the relevant Lenders in such amount; provided, however, that if all or any portion of such excess amount is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

SECTION 7. EVENTS OF DEFAULT AND REMEDIES.

7.1 Events of Default. The occurrence of any of the following events or circumstances shall constitute an “Event of Default” hereunder:

(a) Either Borrower shall fail to pay when due any principal or interest payable pursuant to any Note or any other amount payable pursuant to this Agreement or any other Financing Document (other than the Required Hedging Agreements), in each case when the same becomes due and payable (whether prior to its stated maturity by acceleration or otherwise) unless its failure to pay is caused by administrative or technical error and payment is made within three (3) Business Days of its due date; or

(b) (i) Either Borrower shall default in the payment when due of any principal of or interest on any Specified Indebtedness beyond any period of grace specified therein, or in the payment when due of any amount under any Required Hedging Agreement beyond any period of grace specified therein; or (ii) any event specified in any note, agreement, indenture or other document evidencing or relating to any Specified Indebtedness or any event specified in any Required Hedging Agreement shall occur and continue if the effect of the occurrence and continuance of such event is (A) in the case of any Specified Indebtedness, to cause or to permit the holder or holders of such Specified Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause such Specified Indebtedness to become due, or to be prepaid in full (whether by redemption, purchase, offer to purchase or otherwise), prior to its stated maturity or (B) in the case of a Required Hedging Agreement, to permit the payments owing under such Required Hedging Agreement to be liquidated as the result of the early termination thereof; or

(c) The Sponsor shall default in the payment when due of any principal of or interest on any Specified Indebtedness beyond any period of grace specified therein or any event specified in any note, agreement, indenture or other document evidencing or relating to any Specified Indebtedness shall occur and continue if the effect of the occurrence and continuance of such event is to cause or permit the holder or holders of such Specified Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause such Specified Indebtedness to become due, or to be prepaid in full (whether by redemption, purchase, offer to purchase or otherwise), prior to its stated maturity; or

(d) Any representation, warranty or certification made (or deemed made) by or on behalf of any of the Borrowers, the Sponsor, the Bareboat Charterers, Alperton or the Operators in this Agreement, any other Financing Document, or in any notice or other certificate, agreement, document, financial statement or other statement delivered pursuant hereto or thereto, shall prove to have been false or misleading in any material respect when made or deemed made, unless the circumstances giving rise to such misrepresentation are capable of remedy and, in the case of any false or misleading representation, warranty or certification made (or deemed made) by any of the Borrowers, the Sponsor, the Bareboat Charterers or the Operators, are remedied within twenty-one (21) days, or in the case of any false or misleading representation, warranty or certification made (or deemed made) by Alperton, forty-five (45) days, of the earlier of the Administrative Agent giving notice of such misrepresentation and either Borrower becoming aware of such misrepresentation; or

(e) Either Borrower shall fail to comply with any term, covenant or provision set forth in Sections 5.3(a)(i), 5.3(b), 5.9(a), 5.12 through 5.16, 5.17, 5.18(a), 5.20, 5.27(a), 5.27(b)(i) (unless such failure to comply relates to a failure to take any action) through (iii), 5.32, 5.38(a)(iii) or 5.42; or

(f) Upon receiving notice of any arrest, confiscation, seizure, impounding, forfeiture or detention of its Drilling Unit, either Borrower (i) fails to provide a bond or other surety sufficient to procure the release of its Drilling Unit within a period of five (5) Business Days after such arrest, confiscation, seizure, impounding, forfeiture or detention and (ii) fails to procure the release of its Drilling Unit within a further period of five (5) Business Days (or such longer period as the Administrative Agent (acting upon instructions of the Majority Lenders ) may agree after the posting of the bond or other surety.

(g) Any of the Borrowers, the Sponsor, Alperton, the Bareboat Charterers, Constellation Services Ltd. or the Operators shall fail to comply with or perform any other agreement or covenant contained in any Financing Document to which such Person is a party (other than those referred to in paragraphs (a) through (e) of this Section 7.1) and, to the extent any such failure can be cured, such failure shall continue unremedied for, in the case of a failure by any of the Borowers, the Sponsor, the Bareboat Charterers, Constellation Services Ltd. or the Operators, thirty (30) days after the relevant Person becomes aware or should have become aware of such failure, and, in the case of a failure by Alperton, forty-five (45) days after Alperton becomes aware or should have become aware of such failure; provided that, if (i) such failure cannot be cured within such thirty (30)-day period or forty-five (45) day period, as the case may be, (ii) such failure is susceptible of cure, (iii) the relevant Borrower, the Sponsor, Alperton, the relevant Bareboat Charterer, Constellation Services Ltd. or the relevant Operator, as the case may be, is proceeding with diligence and in good faith to cure such failure, (iv) the existence of such failure does not impair the Liens on the Collateral in any respect, (v) the existence of such failure has not had and cannot, after considering the nature of the proposed cure, be reasonably expected to have a Material Adverse Effect, and (vi) the Administrative Agent shall have received an Officer’s Certificate to the effect of clauses (i), (ii), (iii), (iv) and (v) above and stating what actions relevant Borrower, the Sponsor, Alperton, the relevant Bareboat Charterer,

Constellation Services Ltd. or the relevant Operator, as the case may be, is taking to cure such failure, then the time within which such failure may be cured shall be extended to such date, not to exceed a total of sixty (60) days after the end of such thirty (30)-day period or forty-five (45) day period, as the case may be, as shall be necessary for relevant Borrower, the Sponsor, Alperton, the relevant Bareboat Charterer, Constellation Services Ltd. or the relevant Operator, as the case may be, diligently to cure such failure; or

(h) Any of the Borrowers, the Sponsor, the Bareboat Charterers or the Operators shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or

(i) Any of the Borrowers, the Sponsor, the Bareboat Charterers or the Operators shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its Property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under or file a petition to take advantage of any Bankruptcy Law (as now or hereafter in effect) including, without limitation, the bankruptcy (falência), judicial restructuring (recuperação judicial) or non judicial restructuring (recuperação extrajudicial) proceedings under Brazilian Law No. 11,101/05, as amended, (iv) fail to controvert in an appropriate manner within sixty (60) days after the date of service of, or acquiesce in writing to or file an answer admitting the material allegations of, any petition filed against it in an involuntary case under any Bankruptcy Law, (v) take any corporate action for the purpose of effecting any of the foregoing or (vi) take any action under any other applicable Laws which would result in a similar or equivalent outcome as set forth in subclauses (i) through (v) hereof; or

(j) A proceeding or case shall be commenced, without the application or consent of any of the Borrowers, the Sponsor, the Bareboat Charterers or the Operators in any court of competent jurisdiction, seeking (i) its liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of such Person or of all or any substantial part of its Property or (iii) similar relief in respect of any of the Borrowers, the Sponsor the Bareboat Charterers under any Bankruptcy Law, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and be unappealable, or continue unstayed and in effect, for a period of sixty (60) or more days; or an order for relief against any of the Borrowers, the Sponsor, the Bareboat Charterers or the Operators shall be entered and be unappealable, or continue unstayed and in effect, for a period of sixty (60) or more days in an involuntary case under any Bankruptcy Law; or any proceeding or action shall be commenced under any other applicable Laws which would result in a similar or equivalent outcome as set forth in subclauses (i) through (iii) hereof; or

(k) Any judgment or order (i) for the payment of money in excess of five million Dollars ($5,000,000) (in the case of the Borrowers, the Bareboat Charterers or the Operators) or thirty million Dollars ($30,000,000) (in the case of the Sponsor) shall be rendered against any of the Borrowers, the Bareboat Charterers, the Operators or the Sponsor or (ii) that affects the Collateral shall be rendered and (x) either enforcement proceedings shall have been commenced in relation to such judgment or order or a stay of execution thereof shall not have been obtained within seven (7) Business Days from the date of entry thereof and (y) in the case of a judgment rendered against any of the Bareboat Charterers or the Operators, such judgment or order has had or could reasonably be expected to have a Material Adverse Effect; or

(l) Any non-monetary judgment or order shall be rendered against any of the Borrowers, the Sponsor, the Bareboat Charterers or the Operators that has had or could reasonably be expected to have a Material Adverse Effect, and a stay of execution thereof shall not have been obtained within sixty (60) days from the date of entry thereof; or

(m) Any of the Borrowers or any ERISA Affiliate of either Borrower shall at any time establish, maintain, contribute to, or be required to contribute to, any Plan or Multiemployer Plan; or

(n) Any of the Secured Parties shall cease to have a first priority, perfected Lien on any Collateral, subject only to Permitted Liens; or

(o) Any of the Borrowers or the Project Participants shall fail to obtain, renew, maintain or comply with any Necessary Governmental Approval or any Necessary Governmental Approval shall be revoked, terminated, withdrawn, suspended, modified or withheld or shall cease to be in full force and effect or any proceeding is commenced to revoke, terminate, withdraw, suspend, modify or withhold any Necessary Governmental Approval and such proceeding is not terminated within thirty (30) days; unless, in any such case, such failure, revocation, termination, withdrawal, suspension, modification, withholding or failure to be in full force and effect could not reasonably be expected to have a Material Adverse Effect; or

(p) (i) Any Transaction Document shall be terminated (other than (A) by virtue of the scheduled expiration in the ordinary course of such Transaction Document in accordance with its terms or (B) without prejudice to Section 7.1(b) above, a termination of a Required Hedging Agreement where, immediately following such termination, the Borrower party to such Required Hedging Agreement continues to be in compliance with Section 5.17 of this Agreement), or any of the Borrowers, the Bareboat Charterers, the Sponsor, Alperton, Constellation Services Ltd. or the Operators shall take any action to terminate any Transaction Document to which it is a party; or (ii) any Transaction Document, or any material provision of any Transaction Document, shall at any time for any reason cease to be valid and binding or in full force and effect or any party thereto (other than a Secured Party) shall so assert in writing and such assertion is not withdrawn in writing within thirty (30) days of the date on which either Borrower shall become aware or should have become aware of such assertion; or (iii) any Transaction Document, or any material provision of any Transaction Document shall be declared to be null and void by any Governmental Authority, or the validity or enforceability thereof shall be contested by any of the Borrowers, the Bareboat Charterers, the Sponsor, Alperton, Constellation Services Ltd. or the Operators or any Governmental Authority; or (iv) any of the Borrowers, the Bareboat Charterers, the Sponsor, Alperton, Constellation Services Ltd. or the Operators shall deny that it has any further liability or obligation under any Transaction Document; or (v) any party to any Project Document (other than Petrobras upon compliance by the applicable Borrower with Section 5.23) assigns or transfers all or any part of its rights and obligations in, to or under such Project Document other than to a transferee which has been approved by the Majority Lenders; provided that the termination by (x) the Sponsor of either Head Services Agreement or (y) Constellation Services Ltd. of either Management Agreement in compliance with the terms of the Consent Agreement in respect of such document shall not be considered an Event of Default under this Section 7.1(p); or

(q) The Commercial Operation Date with respect to either Drilling Unit shall not have occurred by May 30, 2013; or

(r) An Event of Abandonment shall have occurred; or

(s) A Drilling Unit Loss Event shall have occurred; or

(t) A Change of Control shall have occurred; or

(u) An Expropriation Event shall have occurred, provided that, with respect to an Expropriation Event related to either Drilling Unit, it shall only be an Event of Default under this Section 7.1(s) if the Borrower that is the owner of such Drilling Unit shall fail to procure the release of such Drilling Unit within a period of thirty (30) days after such Expropriation Event (or lesser period if the relevant Borrower shall not at all times during such period of thirty (30) days be acting diligently to contest, discharge, settle or secure the same); or

(v) Any change in or the withdrawal or modification of any Law shall occur, including the imposition of applicable foreign exchange control regulations, which could reasonably be expected to have a Material Adverse Effect; or

(w) Any event, condition or circumstance directly related to either Project and/or any of the Borrowers, the Bareboat Charterers, or the Operators shall exist or shall have occurred which has had or could reasonably be expected to have a Material Adverse Effect; or

(x) Petrobras shall either (i) fail to accept either Drilling Unit under Clause 2.2.1 of the Charter Agreement with respect to such Drilling Unit and Clause 2.2.1 of the Services Agreement with respect to such Drilling Unit by May 30, 2013 or (ii) reject at any time by final decision either Drilling Unit under Clause 2.2.1 or Clause 3.3 of the Charter Agreement with respect to such Drilling Unit and/or Clause 2.2.1 of the Services Agreement with respect to such Drilling Unit; or

(y) The Sponsor shall fail to exercise any rights or remedies available to it under either Shareholders’ Agreement in case of a deadlock with respect to a matter requiring the unanimous decision of the Shareholders or the members of the Board of Directors of the relevant Borrower, which deadlock, if unresolved, could reasonably be expected to have a Material Adverse Effect, including, without limitation, the right of the Sponsor to buy Alperton’s Equity Interests in such Borrower set forth in Article 8 of such Shareholders’ Agreement (or any successor provisions, as amended from time to time); provided that, if the Sponsor takes all actions required under the relevant Shareholders’ Agreement to exercise its rights and remedies in case of any such deadlock thereunder and such rights or remedies are not exercised solely due to a failure by Alperton to comply with its obligations under such Shareholders’ Agreement, to the extent such failure can be cured, an Event of Default under this Section 7.1(y) shall occur only if such failure by Alperton shall continue unremedied for forty-five (45) days after the Sponsor becomes aware or should have become aware of such failure.

7.2 Acceleration.

(a) If an Event of Default specified in paragraph (h), (i) or (j) of Section 7.1 shall occur with respect to either Borrower, automatically all Commitments shall immediately terminate and all Loans (with accrued interest thereon) and all other amounts owing to the Lenders under the Financing Documents shall immediately become due and payable without further notice or demand.

(b) If any Event of Default (other than an Event of Default referred to in Section 7.2(a)) shall occur and be continuing, then the Administrative Agent (acting at the instructions of the Majority Lenders or, following any default in payment of the final scheduled repayment (as the same may be extended with the consent of the Lenders) of the Loans, any Lender) may by notice to the Borrowers (A) declare the Commitments to be terminated, whereupon all Commitments shall immediately terminate and/or (B) declare the Loans, all accrued and unpaid interest thereon and all other amounts owing to the Lenders under the Financing Documents to be due and payable, whereupon the same shall become immediately due and payable.

(c) Except as expressly provided above in this Section 7.2, presentment, demand, protest and all other notices and other formalities of any kind are hereby expressly waived by the Borrowers.

7.3 Other Remedies. Upon the occurrence and during the continuation of an Event of Default, the Collateral Agent may exercise any or all rights and remedies at law or in equity (in any combination or order that the Collateral Agent may elect), including without limitation or prejudice to the Collateral Agent’s other rights and remedies, any and all rights and remedies available under any of the Financing Documents.

SECTION 8. THE ADMINISTRATIVE AGENT

8.1 Appointment and Authorization.

(a) Each Lender hereby (i) irrevocably (subject to Section 8.9) appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Financing Document to which it is a party and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any such other Financing Document, together with such powers as are reasonably incidental thereto, and (ii) authorizes the Administrative Agent to execute, deliver and perform each of the Financing Documents to which it is or is intended to be a party and each Lender agrees to be bound by all of the agreements of the Administrative Agent contained in the Financing Documents.

(b) Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Financing Document, the Administrative Agent shall not have any duties or responsibilities except those expressly set forth herein and in the other Financing Documents, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Financing Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term “Administrative Agent” in this Agreement with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only a relationship between independent contracting parties.

8.2 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement or any other Financing Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with due care to execute any of such duties hereunder.

8.3 Liability of the Administrative Agent. The Administrative Agent and any other Agent-Related Persons shall not (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Transaction Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (b) be responsible in any manner to any of the other Secured Parties or any other Person for any recital, statement, representation or warranty made by either Borrower or any Affiliate of either Borrower, or any officer thereof, contained in this Agreement or in any other Transaction Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Transaction Document, or for the value of or title to any Collateral, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Transaction Document, or for any failure of either Borrower or any other party to any Transaction Document to perform its obligations hereunder or thereunder. The Administrative Agent and any other Agent-Related Person shall not be under any obligation to any Secured Party to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Transaction Document, or to inspect the Properties, books or records of either Borrower or any Affiliate of either Borrower.

8.4 Reliance by the Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Borrowers), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Transaction Document (a) if such action would, in the opinion of the Administrative Agent (upon consultation with counsel) be contrary to applicable Law or the terms of any Financing Document, (b) if such action is not specifically provided for in the Financing Documents to which the Administrative Agent is a party, and it shall not have received such advice or concurrence of the Majority Lenders as it deems appropriate, (c) if in connection with the taking of any such action that would constitute the making of a payment due under any Project Document pursuant to the terms of any Consent Agreement, it shall not first have received from any or all of the other relevant Secured Parties funds equal to the amount of such payment, or (d) unless, if it so requests, the Administrative Agent shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Transaction Document in accordance with a request or consent of the Majority Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the relevant Secured Parties.

8.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from any of such Lenders or either Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “Notice of Default.” If the Administrative Agent receives any such notice of the occurrence of a Default or an Event of Default, it shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as may be requested by the Majority Lenders in accordance with this Section 8; provided, however, that unless and until the Administrative Agent has received any such request, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Lenders.

8.6 Credit Decision. Each Lender acknowledges that the Administrative Agent and the other Agent-Related Persons has not made any representation or warranty to it, and that no act by the Administrative Agent hereafter taken, including any review of the Projects or of the affairs of the Borrowers, shall be deemed to constitute any representation or warranty by the Administrative Agent or the other Agent-Related Persons to any such Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or the other Agent-Related Persons and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, Property, financial and other condition and creditworthiness of the Borrowers, the Projects, the value of and title to any Collateral, and all applicable bank regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrowers hereunder. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or the other Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Transaction Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, Property, financial and other condition and creditworthiness of the Borrowers and the Projects. Except for notices, reports and other documents expressly required pursuant to any Financing Document to be furnished to the Lenders by the Administrative Agent, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, Property, financial and other condition or creditworthiness of the Projects or of the Borrowers which may come into the possession of the Administrative Agent or any of the other Agent-Related Persons.

8.7 Indemnification of the Administrative Agent.

(a) Whether or not the transactions contemplated hereby are consummated, each of the Lenders shall indemnify upon demand the Administrative Agent and the other Agent-Related Persons (to the extent not reimbursed by or on behalf of the Borrowers and without limiting the obligation of the Borrowers to do so), pro rata in accordance with the aggregate principal amount of the Loans held by such Lender, from and against any and all duly documented Indemnified Liabilities related to its role as Administrative Agent; provided, however, that no Lender shall be liable for the payment to the Administrative Agent or the other Agent-Related Persons of any portion of such Indemnified Liabilities resulting solely from such Person’s gross negligence or willful misconduct.

(b) Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share as provided above of any duly documented costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Transaction Document or any document contemplated by or referred to herein, to the extent that the Administrative Agent, is not reimbursed for such expenses by or on behalf of the Borrowers.

(c) The undertakings of the Lenders in this Section 8.7 shall survive the payment of all Obligations hereunder and the resignation or replacement of the Administrative Agent.

8.8 Administrative Agent in its Individual Capacity. The Administrative Agent and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire Equity Interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with, either Borrower or either Borrower’s Affiliates as though the Administrative Agent were not an agent hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, the Administrative Agent or its Affiliates may receive information regarding the Borrowers or their Affiliates (including information that may be subject to confidentiality obligations in favor of the Borrowers or such Affiliates) and acknowledge that the Administrative Agent shall not be under any obligation to provide such information to them. The Administrative Agent, which is also a Bank Tranche Lender hereunder, shall have the same rights and powers under this Agreement as any other Bank Tranche Lender and may exercise the same as though it were not an agent, and the terms “Bank Tranche Lender” and “Bank Tranche Lenders” shall include the Administrative Agent in its individual capacity.

8.9 Successor Agents.

(a) Subject to the appointment and acceptance of a successor as provided below, the Administrative Agent may resign at any time by giving notice thereof to the other Agents, the Lenders and the Borrowers, and the Administrative Agent may be removed at any time with or without cause by the Majority Lenders. Upon any such resignation or removal, the

Majority Lenders shall, following consultation with the Borrowers unless a Default or Event of Default has occurred and is continuing in which case no such consultation shall be required, have the right to appoint a successor to the Administrative Agent and shall use all reasonable efforts to appoint a Bank Tranche Lender as such successor. If no successor Administrative Agent shall have been appointed by such Lenders, and shall have accepted such appointment within thirty (30) days after the resigning Administrative Agent’s giving of notice of resignation or the giving of any notice of removal of the Administrative Agent then such resigning or removed Administrative Agent may, at the expense of the Borrowers, petition a court of competent jurisdiction for the appointment of a successor. Upon the acceptance of its appointment as a successor Administrative Agent hereunder, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of such resigning or removed Administrative Agent and such resigning or removed Administrative Agent shall be discharged from its duties and obligations hereunder.

(b) After the Administrative Agent’s resignation or removal, the provisions of this Section 8 and of Sections 9.1 and 9.2 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Administrative Agent.

8.10 Registry. Each Borrower hereby designates the Administrative Agent, and the Administrative Agent agrees, to serve as such Borrower’s agent, solely for purposes of this Section 8.10, to maintain a register at one of its offices located at 452 Fifth Avenue, New York, NY 10018 (the “Register”) on which it will record the Commitments from time to time of each of the Lenders, the Loans made by each of the Lenders and each repayment in respect of the principal amount of the Loans of each Lender. Failure to make any such recordation, or any error in such recordation shall not affect the relevant Borrower’s obligations in respect of such Loans. With respect to any Lender, the transfer of the Commitment of such Lender and the rights to the principal of, and interest on, any Loan made pursuant to such Commitment shall not be effective until such transfer is recorded on the Register maintained by the Administrative Agent with respect to ownership of such Commitment and Loans, and prior to such recordation all amounts owing to the transferor with respect to such Commitment and Loans shall remain owing to the transferor. The registration of an assignment or transfer of all or part of any Commitment and Loans shall be recorded by the Administrative Agent on the Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment and Acceptance pursuant to Section 9.13.

8.11 Force Majeure. In no event shall the Administrative Agent or the Collateral Agent be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Administrative Agent or the Collateral Agent shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

8.12 Delivery of Information. Each of the Administrative Agent and the Collateral Agent shall promptly forward to each Lender and GIEK all material information which the Administrative Agent or the Collateral Agent, as the case may be, receives from either Borrower or any party to a Security Document.

8.13 Incorporation by Reference. For the avoidance of doubt, the provisions of Section 3 of the Accounts Agreement shall apply with respect to the role of the Administrative Agent and Collateral Agent under this Agreement.

SECTION 9. MISCELLANEOUS.

9.1 Costs and Expenses. The Borrowers agree on a joint and several basis to, whether or not the transactions contemplated hereby are consummated and whether or not any of the following are incurred before or after the Closing Date, pay, within ten (10) Business Days after demand, (a) all reasonable and documented costs and expenses of the Agents, the Joint Lead Arrangers, GIEK, MTI (including any travel expenses and any other disbursements and expenses of GIEK that are required to be covered by MTI under Section 9 of each of the GIEK Guarantee Policies as set out in the form provided to each of the Borrowers prior to the Effective Date), Eksportfinans and any other Secured Parties in connection with the preparation, execution, filing, recording and administration of this Agreement, the other Transaction Documents, and any other documents which may be delivered in connection herewith or therewith, including, without limitation, all reasonable engineers’, insurance and other consultants’ fees (including any such fees incurred in connection with the preparation of any report referred to herein and any inspections pursuant hereto) and all Attorney Costs of one designated law firm in New York, England, Brazil, the British Virgin Islands, Panama and the Netherlands advising the Secured Parties (subject to the applicable terms of any written agreements among the Borrowers and any such party relating to such costs, expenses and Attorney Costs and to any specific limitation set forth in this Agreement) and (b) all costs and expenses incurred by any Secured Party (including Attorney Costs) in connection with (i) any and all amounts which any Secured Party has paid relative to curing any Event of Default resulting from the acts or omissions of either Borrower under this Agreement or any other Transaction Document, (ii) the enforcement or attempted enforcement of, or the investigation or preservation of any rights or remedies under, this Agreement or any other Transaction Document (including any disbursements and expenses of GIEK, MTI, Eksportfinans, the Agents or the Joint Lead Arrangers that are required to be reimbursed by the Borrowers pursuant to Section 15 of each of the GIEK Guarantee Policies as set out in the form provided to each of the Borrowers prior to the Effective Date), or (iii) any amendment, waiver or consent requested by either Borrower with respect to any provision contained in this Agreement or any other Transaction Document. For the avoidance of doubt, (i) any cost incurred by MTI or Eksportfinans in respect of the GIEK Guarantee Policies, legal services (including but not limited to the procurement and execution of legal opinions) and all other fees occurred in connection with this transaction, shall be for the account of the Borrowers, (ii) MTI and Eksportfinans reserve the right, with the prior approval in writing of the Borrowers, to retain at the expense of the Borrowers an external counsel to advise on the Transaction Documents to which it is a party and auxiliary documentation and (iii) all costs in respect of legal services payable through MTI or Eksportfinans are charged with twenty-five percent (25%) Norwegian VAT and any applicable VAT in either Borrower’s country and shall be paid by the relevant Borrower. In addition, the Borrowers agree, on a joint and several basis, to pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement or any other Transaction Document, or any other document which may be delivered in connection with this Agreement, and agrees to hold the Secured Parties harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees. Any single cost or expense in excess of five thousand Dollars ($5,000) incurred by any of the Joint Lead Arrangers shall be approved by the Borrowers (such approval not to be unreasonably withheld).

9.2 Indemnity. Whether or not the transactions contemplated hereby are consummated:

(a) The Borrowers agree on a joint and several basis to pay, indemnify, and hold each Secured Party and each of its respective officers, directors, advisors, employees, partners, members, shareholders, counsel, agents and attorneys-in-fact and Affiliates (each, an “Indemnified Person”) harmless from and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, charges, expenses or disbursements of any kind or nature whatsoever (including Attorney Costs) which may at any time (including at any time following repayment of the Loans or the termination, resignation or replacement of any Secured Party) be required to be paid by them in any way relating to or arising out of any litigation, legal or administrative proceeding (including any bankruptcy, insolvency, reorganization or other similar proceeding or appellate proceeding) or governmental investigation related to this Agreement or any other Transaction Document or the Loans, or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the “Indemnified Liabilities”); provided that neither Borrower shall have any obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities arising directly and primarily from the gross negligence or willful misconduct of such Indemnified Person.

(b) Environmental Indemnity.

(i) Without in any way limiting the generality of the other provisions contained in this Section 9.2, the Borrowers agree on a joint and several basis to defend, protect, indemnify, save and hold harmless each Indemnified Person, whether as beneficiary of any of the Security Documents, as a mortgagee in possession, or as successor-in-interest to either Borrower by foreclosure deed or deed in lieu of foreclosure, or otherwise, from and against any and all liabilities, obligations, losses, damages (including foreseeable and unforeseeable consequential damages and punitive claims), penalties, fees, claims, actions, judgments, suits, costs, disbursements (including, without limitation, Attorney Costs and consultants’ fees and disbursements) and expenses of any kind or nature whatsoever that may at any time be incurred by, imposed on, asserted or awarded against any such Indemnified Person directly or indirectly based on, or arising out of or resulting from, (A) the actual or alleged presence of Hazardous Materials on, in, under or affecting all or any portion of either of the Drilling Units whether or not the same originates or emanates from the Drilling Units or from properties at which any Hazardous Materials generated, stored or handled by the Borrowers were Released or disposed of, or (B) any Environmental Claim relating to the Projects (the “Indemnified Matters”), whether any of the Indemnified Matters arise before or after foreclosure of any of the Security Interests or other taking of title to all or any portion of the Collateral by any Secured Party, including, without limitation, (x) the costs of removal of any and all Hazardous Materials from all or any portion of either Drilling Unit or elsewhere, (y) additional costs required to take reasonable precautions to protect against the Release of Hazardous Materials on, in, under or affecting either Drilling Unit into the air, any body of water, any other public domain or any surrounding areas, and (z) costs incurred to comply, in connection with all or any portion of either Drilling Unit, with all applicable Environmental Laws with respect to Hazardous Materials, except to the extent that any such Indemnified Matter arises from the gross negligence or willful misconduct of such Indemnified Person.

(ii) In no event shall any site visit, observation, or testing by any Indemnified Person (or any representative of any such Person) be deemed to be a representation or warranty that Hazardous Materials are or are not present with respect to the Drilling Units or that there has been or shall be compliance with any Environmental Law. None of the Borrowers or any other Person is entitled to rely on any site visit, observation, or testing by any Indemnified Person. No Indemnified Person owes any duty of care to protect the Borrowers or any other Person against, or to inform the Borrowers or any other Person of, any Hazardous Materials or any other adverse condition affecting the Projects. No Indemnified Person shall be obligated to disclose to the Borrowers or any other Person any report or findings made as a result of, or in connection with, any site visit, observation, or testing by any Indemnified Person.

(c) Survival; Defense. The obligations in this Section 9.2 shall survive any termination of any Transaction Document and the payment of the Loans and all other Obligations. At the election of any Indemnified Person, the Borrowers’ indemnification obligations under this Section 9.2 shall include the obligation to defend such Indemnified Person using legal counsel satisfactory to such Indemnified Person (acting reasonably), at the sole cost and expense of the Borrowers provided that such costs have been reasonably incurred. All amounts owing under this Section 9.2 shall be paid within thirty (30) days after demand.

(d) Contribution. To the extent that any undertaking in the preceding paragraphs of this Section 9.2 may be unenforceable because it is violative of any law or public policy, the Borrowers will jointly and severally contribute the maximum portion that they are permitted to pay and satisfy under applicable Law to the payment and satisfaction of such undertaking.

(e) Settlement. So long as the Borrowers are in compliance with their obligations under this Section 9.2, neither Borrower shall be liable to any Indemnified Person under this Section 9.2 for any settlement made by such Indemnified Person without such Borrower’s prior written consent.

9.3 Notices.

(a) Subject to Section 9.3(e), all notices, requests and other communications provided for hereunder shall be in writing (including, unless the context expressly otherwise provides, by facsimile transmission, provided that any matter transmitted by either Borrower by facsimile (i) shall be immediately confirmed by a telephone call to the recipient at the number specified on the applicable signature page hereof, and (ii) shall be followed promptly by a hard copy original thereof by express courier) and faxed or delivered to the address or facsimile number specified for notices on the applicable signature page hereof or to such other address as shall be designated by such party in a written notice to the other parties hereto.

(b) All such notices, requests and communications (i) sent by express courier will be effective upon delivery to or refusal to accept delivery by the addressee, and (ii) transmitted by facsimile will be effective when sent and facsimile confirmation received; except that all notices and other communications to any Agent shall not be effective until actually received.

(c) Each Borrower acknowledges and agrees that any agreement of the Secured Parties to receive certain notices by telephone and facsimile is solely for the convenience and at the request of such Borrower. The Secured Parties shall be entitled to rely on the authority of any Person purporting to be a Person authorized by either Borrower to give such notice and the Secured Parties shall not have any liability to either Borrower or other Person on account of any action taken or not taken by any of the Secured Parties in reliance upon such telephonic or facsimile notice.

(d) All notices, requests and other communications hereunder and under the other Financing Documents shall be in the English language.

(e) Any communication to be made between the Administrative Agent and any other party hereto may be made by electronic mail or other electronic means, and the parties hereto agree (i) that, unless and until notified to the contrary, such communication in such manner shall be an accepted form of communication (and the inclusion of electronic mail addresses in this Agreement or in any other Financing Document shall constitute such agreement), (ii) to notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means, and (iii) to notify each other of any change to their address or such other information supplied by them. Any electronic communication made between the Administrative Agent and any other party hereto shall be effective only when actually received in readable form and, solely in the case of any electronic communication made by such other party to the Administrative Agent, if it is addressed in such a manner as the Administrative Agent shall specify for such purpose.

9.4 Benefit of Agreement. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties hereto. Neither Borrower may assign or otherwise transfer any of its rights under this Agreement or any of the other Financing Documents.

9.5 No Waiver; Remedies Cumulative. No failure or delay on the part of any of the Secured Parties in exercising any right, power or privilege hereunder or under any other Financing Document and no course of dealing between either Borrower and any Secured Party shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Financing Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. No notice to or demand on either Borrower in any case shall entitle such Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of any Secured Party to take any other or further action in any circumstances without notice or demand. All remedies, either under this Agreement or any other Financing Document or pursuant to any applicable Law or otherwise afforded to any Secured Party shall be cumulative and not alternative.

9.6 No Third Party Beneficiaries. The agreement of each Lender to make extensions of credit to the Borrowers on the terms and conditions set forth in this Agreement and the other Financing Documents is solely for the benefit of the Borrowers, and no other Person (including any other Project Participant, or any contractor, sub-contractor, supplier, worker, carrier, warehouseman, materialman or vendor furnishing supplies, goods or services to or for the benefit of the Borrowers or the Projects or receiving services from the Projects) shall have any rights hereunder against any Secured Party with respect to the Loans, the proceeds thereof or otherwise. Notwithstanding any term of any Financing Document, the consent of any person who is not a party to this Agreement is not required to rescind or vary this Agreement at any time.

9.7 Reinstatement. To the extent that any Secured Party receives any payment by or on behalf of either Borrower, which payment or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to such Borrower or to its estate, trustee, receiver, custodian or any other party under any Bankruptcy Law or otherwise, then to the extent that any Secured Party is required to repay any such amount received, the obligation to which such payment initially related shall be reinstated by the amount so repaid and shall be included within the Obligations as of the date such initial payment occurred.

9.8 No Immunity. To the extent that either Borrower may be entitled, in any jurisdiction in which judicial proceedings may at any time be commenced with respect to this Agreement or any other Financing Document, to claim for itself or its revenues, assets or Properties any immunity from suit, the jurisdiction of any court, attachment prior to judgment, attachment in aid of execution of judgment, set-off, execution of a judgment or any other legal process, and to the extent that in any such jurisdiction there may be attributed to such Person such an immunity (whether or not claimed), each Borrower hereby irrevocably agrees not to claim and hereby irrevocably waives such immunity to the fullest extent permitted by the Law of the applicable jurisdiction.

9.9 Judgment Currency. This is an international transaction in which the specification of Dollars and payment in New York City is of the essence, and the obligations of either Borrower under this Agreement and under the other Financing Documents to make payment to (or for the account of) each Secured Party in Dollars shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any other currency or in another place except to the extent that such tender or recovery results in the effective receipt by such Secured Party in New York City of the full amount of Dollars payable to such Secured Party under the Financing Documents to which such Secured Party is a party. If for the purpose of obtaining or enforcing judgment in any court it is necessary to convert a sum due hereunder in Dollars into another currency (for the purposes of this Section 9.9, hereinafter the “judgment currency”), the rate of exchange which shall be applied shall be that at which in accordance with normal banking procedures such Secured Party could purchase such Dollars in

New York with the judgment currency on the Business Day next preceding the day on which such judgment is rendered. The obligation of each Borrower in respect of any such sum due from it to such Secured Party hereunder (in this Section 9.9 called an “Entitled Person”) shall, notwithstanding the rate of exchange actually applied in rendering such judgment, be discharged only to the extent that on the Business Day following the receipt by such Entitled Person of any sum adjudged to be due hereunder in the judgment currency such Entitled Person may in accordance with normal banking procedures purchase and transfer Dollars to New York City with the amount of the judgment currency so adjudged to be due; and each Borrower hereby, as a separate obligation and notwithstanding any such judgment, agrees to indemnify such Entitled Person on demand, in Dollars, for the amount (if any) by which the sum originally due to such Entitled Person in Dollars hereunder exceeds the amount of the Dollars so purchased and transferred with the judgment currency received.

9.10 The Joint Lead Arrangers. The Joint Lead Arrangers shall not have any right, power, obligation, liability, responsibility or duty under this Agreement other than the rights to receive payment of fees pursuant to Section 6.7(f), the rights to receive reimbursement or payment of costs or expenses incurred by them as provided in Section 9.1 and the right to indemnity under Section 9.2.

9.11 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement or any document or instrument delivered in connection herewith by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement or such other document or instrument, as applicable. The exchange of copies of this Agreement and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Agreement as to the parties hereto and may be used in lieu of the original Agreement for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

9.12 Amendment or Waiver.

(a) No provision of this Agreement or any other Financing Document may be amended, supplemented, modified or waived, except by a written instrument signed by the Majority Lenders (or the Administrative Agent on behalf of the Majority Lenders with such Majority Lenders’ written consent) and the Borrowers (but only if either Borrower is a party thereto), and, to the extent that its rights or obligations may be affected thereby, the Agent or Agents party thereto. Notwithstanding the foregoing provisions, no such waiver and no such amendment, supplement or modification shall (i) increase the Commitment of any Lender (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the Total Commitment, shall not constitute an increase of the Commitment of any Lender), without the prior written consent of such Lender, (ii) postpone or delay the scheduled final maturity date of any Loan, without the prior written consent of each affected Lender, or postpone or delay any date fixed by this Agreement or any other Financing Document for any payment of principal, interest or Fees due to any Lender hereunder or under any other Financing Document, without the prior written consent of such

Lender, (iii) reduce any fee or premium payable to any Lender under any Financing Document or reduce the principal of, or the rate of interest specified in any Financing Document on any Loan of any Lender, without the prior written consent of such Lender, (iv) release, amend or modify all or substantially all of the Collateral except as shall be otherwise provided in any Security Document or other Financing Document or consent to the assignment or transfer by either Borrower of any of its respective obligations under this Agreement or any other Financing Document, without the prior written consent of each Lender, (v) amend, modify or waive any provision requiring pro rata payments to each Lender without the prior written consent of each Lender, (vi) amend, modify or waive any provision of this Section 9.12 or Section 6.9, 9.1 or 9.2, without the prior written consent of each Lender, or any provision of Section 6.7, without the prior written consent of each affected Lender, (vii) reduce the percentage specified in or otherwise amend the definition of Required Lenders or Majority Lenders or otherwise reduce the number of Lenders required to approve any amendment, supplement, modification, consent or instruction, without the prior written consent of each Lender, (viii) terminate or release any of the Equity Support Guaranties, the Sponsor Contingent Balloon Guaranties (as defined in the Undertaking Agreement), the QGSA Undertaking Agreements (as defined in the Undertaking Agreement) or, if applicable, the Parent Balloon Guaranties (as defined in the Undertaking Agreement), without the prior written consent of each Lender or (ix) alter the GIEK Commitment Fee, the Bank Tranche Commitment Fee or any premium payable under this Agreement to GIEK or any Lender, without the consent of all of the Lenders.

(b) No provision of this Agreement or any other Financing Document may be amended, supplemented, modified or waived without the prior consent and/or instructions of GIEK in accordance with the terms of each of the GIEK Guarantee Polices, if such consent and/or instructions are expressly required under any Financing Document.

(c) Any waiver and any amendment, supplement or modification made or entered into in accordance with Section 9.12(a) and/or (b), as applicable, shall be binding upon the Borrowers and the Secured Parties.

9.13 Assignments, Participations, etc.

(a) Any Lender may, with no less than fifteen (15) days prior written notice (acknowledged in the manner provided in Section 9.13(b)) to the Administrative Agent (i) in the case of any Lender other than MTI, so long as there is no Default or Event of Default that has occurred and is continuing, in consultation with the Borrowers and (ii) in the case of MTI, without the consent of either Borrower and the other Secured Parties, assign (each, an “assignment”) to one or more commercial banks or other financial institutions and, in the case of MTI, to any entity or institution (whether public or private) established or appointed by the Norwegian authorities for the purpose of the continuation of the Norwegian export finance arrangements (provided that no such consultation with the Borrowers shall be required in connection with any assignment by a Lender (other than MTI) to a commercial bank or other financial institution which is an Affiliate of such Lender or to another Lender) or to another Person (each, an “Assignee”) all or any part of any Loan and the other rights and obligations of such Lender hereunder and under the other Financing Documents; provided, that: (A) each such assignment by a Lender of its Loans or its Commitments shall be made in such a manner so that (x) the same portion of such Lender’s (and of such Lender’s Affiliate’s) Amaralina Star Term

Loans and Laguna Star Term Loans or Amaralina Star Term Loan Commitments and Laguna Star Term Loan Commitments, as the case may be, is assigned to the Assignee, (y) in the case of the assignment by any Lender of a portion of such Lender’s (and of such Lender’s Affiliate’s) Loans or Commitments, such Lender may elect to retain or to assign to the relevant Assignee (or any Affiliates of such Assignee) the corresponding portion of its rights and obligations under the Required Hedging Agreement to which such Lender (or any Affiliate of such Lender) is a party and (z) in the case of the assignment by any Lender of all of such Lender’s (and of such Lender’s Affiliate’s) Loans or Commitments, such Lender shall assign all of its rights and obligation under the Required Hedging Agreement to which it is a party to the relevant Assignee(s) (or to any Affiliate of such Assignee(s)) or to any other Lender (or any Affiliates of any Lender) as determined by such Lender in its sole discretion; (B) in the case of an assignment of any part of a Loan to any Assignee by a Lender other than MTI, such assignment shall not be for an amount less than five million Dollars ($5,000,000) (or a higher integral multiple of $1,000,000 in excess thereof) in each instance; provided that, in the event that either Borrower objects on reasonable grounds (and providing written justification for such objection) to a proposed assignee in respect of an assignment by any Lender (other than MTI) within fifteen (15) days from the date a notice of assignment has been given to such Borrower under this Section 9.13(a) and provided there is no Default or Event of Default that has occurred and is continuing, the assigning Lender shall consider in good faith such objection for a period not longer than seven (7) days and if the relevant Borrower identifies in its written justification for its objection referred to above an alternative bank or other financial institution assignee willing and able to enter into such assignment on terms which are, in the relevant Lender’s opinion, no less favorable than those proposed by the assignee proposed by the Lender, the Lender shall not unreasonably withhold its agreement to assign instead to such bank or other financial institution identified by the relevant Borrower; and (C) the Borrowers and the Agents may continue to deal solely and directly with the assigning Lender in connection with the interest so assigned until (1) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Borrowers and the Administrative Agent by such assigning Lender and the Assignee, (2) in the case of an assignment of any part of a Loan to any Assignee by a Lender other than MTI, the assigning Lender or Assignee has paid to the Administrative Agent a processing fee in the amount of $3,500, and (3) the assigning Lender shall have delivered to the Borrowers and the Administrative Agent an Assignment and Acceptance substantially in the form of Exhibit F hereto (an “Assignment and Acceptance”) with respect to such assignment from the assigning Lender. Notwithstanding anything to the contrary contained herein, in connection with any assignment by any Lender (other than MTI), neither Borrower shall be obligated to pay to any Lender any amount under Sections 2.9, 2.10, 2.11 and 2.12 that is greater than the amount that such Borrower would have been obligated to pay such Lender’s assignor if such assigning Lender had not assigned to such Lender any of its rights under this Agreement, unless at the time such assignment is made the circumstances giving rise to such greater payments did not exist. For the avoidance of doubt, without prejudice to the rights of the Required Hedge Providers under the Required Hedging Agreements or any agreements entered into in connection therewith, neither Borrower shall be obligated to pay or reimburse any Lender or any Agent for any cost or fee arising out of or in connection with any assignment of the Loans or sale or participating interests in the Loans pursuant to this Section 9.13. The provisions of this Section 9.13 applicable solely to assignments of Loans or Commitments by MTI shall not apply to any subsequent assignments by any Assignee of MTI’s Loans or Commitments.

(b) Subject to Section 8.10, from and after the date that the Administrative Agent notifies the assigning Lender and the Borrowers that it has received an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance shall have the rights and obligations of a Lender hereunder and under the other Financing Documents, and this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to effect the addition of the Assignee, and any reference to the assigning Lender hereunder or under the other Financing Documents shall thereafter refer to such Lender and to the Assignee to the extent of their respective interests, and (ii) the assigning Lender shall, to the extent that rights and obligations hereunder and under the other Financing Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the Financing Documents; provided that any Lender that assigns all of its Commitment and Loans hereunder in accordance with Section 9.13(a) shall continue to have the benefit of indemnification provisions under this Agreement (including Sections 2.11, 2.13, 2.14, 9.1 and 9.2), which shall survive as to such assigning Lender.

(c) Promptly after its receipt of notice from the Administrative Agent that it has received an executed Assignment and Acceptance and payment of the processing fee, upon the request of the Assignee, each Borrower shall execute and deliver to the Administrative Agent a new Note evidencing the Assignee’s assigned Commitment and Loans and, upon the request of the assigning Lender, if the assigning Lender has retained a portion of its Loans, each Borrower shall execute and deliver to the Administrative Agent replacement Notes reflecting the Commitment and the principal amount of the Loans retained by the assigning Lender (such Notes to be in exchange for, but not in payment of, the Notes, if any, held by such Lender). The Administrative Agent shall retain any new Notes and replacement Notes received from either Borrower and deliver such Notes to the Assignee and the assigning Lender (as applicable) only upon delivery of the original Note related thereto to the relevant Borrower for cancellation.

(d) Any Lender (the “originating Lender”) may at any time sell to one or more commercial banks or other Persons not Affiliates of either Borrower (a “Participant”) participating interests in any Loans; provided, however, that (i) the originating Lender’s obligations under this Agreement shall remain unchanged, (ii) the originating Lender shall remain solely responsible for the performance of such obligations, (iii) the Borrowers and the Agents shall continue to deal solely and directly with the originating Lender in connection with the originating Lender’s rights and obligations under this Agreement and the other Financing Documents, and (iv) no Lender shall transfer or grant any participating interest under which the Participant shall have rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Transaction Document, except to the extent such amendment, consent or waiver would require unanimous consent of the Lenders as described in Section 9.12. In the case of any such participation, the Participant shall not have any rights under this Agreement or any of the other Financing Documents (the Participant’s rights against the originating Lender in respect of such participation to be those set forth in the agreement executed by the originating Lender in favor of the Participant relating thereto) and all amounts payable by either Borrower hereunder shall be determined as if such Lender had not sold such participation. Each Lender that sells a participation shall maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Financing Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Financing Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e) Notwithstanding any other provision contained in this Agreement or any other Transaction Document to the contrary, any Lender may assign all or any portion of the Loans held by it as collateral security to any United States Federal Reserve Bank, the European Central Bank (if such Lender is incorporated in the jurisdiction which is a member of the European Union) or any other federal reserve or central bank in the jurisdiction of such Lender, provided that any payment in respect of such assigned Loans or Notes made by either Borrower to or for the account of the assigning or pledging Lender in accordance with the terms of this Agreement shall satisfy such Borrower’s obligations hereunder in respect of such assigned Loans to the extent of such payment. No such assignment shall release the assigning Lender from its obligations hereunder.

(f) All or any portion of the MTI Tranche Loans may be assigned or transferred to GIEK in connection with any claim made under the GIEK Guarantee Policies.

(g) Since it is in the interest of MTI to exercise its rights to assignment or transfer according to this Section 9.13, each Borrower hereby undertakes to contribute and to cooperate in such process as soon as the conditions for such assignment or transfer to the relevant entity or institution established or appointed by the Norwegian authorities are determined pursuant to the principles set out in Propositions to the Storting 34 S and 42 S (2011-2012) Export Financing.

9.14 Survival. All indemnities set forth herein, including, without limitation, Section 9.2, shall survive the execution and delivery of this Agreement and the Notes, any termination of any Transaction Document and the making and repayment of the Loans. In addition, each representation and warranty made or deemed to be made pursuant hereto shall survive the making of such representation and warranty, and no Lender shall be deemed to have waived, by reason of making any extension of credit, any Default or Event of Default which may arise by reason of such representation or warranty proving to have been false or misleading, notwithstanding that such Lender may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time such extension of credit was made.

9.15 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH, THIS AGREEMENT, THE NOTES OR ANY OTHER FINANCING DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY RELATING HERETO OR THERETO. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE SECURED PARTIES TO ENTER INTO THIS AGREEMENT.

9.16 Right of Set-off. In addition to any rights now or hereafter granted under applicable Law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, each Lender is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to either Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Lender (including without limitation by branches and agencies of any Lender wherever located), to or for the credit or the account of either Borrower against and on account of the Obligations or liabilities of such Borrower to such Lender under this Agreement or any of the other Financing Documents, including all claims of any nature or description arising out of or connected with this Agreement or any other Financing Document, irrespective of whether such Lender shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

9.17 Severability. Any provision hereof which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and without affecting the validity or enforceability of any provision in any other jurisdiction.

9.18 Domicile of Loans. Each Lender may transfer and carry its Loans at, to or for the account of any office of such Lender; provided, that neither Borrower shall be responsible for costs arising under Sections 2.9, 2.10, 2.11 or 2.12 resulting from any such transfer to the extent such costs would not otherwise be applicable to such Lender in the absence of such transfer.

9.19 Governing Law; Submission to Jurisdiction.

(a) THIS AGREEMENT AND EACH OF THE OTHER FINANCING DOCUMENTS (UNLESS SUCH DOCUMENT EXPRESSLY STATES OTHERWISE THEREIN) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAW RULES THEREOF (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

(b) Each Borrower hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for the purposes of all legal proceedings arising out of or relating to this Agreement, any other Financing Document or the transactions contemplated hereby or thereby. Each Borrower hereby irrevocably waives, to the fullest extent permitted by applicable Law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. Each Borrower hereby irrevocably appoints Law Debenture (the “Process Agent”), with an office on the date hereof at 400 Madison Avenue, 4th floor, New York, New York 10017, United States of America, as its agent to receive on its behalf and on behalf of its Property, service of copies of the summons and complaint and any other process that may be served in any such action or proceeding. Service upon the Process Agent shall be deemed to be personal service on each Borrower and shall be legal and binding upon each Borrower for all purposes notwithstanding any failure to mail copies of such legal process to either Borrower, or any failure on the part of either Borrower to receive the same. Nothing herein shall affect the right to serve process in any other manner permitted by applicable Law or any right to bring legal action or proceedings in any other competent jurisdiction, including judicial or non-judicial foreclosure of real property interests which are part of the Collateral. Each Borrower further agrees that the aforesaid courts of the State of New York and of the United States of America for the Southern District of New York shall have exclusive jurisdiction with respect to any claim or counterclaim of such Borrower based upon the assertion that the rate of interest charged by or under this Agreement or under the other Financing Documents is usurious. To the extent permitted by applicable Law, each Borrower further irrevocably agrees to the service of process of any of the aforementioned courts in any suit, action or proceeding by the mailing of copies thereof by certified mail, postage prepaid, return receipt requested, to such Borrower at the address referenced in Section 9.3, such service to be effective upon the date indicated on the postal receipt returned from the relevant Borrower.

(c) Each Borrower agrees that it will at all times continuously maintain an agent to receive service of process in the State of New York on behalf of itself and its Properties, and, in the event that for any reason the agent mentioned above shall not serve as agent for either Borrower to receive service of process in the State of New York on its behalf, such Borrower shall promptly appoint a successor reasonably satisfactory to the Administrative Agent so to serve, advise the Administrative Agent thereof, and deliver to the Administrative Agent evidence in writing of the successor agent’s acceptance of such appointment. The foregoing provisions constitute, among other things, a special arrangement for service among the parties to this Agreement for the purposes of 28 U.S.C. § 1608.

(d) To the extent either Borrower may, in any action or proceeding arising out of or relating to any of the Financing Documents brought in Brazil, the British Virgin Islands or elsewhere, be entitled under any applicable Law to require or claim that any Secured Party post security for costs or take similar action, each Borrower hereby irrevocably waives and agrees not to claim the benefit of such entitlement to the fullest extent permitted by applicable Law.

9.20 Complete Agreement. THIS AGREEMENT AND THE OTHER FINANCING DOCUMENTS REPRESENT THE FINAL AND COMPLETE AGREEMENT OF THE PARTIES HERETO, AND ALL PRIOR NEGOTIATIONS, REPRESENTATIONS, UNDERSTANDINGS, WRITINGS AND STATEMENTS OF ANY NATURE ARE HEREBY SUPERSEDED IN THEIR ENTIRETY BY THE TERMS OF THIS AGREEMENT AND THE OTHER FINANCING DOCUMENTS.

9.21 Patriot Act. Each Lender subject to the USA PATRIOT ACT (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “USA Patriot Act”) hereby notifies the Borrowers that pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies the Borrowers and other information that will allow such Lender to identify the Borrowers in accordance with the USA Patriot Act.

9.22 English Language. This Agreement and all other Financing Documents shall be in the English language, except as required by Brazilian law (in which event certified English translations thereof shall be provided by the Borrowers to the Administrative Agent). All documents, certificates, reports or notices to be delivered or communications to be given or made by any party hereto pursuant to the terms of this Agreement or any other Financing Document shall be in the English language or, if originally written in another language, shall be accompanied by an accurate English translation upon which the parties hereto shall have the right to rely for all purposes of this Agreement and the other Financing Documents.

9.23 Parallel Debt.

(a) For the purposes of this Agreement, “Principal Obligations” means all present and future payment obligations and liabilities (whether actual or contingent and whether owed jointly or severally) of each Borrower to the Financing Parties (or any of them) under each or any of the Financing Documents from time to time.

(b) Each Borrower irrevocably and unconditionally undertakes to pay to the Collateral Agent an amount equal to the aggregate of all Principal Obligations due and payable but unpaid (each, a “Parallel Debt”).

(c) The Parallel Debts constitute obligations and liabilities of the relevant Borrower to the Collateral Agent which are separate and independent from, and without prejudice to, the Principal Obligations and the Parallel Debts represent the Collateral Agent’s own independent right to receive payment of the Parallel Debts from the relevant Borrower.

(d) Notwithstanding clause (c) above, if the Collateral Agent receives or recovers any amount in respect of: (i) a Parallel Debt, the relevant Principal Obligations shall decrease by that amount as if that amount was received or recovered directly in payment of said Principal Obligations; and (ii) Principal Obligations, the Parallel Debts shall decrease by that amount by virtue of clause (b) above.

9.24 Disclosure of Information. Each Borrower hereby acknowledges and agrees that GIEK may publish the following information in respect of the GIEK Guarantee Policies after the issuance thereof: (a) the name of each Borrower and its country of residence; (b) the name of the Building Contractor, (c) the model of the Drilling Units (including the type of vessel), (d) the amount guaranteed by the GIEK Guarantee Policies; and (e) the date of issuance of the GIEK Guarantee Policies. Each Borrower acknowledges and agrees that such key information will be published on GIEK’s website.

9.25 Subrogation.

(a) Upon the irrevocable and unconditional payment of all or a portion of the amounts under any of the GIEK Guarantee Policies, GIEK shall automatically, without any notice or formalities of any kind, have the right of subrogation, corresponding to the amounts paid under such GIEK Guarantee Policy, into the rights of MTI under the Financing Documents. Each Borrower waives any right to dispute or delay any subrogation of the rights of MTI under this Agreement to GIEK, and each Borrower undertakes to sign and execute any lawful document reasonably required by GIEK in connection with a subrogation as aforesaid.

(b) If any subrogation rights of GIEK shall have been triggered pursuant to the terms of Section 9.25(a) and all of the MTI Tranche Loans and all amounts outstanding under this Agreement shall have been irrevocably and unconditionally paid to MTI, MTI shall assign and transfer all of its rights under the Financing Documents to GIEK (or whomsoever GIEK chooses to nominate), who shall become a party to the Financing Documents and thereby replace MTI in all respects, and any amounts payable to MTI pursuant to the terms of the Financing Documents as a result of any foreclosure of the Collateral pursuant to the terms thereof shall be payable to GIEK.

*                    *                     *

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.

Notice Address:	AMARALINA STAR LTD.
Amaralina Star Ltd.
Vanterpool Plaza, 2nd Floor
Wickhams Cay I, Road Town
Tortola, VG1110, British Virgin Islands
Attn: Guilherme Ribeiro Vieira Lima	By:	/s/ David Mattaa Filho
Facsimile: + 55 21 3231-2530		Name: David Mattaa Filho
Telephone: + 55 21 2215-1739		Title: Attorney-in-fact
E-mail: glima@qgog.com.br

with a copy to:

Queiroz Galvão Óleo e Gás S.A.
Av. Presidente Antônio Carlos 51
6th Floor
20020-010
Rio de Janeiro, RJ
Brazil
Attn: Luis Alberto de Carvalho de Castro Andrés
Telephone: + 5521 3231-2507
Facsimile: + 5521 2215-1739
Email: andres@qgog.com.br

Credit Agreement

Notice Address:	LAGUNA STAR LTD.
Laguna Star Ltd.
Vanterpool Plaza, 2nd Floor
Wickhams Cay I, Road Town
Tortola, VG1110, British Virgin Islands
Attn: Guilherme Ribeiro Vieira Lima	By:	/s/ David Mattaa Filho
Facsimile: + 55 21 3231-2530		Name: David Mattaa Filho
Telephone: + 55 21 2215-1739		Title: Attorney-in-fact
E-mail: glima@qgog.com.br

with a copy to:

Queiroz Galvão Óleo e Gás S.A.
Av. Presidente Antônio Carlos 51
6th Floor
20020-010
Rio de Janeiro, RJ
Brazil
Attn: Luis Alberto de Carvalho de Castro Andrés
Telephone: + 5521 3231-2507
Facsimile: + 5521 2215-1739
Email: andres@qgog.com.br

Credit Agreement

Notice Address: The Norwegian Government, represented by the Norwegian Ministry of Trade and Industry C/O Eksportfinans ASA,	THE NORWEGIAN GOVERNMENT, represented by THE NORWEGIAN MINISTRY OF TRADE AND INDUSTRY, as Lender
Dronning Maudsgate 15, P.O. Box 1601 Vika,
N- 0119 Oslo
Loan administration	By:	/s/ Mauricio Teixeira Dos Santos
Facsimile: + 47 22012201	Name:	Mauricio Teixeira Dos Santos
E-mail: loanadm@eksportfinans	Title:	Attorney-in-fact

Credit Agreement

	Notice Address:	BNP PARIBAS S.A., as Joint Lead Arranger

BNP PARIBAS S.A.
CIB Transportation Group – Shipping &
	Offshore Finance	By:	/s/ Mauricio Teixeira Dos Santos
	CAT05B1	Name: Mauricio Teixeira Dos Santos
	16, rue de Hanovre	Title: Attorney-in-fact
75078 Paris Cedex 02
FRANCE
Attn: Sandrine Bergeroo-Campagne /
Sylvain Pagès
Telephone:	+33-1-42-98-78-53 /
+33-1-43-16-81-22
Facsimile:	+33-1-42-98-61-66
Email:
Sandrine.Bergeroo-Campagne@bnpparibas.com
/ Sylvain.Pages@bnpparibas.com

With a copy to:

BNP PARIBAS S.A. TRANSPORTATION GROUP MIDDLE OFFICE
16, rue de Hanovre
75002 Paris
FRANCE
Attn: Luis Sequeira / Nicolas Topet
Telephone:	+33-1-42-98-08-92 /
+33-1-57-43-80-63
Facsimile:	+33-1-42-98-43-55
Email: Luis.Sequeira@bnpparibas.com /
Nicolas.Topet@bnpparibas.com

Credit Agreement

Notice Address:		BNP PARIBAS S.A., as Lender

BNP PARIBAS S.A.
CIB Transportation Group – Shipping & Offshore Finance
CAT05B1		By:	/s/ Mauricio Teixeira Dos Santos
16, rue de Hanovre		Name: Mauricio Teixeira Dos Santos
75078 Paris Cedex 02		Title: Attorney-in-fact
FRANCE
Attn: Sandrine Bergeroo-Campagne /
Sylvain Pagès
Telephone:	+33-1-42-98-78-53 /
+33-1-43-16-81-22
Facsimile:	+33-1-42-98-61-66
Email:
Sandrine.Bergeroo-Campagne@bnpparibas.com /
Sylvain.Pages@bnpparibas.com

With a copy to:

BNP PARIBAS S.A.
TRANSPORTATION GROUP MIDDLE OFFICE
16, rue de Hanovre
75002 Paris
FRANCE
Attn: Luis Sequeira / Nicolas Topet
Telephone:	+33-1-42-98-08-92 /
+33-1-57-43-80-63
Facsimile:	+33-1-42-98-43-55
Email: Luis.Sequeira@bnpparibas.com /
Nicolas.Topet@bnpparibas.com

Credit Agreement

	Notice Address:	CITIGROUP GLOBAL MARKETS INC., as
Joint Lead Arranger
Citigroup Global Markets Inc.
Avenida Paulista, 1.111 - 10º andar
São Paulo, SP, CEP 01311-920
Brazil
	Attn: Gustavo Fontes / Joao Borges	By:	/s/ John Greenwood
Telephone:	+55 11 4009-5652 /		Name: John Greenwood
	+55 11 4009-8176		Title: Director
E-mail: Gustavo.Fontes@citi.com /
Joao.Borges@citi.com

Credit Agreement

Notice Address:	CITIBANK N.A., as Lender

Citibank N.A.
Rua da Assembleia, nº 100 3º andar – Centro
Rio de Janeiro – RJ – Brazil
PO Box 20011 – 000	By:	/s/ Thiago Garna Souza
Attn: Gustavo Fontes / Joao Borges		Name: Thiago Garna Souza
Telephone: +55-21-4009-8184 / +55-21-4009-8176		Title: Attorney-in-fact
Facsimile: +55-11-2122-2069
Email: Gustavo.Fontes@citi.com /
Joao.Borges@citi.com

Credit Agreement

Notice Address:		ING BANK N.V., as Joint Lead Arranger

Operations:

ING Bank N.V. c/o ING Capital LLC		By:	/s/ Mauricio Teixeira Dos Santos
1325 Avenue of the Americas		Name: Mauricio Teixeira Dos Santos
New York, NY 10019		Title: Attorney-in-fact
Attn: Richard Coley / Franklin Christian /
Ermelinda Young
Telephone:	+646-424-8220 / +646-424-8244 /
+646-424-8240
Facsimile:	+646-424-8251 / +646-424-8251 /
+646-424-8251
Email: Richard.Coley@americas.ing.com /
DLNYCLoanAdministration@americas.ing.com/
DLNYCLoanAdministration@americas.ing.com

Credit:

ING Bank N.V. c/o ING Capital LLC
1325 Avenue of the Americas
New York, NY 10019
Attn: Tanja van der Woude / Petra van Woensel
Telephone:	+646-424-8173 / +646-424-6088
Facsimile:	+646-424-6390 / +646-424-6390
Email: Tanja.van.der.Woude@americas.ing.com/
Petra.van.Woensel@americas.ing.com

Credit Agreement

Notice Address:		ING CAPITAL LLC, as Joint Lead Arranger

Operations:

ING Capital LLC
1325 Avenue of the Americas		By:	/s/ Mauricio Teixeira Dos Santos
New York, NY 10019		Name: Mauricio Teixeira Dos Santos
Attn: Richard Coley / Franklin Christian /		Title: Attorney-in-fact
Ermelinda Young
Telephone:	+646-424-8220 / +646-424-8244 /
+646-424-8240
Facsimile:	+646-424-8251 / +646-424-8251 /
+646-424-8251
Email: Richard.Coley@americas.ing.com /
DLNYCLoanAdministration@americas.ing.com/
DLNYCLoanAdministration@americas.ing.com

Credit:

ING Capital LLC
1325 Avenue of the Americas
New York, NY 10019
Attn: Tanja van der Woude / Petra van Woensel
Telephone:	+646-424-8173 / +646-424-6088
Facsimile:	+646-424-6390 / +646-424-6390
Email: Tanja.van.der.Woude@americas.ing.com/
Petra.van.Woensel@americas.ing.com

Credit Agreement

Notice Address:		ING CAPITAL LLC, as Lender

Operations:

ING Capital LLC
1325 Avenue of the Americas		By:	/s/ Mauricio Teixeira Dos Santos
New York, NY 10019		Name: Mauricio Teixeira Dos Santos
Attn: Richard Coley / Franklin Christian /		Title: Attorney-in-fact
Ermelinda Young
Telephone:	+646-424-8220 / +646-424-8244 /
+646-424-8240
Facsimile:	+646-424-8251 / +646-424-8251 /
+646-424-8251
Email: Richard.Coley@americas.ing.com /
DLNYCLoanAdministration@americas.ing.com/
DLNYCLoanAdministration@americas.ing.com

Credit:

ING Capital LLC
1325 Avenue of the Americas
New York, NY 10019
Attn: Tanja van der Woude / Petra van Woensel
Telephone:	+646-424-8173 / +646-424-6088
Facsimile:	+646-424-6390 / +646-424-6390
Email: Tanja.van.der.Woude@americas.ing.com/
Petra.van.Woensel@americas.ing.com

Credit Agreement

Notice Address:		THE BANK OF NOVA SCOTIA,
as Lender
Scotiabank Brasil S/A
Av. Brigadeiro Faria Lima, 2277 – 7° andar
Sao Paulo, SP – 01452-000, Brasil
Attn: Izabel Salvucci
Telephone: +55-11-2202-8179		By:	/s/ Paula J. Czach
Facsimile: +55-11-2202-8222			Name: Paula J. Czach
Email: Izabel.Salvucci@br.scotiabank.com			Title: Managing Director

Scotiabank
711 Louisiana Suite 1400
Houston, TX 77002, USA
Attn: Karina Godinez
Telephone:	+1-713-759-3432
Facsimile:	+1-832-426-6023
Email: Karina.Godinez@scotiabank.com

Credit Agreement

Notice Address:	THE BANK OF TOKYO-MITSUBISHI
UFJ, Ltd., as Lender
The Bank of Tokyo-Mitsubishi UFJ, Ltd.
Headquarters for the Americas
1251 Avenue of the Americas
New York, NY 1002-1104
Attn: Billy Tracy	By:	/s/ Kentaro Aoyama
Telephone: +212-782-5854		Name: Kentaro Aoyama
Email: Btracy@us.mufg.jp		Title: Gerente Senior

Credit Agreement

Notice Address:	HSBC BANK USA, N.A., as Lender

HSBC Bank USA, N.A.
452 Fifth Avenue
New York, NY 10018
Attn: Tatiana Preta / Scott Regan	By:	/s/ Christopher J. Heusler
Telephone: +212-525-5282		Name: Christopher J. Heusler
Facsimile: +212-525-6090		Title: Managing Director Head of Multinationals #7222
Email: Tatiana.M.Preta@us.hsbc.com /
Scott.Regan@us.hsbc.com

Credit Agreement

Notice Address:	KfW IPEX – BANK GmbH, as Lender

Credit and Documentation Matters:

KfW IPEX – Bank GmbH
Palmengartenstrasse 5-9	By:	Joaquin Jose Auetuni De Oliveria
D-60325 Frankfurt, Germany		Name: Joaquin Jose Aletori De Oliveria
Attn: Mareike Hildebrand		Title: Attorney-in-fact
Ship Financing / X2a3
Telephone: +49-69-7431-8861
Facsimile: +49-69-7431-3768
Email: AnneMareike.Hildebrand@kfw.de

Operational Matters:

KfW IPEX – Bank GmbH
Palmengartenstrasse 5-9
D-60325 Frankfurt, Germany
Attn: Anja Demisch
Credit Operations / X3e2
Telephone: +49-69-7431-3621
Facsimile: +49-69-7431-9413
Facsimile Central: +0049-69-7431-2944
Email: Anja.Demisch@kfw.de

Credit Agreement

Notice Address:	NORDEA BANK FINLAND Plc,
LONDON BRANCH, as Lender
Nordea Bank Finland Plc, London Branch
8th Floor City Place House
55 Basinghall Street
London EC2V 5NB
Attn: Andrew Searle / Glenn Johnson	By:	/s/ Mauricio Teixeira Dos Santos
Telephone: +44-207-726-9107 / +44-207-726-9247	Name: Mauricio Teixeira Dos Santos
Facsimile: +44-207-726-9102	Title: Attorney-in-fact
Email: Andrew.Searle@nordea.com /
Glenn.Johnson@nordea.com

Credit Agreement

Notice Address:		HSBC BANK USA, N.A.,
as Administrative Agent
HSBC Bank USA, N.A.
452 Fifth Avenue
New York, NY 10018
Attn: Deirdra Ross
Telephone:	+212-525-1398	By:	/s/ Deirdra N. Ross
Facsimile:	+212-525-1300		Name: Deirdra N. Ross
Email: Deirdra.Ross@us.hsbc.com			Title: Vice President

		By:	/s/ Joseph A. Lloret
Name: Joseph A. Lloret
Title: Vice President

Credit Agreement

Notice Address:		HSBC BANK USA, N.A.,
as Collateral Agent
HSBC Bank USA, N.A.
452 Fifth Avenue
New York, NY 10018		By:	/s/ Deirdra N. Ross
Attn: Deirdra Ross			Name: Deirdra N. Ross
Telephone:	+212-525-1398		Title: Vice President
Facsimile:	+212-525-1300
Email: Deirdra.Ross@us.hsbc.com

		By:	/s/ Joseph A. Lloret
Name: Joseph A. Lloret
Title: Vice President

Credit Agreement

APPENDIX A

to

Credit Agreement

DEFINED TERMS AND RULES OF INTERPRETATION

1. Defined Terms.

“Acceptance Tests” shall mean, collectively, the acceptance tests under the Building Contracts, including the sea trials provided under Article VI of the Building Contracts and under the specifications of each of the Building Contracts.

“Accounts Agreement” shall mean the Collateral and Accounts Agreement entered into or to be entered into among the Borrowers, the Bareboat Charterers, the Administrative Agent, the Offshore Accounts Bank and the Collateral Agent.

“Additional Material Project Document” shall mean an Additional Project Document involving an amount of ten million Dollars ($10,000,000) or more.

“Additional Project Document” shall mean any contract or agreement relating to the development, construction, testing, operation, maintenance, repair, financing or use of either Drilling Unit entered into by relevant Borrower, Bareboat Charterer or Operator with any other Person subsequent to the date hereof (including any contract(s) or agreement(s) entered into in substitution for any Project Document that has been terminated in accordance with its terms or otherwise).

“Administrative Agent” shall mean HSBC Bank USA, National Association, acting in its capacity as agent for the Lenders pursuant to this Agreement, and shall include any successor Administrative Agent appointed pursuant to Section 8.9.

“Affected Property” shall mean, with respect to any Event of Loss (other than a Drilling Unit Loss Event), the Property of the relevant Borrower lost, destroyed, damaged, condemned (including, without limitation, through a Taking) or otherwise taken as a result of such Event of Loss.

“Affiliate” shall mean, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with such specified Person. As used herein, the term “control” means possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Equity Interests, by contract or otherwise.

“Agent-Related Persons” shall mean the Administrative Agent and any successor Administrative Agent appointed pursuant to Section 8.9, together with their respective officers, directors, employees, representatives, attorneys, agents and Affiliates.

“Agents” shall mean, collectively, the Administrative Agent, the Collateral Agent and the Offshore Accounts Bank.

Appendix A

“Agreement” shall have the meaning provided in the preamble.

“Alperton” shall mean Alperton Capital Ltd., a company limited by shares organized and existing under the laws of the British Virgin Islands.

“Amaralina Star Assignment” shall mean the assignment by Alperton in favor of the Sponsor of (a) all of Alperton’s rights to receive dividends and any other payments of moneys whatsoever payable to it by Amaralina Star Ltd. and (b) all Alperton’s receivables (whether principal or interest) under any loans made by Alperton to Amaralina Star Ltd., as set forth in Section 6.3 of the Amaralina Star Delba Carried Loan Agreement.

“Amaralina Star Bank Tranche Availability Period” shall mean the period commencing on the Closing Date and ending on the earliest to occur of (i) the full utilization of the Amaralina Star Bank Tranche Commitments, (ii) May 30, 2013, (iii) the date that is thirty (30) days prior to the First Repayment Date with respect to the Amaralina Star Bank Tranche Loans and (iv) the termination of the Total Commitment pursuant to the provisions of this Agreement; provided that, subject to the consent of the Amaralina Star Bank Tranche Lenders, Amaralina Star Ltd. may request a reasonable extension of the Amaralina Star Availability Period (until no later than the date that is three (3) months after the original expiration date of the Amaralina Star Bank Tranche Availability Period) due to unexpected delays in utilizing the Amaralina Star Bank Tranche Commitments of the Amaralina Star Bank Tranche Lenders by requesting such extension not later than three (3) months before the expiration of the Amaralina Star Bank Tranche Availability Period; provided further that the Amaralina Star Bank Tranche Lenders shall only consent to any extension of the Amaralina Star Bank Tranche Availability Period if (x) Amaralina Star Ltd. requests an equal extension of the Amaralina Star MTI Availability Period and (y) MTI consents to such extension pursuant to the terms of the Credit Agreement.

“Amaralina Star Bank Tranche Commitment” shall mean, as to any Amaralina Star Bank Tranche Lender, the amount set forth opposite such Amaralina Star Bank Tranche Lender’s name in the column entitled “Amaralina Star Bank Tranche Commitment” in Annex I hereto, provided that such amount shall be deemed increased or decreased, as the case may be, pro rata in accordance with any increase or decrease pursuant to Section 2.1(h) of the amount set forth in Section 2.1(f).

“Amaralina Star Bank Tranche Commitment Fee” shall have the meaning set forth in Section 6.7(a).

“Amaralina Star Bank Tranche Eligible IDC” shall mean interest accruing on the Amaralina Star Bank Tranche Loans during the Amaralina Star Bank Tranche Availability Period.

“Amaralina Star Bank Tranche Lender” shall mean each Lender with an Amaralina Star Bank Tranche Commitment as set forth on Annex I hereto.

“Amaralina Star Bank Tranche Gross Balloon Amount” shall mean the amount of the installment of principal due on the Maturity Date with respect to the Amaralina Star Bank Tranche Loans as described opposite the line entitled “Balloon Payment” in Appendix B-1 and as the same may be reduced from time to time as a result of any payments pursuant to Section 6.2 or Section 6.3.

Appendix A

“Amaralina Star Bank Tranche Loans” shall have the meaning provided in Section 2.1(a).

“Amaralina Star Bank Tranche Net Balloon Amount” shall mean, on any date of verification, an amount equal to the Amaralina Star Bank Tranche Gross Balloon Amount less all amounts on deposit in the Amaralina Star Offshore Debt Service Reserve Account and in the other Amaralina Star Offshore Project Accounts on such date, which, pursuant to the terms of the Financing Documents, must be applied to the payment of principal on the Amaralina Star Bank Tranche Loans.

“Amaralina Star Bank Tranche Unutilized Commitment” shall mean, for each Amaralina Star Bank Tranche Lender, at any time, the Amaralina Star Bank Tranche Commitment of such Amaralina Star Bank Tranche Lender at such time less the aggregate outstanding principal amount of all Amaralina Star Bank Tranche Loans made by such Amaralina Star Bank Tranche Lender.

“Amaralina Star Bareboat Charter Agreement” shall mean the Bareboat Charter Agreement entered into on February 1, 2012 between Palase and Amaralina Star Ltd.

“Amaralina Star Building Contract” shall mean the Amended and Restated Contract for the Construction and Sale of one (1) dynamically positioned ultra deepwater Drilling Unit, dated October 25, 2010, between Amaralina Star Ltd. and the Building Contractor.

“Amaralina Star Capex Budget” shall mean the portion of the Capex Budget relating to the Amaralina Star Drilling Unit.

“Amaralina Star Charter Agreement” shall mean the Charter Agreement dated July 25, 2008 (as amended by the first and second amendments thereto on October 7, 2010 and by the third amendment thereto on December 2, 2011), among Palase and Petrobras, as parties, and Tarsus, as intervening party.

“Amaralina Star Commercial Operation Date” shall mean the Commercial Operation Date with respect to the Amaralina Star Drilling Unit.

“Amaralina Star Delba Carried Loan Agreement” shall mean the Loan Agreement dated November 22, 2010, between the Sponsor, Alperton, Comercial Perfuradora Delba Baiana Ltda. and Interoil Representação Ltda. providing for the making of loans by the Sponsor to Alperton in order to allow Alperton to provide loans to Amaralina Star Ltd. to fund Amaralina Star Project Costs as provided therein.

“Amaralina Star Delivery Date Loans” shall mean the Amaralina Star Term Loans made, or to be made, to finance the installment of the Contract Price falling due on the Amaralina Star Shipyard Delivery Date.

Appendix A

“Amaralina Star Drilling Unit” shall mean the dynamically positioned ultra deepwater Drilling Unit, designed to drill wells and operate in up to 10,000 ft water depths, to be purchased by Amaralina Star Ltd. under the Amaralina Star Building Contract, together with all equipment, parts and spare parts relevant to the operation of the Amaralina Star Drilling Unit and other assets attached to the Amaralina Star Drilling Unit.

“Amaralina Star Equity Support Guaranty” shall mean the Equity Support Guaranty Agreement entered into or to be entered into between the Sponsor and the Collateral Agent in respect of Equity Contributions to be made to Amaralina Star Ltd. pursuant to the terms thereof.

“Amaralina Star Existing Share Charge” shall mean the share charge with respect to the shares of Amaralina Star Ltd. dated as of November 22, 2010 (as amended, supplemented or modified from time to time) entered into between Alperton and the Sponsor.

“Amaralina Star Eligible Norwegian Contract Expenditures Amount” shall mean, with respect to the Amaralina Star Project, all expenditures paid or to be paid under the terms of the Eligible Norwegian Contracts.

“Amaralina Star First Priority Share Pledge Agreements” shall mean (i) the share charge with respect to the shares of Amaralina Star Ltd. entered into or to be entered into between the Sponsor and the Collateral Agent and (ii) the share charge with respect to the shares of Amaralina Star Ltd. entered into or to be entered into between Alperton and the Collateral Agent.

“Amaralina Star GIEK Commitment Fee” shall have the meaning set forth in Section 6.7(c).

“Amaralina Star Head Services Agreement” shall mean the Head Services Agreement dated as of June 29, 2010, between the Sponsor and Amaralina Star Ltd.

“Amaralina Star Intercompany Loan Agreements” shall mean (i) the Loan Agreement, dated as of November 22, 2010 (as amended by a first and second amendments dated April 7, 2011, a third amendment dated June 27, 2011, a fourth amendment dated September 26, 2011, a fifth amendment dated December 30, 2011, and as further amended, supplemented or modified from time to time) between Amaralina Star Ltd. and the Sponsor and (ii) the Loan Agreement, dated as of November 22, 2010 (as amended by a first and second amendments dated April 7, 2011, a third amendment dated June 27, 2011, a fourth amendment dated September 26, 2011, a fifth amendment dated December 30, 2011, and as further amended, supplemented or modified from time to time), between Amaralina Star Ltd. and Alperton.

“Amaralina Star Management Agreement” shall mean the Management Agreement dated as of June 29, 2010, between Constellation Services Ltd. and Amaralina Star Ltd.

“Amaralina Star Mortgage” shall mean the Panamanian law mortgage to be entered into between Amaralina Star Ltd. and the Collateral Agent with respect to the Amaralina Star Drilling Unit.

Appendix A

“Amaralina Star MTI Tranche Availability Period” shall mean the period commencing on the Closing Date, and ending on the earliest to occur of (i) the full utilization of the Amaralina Star MTI Tranche Commitment, (ii) May 30, 2013, (iii) the date that is thirty (30) days prior to the First Repayment Date with respect to the Amaralina Star MTI Tranche Loans and (iv) the termination of the Total Commitment pursuant to the provisions of this Agreement; provided that, subject to the consent of MTI, Amaralina Star Ltd. may request a reasonable extension of the Amaralina Star MTI Tranche Availability Period (until no later than the date that is three (3) months after the original expiration date of the Amaralina Star MTI Tranche Availability Period) due to unexpected delays in utilizing the Amaralina Star MTI Tranche Commitment of MTI by requesting such extension not less than three (3) months before the expiration of the Amaralina Star MTI Tranche Availability Period; provided further that MTI shall only consent to any extension of the Amaralina Star MTI Tranche Availability Period if (x) Amaralina Star Ltd. requests an equal extension of the Amaralina Star Bank Tranche Availability Period and (y) the Amaralina Star Bank Tranche Lenders consent to such extension pursuant to the terms of the Credit Agreement.

“Amaralina Star MTI Tranche Commitment” shall mean the amount set forth opposite MTI’s name in the column entitled “Amaralina Star MTI Tranche Commitment” in Annex I hereto; provided that such amount shall be deemed increased or decreased, as the case may be, in accordance with any increase or decrease pursuant to Section 2.1(i) of the amount set forth in Section 2.1(g); provided further that such amount shall not exceed an amount equal to the sum of (i) 80% of the Amaralina Star Eligible Norwegian Contract Expenditures Amount, (ii) Amaralina Star MTI Tranche Eligible IDC and (iii) the aggregate amount of GIEK Premium payable in respect of the GIEK Guarantee Policy relating to the Amaralina Star MTI Tranche Loans.

“Amaralina Star MTI Tranche Eligible IDC” shall mean interest accruing on the Amaralina Star MTI Tranche Loans during the Amaralina Star MTI Tranche Availability Period.

“Amaralina Star MTI Tranche Fixed Margin Period” shall have the meaning provided in Section 2.7(a)(i)(x)(A).

“Amaralina Star MTI Tranche Loans” shall have the meaning provided in Section 2.1(b).

“Amaralina Star MTI Tranche Unutilized Commitment” shall mean, at any time, the Amaralina Star MTI Tranche Commitment at such time less the aggregate outstanding principal amount of all Amaralina Star MTI Tranche Loans.

“Amaralina Star Offshore Construction and Penalty Account” shall have the meaning provided in the Accounts Agreement.

“Amaralina Star Offshore Debt Service Reserve Account” shall have the meaning provided in the Accounts Agreement.

“Amaralina Star Offshore Distribution Account” shall have the meaning provided in the Accounts Agreement.

Appendix A

“Amaralina Star Offshore Distribution Holding Account” shall have the meaning provided in the Accounts Agreement.

“Amaralina Star Offshore Loss Proceeds and Compensation Account” shall have the meaning provided in the Accounts Agreement.

“Amaralina Star Offshore Project Accounts” shall have the meaning provided in the Accounts Agreement.

“Amaralina Star Operator” shall mean Tarsus.

“Amaralina Star Petrobras Acknowledgment” shall mean a letter relating to the Amaralina Star Charter Agreement and the Amaralina Star Services Agreement with customary terms and conditions, pursuant to which Petrobras will state that it will consider and will not unreasonably withhold its authorization for the replacement of the Amaralina Star Operator under the Amaralina Star Services Agreement, upon the request of the Collateral Agent pursuant to the terms of the Undertaking Agreement, by an Operator Assignee (as defined in the Undertaking Agreement) that satisfies certain conditions established by Petrobras set forth in such letter.

“Amaralina Star Petrobras Consent” shall mean a letter with customary terms and conditions from Petrobras relating to the Amaralina Star Charter Agreement pursuant to which Petrobras will authorize the Bareboat Charterer that is a party to the Amaralina Star Charter Agreement to assign all receivables thereunder to the Collateral Agent for the benefit of the Lenders.

“Amaralina Star Project” shall mean the construction, chartering and operation of the Amaralina Star Drilling Unit.

“Amaralina Star Project Costs” shall mean (i) all costs and expenses reasonably and necessarily incurred or to be incurred by Amaralina Star Ltd. or the Amaralina Star Operator to finance and complete the Amaralina Star Project and achieve the Project Completion Date with respect to the Amaralina Star Drilling Unit (and complete all Punch List items in respect of the Amaralina Star Project) in the manner contemplated by the relevant Transaction Documents, including all reasonable and necessary costs and expenses incurred in connection with the negotiation and preparation of the relevant Transaction Documents and the formation of Amaralina Star Ltd., all fees and premiums payable in respect of the Amaralina Star Term Loans (including the GIEK Premium (to the extent payable during the Amaralina Star Bank Tranche Availability Period)) and all other reasonable and necessary expenses required for the financing, development, design, construction, equipment procurement, installation, transportation, start-up and initial operation of the Amaralina Star Project (including, without limitation, the termination value and any breakage costs payable in connection with any Pre-Hedging Agreements to which Amaralina Star Ltd. is party); (ii) all Interest Expenses and Operation and Maintenance Expenses incurred during the construction, installation and start-up of Amaralina Star Drilling Unit; (iii) subject to the terms of this Agreement, repayment of amounts payable and payment of interest under the Amaralina Star Intercompany Loan Agreements; and (iv) all fees and penalties payable under the Amaralina Star Charter Agreement. Amaralina Star Project Costs may include (x) the

Appendix A

reimbursement of the Sponsor or the Amaralina Star Operator for Amaralina Star Project Costs incurred and paid by any of such Persons (provided that the Independent Engineer and the Administrative Agent shall have approved such Project Costs incurred prior to the first Disbursement), (y) payments by Amaralina Star Ltd. required under the Amaralina Star Building Contract and (z) payments not to exceed three million seventeen thousand eight hundred Dollars ($3,017,800) by Palase under the Amaralina Star Charter Agreement for penalties in the event the Commercial Operation Date for the Amaralina Star Drilling Unit occurs after May 30, 2012 (or any other later date that may be agreed with Petrobras). Project Costs shall not include (a) payments of principal of any Indebtedness, other than, subject to the terms of this Agreement, repayment of amounts payable and payment of interest under the Amaralina Star Intercompany Loan Agreements, or (b) any payments of any kind to Amaralina Star Ltd. or any Affiliate thereof, other than as expressly contemplated by the Transaction Documents and payments in respect of the reimbursement of Amaralina Star Project Costs expressly permitted above.

“Amaralina Star Project Documents” shall mean, collectively, the following documents:

(i) the Amaralina Star Building Contract;

(ii) the Amaralina Star Charter Agreement;

(iii) the Amaralina Star Bareboat Charter Agreement;

(iv) the Amaralina Star Services Agreement;

(v) the Amaralina Star Management Agreement;

(vi) the Amaralina Star Head Services Agreement;

(vii) the Additional Material Project Documents;

(viii) the Amaralina Star Shareholders’ Agreement; and

(ix) the Amaralina Star Refund Guarantee.

“Amaralina Star Refund Guarantee” shall mean the Letter of Refundment Guarantee No. M0902-010-LG-00210 dated October 28, 2010 issued by KEXIM in favor of Amaralina Star Ltd.

“Amaralina Star Scheduled Bank Tranche Principal Payments” shall mean the Scheduled Bank Tranche Principal Payments with respect to the Amaralina Star Bank Tranche Loans.

“Amaralina Star Scheduled MTI Tranche Principal Payments” shall mean the Scheduled MTI Tranche Principal Payments with respect to the Amaralina Star MTI Tranche Loans.

Appendix A

“Amaralina Star Second Priority Mortgage” shall mean the second priority Panamian law mortgage to be entered into between Amaralina Star Ltd. and the Sponsor with respect to the Amaralina Star Drilling Unit in the form attached to the Subordination and Assignment Agreement.

“Amaralina Star Second Priority Share Pledge Agreement” shall mean the charge over Alperton’s shares in Amaralina Star Ltd. to be entered into among the Sponsor, Alperton and Amaralina Star Ltd. in the form attached to the Subordination and Assignment Agreement.

“Amaralina Star Services Agreement” shall mean the Services Agreement dated July 25, 2008 (as amended by the first and second amendments thereto on October 7, 2010 and by the third amendment thereto on December 2, 2011), among the Amaralina Star Operator and Petrobras, as parties, and Palase, as intervening party.

“Amaralina Star Shareholders’ Agreement” means the Shareholders’ Agreement among the Sponsor, Alperton, Comercial Perfuradora Delba Baiana Ltda., Interoil Representação Ltda. and Amaralina Star Ltd. dated June 24, 2010 (as amended by the First Amendment to the Shareholders’ Agreement dated September 10, 2010, the Second Amendment to the Shareholders’ Agreement dated September 28, 2010 and the Third Amendment to the Shareholders’ Agreement dated November 10, 2011), with respect to the Sponsor’s and Alperton’s Equity Interests in Amaralina Star Ltd.

“Amaralina Star Shipyard Delivery Date” shall mean the date of delivery of the Amaralina Star Drilling Unit to Amaralina Star Ltd. pursuant to and in accordance with Article VII of the Amaralina Star Building Contract.

“Amaralina Star Term Loan Commitments” shall mean the Amaralina Star Bank Tranche Commitments and the Amaralina Star MTI Tranche Commitments.

“Amaralina Star Term Loans” shall mean the Amaralina Star Bank Tranche Loans and the Amaralina Star MTI Tranche Loans.

“Amaralina Star Term Loan Gross Balloon Amount” shall mean an amount equal to the sum of (i) the Amaralina Star Bank Tranche Gross Balloon Amount and (ii) the outstanding principal amount of the MTI Tranche Loans to be prepaid by Amaralina Star Ltd. on the Maturity Date for the Amaralina Star Bank Tranche Loans pursuant to Section 6.4, together with interest accrued thereon and all amounts required to be paid on such date pursuant to Section 6.4.

“Amaralina Star Term Loans Net Balloon Amount” shall mean, on any date of verification, an amount equal to the Amaralina Star Term Loan Gross Balloon Amount less (i) all amounts on deposit in the Amaralina Star Offshore Debt Service Reserve Account on such date and (ii) all amounts on deposit in the other Amaralina Star Offshore Project Accounts, that, pursuant to the terms of the Financing Documents must be applied to the payment of principal on the Amaralina Star Term Loans.

“Applicable Lending Office” shall mean, for each Lender, the “Lending Office” of such Lender (or of an Affiliate thereof) designated in Annex II or such other office of such

Appendix A

Lender (or of an Affiliate thereof) as such Lender may from time to time specify to the Administrative Agent and the Borrowers by written notice in accordance with the terms hereof as the office by which its Loans are to be made and maintained.

“Applicable Margin” shall mean, (i) as to the Bank Tranche Loans, 275 basis points (2.75%) per annum, excluding any premiums payable under this Agreement in respect of Bank Tranche Loans and (ii) as to the MTI Tranche Loans, subject to Section 2.7(a)(i), 135 basis points (1.35%) per annum, excluding any premiums payable under this Agreement in respect of MTI Tranche Loans.

“Appraisal” shall mean an “as built” written appraisal by an Independent Appraiser of the fair market sales value of the Drilling Units, plus, without duplication, to the extent not reflected in such fair market sales value, the present value of the future payments to be made under the Charter Agreements or any existing charters or contracts in respect of the Drilling Units (assuming continuing operation of the Drilling Units consistent with historical operations of the Drilling Units in terms of full operation, downtime, wait time, bad weather and other similar conditions, as determined on the basis of historical operating reports delivered by Petrobras or any other charterer), which present value shall be determined using a discount rate equal to the then-applicable interest rates on the Loans.

“Appraised Value” shall mean, with respect to either Drilling Unit, on any determination date, the appraised value of such Drilling Unit as determined by the Appraisal of the Independent Appraiser.

“Assignee” shall have the meaning provided in Section 9.13(a).

“Assignment and Acceptance” shall have the meaning provided in Section 9.13(a).

“Assignment of Insurances” shall mean the Assignment of Insurances entered into or to be entered into among the Borrowers, the Sponsor, the Operators and the Collateral Agent.

“Attorney Costs” shall mean all fees, out-of-pocket and office expenses and disbursements of any law firm or other external counsel, which, unless such fees, expenses and disbursements are incurred in connection with the enforcement or attempted enforcement of this Agreement or any other Transaction Document, shall be reasonable and duly evidenced.

“Authorized Officer” shall mean (i) with respect to any Person that is a corporation or a limited liability company, the Chairman, President, any Vice President, Secretary, Treasurer, Treasury Coordinator or Financial Manager of such Person and (ii) with respect to any Person that is a partnership, the President, any Vice President, Secretary (or Assistant Secretary), Treasurer, Treasury Coordinator or Financial Manager of a general partner or managing partner of such Person, in each case whose name appears on a certificate of incumbency of such Person delivered in accordance with the terms hereof, as such certificate may be amended from time to time.

“Balloon Payment Obligation” means the obligation of each Borrower under this Agreement to pay the Amaralina Star Term Loan Gross Balloon Amount or the Laguna Star Term Loan Gross Balloon Amount, as the case may be, as the same may be reduced from time to time as a result of prepayments pursuant to the terms and conditions of this Agreement.

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“Bank Tranche Lender” shall mean an Amaralina Star Bank Tranche Lender or a Laguna Star Bank Tranche Lender.

“Bank Tranche Loans” shall mean the Amaralina Star Bank Tranche Loans and the Laguna Star Bank Tranche Loans.

“Bank Tranche Note” shall have the meaning set forth in Section 2.6(b).

“Bankruptcy Code” shall mean the United States Federal Bankruptcy Code of 1978.

“Bankruptcy Law” shall mean the Bankruptcy Code and any other Law of any jurisdiction relating to bankruptcy, insolvency, liquidation, reorganization, moratorium, winding-up or composition or readjustment of debts or any similar Law.

“Bareboat Charter Agreements” shall mean, collectively, the Amaralina Star Bareboat Charter Agreement and the Laguna Star Bareboat Charter Agreement.

“Bareboat Charterers” shall mean, collectively, Palase and Podocarpus.

“Base Case Projections” shall mean a projection of operating results for the Project over a period ending no sooner than the last Maturity Date for the Loans, showing the Borrower’s reasonable good faith estimates, as of the Closing Date, of revenue, operating expenses, the Debt Service Coverage Ratios required under Section 3.1(m), and sources and uses of revenues over the forecast period.

“Borrower” shall have the meaning provided in the preamble.

“Borrower Completion Certificates” shall mean the certificates, each substantially in the form of Exhibit D-1, dated the Project Completion Date, duly completed and signed by an Authorized Officer of each Borrower.

“Borrowing” shall mean the borrowing of Loans from the Lenders on a given date.

“Brazil” shall mean the Federative Republic of Brazil.

“Break Cost for LIBOR” means the amount (if any) determined by any Lender by which:

(i) the net present value of the interest excluding the Applicable Margin which such Lender should have received for the period from the date of receipt of any Loans or part thereof and/or any Unpaid Sum to the Interest Payment Date in respect of the relevant Interest Period for such Loans or part thereof or such Unpaid Sum had such Loans or part thereof or such Unpaid Sum been paid on such Interest Payment Date;

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exceeds

(ii) the net present value of the amount such Lender would be able to obtain by placing an amount equal to such Loans or part thereof or such Unpaid Sum with a leading bank in the Relevant Interbank Market for the period starting on the Business Day following receipt or recovery and ending on the relevant Interest Payment Date.

“Building Contracts” shall mean, collectively the Amaralina Star Building Contract and the Laguna Star Building Contract.

“Building Contractor” shall mean Samsung Heavy Industries Co., Ltd., a company organized and existing under the laws of the Republic of Korea.

“Business Day” shall mean:

(i) (for the purposes of determining LIBOR) a day on which dealings in Dollar deposits are carried on in the London interbank market and on which banks are generally open for domestic and foreign exchange business in London and Paris (unless market practice differs in the London interbank market, in which case the quotation day for purposes of determining LIBOR will be determined by the Administrative Agent in accordance with market practice in the London interbank market (and if quotations would normally be given by leading banks in the London interbank market on more than one day, the quotation day will be the last of those days); and

(ii) (for all other purposes) a day (other than a Saturday or Sunday) on which banks are open for domestic and foreign exchange business in the British Virgin Islands, New York City, Rio de Janeiro, São Paulo, London, Amsterdam, Paris, Oslo and, solely for the purposes of Section 2.2, Frankfurt.

“Calculation Date” shall mean each date, occurring no less than twelve (12) months after the Initial Commercial Operation Date, that is the last day of each of March, June, September and December in each year.

“Calculation Period” shall mean, with respect to the Calculation Date, the twelve (12) month period ending on the Interest Payment Date occurring on or immediately after such Calculation Date.

“Capex Budget” shall mean, with respect to each Drilling Unit, the budget dated the Closing Date, prepared and certified as such by an Authorized Officer of the Borrower that is the owner of such Drilling Unit and confirmed by the Independent Engineer, of all Project Costs with respect to such Drilling Unit, theretofore incurred and thereafter expected to be incurred by such Borrower on or prior to the Project Completion Date, as the same may be amended from time to time in accordance with Section 5.20(b).

“Capital Adequacy Regulation” shall mean any guideline, request or directive of any central bank or other Governmental Authority, or any other Law, whether or not having the force of law, in each case, regarding capital adequacy or liquidity of any bank or of any corporation controlling a bank.

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“Capital Lease Obligations” shall mean, for any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real or personal Property which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under IFRS and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with IFRS.

“Capital Stock” shall mean, with respect to any Person, any and all shares, interests, participations and/or rights in or other equivalents (however designated, whether voting or nonvoting, ordinary or preferred) in the equity or capital of such Person, now or hereafter outstanding, and any and all rights, warrants or options exchangeable for or convertible into any thereof.

“Cash Sweep Obligation” shall have the meaning provided in Section 6.3(e).

“Change of Control” shall mean, at any time: (a) the Queiroz Galvão Family ceasing to (i) hold, directly or indirectly, legal and beneficial ownership of a majority of the voting rights in each of the Borrowers, the Bareboat Charterers, the Operators, QGOG and the Sponsor or (ii) possess, directly or indirectly, the power to (x) direct or cause the direction of the management and policies of each of the Borrowers, the Bareboat Charterers, the Operators, QGOG and the Sponsor or (y) appoint or remove the majority of the directors or other equivalent officers of each of the Borrowers, the Bareboat Charterers, the Operators, QGOG and the Sponsor; or (b) the Sponsor ceasing to own, directly, legal and beneficial ownership of at least 55% of the Equity Interests in each of the Borrowers; or (c) Amaralina Star Ltd. ceasing to (i) own, directly, legal and beneficial ownership of 99% of the Equity Interests in Tarsus, or (ii) possess, directly, the power to (x) direct or cause the direction of the management and policies of Tarsus or (y) appoint or remove the majority of the directors or other equivalent officers of Tarsus; or (d) Laguna Star Ltd. ceasing to (i) own, directly, legal and beneficial ownership of 99% of the Equity Interests in Manisa, or (ii) possess, directly, the power to (x) direct or cause the direction of the management and policies of Manisa or (y) appoint or remove the majority of the directors or other equivalent officers of Manisa; provided that, if either of Tarsus or Manisa assigns all of its rights, title and interest in, to and under the Project Documents and the Financing Documents to which it is a party to QGOG in compliance with Section 5.25(a) and Section 5.25(c), this definition shall not apply to Tarsus or Manisa, as the case may be, as of the effective date of such assignment; provided further that, to the extent and for so long as, after giving effect to such assignment, Tarsus or Manisa, as the case may be, remains (A) as a party to any Project Document or (B) jointly and severally liable for the obligations of QGOG under any Project Document, this definition shall continue to apply to Tarsus or Manisa, as the case may be.

“Change Order” shall mean any adjustment or modification to the terms of each Building Contract requested pursuant to Article V of such Building Contract.

“Charter Agreements” shall mean, collectively, the Amaralina Star Charter Agreement and the Laguna Star Charter Agreement.

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“Closing Date” shall mean the date upon which the conditions precedent set forth in Sections 3.1 and 3.2 (in so far as such conditions precedent are applicable to the initial Loans) have been satisfied (or waived by the Lenders).

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time. Section references to the Code are to the Code as in effect at the date hereof and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

“Collateral” shall mean all Property that, in accordance with the terms of the Security Documents, is intended to be subject to any Lien in favor of the Secured Parties.

“Collateral Agent” shall mean HSBC Bank USA, National Association, a national banking association organized under the laws of the United States of America, acting in its capacity as Collateral Agent for the Secured Parties pursuant to the Accounts Agreement, and shall include any successor Collateral Agent appointed pursuant to the Accounts Agreement.

“Combined Debt Service Coverage Ratio” shall mean, for any period, the ratio of (a) combined Net Revenue of the Borrowers for such period to (b) combined Debt Service of the Borrowers for such period.

“Combined Exposure” shall mean, as of any date of calculation, the sum (calculated without duplication) of the following, to the extent the same is held by any Lender: (i) the aggregate outstanding principal amount of the Loans, plus (ii) the aggregate amount of all available undrawn financing commitments in respect of the Loans. For the avoidance of doubt, a Lender shall not be required to vote its Combined Exposure with respect to one tranche of Loans held by such Lender in a manner consistent with its vote with respect to any other tranche of Loans held by such Lender.

“Commercial Operation Date” shall mean, with respect to a Drilling Unit, the date on which the term of each of the Charter Agreement and the Services Agreement applicable to such Drilling Unit starts (Início do Contrato), in accordance with Clause 2.2.1 of each of such Charter Agreement and such Services Agreement.

“Commitment” shall mean each of the Amaralina Star Bank Tranche Commitment, Laguna Star Bank Tranche Commitment, Amaralina Star MTI Tranche Commitment and Laguna Star MTI Tranche Commitment.

“Consent Agreement” shall mean (i) with respect to any Project Participant (other than a party to an Additional Material Project Document and a Replacement Project Participant), an agreement, with customary terms and conditions, entered into or to be entered into with such Project Participant relating to its consent to the assignment of its respective Project Document for the benefit of the Secured Parties, including, without limitation, the Petrobras Acknowledgments and the Petrobras Consents and (ii) with respect to each party (other than the Borrowers) to an Additional Material Project Document and each Replacement Project Participant (other than QGOG in connection with any assignment effected by Tarsus or Manisa pursuant to the terms of Sections 5.25(a)(ii) and 5.25(c)), an Acknowledgment and Consent Agreement between such Person and the Collateral Agent and acknowledged by the Borrower, substantially in the form of Exhibit E.

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“Construction Milestone” shall mean each of the milestones set forth in the Delivery and Construction Schedule attached to each Building Contract as Exhibit 3.

“Contingent Obligation” shall mean, as to any Person, a guarantee, an endorsement, a contingent agreement to purchase or to furnish funds for the payment or maintenance of, or otherwise to be or become contingently liable under or with respect to, Indebtedness, other obligations, net worth, working capital or earnings of any Person, or a guarantee of the payment of dividends or other distributions upon the stock or equity interests of any Person, or an agreement to purchase, sell or lease (as lessee or lessor) property of any Person (except the charter of the Drilling Unit), products, materials, supplies or services primarily for the purpose of enabling a debtor to make payment of his, her or its obligations or an agreement to assure a creditor against loss, and including, without limitation, causing a bank or other financial institution to issue a letter of credit or other similar instrument for the benefit of another Person, but excluding endorsements for collection or deposit in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

“Contract Price” shall, with respect to a Drilling Unit, have the meaning provided in the Building Contract applicable to such Drilling Unit.

“Debt Service” shall mean, with respect to either Borrower for any period, the sum, without duplication, of (i) Interest Expense for such period and (ii) the scheduled principal amount of all amortization payments on all Indebtedness (excluding subordinated Indebtedness) of such Person for such period (including the principal component of all Capital Lease Obligations) as determined on the first day of such period (or, with respect to a given issue of Indebtedness incurred thereafter, on the date of the incurrence thereof).

“Debt Service Coverage Ratio” shall mean, for any period, the ratio of (a) Net Revenue for such period to (b) Debt Service for such period.

“Debt Service Coverage Statement” shall have the meaning provided in Section 5.1(d).

“Default” shall mean any event or circumstance which with the expiry of a grace period, the giving of notice, lapse of time or any combination of the foregoing would become an Event of Default.

“Default Rate” shall have the meaning provided in Section 2.7(b).

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“Delay Liquidated Damages” shall mean all delay liquidated damages payable under the Building Contracts.

“Delba Carried Loan Agreements” shall mean each of the Amaralina Star Delba Carried Loan Agreement and the Laguna Star Delba Carried Loan Agreement.

“Delivery” shall mean, with respect to each Drilling Unit, delivery and acceptance of such Drilling Unit on or prior to the Delivery Date with respect to such Drilling Unit and otherwise in accordance with the requirements for its delivery under the Building Contract relating to such Drilling Unit.

“Delivery Certificates” shall mean the Protocol of Delivery and Acceptance to be delivered under each Building Contract, together with the documents required to accompany such Protocol of Delivery and Acceptance pursuant to Section 3 of Article VII of the applicable Building Contract, and any other documents signed by or on behalf of the relevant Borrower and/or the Building Contractor evidencing delivery and acceptance of the relevant Drilling Unit pursuant to the relevant Building Contract.

“Delivery Date” shall mean each of the Amaralina Star Shipyard Delivery Date and the Laguna Star Shipyard Delivery Date.

“Delivery Date Loans” shall mean the Amaralina Star Delivery Date Loans and the Laguna Star Delivery Date Loans.

“Disbursement” shall mean any disbursement of a Loan pursuant to this Agreement.

“Disbursement Date” shall mean (i) the date specified in a Notice of Borrowing as the date on which a Disbursement of Loans is requested by the relevant Borrower or (ii) in the case of a Loan solely in respect of Eligible IDC pursuant to Section 2.5(b) or Section 2.5(c), the date of the Disbursement of such Eligible IDC.

“Disposition” shall mean any sale, transfer or other disposition by either Borrower to any Person of any of its Property other than cash or Permitted Investments.

“Distribution” shall have the meaning provided in Section 5.16.

“Distribution Date” shall have the meaning provided in the Accounts Agreement.

“Dollar Equivalent” shall mean, with respect to any monetary amount in Reais, at any time for the determination thereof, the amount of Dollars obtained by converting the amount of Reais involved in such computation into Dollars at the spot rate at which Reais are offered for sale to the Administrative Agent against delivery of Dollars by the Administrative Agent at approximately 11:00 a.m. (Rio de Janeiro time) on the date of determination thereof. If for any reason the Dollar Equivalent cannot be calculated as provided in the immediately preceding sentence, the Administrative Agent shall calculate the Dollar Equivalent on such basis as the Administrative Agent (acting reasonably) deems fair and equitable.

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“Dollars” and the sign “$” shall each mean freely transferable, lawful money of the United States.

“Drawdown Schedule” shall mean the estimated schedule of Disbursements of the Loans of each Borrower to be made during each month prior to the Commercial Operation Date with respect to the Drilling Unit owned by such Borrower, prepared by such Borrowers and delivered on the Closing Date to the Administrative Agent pursuant to Section 3.1(m).

“Drilling Units” shall mean, collectively, the Amaralina Star Drilling Unit and the Laguna Star Drilling Unit.

“Drilling Unit Loss Event” shall mean all or a material part of either Drilling Unit shall be destroyed or suffer an actual or constructive loss.

“Eksportfinans” shall mean Eksportfinans ASA, a public limited company established under the laws of Norway.

“Eligible Norwegian Contracts” shall mean, collectively, supply contracts entered into or to be entered into with the GIEK Exporters.

“Eligible Norwegian Contract Expenditures Amount” shall mean each of the Amaralina Star Eligible Norwegian Contract Expenditures Amount and the Laguna Star Eligible Norwegian Contract Expenditures Amount.

“Effective Date” shall mean the date of this Agreement.

“Eligible IDC” shall mean either of Amaralina Star Bank Tranche Eligible IDC, Laguna Star Bank Tranche Eligible IDC, Amaralina Star MTI Tranche Eligible IDC or Laguna Star MTI Tranche Eligible IDC.

“Enforcement Action” shall mean any action or proceeding against the Borrower, the Drilling Unit or all or any part of the Collateral taken for the purpose of (i) enforcing the rights of any Secured Party under or in respect of the Collateral or the Security Documents, including, without limitation, the initiation of action in any court or before any administrative agency or governmental tribunal to enforce such rights, and any action to exercise any rights provided in Section 7.3, and (ii) adjudicating or seeking a judgment on a claim.

“Environmental Claim” shall mean, with respect to any Person, as the case may be, (i) any notice, claim, administrative, regulatory or judicial or equitable action, suit, Lien, judgment or demand by any other Person or (ii) any other written communication by any Governmental Authority, in either case alleging or asserting such Person’s liability for investigatory costs, clean-up costs, consultants’ fees, governmental response costs, damages to natural resources (including, without limitation, wetlands, wildlife, aquatic and terrestrial species and vegetation) or other Property, property damages, personal injuries, fines or penalties arising out of, based on or resulting from (x) the presence, or Release into the environment, of any Hazardous Material at any location, whether or not owned by such Person or (y) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law, the Equator Principles or any Governmental Approval issued under any Environmental Law.

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“Environmental Laws” shall mean any and all Laws, now or hereafter in effect, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, human health or safety, or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, groundwater, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or toxic or hazardous substances or wastes.

“Equator Principles” shall mean the set of environmental guidelines developed by commercial banks and the International Finance Corporation for the purpose of assessing and managing environmental and social issues related to private-sector project financings, as adopted on June 4, 2003.

“Equity Contribution” shall mean fully paid equity contributions to either Borrower (including any form of Subordinated Loans) made by the Shareholders, the proceeds of which have become property of the relevant Borrower.

“Equity Interests” of any Person shall mean any and all interests, rights to purchase, warrants, options, participation or other equivalents of or interest in (however designated) equity of such Person, including any shares, quotas, common stock, preferred stock, any limited or general partnership interest and any limited liability company membership interest.

“Equity Support Guaranties” shall mean the Amaralina Star Equity Support Guaranty and the Laguna Star Equity Support Guaranty.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the date hereof and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

“ERISA Affiliate” shall mean each person (as defined in Section 3(9) of ERISA) which together with either Borrower or a Subsidiary of either Borrower would be deemed to be a “single employer” (i) within the meaning of Section 414(b),(c),(m) or (o) of the Code or (ii) as a result of either Borrower or a Subsidiary of either Borrower being or having been a general partner of such person.

“Event of Abandonment” shall mean (a)the written announcement by either Borrower or the Building Contractor of a decision to abandon or indefinitely defer, or the abandonment of, the construction or completion or operation of, all or any material part of either Project for any reason or (b) the abandonment of either Project by the Borrower that owns the Drilling Unit with respect to such Project or any Project Participant upon which the outstanding Loans owed by such Borrower together with all interest accrued and payable thereon have not been prepaid in full by the date falling three (3) Business Days after the occurrence of such abandonment (excluding any period of suspension resulting from events of force majeure (under and as defined in any of the Project Documents), scheduled maintenance of the relevant Project,

Appendix A

repairs to the relevant Project (whether or not scheduled), any abandonment to the extent necessary to ensure the health and safety of the crew (provided that the crew returns to and has control of the relevant Drilling Unit within two (2) days after the date such abandonment is no longer necessary to ensure the health and safety of the crew) or any other involuntary suspension of work contemplated under the Project Documents).

“Event of Default” shall have the meaning provided in Section 7.1.

“Event of Loss” shall mean, with respect to any Property of either Borrower, any loss of, destruction of or damage to (including, without limitation, a Drilling Unit Loss Event), or any condemnation (including, without limitation, a Taking) or other taking of, such Property.

“Existing Share Charges” shall mean the Amaralina Star Existing Share Charge and the Laguna Star Existing Share Charge.

“Expropriation Event” shall mean (a) any condemnation, nationalization, seizure or expropriation by a Governmental Authority of all or a substantial portion of either Drilling Unit or the Property or the assets of either Borrower or of its share capital, (b) any assumption by a Governmental Authority of control of all or a substantial portion of either Drilling Unit or the Property, assets or business operations of either Borrower or of its share capital, (c) any taking of any action by a Governmental Authority for the dissolution or disestablishment of either Borrower or (d) any taking of any action by a Governmental Authority that would prevent either Borrower or either Bareboat Charterer from carrying on its business or operations or a substantial part thereof.

“Fees” shall mean all amounts payable pursuant to or referred to in Section 6.7.

“Financing Documents” shall mean, collectively, the following documents:

(i) this Agreement;

(ii) the Notes;

(iii) the Security Documents;

(iv) the GIEK Guarantee Policies solely in favor of MTI;

(v) the Undertaking Agreement;

(vi) the Intercreditor Agreement;

(vii) the Required Hedging Agreements;

(viii) the Pre-Hedging Agreements;

(ix) the Equity Support Guaranties;

(x) the Sponsor Contingent Balloon Guaranties (as defined in the Undertaking Agreement);

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(xi) the Parent Balloon Guaranties (if applicable) (as defined in the Undertaking Agreement);

(xii) the QGSA Undertaking Agreements (as defined in the Undertaking Agreement); and

(xiii) each fee agreement entered into by either Borrower or the Sponsor in connection with the Projects with any Financing Parties and the JLAs (or any Affiliates of any thereof) referred to in Section 6.7(f).

“Financing Parties” shall mean the Lenders (and their assignees) and the Agents.

“First Priority Share Pledge Agreements” shall mean collectively, the Amaralina Star First Priority Share Pledge Agreements, the Laguna Star First Priority Share Pledge Agreements, the Palase First Priority Share Pledge Agreement and the Podocarpus First Priority Share Pledge Agreement.

“First Disbursement Date” shall mean the date on which the first Disbursement occurs.

“First Repayment Date” shall mean, with respect to the Term Loans owed by either Borrower, the first Interest Payment Date with respect to the Term Loans owed by such Borrower occurring no less than three (3) months after the earlier of (i) the Commercial Operation Date with respect to the Drilling Unit owned by such Borrower and (ii) May 30, 2013.

“General Security Agreement” shall mean the General Security Agreement entered into or to be entered into among the Borrowers, the Bareboat Charterers and the Collateral Agent.

“GIEK” shall mean Garanti-Instituttet for eksportkreditt (Norwegian Guarantee Institute for Export Credits), a Norwegian central governmental agency.

“GIEK Exporters” shall mean the Norwegian suppliers specified in Enclosure 1 to each of the GIEK Guarantee Policies.

“GIEK Guarantee Policies” shall mean each of (i) guarantee policy No. 101793 issued or to be issued by GIEK in favor of MTI, whereby GIEK agrees to insure, under the terms and conditions set forth in such agreement, one hundred percent (100%) of principal and interest payable hereunder in respect of the Amaralina Star MTI Tranche Loans in relation to political and commercial risks and (ii) guarantee policy No. 101858 issued or to be issued by GIEK in favor of MTI, whereby GIEK agrees to insure, under the terms and conditions set forth in such agreement, one hundred percent (100%) of principal and interest payable hereunder in respect of the Laguna Star MTI Tranche Loans in relation to political and commercial risks.

“GIEK Premium” shall mean the premium, to be paid to MTI pursuant to each of the GIEK Guarantee Policies and in accordance with Section 6.8, of 165 basis points (1.65%) per annum; provided that the GIEK Premium payable under either GIEK Guarantee Policy shall be reduced to 140 basis points (1.40%) per annum on the date that GIEK receives written evidence

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acceptable to GIEK in its sole discretion that the Drilling Unit owned by the Borrower that owes the MTI Tranche Loans guaranteed by such GIEK Guarantee Policy has been operated for two consecutive months at an average uptime rate of at least 90% pursuant to the relevant Charter Agreement and Services Agreement; provided further that, in the event the Applicable Margin with respect to any of the Bank Tranche Loans is increased to a percentage higher than the aggregate of the GIEK Premium and the Applicable Margin with respect to the MTI Tranche Loans for the corresponding period, such GIEK Premium shall be subject to a corresponding increase to the extent required under the GIEK Guarantee Policies.

“Good Practices” shall mean, with respect to each Drilling Unit, the professional practices, methods, equipment, specifications and safety and output standards and industry codes mentioned in the Building Contract, the Services Agreement and the Charter Agreement with respect to such Drilling Unit, with respect to the design, installation, operation, maintenance and use of equipment and similar or better machinery, all of the above in compliance with applicable standards of safety, output, dependability, efficiency and economy, including recommended practice of a good, safe, prudent and workman-like character and in compliance with all applicable Laws. Good Practices are not intended to be limited to the optimum or minimum practice or method to the exclusion of all others, but rather to be a spectrum of reasonable and prudent practices and methods as practiced in the industry.

“Governmental Approval” shall mean any authorization, consent, approval, license, ruling, permit, tariff, rate, certification, exemption, filing, variance, claim, order, judgment, decree, publication, notice to, declaration of or with, or registration by or with, any Governmental Authority.

“Governmental Authority” shall mean any government, governmental department, commission, board, bureau, agency, regulatory authority, instrumentality, judicial or administrative body, domestic or foreign, federal, state or local, having jurisdiction over the matter or matters in question, including, without limitation, those in Brazil and the United States. For the avoidance of doubt, Petrobras shall not be considered as a Governmental Authority.

“Gross Disposition Proceeds” shall mean, with respect to any Disposition, the gross cash proceeds received from such Disposition (including any cash received by way of deferred payment pursuant to a promissory note, receivable or otherwise, but only as and when received).

“Hazardous Material” shall mean any substance that is regulated or could lead to liability under any Environmental Law, including, but not limited to, any petroleum or petroleum product, asbestos in any form that is or could become friable, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls (PCB’s), hazardous waste, hazardous material, hazardous substance, toxic substance, contaminant or pollutant, as defined or regulated as such under any applicable Environmental Law.

“Head Services Agreements” shall mean collectively the Amaralina Star Head Services Agreement and the Laguna Star Head Services Agreement.

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“Hedging Agreement” shall mean any agreement (including the related ISDA Master Agreement and Schedule) in respect of any interest rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of the foregoing transactions) or any combination of the foregoing transactions.

“IFRS” shall mean the International Financial Reporting Standards.

“Indebtedness” of any Person shall mean (i) all indebtedness of such Person for borrowed money, (ii) the deferred purchase price of assets or services which has been deferred in excess of one (1) year after acceptance of delivery of the relevant goods or services, (iii) the face amount of all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder, (iv) all Indebtedness of a second Person secured by any Lien on any Property owned by such first Person, whether or not such Indebtedness has been assumed, (v) leases or hire purchase contracts, which would in accordance with IFRS be treated as finance or capital leases, and (vi) all Contingent Obligations of such Person; provided that Indebtedness shall not include trade payables arising in the ordinary course of business so long as such trade payables are payable within ninety (90) days of the date the respective goods are delivered or the respective services are rendered and are not overdue, and provided further that, for the purposes of any calculation of the amount of Indebtedness, there should not be any double-counting with respect to such Indebtedness.

“Indemnified Liabilities” shall have the meaning provided in Section 9.2(a).

“Indemnified Person” shall have the meaning provided in Section 9.2(a).

“Independent Appraiser” shall mean ODS Petrodata Inc., Kennedy Marr Ltd., RS Platou ASA, Fearnley Offshore AS, Noble Denton & Associates Serviços Marítimos Ltda. or any other Person from time to time appointed by each Borrower, to the extent such other Person is acceptable to the Administrative Agent (acting upon instructions of the Majority Lenders) to act as an Independent Appraiser for the purposes of this Agreement.

“Independent Engineer” shall mean Okeanos B.V., Noble Denton & Associates Serviços Marítimos Ltda., Moduspec International Ltd. or any other Person from time to time appointed by each Borrower, to the extent such other Person is acceptable to the Administrative Agent (acting upon instructions of the Majority Lenders), to act as Independent Engineer for the purposes of this Agreement.

“Independent Engineer Completion Certificate” shall mean a certificate, substantially in the form of Exhibit D-2, dated the Project Completion Date, duly completed and signed by an Authorized Officer of the Independent Engineer.

“Independent Engineer Report” shall mean, in respect of any Disbursement relating to any milestone payment under the Building Contract, a site visit and construction progress report from the Independent Engineer.

Appendix A

“Initial Commercial Operation Date” shall mean the earlier of the Amaralina Star Commercial Operation Date and the Laguna Star Commercial Operation Date.

“Insurance Advisor” shall mean Aon Limited trading as Aon BankAssure Insurance Services or any other Person from time to time appointed by the Administrative Agent (acting upon instructions of the Lenders) to act as Insurance Advisor for the purposes of this Agreement.

“Insurance Proceeds” shall mean all amounts payable to any of the Borrowers, the Bareboat Charterers, the Sponsor, the Operators, QGOG, the Offshore Accounts Bank or the Collateral Agent in respect of any insurance required to be maintained (or caused to be maintained) pursuant to Section 5.9.

“Intercreditor Agreement” shall mean the Intercreditor Agreement entered into or to be entered into among the Lenders, the Required Hedge Providers, the Administrative Agent, the Offshore Accounts Bank and the Collateral Agent.

“Intercompany Loan Agreements” shall mean, collectively, the Amaralina Star Intercompany Loan Agreements and the Laguna Star Intercompany Loan Agreements.

“Interest Determination Date” shall mean, with respect to any Loan, the second Business Day prior to the commencement of any Interest Period relating to such Loan.

“Interest Expense” shall mean, with respect to either Borrower for any period, (i) the total interest expense (and periodic settlement obligations under the Required Hedging Agreements) of such Borrower, including the net amounts payable by such Borrower (or excluding the net amounts receivable by such Borrower) under the Required Hedging Agreements, and including, without limitation, all commissions, discounts and other commitment and banking fees and charges (including, without limitation, fees with respect to letters of credit and hedging agreements) for such period (calculated without regard to any limitations on payment thereof), plus (ii)without duplication, that portion of Capital Lease Obligations of such Borrower representing the interest factor for such period.

“Interest Payment Dates” shall mean (a) prior to the Reset Date with respect to the Drilling Unit owned by such Borrower, the last day of the Interest Period selected by such Borrower for such Loans pursuant to Section 2.8 (provided that, if the last day of any such Interest Period is not a Business Day, such Interest Period shall end on the next Business Day unless such next Business Day would fall in another calendar month, in which case such Interest Period shall end on the preceding Business Day), (b) the Reset Date with respect to the Drilling Unit owned by such Borrower and (c) the last Business Day of each month in each year thereafter.

“Interest Period” means, with respect to any Loans, subject to Section 2.8, (i) the period commencing on and including the date of Borrowing of such Loan and ending on but excluding the next succeeding Interest Payment Date in respect of such Loan and (ii) thereafter, a period commencing on and including the last day of the immediately preceding Interest Period and ending on but excluding the next succeeding Interest Payment Date; provided that any Interest Period for any Loans that would otherwise extend beyond the Maturity Date in respect of such Loans shall end on such Maturity Date.

Appendix A

“Investment” in any Person shall mean, without duplication: (a) the acquisition (whether for cash, securities, other Property, services or otherwise) or holding of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of such Person, or any agreement to make any such acquisition or to make any capital contribution to such Person; or (b) the making of any deposit with, or advance, loan or other extension of credit to, such Person.

“ISDA Master Agreement and Schedule” shall mean the 2002 standard master agreement and schedule as published by the International Swaps and Derivatives Association, Inc. to document derivatives transaction. For purposes herein and for the avoidance of doubt, “ISDA Master Agreement and Schedule” shall not include any related “Transaction” as defined therein.

“Joint Lead Arrangers” shall mean BNP Paribas S.A., Citigroup Global Markets Inc., ING Bank, N.V. and ING Capital LLC in their capacity as original joint lead arrangers with respect to the Projects.

“KEXIM” shall mean The Export-Import Bank of Korea, a governmental financial institution established under the Export Import Bank of Korea Act of the Republic of Korea.

“Korea” shall mean the Republic of Korea.

“Laguna Star Assignment” shall mean the assignment by Alperton in favor of the Sponsor of (a) all of Alperton’s rights to receive dividends and any other payments of moneys whatsoever payable to it by Laguna Star Ltd. and (b) all Alperton’s receivables (whether principal or interest) under any loans made by Alperton to Laguna Star Ltd. pursuant to Section 6.3 of the Laguna Star Delba Carried Loan Agreement.

“Laguna Star Bank Tranche Availability Period” shall mean the period commencing on the Closing Date and ending on the earliest to occur of (i) the full utilization of the Laguna Star Bank Tranche Commitments, (ii) May 30, 2013, (iii) the date that is thirty (30) days prior to the First Repayment Date with respect to the Laguna Star Bank Tranche Loans and (iv) the termination of the Total Commitment pursuant to the provisions of this Agreement; provided that, subject to the consent of the Laguna Star Bank Tranche Lenders, Laguna Star Ltd. may request a reasonable extension of the Laguna Star Availability Period (until no later than the date that is three (3) months after the original expiration date of the Laguna Star Bank Tranche Availability Period) due to unexpected delays in utilizing the Laguna Star Bank Tranche Commitments of the Laguna Star Bank Tranche Lenders by requesting such extension not later than three (3) months before the expiration of the Laguna Star Bank Tranche Availability Period; provided further that the Laguna Star Bank Tranche Lenders shall only consent to any extension of the Laguna Star Bank Tranche Availability Period if (x) Laguna Star Ltd. requests an equal extension of the Laguna Star MTI Availability Period and (y) MTI consents to such extension pursuant to the terms of the Credit Agreement.

Appendix A

“Laguna Star Bank Tranche Commitment” shall mean, as to any Laguna Star Bank Tranche Lender, the amount set forth opposite such Laguna Star Bank Tranche Lender’s name in the column entitled “Laguna Star Bank Tranche Commitment” in Annex I hereto; provided that such amount shall be deemed increased or decreased, as the case may be, pro rata in accordance with any increase or decrease pursuant to Section 2.1(l) of the amount set forth in Section 2.1(j).

“Laguna Star Bank Tranche Commitment Fee” shall have the meaning set forth in Section 6.7(b).

“Laguna Star Bank Tranche Eligible IDC” shall mean interest accruing on the Laguna Star Bank Tranche Loans during the Laguna Star Bank Tranche Availability Period.

“Laguna Star Bank Tranche Gross Balloon Amount” shall mean the amount of the installment of principal due on the Maturity Date with respect to the Laguna Star Bank Tranche Loans as described opposite the line entitled “Balloon Payment” in Appendix B-3 and as the same may be reduced from time to time as a result of any payments pursuant to Section 6.2 or Section 6.3.

“Laguna Star Bank Tranche Lender” shall mean each Lender with a Laguna Star Bank Tranche Commitment as set forth on Annex I hereto.

“Laguna Star Bank Tranche Loans” shall have the meaning provided in Section 2.1(c).

“Laguna Star Bank Tranche Net Balloon Amount” shall mean, on any date of verification, an amount equal to the Laguna Star Bank Tranche Gross Balloon Amount less all amounts on deposit in the Laguna Star Offshore Debt Service Reserve Account and in the other Laguna Star Offshore Project Accounts on such date, which, pursuant to the terms of the Financing Documents, must be applied to the payment of principal on the Laguna Star Bank Tranche Loans.

“Laguna Star Bank Tranche Unutilized Commitment” shall mean, for each Laguna Star Bank Tranche Lender, at any time, the Laguna Star Bank Tranche Commitment of such Laguna Star Bank Tranche Lender at such time less the aggregate outstanding principal amount of all Laguna Star Bank Tranche Loans made by such Laguna Star Bank Tranche Lender.

“Laguna Star Bareboat Charter Agreement” shall mean the Bareboat Charter Agreement entered into on February 1, 2012 between Podocarpus and Laguna Star Ltd.

“Laguna Star Building Contract” shall mean the Amended and Restated Contract for the Construction and Sale of one (1) dynamically positioned ultra deepwater Drilling Unit, dated October 25, 2010, between Laguna Star Ltd. and the Building Contractor.

“Laguna Star Capex Budget” shall mean the portion of the Capex Budget relating to the Laguna Star Drilling Unit.

Appendix A

“Laguna Star Charter Agreement” shall mean the Charter Agreement dated July 25, 2008 (as amended by the first and second amendments thereto on October 7, 2010 and by the third amendment thereto on December 2, 2011), among Podocarpus and Petrobras, as parties, and Manisa, as intervening party.

“Laguna Star Commercial Operation Date” shall mean the Commercial Operation Date with respect to the Laguna Star Drilling Unit.

“Laguna Star Delba Carried Loan Agreement” shall mean the Loan Agreement dated November 22, 2010, between the Sponsor, Alperton, Comercial Perfuradora Delba Baiana Ltda. and Interoil Representação Ltda. providing for the making of loans by the Sponsor to Alperton in order to allow Alperton to provide loans to Laguna Star Ltd. to fund Laguna Star Project Costs as provided therein.

“Laguna Star Delivery Date Loans” shall mean the Laguna Star Term Loans made, or to be made, to finance the installment of the Contract Price falling due on the Laguna Star Shipyard Delivery Date.

“Laguna Star Drilling Unit” shall mean the dynamically positioned ultra deepwater Drilling Unit, designed to drill wells and operate in up to 10,000 ft water depths, to be purchased by Laguna Star Ltd. under the Laguna Star Building Contract, together with all equipment, parts and spare parts relevant to the operation of the Laguna Star Drilling Unit and other assets attached to the Laguna Star Drilling Unit.

“Laguna Star Eligible Norwegian Contract Expenditures Amount” shall mean, with respect to the Laguna Star Project, all expenditures paid or to be paid under the terms of the Eligible Norwegian Contracts.

“Laguna Star Equity Support Guaranty” shall mean the Equity Support Guaranty Agreement entered into or to be entered into between the Sponsor and the Collateral Agent in respect of the Equity Contributions to be made to Laguna Star Ltd. pursuant to the terms thereof.

“Laguna Star Existing Share Charge” shall mean the share charge with respect to the shares of Laguna Star Ltd. dated as of November 22, 2010 (as amended, supplemented or modified from time to time) entered into between Alperton and the Sponsor.

“Laguna Star First Priority Share Pledge Agreements” shall mean (i) the share charge with respect to the shares of Laguna Star Ltd. entered into or to be entered into between the Sponsor and the Collateral Agent and (ii) the share charge with respect to the shares of Laguna Star Ltd. entered into or to be entered into between Alperton and the Collateral Agent.

“Laguna Star GIEK Commitment Fee” shall have the meaning set forth in Section 6.7(d).

“Laguna Star Head Services Agreement” shall mean the Head Services Agreement dated as of June 29, 2010, between the Sponsor and Laguna Star Ltd.

Appendix A

“Laguna Star Intercompany Loan Agreements” shall mean (i) the Loan Agreement, dated as of November 22, 2010 (as amended on April 7, 2011, June 27, 2011 and September 26, 2011 and as further amended, supplemented or modified from time to time), between Laguna Star Ltd. and the Sponsor and (ii) the Loan Agreement, dated as of November 22, 2010 (as amended on April 7, 2011, June 27, 2011 and September 26, 2011 and as further amended, supplemented or modified from time to time), between Laguna Star Ltd. and Alperton.

“Laguna Star Management Agreement” shall mean the Management Agreement dated as of June 29, 2010, between Constellation Services Ltd. and Laguna Star Ltd.

“Laguna Star Mortgage” shall mean the Panamanian law mortgage to be entered into between Laguna Star Ltd. and the Collateral Agent with respect to the Laguna Star Drilling Unit.

“Laguna Star MTI Tranche Availability Period” shall mean the period commencing on the Closing Date, and ending on the earliest to occur of (i) the full utilization of the Laguna Star MTI Tranche Commitment, (ii) May 30, 2013, (iii) the date that is thirty (30) days prior to the First Repayment Date with respect to the Laguna Star MTI Tranche Loans and (iv) the termination of the Total Commitment pursuant to the provisions of this Agreement; provided that, subject to the consent of MTI, Laguna Star Ltd. may request a reasonable extension of the Laguna Star MTI Tranche Availability Period (until no later than the date that is three (3) months after the original expiration date of the Laguna Star MTI Tranche Availability Period) due to unexpected delays in utilizing the Laguna Star MTI Tranche Commitment of MTI by requesting such extension not less than three (3) months before the expiration of the Laguna Star MTI Tranche Availability Period; provided further that MTI shall only consent to any extension of the Laguna Star MTI Tranche Availability Period if (x) Laguna Star Ltd. requests an equal extension of the Laguna Star Bank Tranche Availability Period and (y) the Laguna Star Bank Tranche Lenders consent to such extension pursuant to the Credit Agreement.

“Laguna Star MTI Tranche Commitment” shall mean the amount set forth opposite MTI’s name in the column entitled “Laguna Star MTI Tranche Commitment” in Annex I hereto; provided that such amount shall be deemed increased or decreased, as the case may be, in accordance with any increase or decrease pursuant to Section 2.1(m) of the amount set forth in Section 2.1(k); provided further that such amount shall not exceed an amount equal to the sum of (i) 80% of the Laguna Star Eligible Norwegian Contract Expenditures Amount, (ii) Laguna Star MTI Tranche Eligible IDC and (iii) the aggregate amount of GIEK Premium payable in respect of the GIEK Guarantee Policy relating to the Laguna Star MTI Tranche Loans.

“Laguna Star MTI Tranche Eligible IDC” shall mean interest accruing on the Laguna Star MTI Tranche Loans during the Laguna Star MTI Tranche Availability Period.

“Laguna Star MTI Tranche Fixed Margin Period” shall have the meaning provided in Section 2.7(a)(i)(x)(B).

“Laguna Star MTI Tranche Loans” shall have the meaning provided in Section 2.1(d).

Appendix A

“Laguna Star MTI Tranche Unutilized Commitment” shall mean, at any time, the Laguna Star MTI Tranche Commitment at such time less the aggregate outstanding principal amount of all Laguna Star MTI Tranche Loans.

“Laguna Star Offshore Construction and Penalty Account” shall have the meaning provided in the Accounts Agreement.

“Laguna Star Offshore Debt Service Reserve Account” shall have the meaning provided in the Accounts Agreement.

“Laguna Star Offshore Distribution Account” shall have the meaning provided in the Accounts Agreement.

“Laguna Star Offshore Distribution Holding Account” shall have the meaning provided in the Accounts Agreement.

“Laguna Star Offshore Loss Proceeds and Compensation Account” shall have the meaning provided in the Accounts Agreement.

“Laguna Star Offshore Project Accounts” shall have the meaning provided in the Accounts Agreement.

“Laguna Star Operator” shall mean Manisa.

“Laguna Star Petrobras Acknowledgment” shall mean the letter relating to the Laguna Star Charter Agreement and the Laguna Star Services Agreement with customary terms and conditions, pursuant to which Petrobras will state that it will consider and will not unreasonably withhold its authorization for the replacement of the Laguna Star Operator under the Laguna Star Services Agreement, upon the request of the Collateral Agent pursuant to the terms of the Undertaking Agreement, by an Operator Assignee (as defined in the Undertaking Agreement) that satisfies certain conditions established by Petrobras set forth in such letter.

“Laguna Star Petrobras Consent” shall mean a letter with customary terms and conditions from Petrobras relating to the Laguna Star Charter Agreement pursuant to which Petrobras will authorize the Bareboat Charterer that is a party to the Laguna Star Charter Agreement to assign all receivables thereunder to the Collateral Agent for the benefit of the Lenders.

“Laguna Star Project” shall mean the construction, chartering and operation of the Laguna Star Drilling Unit.

“Laguna Star Project Costs” shall mean (i) all costs and expenses reasonably and necessarily incurred or to be incurred by Laguna Star Ltd. or the Laguna Star Operator to finance and complete the Laguna Star Project and achieve the Project Completion Date with respect to the Laguna Star Drilling Unit (and complete all Punch List items in respect of the Laguna Star Project) in the manner contemplated by the relevant Transaction Documents, including all reasonable and necessary costs and expenses incurred in connection with the negotiation and preparation of the relevant Transaction Documents and the formation of Laguna Star Ltd., all

Appendix A

fees and premiums payable in respect of the Laguna Star Term Loans (including the GIEK Premium (to the extent payable during the Laguna Star Bank Tranche Availability Period)), and all other reasonable and necessary expenses required for the financing, development, design, construction, equipment procurement, installation, transportation, start-up and initial operation of the Laguna Star Project (including, without limitation, the termination value and any breakage costs payable in connection with any Pre-Hedging Agreements to which Laguna Star Ltd. is a party); (ii) all Interest Expenses and Operation and Maintenance Expenses incurred during the construction, installation and start-up of Laguna Star Drilling Unit, (iii) subject to the terms of this Agreement, repayment of amounts payable and payment of interest under the Laguna Star Intercompany Loan Agreements; and (iv) all fees and penalties payable under the Laguna Star Charter Agreement. Laguna Star Project Costs may include (x) the reimbursement of the Sponsor or the Laguna Star Operator for Laguna Star Project Costs incurred and paid by any of such Persons (provided that the Independent Engineer and the Administrative Agent shall have approved such Project Costs incurred prior to the first Disbursement), (y) payments by Laguna Star Ltd. required under the Laguna Star Building Contract and (z) payments not to exceed five million five hundred thirty-nine thousand Dollars ($5,539,000) by Podocarpus under the Laguna Star Charter Agreement for penalties in the event the Commercial Operation Date for the Laguna Star Drilling Unit occurs after May 30, 2012 (or any other later date that may be agreed with Petrobras). Project Costs shall not include (a) payments of principal of any Indebtedness, other than, subject to the terms of this Agreement, repayment of amounts payable and payment of interest under the Laguna Star Intercompany Loan Agreements, or (b) any payments of any kind to Laguna Star Ltd. or any Affiliate thereof, other than as expressly contemplated by the Transaction Documents and payments in respect of the reimbursement of Laguna Star Project Costs expressly permitted above.

“Laguna Star Project Documents” shall mean, collectively, the following documents:

(i) the Laguna Star Building Contract;

(ii) the Laguna Star Charter Agreement;

(iii) the Laguna Star Bareboat Charter Agreement;

(iv) the Laguna Star Services Agreement;

(v) the Laguna Star Management Agreement;

(vi) the Laguna Star Head Services Agreement;

(vii) the Additional Material Project Documents;

(viii) the Laguna Star Shareholders’ Agreement; and

(ix) the Laguna Star Refund Guarantee.

Appendix A

“Laguna Star Refund Guarantee” shall mean the Letter of Refundment Guarantee No. M0902-010-LG-00228 dated October 28, 2010 issued by KEXIM in favor of Laguna Star Ltd.

“Laguna Star Second Priority Mortgage” shall mean the second priority Panamian law mortgage to be entered into between Laguna Star Ltd. and the Sponsor with respect to the Laguna Star Drilling Unit in the form attached to the Subordination and Assignment Agreement.

“Laguna Star Second Priority Share Pledge Agreement” shall mean the charge over Alperton’s shares in Laguna Star Ltd. to be entered into among the Sponsor, Alperton and Laguna Star Ltd in the form attached to the Subordination and Assignment Agreement.

“Laguna Star Services Agreement” shall mean the Services Agreement dated July 25, 2008 (as amended by the first and second amendments thereto on October 7, 2010 and by the third amendment thereto on December 2, 2011), among the Laguna Star Operator and Petrobras, as parties, and Podocarpus, as intervening party.

“Laguna Star Scheduled Bank Tranche Principal Payments” shall mean the Scheduled Bank Tranche Principal Payments with respect to the Laguna Star Bank Tranche Loans.

“Laguna Star Scheduled MTI Tranche Principal Payments” shall mean the Scheduled MTI Tranche Principal Payments with respect to the Laguna Star MTI Tranche Loans.

“Laguna Star Shareholders’ Agreement” means the Shareholders’ Agreement among the Sponsor, Alperton, Comercial Perfuradora Delba Baiana Ltda., Interoil Representação Ltda. and Laguna Star Ltd. dated June 24, 2010 (as amended by the First Amendment to the Shareholders’ Agreement dated September 10, 2010, the Second Amendment to the Shareholders’ Agreement dated September 28, 2010 and the Third Amendment to the Shareholders’ Agreement dated November 10, 2011) with respect to the Sponsor’ and Alperton’s Equity Interests in Laguna Star Ltd.

“Laguna Star Shipyard Delivery Date” shall mean the date of delivery of the Laguna Star Drilling Unit to Laguna Star Ltd. pursuant to and in accordance with Article VII of the Laguna Star Building Contract.

“Laguna Star Term Loan Commitments” shall mean the Laguna Star Bank Tranche Commitments and the Laguna Star MTI Tranche Commitments.

“Laguna Star Term Loans” shall mean the Laguna Star Bank Tranche Loans and the Laguna Star MTI Tranche Loans.

“Laguna Star Term Loan Gross Balloon Amount” shall mean an amount equal to the sum of (i) the Laguna Star Bank Tranche Gross Balloon Amount and (ii) the outstanding principal amount of the MTI Tranche Loans to be prepaid by Laguna Star Ltd. on the Maturity Date for the Laguna Star Bank Tranche Loans pursuant to Section 6.4, together with interest accrued thereon and all amounts required to be paid on such date pursuant to Section 6.4.

Appendix A

“Laguna Star Term Loans Net Balloon Amount” shall mean, on any date of verification, an amount equal to the Laguna Star Term Loan Gross Balloon Amount less (i) all amounts on deposit in the Laguna Star Offshore Debt Service Reserve Account on such date and (ii) all amounts on deposit in the other Laguna Star Offshore Project Accounts, that, pursuant to the terms of the Financing Documents must be applied to the payment of principal on the Laguna Star Term Loans.

“Law” shall mean, with respect to any Person (i) any statute, law, regulation, ordinance, rule, judgment, order, decree, permit, concession, grant, franchise, license, agreement or other governmental restriction or any interpretation or administration of any of the foregoing by any Governmental Authority (including, without limitation, Governmental Approvals) and (ii) any directive, guideline, policy, requirement or any similar form of decision of or determination by any Governmental Authority which is binding on such Person, in each case, whether now or hereafter in effect (including, without limitation, in each case, any Environmental Law).

“Lender” shall mean each Lender named on Annex I and any Assignee thereof pursuant to Section 9.13.

“Lender Affiliates” shall mean (i) the Affiliates of any Lender as identified by such Lender to the Borrowers prior to the Closing Date and (ii) the Affiliates of any Assignee (as defined in Section 9.13(a)) as identified by such Assignee to the Borrowers at the time of any assignment or transfer by any Lender of any of its rights and obligations to such Assignee pursuant to Section 9.13.

“LIBOR” shall mean, with respect to each Interest Period, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBOR Page (or any successor page) as the London Interbank Offered Rate for deposits in Dollars at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBOR Page, the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/100 of 1%) and, in the event such applicable rate is less than zero (“0”), LIBOR shall be deemed to be zero (“0”). If for any reason the rate specified on Reuters Screen LIBOR Page is not available, the term “LIBOR” shall mean, for any Loan for any Interest Period therefor, the rate per annum determined by calculating the arithmetic mean of the offered rates (rounded upwards, if necessary, to the nearest 1/100 of 1%), advised to the Lenders by the Reference Banks at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period, for deposits in Dollars; provided that, if under such circumstances, LIBOR so calculated is less than zero (“0”), LIBOR shall be deemed to be zero (“0”).

“Lien” shall mean, with respect to any Property of any Person, any mortgage, lien, deed of trust, hypothecation, fiduciary transfer of title, assignment by way of security, pledge, charge, lease, sale and lease-back arrangement, easement, servitude, trust arrangement, or security interest or encumbrance of any kind in respect of such Property, or any preferential arrangement having the practical effect of constituting a security interest with respect to the

Appendix A

payment of any obligation with, or from the proceeds of, such Property (and a Person shall be deemed to own subject to a Lien any Property that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such Property).

“Loan Termination Date” shall mean the date on which all Obligations, other than contingent liabilities and obligations which are unasserted at such date, have been paid and satisfied in full and all Commitments have been terminated.

“Loans” shall mean the Amaralina Star Bank Tranche Loans, the Amaralina Star MTI Tranche Loans, the Laguna Star Bank Tranche Loans and the Laguna Star MTI Tranche Loans.

“Loss Proceeds” shall mean, with respect to any Event of Loss, any Insurance Proceeds, condemnation awards or other compensation, awards, damages and other payments or relief (including any compensation payable in connection with a Taking) with respect to such Event of Loss (excluding, in each case, the proceeds of general liability insurance, delay in start-up insurance and business interruption insurance).

“LTV Ratio” shall mean, with respect to either Drilling Unit, on each determination date, the ratio (expressed as a percentage) of: (i) the Appraised Value of such Drilling Unit as at such date to (ii) the aggregate outstanding principal amount of the Loans owed by the Borrower that is the owner of such Drilling Unit on such date.

“Majority Lenders” shall mean Lenders voting at least 51% of the Combined Exposure with respect to the Loans.

“Management Agreements” shall mean, collectively, the Amaralina Star Management Agreement and the Laguna Star Management Agreement.

“Manisa” shall mean Manisa Serviços de Petróleo Ltda., a sociedade limitada organized under the laws of the Federative Republic of Brazil.

“Margin Review Date” shall have the meaning provided in Section 2.7(a)(i)(y).

“Margin Stock” shall mean margin stock within the meaning of Regulation U and Regulation X.

“Market Disruption Margin Event” shall have the meaning provided in Section 2.13(c).

“Material Adverse Effect” shall mean a material adverse effect on (i) the business or operations of any Operator or the business, operations, financial condition or a material portion of the Property of Amaralina Star Ltd., Laguna Star Ltd., the Bareboat Charterers or the Sponsor, (ii) the ability of any of the Borrowers, the Operators, QGOG, the Bareboat Charterers, the Sponsor, Alperton or Constellation Overseas Ltd. to timely perform any of its material obligations under any of the Transaction Documents to which it is a party, (iii) the legality, validity or enforceability of any material provision of any Financing Document, or (iv) the legality, validity or enforceability of the Security Interests provided under the Security Documents.

Appendix A

“Maturity Date” shall mean:

(i) as it relates to the Amaralina Star Bank Tranche Loans, 70 months after the First Repayment Date in respect of the Amaralina Star Bank Tranche Loans;

(ii) as it relates to the Laguna Star Bank Tranche Loans, 70 months after the First Repayment Date in respect of the Laguna Star Bank Tranche Loans;

(iii) as it relates to the Amaralina Star MTI Tranche Loans, 97 months after the First Repayment Date in respect of the Amaralina Star MTI Tranche Loans; and

(iv) as it relates to the Laguna Star MTI Tranche Loans, 97 months after the First Repayment Date in respect of the Laguna Star MTI Tranche Loans.

“MII” shall have the meaning provided in Section 5.9(a).

“Monthly Transfer Date Certificate” shall mean a “Monthly Transfer Date Certificate” as defined in and delivered under the Accounts Agreement.

“Mortgages” shall mean the Amaralina Star Mortgage and the Laguna Star Mortgage.

“MTI Account” means the account No. 6017.04.91788 held by MTI at Nordea Bank Norge ASA, Oslo, Swift Code NDEANOKK, or such other account with a bank in Norway as MTI may notify the Administrative Agent in writing.

“MTI Tranche Fixed Margin Periods” shall have the meaning provided in Section 2.7(a)(i)(x)(B).

“MTI Tranche Loans” shall mean the Amaralina Star MTI Tranche Loans and the Laguna Star MTI Tranche Loans.

“MTI Tranche Note” shall have the meaning set forth in Section 2.6(b).

“Multiemployer Plan” shall mean any multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Necessary Governmental Approval” shall mean (i) any Governmental Approval listed in Schedule 4.6 and (ii) any other Governmental Approval necessary in connection with (a) the due execution and delivery of, and performance by each of the Borrowers and the Operators of its obligations and the exercise of its rights under, the Transaction Documents to which it is a party, (b) the legality, validity and binding effect or enforceability thereof, and (c) the acquisition, importation, ownership, construction, installation, operation and maintenance of the Drilling Units as contemplated by the Transaction Documents the failure which to obtain and maintain could reasonably be expected to have a Material Adverse Effect.

Appendix A

“Net Available Amount” shall mean, with respect to any Event of Loss (other than a Drilling Unit Loss Event), the aggregate amount of Loss Proceeds received by either Borrower or the Collateral Agent in respect of such Event of Loss, net of reasonable expenses incurred in connection with the collection thereof.

“Net Disposition Proceeds” shall mean, with respect to any Disposition, the Gross Disposition Proceeds received from such Disposition, net of reasonable out-of-pocket costs incurred in connection with such Disposition, including fees, expenses and commissions with respect to legal, accounting, financial advisory, brokerage and other professional services provided in connection with such Disposition.

“Net Revenue” shall mean, with respect to either Borrower for any period, the Offshore Project Receipts (as defined in the Accounts Agreement) relating to the Drilling Unit owned by such Borrower received during such period less the aggregate of the O&M Monthly Expense Amounts (as defined in the Accounts Agreement) and any Taxes (if applicable) relating to the Drilling Unit owned by such Borrower for each of the months occurring during such period.

“New MTI Tranche Fixed Margin Period” shall have the meaning provided in Section 2.7(a)(i)(y).

“Notes” shall mean the Bank Tranche Notes and the MTI Tranche Notes.

“Notice of Borrowing” shall have the meaning provided in Section 2.2.

“Notice Office” shall mean the office of the Administrative Agent located at 452 Fifth Avenue, New York, NY 10018, Facsimile: +1 212 525-1300, or such other office, telephone or facsimile number as the Administrative Agent may hereafter designate in writing as such to each of the other parties to this Agreement.

“Notional Amount Adjustment Date” shall have the meaning provided in Section 5.17(b).

“Obligations” shall mean, collectively, (i) all loans, advances, debts, liabilities, and obligations, howsoever arising, owed by each Borrower under a Financing Document or otherwise to any Secured Party of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, including all interest, fees, charges, expenses, attorneys’ fees and consultants’ fees chargeable to such Borrower; (ii) any and all sums advanced by any Secured Party in order to preserve the Collateral or to preserve the Security Interests; and (iii) in the event of any Enforcement Action, the expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by any Secured Party of its rights under the Security Documents, together with attorneys’ fees and court costs.

“Officer’s Certificate” shall mean an officer’s certificate signed by an Authorized Officer of the Borrower.

Appendix A

“Offshore Accounts Bank” shall mean HSBC Bank USA, National Association, acting in its capacity as Offshore Accounts Bank pursuant to the Accounts Agreement, and shall include any successor Offshore Accounts Bank appointed pursuant to the Accounts Agreement.

“Offshore Construction and Penalty Accounts” shall mean the Amaralina Star Offshore Construction and Penalty Account and the Laguna Star Offshore Construction and Penalty Account.

“Offshore Debt Service Reserve Accounts” shall mean the Amaralina Star Offshore Debt Service Reserve Account and the Laguna Star Offshore Debt Service Reserve Account.

“Offshore Debt Service Reserve Account Required Balances” shall have the meaning provided in the Accounts Agreement.

“Offshore Distribution Accounts” shall mean the Amaralina Star Offshore Distribution Account and the Laguna Star Offshore Distribution Account.

“Offshore Distribution Holding Accounts” shall mean the Amaralina Star Offshore Distribution Account and the Laguna Star Offshore Distribution Account.

“Offshore Loss Proceeds and Compensation Accounts” shall mean the Amaralina Star Offshore Loss Proceeds and Compensation Account and the Laguna Star Offshore Loss Proceeds and Compensation Account.

“Operators” shall mean, collectively, Laguna Star Operator and Amaralina Star Operator.

“Operation and Maintenance Expenses” shall mean, collectively, without duplication, with respect to each Drilling Unit, all reasonable (i) expenses of administering and operating the Project with respect to the relevant Drilling Unit and of maintaining such Project in accordance with Good Practices incurred by the Borrower that is the owner of the relevant Drilling Unit and the Operator, (ii) transportation costs payable by either Borrower and the Operator, in connection with the Project with respect to the relevant Drilling Unit, (iii) direct operating and maintenance costs of the relevant Drilling Unit payable by the Borrower that is the owner of such Drilling Unit and the Operator (including amounts payable pursuant to the Services Agreement), (iv) insurance premiums payable by the Borrower that is the owner of the relevant Drilling Unit and the Operator, in connection with the relevant Project, (v) property, sales, value-added and excise taxes payable by the Borrower that is the owner of the relevant Drilling Unit and the Operator in connection with the relevant Project (other than taxes imposed on or measured by income or receipts), (vi) costs and fees incurred by the Borrower that is the owner of the relevant Drilling Unit and the Operator in connection with obtaining and maintaining in effect the Governmental Approvals required in connection with the Project with respect to the relevant Drilling Unit, and (vii) legal, accounting and other professional fees incurred in the ordinary course of business in connection with the Project payable by the Borrower that is the owner of the relevant Drilling Unit and the Operator; provided, that “Operation and Maintenance Expenses” shall not include payments into the Offshore Debt Service Reserve Account with respect to either Drilling Unit, depreciation, or any items properly

Appendix A

chargeable by IFRS to fixed capital accounts, or expenses incurred by either Borrower related to warranty or indemnity payments or damages payable to either Borrower under any Project Document.

“Operator Assignment Agreement” shall have the meaning provided in Section 5.25(c).

“Organizational Documents” shall mean, with respect to any Person, (i) the articles of incorporation, limited liability company agreement, partnership agreement, or other similar organizational document of such Person, (ii) the by-laws or other similar document of such Person, (iii) any certificate of designation or instrument relating to the rights of preferred shareholders or other holders of Capital Stock of such Person, and (iv) any shareholder rights agreement or other similar agreement.

“Palase” shall mean Palase C.V., a special purpose company incorporated under the laws of the Netherlands.

“Palase First Priority Share Pledge Agreement” shall mean the deed of pledge of partnership interests entered into or to be entered into among Amaralina Star Ltd., Melbhouse Park Ltd. and the Collateral Agent.

“Palase Second Priority Share Pledge Agreement” shall mean the deed of pledge of partnership interests entered into or to be entered into among Amaralina Star Ltd., Melbhouse Park Ltd. and the Sponsor in the form attached to the Subordination and Assignment Agreement.

“Parallel Debt” shall have the meaning provided in Section 9.23(b).

“Participant Register” shall have the meaning provided in Section 9.13(d).

“Payment Office” shall mean the office of the Administrative Agent located at 1615 Brett Road - OPS 3, New Castle, DE 19720, or such other office as the Administrative Agent may hereafter designate in writing as such to each of the other parties hereto.

“Penalty Amounts” shall have the meaning provided in Section 2.1(p).

“Permitted Amendments” shall mean Permitted Change Orders and, solely with respect to the obligations of either Borrower set forth in Section 5.25(a), the exceptions thereto as expressly set forth therein.

“Permitted Capital Contributions” shall mean (i) purchases of Equity Interests in either Borrower by the Sponsor or Alperton and (ii) Subordinated Loans.

“Permitted Change Orders” shall have the meaning provided in Section 5.25(b).

“Permitted Investments” shall have the meaning provided in the Accounts Agreement.

Appendix A

“Permitted Lien” shall mean any Lien permitted to be incurred by either Borrower pursuant to Section 5.12.

“Person” shall mean any individual, corporation, limited liability company, company, voluntary association, partnership, joint venture, trust, private or public entity or other enterprises or unincorporated organization or government (or any agency, instrumentality or political subdivision thereof).

“Petrobras” shall mean Petróleo Brasileiro S.A. – Petrobras, a mixed-capital company controlled by the federal government of Brazil.

“Petrobras Acknowledgments” means the Amaralina Star Petrobras Acknowledgment and the Laguna Star Petrobras Acknowledgement.

“Petrobras Consents” means the Amaralina Star Petrobras Consent and the Laguna Star Petrobras Consent.

“Plan” shall mean any pension plan as defined in Section 3(2) of ERISA which is subject to Section 412 of the Code or Section 302 or Title IV of ERISA, other than a Multiemployer Plan.

“Plans and Specifications” shall mean the plans and specifications relating to the Projects as set forth in or contemplated by the Building Contracts.

“Pledged Securities” shall mean the Equity Interests pledged pursuant to the First Priority Share Pledge Agreements.

“Podocarpus” shall mean Podocarpus C.V., a special purpose company incorporated under the laws of the Netherlands.

“Podocarpus First Priority Share Pledge Agreement” shall mean the deed of pledge of partnership interests entered into or to be entered into among Laguna Star Ltd., Dorgaly Technologies Inc. and the Collateral Agent.

“Podocarpus Second Priority Share Pledge Agreement” shall mean the deed of pledge of partnership interests entered into or to be entered into among Laguna Star Ltd., Dorgaly Technologies Inc. and the Sponsor in the form attached to the Subordination and Assignment Agreement.

“Pre-Hedging Agreements” shall mean (i) the interest rate swap agreements with a trade date of July 15, 2011 among Banco Santander (Brasil) S.A. (novated to Citibank, N.A on September 29, 2011), BNP Paribas S.A., ING Bank N.V. and Amaralina Star Ltd. (as amended from time to time) and (ii) the interest rate swap agreements with a trade date of July 15, 2011 among Banco Santander (Brasil) S.A. (novated to Citibank, N.A on September 29, 2011), BNP Paribas S.A., ING Bank N.V. and Laguna Star Ltd. (as amended from time to time).

“Principal Obligations” shall have the meaning provided in Section 9.23(a).

Appendix A

“Principal Payment Dates” shall mean the First Repayment Date and the last Business Day of each month in each year thereafter.

“Process Agent” shall have the meaning provided in Section 9.19(b).

“Project Costs” shall mean the Amaralina Star Project Costs and the Laguna Star Project Costs.

“Project Documents” shall mean the Amaralina Star Project Documents and the Laguna Star Project Documents.

“Projects” shall mean, collectively, the Amaralina Star Project and the Laguna Star Project.

“Project Completion Date” shall mean, with respect to each Drilling Unit, the date upon which the conditions set forth in Section 3.5 with respect to such Drilling Unit have been satisfied (or waived by the Lenders).

“Project Participants” shall mean the Building Contractor, the Operators, the Sponsor, Alperton, the Bareboat Charterers, Petrobras, KEXIM, Constellation Services Ltd., each party (other than the Borrowers) to an Additional Material Project Document, and each Replacement Project Participant.

“Project Schedule” shall mean the schedule for achieving the Project Completion Date, in accordance with the Base Case Projections and the Building Contracts.

“Property” shall mean any property of any kind whatsoever, whether movable, immovable, real, personal or mixed and whether tangible or intangible, any right or interest therein or any receivables or credit rights (direitos creditórios).

“Punch List” shall mean reasonable and typical minor punch list items that are pending completion in accordance with the relevant Building Contract.

“Queiroz Galvão Family” shall mean such members of the Queiroz Galvão family as identified in the group structure chart attached as Appendix D.

“QGOG” shall mean Queiroz Galvão Óleo e Gas S.A.

“Recalculation Date” shall have the meaning provided in Section 5.17(c).

“Reais” and the sign “R$” shall each mean freely transferable, lawful money of Brazil.

“Reais Equivalent” shall mean, with respect to any monetary amount in Dollars, at any time for the determination thereof, the amount of Reais obtained by converting the amount of Dollars involved in such computation into Reais at the spot rate at which Dollars are offered for sale to the Administrative Agent against delivery of Reais by the Administrative Agent at approximately 11:00 a.m. (New York City time) on the date of determination thereof. If for any

Appendix A

reason the Reais Equivalent cannot be calculated as provided in the immediately preceding sentence, the Administrative Agent shall calculate the Reais Equivalent on such basis as the Administrative Agent (acting reasonably) deems fair and equitable.

“Reference Banks” shall mean BNP Paribas S.A., Citibank N.A., ING Capital LLC, HSBC Bank USA, National Association and such other Lenders as may be mutually agreed by the Lenders and the Borrowers; provided that, if any such Lender assigns all of its Loans and other rights and obligations under this Agreement and the other Financing Documents to any Assignee in accordance with Section 9.13, such Assignee shall become a replacement “Reference Bank” for purposes of this Agreement, provided further that the Majority Lenders and the Borrowers consent to such replacement; and provided further, that, if any such Lender assigns all of its Loans and other rights and obligations under this Agreement and the other Financing Documents to more than one Assignee in accordance with Section 9.13, a replacement Reference Bank shall be determined in accordance with Section 2.13(b).

“Refund Guarantees” shall mean, collectively, the Amaralina Star Refund Guarantee and the Laguna Star Refund Guarantee.

“Refund Guarantee Prepayment Event” shall mean the making of a claim by either Borrower or the Collateral Agent which it is entitled to make either, (i) against the Building Contractor under any provision of the Building Contract relating to such Borrower’s Drilling Unit which provides for a refund to such Borrower of all amounts previously paid thereunder from such Borrower to the Building Contractor, or (ii) against KEXIM under the applicable Refund Guarantee.

“Register” shall have the meaning provided in Section 8.10.

“Regulation D” shall mean Regulation D of the Board of Governors of the Federal Reserve System (or any successor).

“Regulation U” shall mean Regulation U of the Board of Governors of the Federal Reserve System (or any successor).

“Regulation X” shall mean Regulation X of the Board of Governors of the Federal Reserve System (or any successor).

“Release” shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing into the environment (including the abandonment or discarding of barrels, containers, and other closed receptacles containing any Hazardous Material, but excluding emissions from the engine exhaust of any vehicle).

“Relevant Affiliate” shall mean each of the Operators and the Bareboat Charterers.

“Relevant Interbank Market” means the London interbank market.

“Relevant Period” shall mean, with respect to each Borrower, (i) the period from the expected date of the Initial Commercial Operation Date of the Drilling Unit owed by such

Appendix A

Borrower until the final Maturity Date for the Term Loans owed by such Borrower and (ii) solely in connection with the occurrence of a Renewal Event with respect to the Drilling Unit owned by such Borrower, the period from the date of such Renewal Event until the final maturity date for the Term Loans owed by such Borrower as refinanced pursuant to terms and conditions acceptable to all of the Lenders and GIEK.

“Renewal Event” shall mean, with respect to either Drilling Unit, the renewal or replacement of each of the Charter Agreement, the Bareboat Charter Agreement and the Services Agreement in respect of such Drilling Unit by others acceptable to the Lenders, with parties acceptable to the Lenders, for a term and with a daily rate satisfactory to the Lenders in light of market conditions and other circumstances at the time of such renewal or replacement, as the case may be, and so that the payments required to be made under such renewed or replaced Charter Agreements, Bareboat Charter Agreements and Services Agreements during such tenor of the renewed or replaced Charter Agreements, Bareboat Charter Agreements and Services Agreements are enough to cover, during such tenor, the full repayment of the Balloon Payment Obligation owed by the Borrower that is the owner of such Drilling Unit and satisfy requirements, including updated Base Case Projections which shall project, with respect to such Borrower for the Relevant Period, a minimum Debt Service Coverage Ratio for the Calculation Period for each Calculation Date occurring during such Relevant Period of not less than 1.25:1.00, and market condition requirements, satisfactory to the Lenders.

“REPETRO Regime” shall mean the special custom regime granted on the export and import of goods intended for the exploration or production of oil or gas regulated by Articles 458 to 462 of Brazilian Decree No. 6,759, of February 5, 2009, as amended.

“Replacement Project Participant” shall mean, (i) solely with respect to an assignment by either of Tarsus or Manisa of all of its rights, title and interest in, to and under the Project Documents to which it is a party to QGOG in compliance with Section 5.25(a) and Section 5.25(c), QGOG or (ii) with respect to any Project Participant, any Person satisfactory to the Lenders and having credit, or acceptable credit support, equal to or greater than that of the replaced Project Participant on the date that the applicable Project Document was entered into who, pursuant to a definitive agreement reasonably satisfactory to the Required Lenders, assumes the obligations of the replaced Project Participant on terms and conditions no less favorable to the relevant Borrower than those applicable to the replaced Project Participant pursuant to the applicable Project Document.

“Required Hedge Providers” shall mean the Lenders (or any Affiliate thereof) party to the Required Hedging Agreements.

“Required Hedging Agreement” shall have the meaning provided in Section 5.17(a).

“Required Hedging Date” shall have the meaning provided in Section 5.17(a).

“Required Lenders” shall mean Lenders voting at least 66-2/3% of the Combined Exposure with respect to the Loans.

Appendix A

“Reset Date” shall mean, with respect to either Drilling Unit, the last Business Day of any calendar month occurring immediately after the Commercial Operation Date with respect to such Drilling Unit occurring in such calendar month.

“Restoration Work” shall mean the design, engineering, procurement, construction and other work with respect to the Restoration of Affected Property.

“Restore” shall mean, with respect to any Affected Property, to rebuild, repair, restore or replace such Affected Property. The terms “Restoration” and “Restoring” shall have a correlative meaning.

“Retained Termination Amount” shall have the meaning provided in Section 5.17(c).

“Sanctions” shall have the meaning provided in Section 4.24.

“Scheduled Bank Tranche Principal Payments” shall mean the scheduled amounts payable in respect of the principal of the Bank Tranche Loans pursuant to Section 6.1(a)(i) and 6.1(b)(i).

“Scheduled MTI Tranche Principal Payments” shall mean the scheduled amounts payable in respect of the principal of the MTI Tranche Loans pursuant to Section 6.1(a)(ii) and 6.2(b)(ii).

“Scheduled Principal Payments” shall mean the scheduled amounts payable in respect of the principal of the Loans pursuant to Section 6.1(a).

“Second Priority Mortgages” shall mean collectively the Amaralina Star Second Priority Mortgage and the Laguna Star Second Priority Mortgage.

“Second Priority Share Pledge Agreements” shall mean collectively the Amaralina Star Second Priority Share Pledge Agreement, the Laguna Star Second Priority Share Pledge Agreement, the Palase Second Priority Share Pledge Agreement and the Podocarpus Second Priority Share Pledge Agreement.

“Secured Parties” shall mean, collectively, the Agents, the Lenders, the Joint Lead Arrangers and the Required Hedge Providers.

“Security Documents” shall mean, collectively, the following documents:

(i) the General Security Agreement;

(ii) the Accounts Agreement;

(iii) the Subordination and Assignment Agreement;

(iv) the First Priority Share Pledge Agreements;

(v) the Mortgages;

Appendix A

(vi) the Assignment of Insurances;

(vii) the Consent Agreements relating to each of the Project Documents (other than the Project Documents with respect to which such Consent Agreement is not required pursuant to Section 5.30(b));

(viii) all Uniform Commercial Code financing statements and other filings, recordings or registrations required by this Agreement to be filed or made and all notices and acknowledgements required to be given under and in respect of any such Security Document; and

(ix) any other document designated as such by the Administrative Agent and the Borrowers.

“Security Interests” shall mean the Liens on the Collateral or any other collateral purported to be granted to the Collateral Agent for the benefit of one or more of the Secured Parties (or any trustee, sub-agent or other Person acting for or on behalf thereof).

“Semi-annual Calculation Date” shall mean each date, occurring no less than twelve (12) months after the Initial Commercial Operation Date, that is the last day of each of June and December in each year.

“Shareholders” shall mean, collectively, the Sponsor and Alperton.

“Shareholders’ Agreements” means, collectively, the Amaralina Star Shareholders’ Agreement and the Laguna Star Shareholder’s Agreement.

“Services Agreements” means, collectively, the Amaralina Star Services Agreement and the Laguna Star Services Agreement.

“Specified Conditions” shall mean each of the conditions specified in the following Sections: 3.2(a), 3.2(e) and 3.2(f).

“Specified Indebtedness” shall mean Indebtedness, other than the Indebtedness under the Financing Documents and the Subordinated Loans, that is (x) in the aggregate amount of at least three million Dollars ($3,000,000) and that is owed by either Borrower or any Relevant Affiliate (other than QGOG) to any Person or (y) in the aggregate amount of at least ten million Dollars ($10,000,000) and that is owed by either of the Sponsor or QGOG to any Person.

“Sponsor” shall mean Constellation Overseas Ltd, a company limited by shares organized and existing under the laws of the British Virgin Islands.

“Standard & Poor’s” shall mean Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

“Subordinated Loans” shall mean any loans made by the Sponsor or Alperton to either Borrower, which are subordinated to the claims of the Secured Parties and in which a first-priority security interest has been granted to the Collateral Agent for the benefit of the Secured Parties pursuant to the terms of the relevant Financing Documents.

Appendix A

“Subordination and Assignment Agreement” shall mean the subordination and assignment agreement entered into or to be entered into among the Borrowers, the Sponsor, Alperton, the Bareboat Charterers and the Collateral Agent.

“Subsidiary” shall mean, for any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

“Taking” shall mean any circumstance or event, or series of circumstances or events (including an Expropriation Event), in consequence of which either Drilling Unit or any material portion thereof shall be condemned, nationalized, seized, compulsorily acquired or otherwise expropriated by any Governmental Authority under power of eminent domain or otherwise.

“Tarsus” shall mean Tarsus Serviços de Petróleo Ltda., a sociedade limitada organized under the laws of the Federative Republic of Brazil.

“Taxes” shall have the meaning provided in Section 2.9(a).

“Term Loans” shall mean the Amaralina Star Term Loans and the Laguna Star Term Loans.

“Termination Amounts” shall have the meaning provided in Section 5.17(b).

“Total Commitment” shall mean the aggregate amount of the Commitments of all the Lenders.

“Transaction Documents” shall mean, collectively, the Project Documents and the Financing Documents.

“Transfer” shall have the meaning provided in Section 5.32.

“Undertaking Agreement” shall mean the Undertaking Agreement entered into or to be entered into among the Borrowers, the Sponsor, the Operators, the Administrative Agent, the Offshore Accounts Bank and the Collateral Agent.

“Unpaid Sum” means any sum due and payable but unpaid by either Borrower under the Financing Documents.

Appendix A

“USA Patriot Act” shall have the meaning provided in Section 9.21.

“Uniform Commercial Code” and “UCC” shall mean the Uniform Commercial Code as adopted in any applicable jurisdiction.

“United States” and “U.S.” shall each mean the United States of America.

“Unutilized Contingency Amount” shall mean, for each Capex Budget at any time of determination, the sum of (i) the then unutilized amount of “contingency” indicated in such Capex Budget, such amount initially being eleven million five hundred sixty-nine thousand Dollars ($11,569,000) and (ii) the then unutilized amount of the guaranty obligations of the Sponsor with respect to the applicable Drilling Unit as set forth in Section 2.1(a) of the Equity Support Guaranty in respect of the Borrower that is the owner of such Drilling Unit, such amount initially being thirty-six million three hundred fifty-two thousand thirty-six Dollars ($36,352,036) for the Equity Support Guaranty in respect of Amaralina Star Ltd. and thirty-one million nine hundred sixty thousand one hundred ninety Dollars ($31,960,190) for the Equity Support Guaranty in respect of Laguna Star Ltd.

“Work” shall mean the work to be performed by the Building Contractor under the Building Contracts.

2. Rules of Interpretation. In each Financing Document, unless otherwise indicated:

(a) each reference to, and the definition of, any document (including any Financing Document) shall be deemed to refer to such document as it may be amended, supplemented, revised or modified from time to time in accordance with its terms and, to the extent applicable, the terms of the other Financing Documents;

(b) each reference to a Law or Governmental Approval shall be deemed to refer to such Law or Governmental Approval as the same may be amended, supplemented or otherwise modified from time to time;

(c) any reference to a Person in any capacity includes a reference to its permitted successors and assigns in such capacity and, in the case of any Governmental Authority, any Person succeeding to any of its functions and capacities;

(d) references to days shall refer to calendar days unless Business Days are specified; references to weeks, months or years shall be to calendar weeks, months or years, respectively;

(e) all references to a “Section,” “Appendix,” “Annex,” “Schedule” or “Exhibit” are to a Section of such Financing Document or to an Appendix, Annex, Schedule or Exhibit attached thereto;

(f) the table of contents and Section headings and other captions therein are for the purpose of reference only and do not affect the interpretation of such Financing Document;

Appendix A

(g) defined terms in the singular shall include the plural and vice versa, and the masculine, feminine or neuter gender shall include all genders;

(h) the words “hereof”, “herein” and “hereunder”, and words of similar import, when used in any Financing Document, shall refer to such Financing Document as a whole and not to any particular provision of such Financing Document;

(i) the words “include,” “includes” and “including” are deemed to be followed by the phrase “without limitation”;

(j) where the terms of any Financing Document require that the approval, opinion, consent or other input of any Secured Party be obtained, such requirement shall be deemed satisfied only where the requisite approval, opinion, consent or other input is given by or on behalf of such Secured Party in writing;

(k) where the terms of any Financing Document require or permit any action to be taken by any Secured Party, such action shall be taken strictly in accordance with the applicable provisions of such Financing Document; and

(l) any reference to a document shall be deemed to include all exhibits, annexes, appendices and schedules thereto.

APPENDIX B-1

to

Credit Agreement

AMARALINA STAR BANK TRANCHE PRINCIPAL PAYMENTS

Installment	Dollars
1	10.07%
2	0.40%
3	0.51%
4	0.50%
5	0.54%
6	0.51%
7	0.55%
8	0.55%
9	0.51%
10	0.55%
11	0.61%
12	0.65%
13	0.66%
14	0.54%
15	0.67%
16	0.65%
17	0.69%
18	0.66%
19	0.71%
20	0.71%
21	0.67%
22	0.72%
23	0.77%
24	0.82%
25	0.83%
26	0.70%
27	0.84%
28	0.82%
29	0.87%
30	0.83%
31	0.88%
32	0.89%
33	0.85%
34	0.90%
35	0.86%
36	0.92%

Appendix B-1

37	0.93%
38	0.83%
39	0.94%
40	0.91%
41	0.97%
42	0.92%
43	0.98%
44	0.99%
45	0.95%
46	1.00%
47	0.96%
48	1.02%
49	1.03%
50	0.88%
51	1.04%
52	1.01%
53	1.07%
54	1.03%
55	1.09%
56	1.10%
57	1.05%
58	1.12%
59	1.07%
60	1.14%
61	1.15%
62	0.99%
63	1.17%
64	1.13%
65	1.20%
66	1.15%
67	1.22%
68	1.23%
69	1.18%
70	1.25%
Balloon Payment (to be paid concurrently with Installment 70)	29.89%

APPENDIX B-2

to

Credit Agreement

AMARALINA STAR MTI TRANCHE PRINCIPAL PAYMENTS

Installment	Dollars
1	1.03%
2	1.03%
3	1.03%
4	1.03%
5	1.03%
6	1.03%
7	1.03%
8	1.03%
9	1.03%
10	1.03%
11	1.03%
12	1.03%
13	1.03%
14	1.03%
15	1.03%
16	1.03%
17	1.03%
18	1.03%
19	1.03%
20	1.03%
21	1.03%
22	1.03%
23	1.03%
24	1.03%
25	1.03%
26	1.03%
27	1.03%
28	1.03%
29	1.03%
30	1.03%
31	1.03%
32	1.03%
33	1.03%
34	1.03%
35	1.03%
36	1.03%

APPENDIX B-2

37	1.03%
38	1.03%
39	1.03%
40	1.03%
41	1.03%
42	1.03%
43	1.03%
44	1.03%
45	1.03%
46	1.03%
47	1.03%
48	1.03%
49	1.03%
50	1.03%
51	1.03%
52	1.03%
53	1.03%
54	1.03%
55	1.03%
56	1.03%
57	1.03%
58	1.03%
59	1.03%
60	1.03%
61	1.03%
62	1.03%
63	1.03%
64	1.03%
65	1.03%
66	1.03%
67	1.03%
68	1.03%
69	1.03%
70	1.03%
71	1.03%
72	1.03%
73	1.03%
74	1.03%
75	1.03%
76	1.03%

APPENDIX B-2

77	1.03%
78	1.03%
79	1.03%
80	1.03%
81	1.03%
82	1.03%
83	1.03%
84	1.03%
85	1.03%
86	1.03%
87	1.03%
88	1.03%
89	1.03%
90	1.03%
91	1.03%
92	1.03%
93	1.03%
94	1.03%
95	1.03%
96	1.03%
97	1.03%

APPENDIX B-3

to

Credit Agreement

LAGUNA STAR BANK TRANCHE PRINCIPAL PAYMENTS

Installment	Dollars
1	10.01%
2	0.49%
3	0.53%
4	0.49%
5	0.53%
6	0.53%
7	0.50%
8	0.54%
9	0.51%
10	0.55%
11	0.64%
12	0.53%
13	0.65%
14	0.63%
15	0.68%
16	0.64%
17	0.69%
18	0.70%
19	0.66%
20	0.71%
21	0.67%
22	0.72%
23	0.81%
24	0.68%
25	0.83%
26	0.80%
27	0.85%
28	0.81%
29	0.87%
30	0.88%
31	0.83%
32	0.89%
33	0.85%
34	0.90%
35	0.91%
36	0.82%

APPENDIX B-3

37	0.92%
38	0.90%
39	0.95%
40	0.91%
41	0.97%
42	0.98%
43	0.93%
44	0.99%
45	0.95%
46	1.00%
47	1.01%
48	0.86%
49	1.03%
50	1.00%
51	1.06%
52	1.01%
53	1.07%
54	1.08%
55	1.04%
56	1.10%
57	1.06%
58	1.12%
59	1.13%
60	0.97%
61	1.15%
62	1.12%
63	1.19%
64	1.14%
65	1.21%
66	1.22%
67	1.17%
68	1.24%
69	1.19%
70	1.26%
Balloon Payment (to be paid concurrently with Installment 70)	29.74%

APPENDIX B-4

to

Credit Agreement

LAGUNA STAR MTI PRINCIPAL PAYMENTS

Installment	Dollars
1	1.03%
2	1.03%
3	1.03%
4	1.03%
5	1.03%
6	1.03%
7	1.03%
8	1.03%
9	1.03%
10	1.03%
11	1.03%
12	1.03%
13	1.03%
14	1.03%
15	1.03%
16	1.03%
17	1.03%
18	1.03%
19	1.03%
20	1.03%
21	1.03%
22	1.03%
23	1.03%
24	1.03%
25	1.03%
26	1.03%
27	1.03%
28	1.03%
29	1.03%
30	1.03%
31	1.03%
32	1.03%
33	1.03%
34	1.03%
35	1.03%
36	1.03%

APPENDIX B-4

37	1.03%
38	1.03%
39	1.03%
40	1.03%
41	1.03%
42	1.03%
43	1.03%
44	1.03%
45	1.03%
46	1.03%
47	1.03%
48	1.03%
49	1.03%
50	1.03%
51	1.03%
52	1.03%
53	1.03%
54	1.03%
55	1.03%
56	1.03%
57	1.03%
58	1.03%
59	1.03%
60	1.03%
61	1.03%
62	1.03%
63	1.03%
64	1.03%
65	1.03%
66	1.03%
67	1.03%
68	1.03%
69	1.03%
70	1.03%
71	1.03%
72	1.03%
73	1.03%
74	1.03%
75	1.03%
76	1.03%

APPENDIX B-4

77	1.03%
78	1.03%
79	1.03%
80	1.03%
81	1.03%
82	1.03%
83	1.03%
84	1.03%
85	1.03%
86	1.03%
87	1.03%
88	1.03%
89	1.03%
90	1.03%
91	1.03%
92	1.03%
93	1.03%
94	1.03%
95	1.03%
96	1.03%
97	1.03%

APPENDIX C

to

Credit Agreement

INSURANCE PROVISIONS

A. Construction Phase

1.	Construction ‘All Risks’

Insured Parties:	The Borrowers and other interested parties, including construction contractors, subcontractors, manufacturers, suppliers, consultants and engineers as their respective interests may appear.

Insured Property:	The assets to be known as Amaralina Star and Laguna Star

Period of Insurance:	From the Effective Date and until the Amaralina Star Shipyard Delivery Date or the Laguna Star Shipyard Delivery Date, as applicable, and attachment of the operational insurance

Scope of cover:	‘All risks’ of physical loss or damage from any cause not otherwise excluded.

Sum Insured:	The full Contract Price

Maximum Deductible:	According to market practice and in any case not greater than USD 2,500,000

Geographical limits:	Worldwide and limited as required provided the geographical limits are always sufficient to cover the construction and parts / property destined for the construction.

B. - I Operational Phase (to be procured by the Borrowers)

1.	Hull & Machinery/ Increased Value/War Risks

Principal Assured:	The Borrowers;

Others Assureds:	Petrobras
Each for their respective rights and interests.

Insured Property:	The assets to be known as Amaralina Star and Laguna Star

Period of Insurance:	From the Amaralina Star Shipyard Delivery Date or the Laguna Star Shipyard Delivery Date, as applicable, until repayment in full of all money under this Agreement.

Scope of Cover:	“All risks” of physical loss or damage, machinery damage and war risks, from any cause not otherwise excluded

Sum Insured:	In respect of each vessel individually, the higher of (a) the lowest of the two market valuations and (b) 115% of the total loan amount outstanding.

Maximum Deductibles:	According to market practice and in any case not greater than USD 10,000,000

Geographical Limits:	Not wider than: (a) worldwide subject to any mandatory limitations or (b) the geographical limits being sufficient to comply with the operating contract.

2.	Protection and Indemnity

Insured Parties:	The Borrowers

Other Assureds:	Petrobras

Insured Property:	The assets to be known as Amaralina Star and Laguna Star

Period of Insurance:	As per the Property Damage Section 1 above

Scope of Cover:	Indemnity against the Insured Parties legal liability to third parties for death, bodily injury or damage to property arising out of the operation of the Facilities including pollution risks

Limit of Liability	Not less than USD300,000,000, subject always to any mandatory sub limits imposed by the International Group of Protection and Indemnity Associations.

B. - II Operation Phase (to be procured by Lenders)

3.	Mortgagees’ Interest Insurance

Insured Parties:	The Lenders as Mortgagees

Insured Property:	The assets to be known as Amaralina Star and Laguna Star

Period of Insurance:	From the date on which the Lenders have an insurable interest, being the date the Mortgages are registered following drawdown and until repayment in full of all money under this Agreement.

Scope of Cover:	Indemnity for loss resulting from loss or damage to or liability arising out of the operation of the asset in the event of avoidance of liability under the policies in respect of Hull and Machinery / Increased Value / War Risks and/or Protection and Indemnity.

Limit of Liability:	Outstanding loan amount x 115%, it being understood and agreed that this insurance is to be arranged by the Insurance Advisor on the basis of premium payable on the outstanding loan amount for each policy year with the ability to recover up to 115% of the proven outstanding loan amount in the event of a loss.

C. Lenders Interest Endorsements (applicable to Operational phase only)

1.	Assignment

“The Insurers will acknowledge that pursuant to (i) the Credit Agreement and (ii) other documents executed in connection therewith, each Borrower assigned absolutely to the Collateral Agent, all of its rights, title and interest in and to the insurance and all benefits thereof including all claims of whatsoever nature thereunder.”

2. Loss Payee Provisions

(a)	The hull & machinery / increase value and war risks during the operational phase, in respect of losses for all claim payments are payable into the relevant Borrower’s Offshore Loss Proceeds Account.

(b)	In respect of protection and indemnity insurance, all claim payments shall be paid directly to the claimant who has incurred the liability to which such claim relates or to the Collateral Agent for deposit into the relevant Borrower’s Offshore Proceeds Account to the extent of the amounts expended by such Borrower to discharge such liability.

D. Broker’s Letter of Undertaking

[Date]

NAME AND ADDRESS OF BANK

Dear Sirs,

Vessels:

Owners

We confirm in our capacity as insurance brokers that we have effected insurances for the account of the above Owners as set out in Appendix “A” attached.

Pursuant to instructions received from the Owners and/or their authorized Manager or Agents and in consideration of your approving us as the appointed Brokers in connection with the insurances covered by this letter, we hereby undertake:-

1) To hold the Insurance Slips or Contracts, the Policies when issued, and any renewals of such Policies or new Policies or any Policies substituted therefor with your consent and the benefit of the insurances thereunder to your order in accordance with the terms of the Loss Payable Clause set out in Appendix “B” attached; and

2) To arrange for the said Loss Payable Clause to be included on the policies when applicable; and

3) To have endorsed on each and every Policy as and when the same is issued a Notice of Assignment in the form of Appendix “C” hereto dated and signed by the Owners and acknowledged by Underwriters; and

4) To advise you promptly if we cease to be the Broker for the Owners or in the event of any material changes of which we are aware affecting the said insurance; and

5) Following a written application received from you not later than one month before expiry of these insurances to notify you within fourteen days of the receipt of such application in the event of our not having received notice of renewal instructions from the Owners and/or their authorised Managers or Agents, and in the event of our receiving instructions to renew to advise you promptly of the details thereof; and

6) To forward to you promptly any notices of cancellation that we receive from Underwriters.

If and when we are responsible for the payment of premium to underwriters, our above undertakings are given subject to our lien on the policies for premium and subject to our right of cancellation on default in premium payment of such premiums but we undertake not to exercise such right of cancellation without giving you ten days notice in writing either by letter or electronically transmitted message and a reasonable opportunity for you to pay any premiums outstanding.

It is understood and agreed that the operation of any Automatic Termination of Cover, Cancellation or Amendment Provisions contained in the policy conditions shall override any undertakings given by us as Brokers.

Notwithstanding the terms of the said Loss Payable Clause(s) and the said Notice of Assignment, unless and until we receive written notice from you to the contrary, we shall be empowered to arrange a collision and/or salvage guarantee to be given in the event of bail being required in order to prevent the arrest of the Vessel or to secure the release of the Vessel from arrest following a casualty. Where a guarantee has been given as aforesaid and the guarantor has paid any sum under the guarantee in respect of such claim, there shall be payable directly to the guarantor out of the proceeds of the said Insurance Policies a sum equal to sum so paid.

In the event the vessel(s) to which this applies is insured as part of a fleet policy it is further agreed that our lien is limited to the vessel governed by this letter and will not extend to any premium outstanding on any other vessels insured on the same fleet policy.

This Undertaking shall always be governed by and construed in accordance with English law and any disputes arising out of or in any connected with this undertaking shall be submitted to the exclusive jurisdiction of the English courts.

APPENDIX D

to

Credit Agreement

QUEIROZ GALVÃO FAMILY GROUP STRUCTURE CHART

As of the Effective Date

SCHEDULE 4.2

to

Credit Agreement

FINANCING-RELATED FILINGS, ETC.

Type of Authorization, Consent Approval, Notice or Filing	Governmental Authority or other Person

UCC-1 Financing Statement (Amaralina Star Ltd.)	Recorder of Deeds, Washington, DC

UCC-1 Financing Statement (Laguna Star Ltd.)	Recorder of Deeds, Washington, DC

UCC-1 Financing Statement (Palase)	Recorder of Deeds, Washington, DC

UCC-1 Financing Statement (Podocarpus)	Recorder of Deeds, Washington, DC

Application for registration of particulars of the General Security Agreement (Description of Charge Form)	BVI Registrar of Corporate Affairs
Application for registration of particulars of the Subordination and Assignment Agreement (Description of Charge Form)	BVI Registrar of Corporate Affairs
Application for registration of particulars of the Amaralina Star First Priority Share Pledge Agreements (Description of Charge Form)	BVI Registrar of Corporate Affairs
Application for registration of particulars of the Laguna Star First Priority Share Pledge Agreements (Description of Charge Form)	BVI Registrar of Corporate Affairs
Application for registration of particulars of the Palase First Priority Share Pledge Agreement (Description of Charge Form)	BVI Registrar of Corporate Affairs
Application for registration of particulars of the Podocarpus First Priority Share Pledge Agreement (Description of Charge Form)	BVI Registrar of Corporate Affairs
Application for registration of particulars of the Assignment of Insurances (Description of Charge Form)	BVI Registrar of Corporate Affairs
Application for registration of particulars of the Accounts Agreement (Description of Charge Form)	BVI Registrar of Corporate Affairs

SCHEDULE 4.3

to

Credit Agreement

CAPITALIZATION

Amaralina Star Ltd.

Authorized Capital: 50,000 shares with a par value of $1.00 per share.

Holder	Equity Interest	Amount of Issued Capital

Constellation Overseas Ltd.	shares	$550

Alperton Capital Ltd.	shares	$450

Laguna Star Ltd.

Authorized Capital: 50,000 shares with a par value of $1.00 per share.

Holder	Equity Interest	Amount of Issued Capital

Constellation Overseas Ltd.	shares	$550

Alperton Capital Ltd.	shares	$450

SCHEDULE 4.6

to

Credit Agreement

GOVERNMENTAL APPROVALS

A.	GOVERNMENTAL APPROVALS REQUIRED TO BE OBTAINED PRIOR TO THE CLOSING DATE

(a)	Brazil:

(i)	There are no Governmental Approvals applicable in Brazil prior to the Closing Date.

(b)	Panama:

(i)	Provisional enrollment and issuance of Provisional Navigation Patent and Radio License by the Shipping Bureau of the Panama Maritime Authority with respect to the Amaralina Star Drilling Unit;

(ii)	Provisional enrollment and issuance of Provisional Navigation Patent and Radio License by the Shipping Bureau of the Panama Maritime Authority with respect to the Laguna Star Drilling Unit;

(iii)	Filing of corporate registry certificate of change of name of owner to Amaralina Star Ltd. and issuance of new Provisional Navigation Patent and Radio License in respect to the Amaralina Star Drilling Unit with the Shipping Bureau of the Panama Maritime Authority; and

(iv)	Filing of corporate registry certificate of change of name of owner to Laguna Star Ltd. and issuance of new Provisional Navigation Patent and Radio License in respect to the Laguna Star Drilling Unit with the Shipping Bureau of the Panama Maritime Authority.

B.	GOVERNMENTAL APPROVALS NOT REQUIRED TO BE OBTAINED PRIOR TO THE CLOSING DATE

(a)	Brazil:

(i)	Registration of Palase before CADEMP (Cadastro de Empresas da Área DECEC) of the Brazilian Central Bank (“Central Bank”);

(ii)	Registration of Podocarpus before CADEMP (Cadastro de Empresas da Área DECEC) of the Central Bank;

(iii)	Federal Tax ID (Cadastro Nacional de Pessoa Jurídica) for Palase;

(iv)	Federal Tax ID (Cadastro Nacional de Pessoa Jurídica) for Podocarpus;

Schedule 4.6

(v)	Registration of the financial terms and conditions of the Amaralina Star Charter Agreement with the Central Bank electronic registry of financial transactions (Registro de Operações Financeiras - ROF) (“Central Bank Registration”);

(vi)	Central Bank Registration of the Laguna Star Charter Agreement;

(vii)	Filing under the Central Bank Registration of a schedule of payments (esquema de pagamentos) due under the Amaralina Star Charter Agreement;

(viii)	Filing under the Central Bank Registration of a schedule of payments (esquema de pagamentos) due under the Laguna Star Charter Agreement;

(ix)	All approvals and registrations in connection with the REPETRO regime (Regime Aduaneiro Especial de Exportação e Importação de Bens Destinados às Atividades de Pesquisa e de Lavra das Jazidas de Petróleo e Gás Natural), including:

a.	Registration of the Import Declaration of the Amaralina Star Drilling Unit on SISCOMEX (Declaração de Importação formulada no Sistema Integrado de Comércio Exterior (Siscomex));

b.	Registration of the Import Declaration of the Laguna Star Drilling Unit on SISCOMEX (Declaração de Importação formulada no Sistema Integrado de Comércio Exterior (Siscomex));

c.	Registrations with the Federal Tax Authority (habilitação pela Secretaria da Receita Federal - SRF );

d.	Concession of the temporary admission regime with respect to the Amaralina Star Drilling Unit (Deferimento do Requerimento de Concessão do Regime (RCR) de Admissão Temporária);

e.	Concession of the temporary admission regime with respect to the Laguna Star Drilling Unit (Deferimento do Requerimento de Concessão do Regime (RCR) de Admissão Temporária);

(x)	Registration of each Drilling Unit with, and pertinent approvals and permits from, Brazilian naval and air authorities including, inter alia, helipad registration and certification by the Diretoria de Portos e Costas, the “AIT” (Atestado de Inscrição Temporária de Embarcação Estrangeira), and the Ordinance of Helipad Homologation issued by Agência Nacional de Aviação Civil (ANAC); and

Schedule 4.6

(xi)	Clearances relating to inspections by workers’ safety authorities (Ministério do Trabalho) in connection with the operation of the Drilling Units.

(b)	Panama:

(i)	Issuance of the Statutory Navigation Patent and Radio License in respect of the Amaralina Star Drilling Unit in the name of Amaralina Star Ltd. with the Shipping Bureau of the Panama Maritime Authority;

(ii)	Issuance of the Statutory Navigation Patent and Radio License in respect of the Laguna Star Drilling Unit in the name of Laguna Star Ltd. with the Shipping Bureau of the Panama Maritime Authority;

(iii)	Preliminary registration of the title of ownership of the Amaralina Star Drilling Unit in the name of Amaralina Star Ltd. with the Directorate General of Public Registry of Titles and Encumbrances of Vessels of the Panama Maritime Authority;

(iv)	Preliminary registration of the title of ownership of the Laguna Star Drilling Unit in the name of the Laguna Star Ltd. with the Directorate General of Public Registry of Titles and Encumbrances of Vessels of the Panama Maritime Authority;

(v)	Permanent registration of the title of ownership in respect of the Amaralina Star Drilling Unit in the name of Amaralina Star Ltd. with the Directorate General of Public Registry of Titles and Encumbrances of Vessels of the Panama Maritime Authority;

(vi)	Permanent registration of the title of ownership in respect of the Laguna Star Drilling Unit in the name of Laguna Star Ltd. with the Directorate General of Public Registry of Titles and Encumbrances of Vessels of the Panama Maritime Authority;

(vii)	Preliminary registration of the Amaralina Star Mortgage with the Directorate General of Public Registry of Titles and Encumbrances of Vessels of the Panama Maritime Authority;

(viii)	Preliminary registration of the Laguna Star Mortgage with the Directorate General of Public Registry of Titles and Encumbrances of Vessels of the Panama Maritime Authority; and

(ix)	Permanent registration of the Amaralina Star Mortgage with the Directorate General of Public Registry of Titles and Encumbrances of Vessels of the Panama Maritime Authority;

Schedule 4.6

(x)	Permanent registration of the Laguna Star Mortgage with the Directorate General of Public Registry of Titles and Encumbrances of Vessels of the Panama Maritime Authority; and

(xi)	Issuance of a Tax Free Certificate with respect to each Drilling Unit by the Panamanian Shipping Bureau for the permanent registration of the Amaralina Star Mortgage and Laguna Star Mortgage.

(c)	British Virgin Islands:

(i)	Application for registration of particulars of the Amaralina Star Mortgage (Description of Charge Form) with the BVI Registrar of Corporate Affairs; and

(ii)	Application for registration of particulars of the Laguna Star Mortgage (Description of Charge Form) with the BVI Registrar of Corporate Affairs.

EXHIBIT A

to

Credit Agreement

[FORM OF NOTICE OF BORROWING]

NOTICE OF BORROWING

[Date]1

HSBC Bank USA, National Association,

    as Administrative Agent for the Lenders

    party to the Credit Agreement referred to below

452 Fifth Avenue

New York, NY 10018

Attention:

Ladies and Gentlemen:

The undersigned, [Amaralina Star Ltd.] [Laguna Star Ltd.], refers to the Credit Agreement dated as of March 27, 2012 (as amended from time to time, the “Credit Agreement,” the terms defined therein being used herein as therein defined), among the undersigned, [Amaralina Star Ltd.] [Laguna Star Ltd.], certain lenders party thereto (the “Lenders”), HSBC Bank USA, National Association as Collateral Agent and you as Administrative Agent, and hereby gives you notice, irrevocably, pursuant to Section 3.2(a) of the Credit Agreement, that the undersigned hereby requests a Borrowing of [Amaralina Star Bank Tranche Loans] [Amaralina Star MTI Tranche Loans] [Laguna Star Bank Tranche Loans] [Laguna Star MTI Tranche Loans] under the Credit Agreement, and in that connection sets forth below the information relating to such Borrowing (the “Proposed Borrowing”) as required by Section 3.2(a) of the Credit Agreement:

(i) The Business Day of the Proposed Borrowing is [—].

(ii) The aggregate principal amount of the Proposed Borrowing is $ [—].

(iii) The proceeds of the Proposed Borrowing are to be deposited into [Amaralina Star Ltd.] [Laguna Star Ltd.]’s Offshore Construction and Penalty Account.

(iv) [The initial Interest Period for the Proposed Borrowing is [one month] [two months] [three months] [six months]].2

[1]	At least three (3) Business Days prior to the date of Proposed Borrowing.
[2]	To be included in the Notice of Borrowing in respect of the first Borrowing of Loans by the relevant Borrower.

Exhibit A

This Notice of Borrowing covers the payment of [Amaralina Star] [Laguna Star] Project Costs which have been paid, are due and payable, or, to the best of [Amaralina Star Ltd.] [Laguna Star Ltd.]’s knowledge and belief, will become due and payable during the thirty (30)-day period beginning on the Disbursement Date (the “Construction Period”).

The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing both before and after giving effect to the application of the proceeds thereof:

(A) each of the conditions precedent contained in [Section 3.1,]3 Section 3.2, [Section 3.3]4 and [Section 3.4]5 of the Credit Agreement has been fully satisfied;

(B) the representations and warranties contained in Section 4 of the Credit Agreement are true and correct in all material respects as though made on and as of such date (or if expressly stated to have been made as of an earlier date, were true and correct as of such date); and

(C) no Default or Event of Default has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds thereof.

The undersigned herby further certifies as follows:

(A) Set forth on Schedule 1 attached hereto is the following information: (a) the name of each Person to whom any payment is to be made from the amounts described in paragraph 1 above, (b) an accurate description of the work performed or to be performed, services rendered or to be rendered, materials, equipment or supplies delivered or to be delivered, the Construction Milestones completed [or to be completed]6 or such other purpose for which each such payment was or is to be made, (c) the aggregate amount of each such payment, and (d) the proposed date of each such payment.

(B) Attached hereto as Attachment I are copies of all invoices and payment requests under the relevant Project Documents with respect to each item set forth on Schedule 1 [(unless otherwise stated therein)]7 and, in the case of any amount set forth on Schedule 1 payable to the Building Contractor, a true and complete copy of the applicable progress report and payment request submitted to [Amaralina Star Ltd.] [Laguna Star Ltd.] by the Building Contractor (other than, in each case, any such invoices, payment requests and progress reports reasonably expected to be received by [Amaralina Star Ltd.] [Laguna Star Ltd.] during the Construction Period).

[3]	Include in the Notice of Borrowing for the first Disbursement only.
[4]	For MTI Tranche Loans only.
[5]	For Bank Tranche Loans only.
[6]	Include in the Notice of Borrowing for the final Disbursement only.
[7]	Insert if applicable.

Exhibit A

(C) The Project Costs for which payment is requested under this Notice of Borrowing have not been the basis for any prior Notice of Borrowing by [Amaralina Star Ltd.] [Laguna Star Ltd.] [No payment is requested under this Notice of Borrowing for a Construction Milestone not yet completed in accordance with the terms of the Building Contract with respect to the [Amaralina Star] [Laguna Star] Drilling Unit.]8 Furthermore, the proceeds of all Borrowings as of the date hereof have been applied to pay Project Costs listed on the applicable Notice of Borrowing with respect to which such amounts were drawn [or to the Project Costs listed in Schedule 2]9, and copies of invoices and payment requests under the relevant Project Documents have been provided with respect to all Project Costs paid with respect to the proceeds of Borrowings as of the date hereof.

Very truly yours,

[AMARALINA STAR LTD.] [LAGUNA STAR LTD.]

By:
Name:
Title:

[8]	May be omitted from the Notice of Borrowing for the final Disbursement only.
[9]	Insert if applicable.

SCHEDULE 1

to

Exhibit A

(Notice of Borrowing)

Name of Payee	Purpose	Amount of Payment	Date of Payment

ATTACHMENT I

to

Exhibit A

(Notice of Borrowing)

INVOICES AND CONTRACTOR’S PAYMENT APPLICATION

[To be attached.]

EXHIBIT B-1

to

Credit Agreement

[FORM OF BANK TRANCHE NOTE]

PROMISSORY NOTE

U.S. $[—]	New York, New York
[Date]

[AMARALINA STAR LTD.] [LAGUNA STAR LTD.], a business company organized and existing under the laws of the British Virgin Islands, FOR VALUE RECEIVED, hereby promises to pay to [—] or registered assigns (the [“Amaralina Star Bank Tranche Lender”] [“Laguna Star Bank Tranche Lender”]), for the account of its Applicable Lending Office (as defined in the Credit Agreement), in accordance with the Credit Agreement referred to below, the principal sum of [—], or so much thereof as shall constitute [Amaralina Star] [Laguna Star] Bank Tranche Loans (as defined in the Credit Agreement) which have been lent to [Amaralina Star Ltd.] [Laguna Star Ltd.] by, and remain outstanding to, the [Amaralina Star] [Laguna Star] Bank Tranche Lender pursuant to the Credit Agreement referred to below, in lawful money of the United States of America (in freely transferable U.S. dollars and in immediately available funds) on the dates and in the principal amounts provided in the Credit Agreement.

[Amaralina Star Ltd.] [Laguna Star Ltd.] promises also to pay interest on the unpaid principal amount hereof in like money from the date hereof until paid in full at the rate per annum which shall be determined in accordance with the provisions of the Credit Agreement, said interest to be payable at the times and at the place provided for in the Credit Agreement.

This Note is one of the Notes referred to in the Credit Agreement dated as of March 27, 2012 among Amaralina Star Ltd., Laguna Star Ltd., the [Amaralina Star Bank Tranche Lender] [Laguna Star Bank Tranche Lender], the other financial institutions party thereto as Lenders, HSBC Bank USA, National Association, as Administrative Agent and HSBC Bank USA, National Association, as Collateral Agent (as from time to time in effect, the “Credit Agreement”) and is entitled to the benefits thereof. This Note is secured by the Security Documents (as defined in the Credit Agreement). This Note is subject to repayment and prepayment, in whole or in part, as specified in the Credit Agreement.

In case an Event of Default (as defined in the Credit Agreement) shall occur and be continuing, the principal of and accrued interest on this Note (or so much of such principal amount as shall constitute the [Amaralina Star] [Laguna Star] Bank Tranche Loans that have been lent to [Amaralina Star Ltd.] [Laguna Star Ltd.] by, and remain outstanding to, the [Amaralina Star Bank Tranche Lender] [Laguna Star Bank Tranche Lender] pursuant to the Credit Agreement) may be declared to be due and payable in the manner and with the effect provided in the Credit Agreement.

Exhibit B-1

[Amaralina Star Ltd.] [Laguna Star Ltd.] hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

THIS PROMISSORY NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAW RULES THEREOF (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

[AMARALINA STAR LTD.] [LAGUNA STAR LTD.]

By:
Name:
Title:

ACKNOWLEDGED BY:	[AMARALINA STAR LTD.] [LAGUNA STAR LTD.]

By:
Name:
Title:

EXHIBIT B-2

to

Credit Agreement

[FORM OF MTI TRANCHE NOTE]

PROMISSORY NOTE

U.S. $[—]	New York, New York
[Date]

[AMARALINA STAR LTD.] [LAGUNA STAR LTD.], a business company organized and existing under the laws of the British Virgin Islands, FOR VALUE RECEIVED, hereby promises to pay to MTI ASA or its registered assigns (“MTI”), for the account of its Applicable Lending Office (as defined in the Credit Agreement), in accordance with the Credit Agreement referred to below, the principal sum of [—], or so much thereof as shall constitute [Amaralina Star] [Laguna Star] MTI Tranche Loans (as defined in the Credit Agreement) which have been lent to [Amaralina Star Ltd.] [Laguna Star Ltd.] by, and remain outstanding to, MTI pursuant to the Credit Agreement referred to below, in lawful money of the United States of America (in freely transferable U.S. dollars and in immediately available funds) on the dates and in the principal amounts provided in the Credit Agreement.

[Amaralina Star Ltd.] [Laguna Star Ltd.] promises also to pay interest on the unpaid principal amount hereof in like money from the date hereof until paid in full at the rate per annum which shall be determined in accordance with the provisions of the Credit Agreement, said interest to be payable at the times and at the place provided for in the Credit Agreement.

This Note is one of the MTI Tranche Notes referred to in the Credit Agreement dated as of March 27, 2012 among Amaralina Star Ltd., Laguna Star Ltd., MTI, the other financial institutions party thereto as Lenders, HSBC Bank USA, National Association, as Administrative Agent and HSBC Bank USA, National Association, as Collateral Agent (as from time to time in effect, the “Credit Agreement”) and is entitled to the benefits thereof. This Note is secured by the Security Documents (as defined in the Credit Agreement). This Note is subject to repayment and prepayment, in whole or in part, as specified in the Credit Agreement.

In case an Event of Default (as defined in the Credit Agreement) shall occur and be continuing, the principal of and accrued interest on this Note (or so much of such principal amount as shall constitute the [Amaralina Star] [Laguna Star] MTI Tranche Loans that have been lent to [Amaralina Star Ltd.] [Laguna Star Ltd.] by, and remain outstanding to, MTI pursuant to the Credit Agreement) may be declared to be due and payable in the manner and with the effect provided in the Credit Agreement.

[Amaralina Star Ltd.] [Laguna Star Ltd.] hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

Exhibit B-2

THIS PROMISSORY NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAW RULES THEREOF (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

[AMARALINA STAR LTD.] [LAGUNA STAR LTD.]

By:
Name:
Title:

ACKNOWLEDGED BY:	[AMARALINA STAR LTD.] [LAGUNA STAR LTD.]

By:
Name:
Title:

EXHIBIT C

to

Credit Agreement

[FORM OF INDEPENDENT ENGINEER’S CERTIFICATE]

INDEPENDENT ENGINEER’S CERTIFICATE

Date:

Re: Notice of Borrowing No.

To:	HSBC Bank USA, National Association,

as Administrative Agent for the Lenders

party to the Credit Agreement referred to below

452 Fifth Avenue

New York, NY 10018

Re:	[AMARALINA STAR LTD.] [LAGUNA STAR LTD.]

[NAME OF INDEPENDENT ENGINEER], acting as the “Independent Engineer” under the Credit Agreement defined below, hereby submits this Certificate in connection with the proposed Disbursement of Loans pursuant to the Credit Agreement.

Except as otherwise defined herein, capitalized terms used herein shall have the meanings assigned to such terms in the Credit Agreement, dated as of March 27, 2012, among Amaralina Star Ltd., Laguna Star Ltd. (together with Amaralina Star Ltd., the “Borrowers”), the Lenders from time to time party thereto, HSBC Bank USA, National Association, as Administrative Agent and HSBC Bank USA, National Association, as Collateral Agent (as in effect on the date hereof, the “Credit Agreement”).

The Independent Engineer has discussed all matters believed pertinent to this Certificate and the Independent Engineer Report (enclosed hereto) with [Amaralina Star Ltd.] [Laguna Star Ltd.], the Building Contractor and/or any other third party as the Independent Engineer has deemed appropriate, and has made such inspections, site visits, reviews, examinations and investigations as the Independent Engineer believed were reasonably necessary to establish the accuracy of this Certificate and the Independent Engineer Report. On the basis of the foregoing and on the understanding and belief that the Independent Engineer has been provided with true, correct and complete information from such other parties as to the matters covered by this Certificate and the Independent Engineer Report, the Independent Engineer hereby certifies, in its professional opinion, as of the date hereof, that:

1. The individual executing this Certificate is a duly authorized representative of the Independent Engineer, authorized to execute and deliver this Certificate on behalf of the Independent Engineer.

Exhibit C

2. The Independent Engineer has performed its review of the Notice of Borrowing referenced above (the “Notice of Borrowing”), including the invoices attached thereto, in a professional manner using sound project management and supervisory principles and procedures and in accordance with the standards of care practiced by leading consulting engineers in performing similar tasks on like projects. The Independent Engineer represents that it has the required skills and capacity to perform its services in the foregoing manner.

3. The Independent Engineer has received all information it has requested relating to the Building Contract with respect to the [Amaralina Star] [Laguna Star] Drilling Unit and any other Transaction Document and has no reason to believe that any of the information is untrue, incorrect or incomplete.

4. With respect to the Notice of Borrowing, the Independent Engineer has no reason to believe, except as may be noted below, that any statement made by [Amaralina Star Ltd.] [Laguna Star Ltd.] in the Notice of Borrowing is not true.

5. The [Amaralina Star] [Laguna Star] Drilling Unit is being built in all material respects in accordance with the applicable Plans and Specifications and in accordance with the specifications and requirements for the acceptance of the [Amaralian Star] [Laguna Star] Drilling Unit by Petrobras pursuant to the terms of the Charter Agreement and Services Agreements with respect to such Drilling Unit and the quality of the Work completed to date is in accordance with the Building Contract in respect of such Drilling Unit, subject to the following:

6. With respect to the amount requested in the Notice of Borrowing pertaining to any element of the Work performed and/or any Construction Milestone achieved under the Building Contract with respect to the [Amaralina Star] [Laguna Star] Drilling Unit, (a) the Building Contractor has already been paid such amount, or is entitled to receive such amount as of the date hereof, pursuant to the terms of the Building Contract with respect [Amaralina Star] [Laguna Star] Drilling Unit, (b) each such element has been completed and/or such Construction Milestone has been achieved and (c) except as noted below, all such Work and each such Construction Milestone have been satisfactorily completed in all material respects.

Exhibit C

Element Not Completed	Value

7. The expenditures contemplated by the Notice of Borrowing set forth below are [or, in the case of the Disbursements to be made on the First Disbursement Date, were] contemplated by the line item of the Capex Budget with respect to the [Amaralina Star] [Laguna Star] Drilling Unit specified below opposite each such expenditure. Such payments, when added to other such payments previously authorized, represent the percentage specified below of the aggregate amount of such payments provided for in the applicable Capex Budget.

Expenditure	Line Item	Percentage

%

%

8. It is the professional opinion of the undersigned that the Commercial Operation Date with respect to the [Amaralina Star] [Laguna Star] Drilling Unit will occur on or prior to                 ,     1.

9. It is the professional opinion of the undersigned that the amount required to achieve the Delivery Date with respect to the [Amaralina Star] [Laguna Star] Drilling Unit is consistent with the current applicable Capex Budget taking into account provisions for contingencies and any additional equity committed to [Amaralina Star Ltd.] [Laguna Star Ltd.].

10. The Independent Engineer has no reason to believe that the Building Contractor has failed to perform on a timely basis any material obligation under the relevant Building Contract with respect to the [Amaralina Star] [Laguna Star] Drilling Unit as of the date hereof, except as may be noted below. The Independent Engineer has no reason to believe, except as may be noted below, that there has occurred an event or there exists a default on the part of [Amaralina Star Ltd.] [Laguna Star Ltd.] or the Building Contractor under the relevant Building Contract with respect to the [Amaralina Star] [Laguna Star] Drilling Unit which would permit any party to terminate such Building Contract or to suspend such party’s performance thereunder.

[1]	With respect to either Drilling Unit, a date no later than the earlier of (A) the date required under the applicable Charter Agreement and Services Agreement in order to avoid the right of Petrobras to terminate these agreements and (B) May 30, 2013.

Exhibit C

IN WITNESS WHEREOF, the undersigned has executed this Certificate on the date first above written.

[NAME OF INDEPENDENT ENGINEER]

By:
Name:
Title:

Enclosed:  Independent Engineer Report

EXHIBIT D-1

to

Credit Agreement

[FORM OF BORROWER COMPLETION CERTIFICATE]

[AMARALINA STAR LTD.] [LAGUNA STAR LTD.]

[INSERT RELEVANT PROJECT COMPLETION DATE]

BORROWER COMPLETION CERTIFICATE

HSBC Bank USA, National Association,

      as Administrative Agent for the Lenders

      party to the Credit Agreement referred to below

452 Fifth Avenue

New York, NY 10018

This Certificate is being delivered by the undersigned, [AMARALINA STAR LTD.] [LAGUNA STAR LTD.], a business company duly organized and existing under the laws of the British Virgin Islands in connection with the Credit Agreement dated as of March 27, 2012 (as amended, supplemented or modified and in effect from time to time, the “Credit Agreement”), among Amaralina Star Ltd., Laguna Star Ltd., the Lenders from time to time party thereto, HSBC Bank USA, National Association, as Administrative Agent, and HSBC Bank USA, National Association, as Collateral Agent.

Each capitalized term used herein and not otherwise defined has the meaning assigned thereto in the Credit Agreement.

After due inquiry and to induce the Secured Parties to rely hereon and to take action in reliance hereon, I do hereby certify that I am an Authorized Officer of [Amaralina Star Ltd.] [Laguna Star Ltd.], and in such capacity do hereby further certify that:

(a)	Attached hereto as Exhibit A are certified copies of the insurance policies with respect to the [Amaralina Star] [Laguna Star] Drilling Unit required by Section 5.9 of the Credit Agreement, or certificates of insurance with respect thereto together with evidence of the payment of all premiums therefor and a certificate of the Insurance Advisor, certifying that insurance with respect to the [Amaralina Star] [Laguna Star] Drilling Unit complying with Section 5.9 of the Credit Agreement, covering the risks referred to therein, has been obtained and is in full force and effect.

(b)	All Necessary Governmental Approvals with respect to the [Amaralina Star] [Laguna Star] Drilling Unit, which under applicable Law were required to be obtained prior to the relevant Project Completion Date (if any), have been duly obtained and are in full force and effect and free from conditions or requirements the compliance with which could reasonably be expected to have a Material Adverse Effect or which [Amaralina Star Ltd.] [Laguna Star Ltd.] does not reasonably expect to be able to satisfy. Attached hereto as Exhibit B are certified copies of such Necessary Governmental Approvals (if any).

Exhibit D-1

(c)	Attached hereto as Exhibit C are certified copies of the all documents that were required to be delivered by the Building Contractor under Section 3 of Article VII of the Building Contract with respect to the [Amaralina Star] [Laguna Star] Drilling Unit.

(d)	The Work has been completed in all material respects in accordance with the Building Contract with respect to the [Amaralina Star] [Laguna Star] Drilling Unit and in compliance in all material respects with all applicable Laws and Governmental Approvals, and all ancillary construction, upgrades and improvements necessary for the operation of the relevant Project as contemplated by the Transaction Documents have been completed.

(e)	The Commercial Operation Date with respect to the [Amaralina Star] [Laguna Star] Drilling Unit has occurred and, upon delivery of this Certificate to the Administrative Agent, all other conditions set forth in Sections 3.3(a) through (f) of the Credit Agreement with respect to the [Amaralina Star] [Laguna Star] Drilling Unit have been satisfied.

(f)	The representations and warranties made by [Amaralina Star Ltd.] [Laguna Star Ltd.] in Section 4 of the Credit Agreement and the representations and warranties made by [Amaralina Star Ltd.] [Laguna Star Ltd.] in each of the other Financing Documents to which it is a party are true and correct in all material respects on and as of the date hereof with the same force and effect as if made on and as of the date hereof (or, if stated to have been made solely as of an earlier date, were true and correct as of such date).

(g)	No Default or Event of Default has occurred and is continuing on the date hereof.

(h)	(i) The [Amaralina Star] [Laguna Star] Drilling Unit has been duly enrolled in the name of [Amaralina Star Ltd.] [Laguna Star Ltd.] through the [Port of Registry] under the laws and the flag of the Republic of Panama, (ii) the title of ownership of the [Amaralina Star] [Laguna Star] Drilling Unit has been duly registered on the permanent basis in the name of [Amaralina Star Ltd.] [Laguna Star Ltd.] with the Directorate General of Public Registry of Titles and Encumbrances of Vessels of the Panama Maritime Authority, (iii) the [Amaralina Star] [Laguna Star] Mortgage has been registered on the permanent basis with the Directorate General of Public Registry of Titles and Encumbrances of Vessels of the Panama Maritime Authority, (iv) the Tax Free Certificate with respect to the [Amaralina Star] [Laguna Star] Drilling Unit has been issued by the Panamanian Shipping Bureau and (v) the [Amaralina Star] [Laguna Star] Drilling Unit has been classified by the American Bureau of Shipping with the classification specified in Section 4 of Article I of the Building Contract with respect to [Amaralina Star] [Laguna Star] Drilling Unit, and such registration and classification remain unconditional and in full force and effect, free of any material recommendations (in the case of the classification) and any qualifications.

Exhibit D-1

IN WITNESS WHEREOF, the undersigned has executed this certificate this [—] day of [—].

[AMARALINA STAR LTD.] [LAGUNA STAR LTD.]

By:
Name:
Title:

EXHIBIT D-2

to

Credit Agreement

[FORM OF INDEPENDENT ENGINEER COMPLETION CERTIFICATE]

INDEPENDENT ENGINEER COMPLETION CERTIFICATE

[INSERT PROJECT COMPLETION DATE]

To:	HSBC Bank USA, National Association,

as Administrative Agent for the Lenders

party to the Credit Agreement referred to below

452 Fifth Avenue

New York, NY 10018

Re:	[Amaralina Star] [Laguna Star] PROJECT

[NAME OF INDEPENDENT ENGINEER], acting as the “Independent Engineer” under the Credit Agreement defined below, hereby submits this Certificate in connection with the Project Completion Date (as defined in the Credit Agreement) with respect to the [Amaralina Star] [Laguna Star] Drilling Unit.

Except as otherwise defined herein, capitalized terms used herein shall have the meanings assigned to such terms in the Credit Agreement, dated as of March 27, 2012, among Amaralina Star Ltd., Laguna Star Ltd. (together with Amaralina Star Ltd., the “Borrowers”), the Lenders from time to time party thereto, HSBC Bank USA, National Association, as Administrative Agent and HSBC Bank USA, National Association, as Collateral Agent (as in effect on the date hereof, the “Credit Agreement”).

The Independent Engineer has discussed all matters believed pertinent to this Certificate with [Amaralina Star Ltd.] [Laguna Star Ltd.], the Building Contractor and/or any other third party as the Independent Engineer has deemed appropriate, and has made such inspections, site visits, reviews, examinations and investigations as the Independent Engineer believed were reasonably necessary to establish the accuracy of this Certificate. On the basis of the foregoing and on the understanding and belief that the Independent Engineer has been provided true, correct and complete information from such other parties as to the matters covered by this Certificate, the Independent Engineer hereby certifies, in its professional opinion, as of the date hereof, that:

1. The individual executing this Certificate is a duly authorized representative of the Independent Engineer, authorized to execute and deliver this Certificate on behalf of the Independent Engineer.

2. The Independent Engineer has performed its review of the Borrower Completion Certificate with respect to the [Amaralina Star] [Laguna Star] Drilling Unit in a

Exhibit D-2

professional manner using sound project management and supervisory principles and procedures and in accordance with the standards of care practiced by leading consulting engineers in performing similar tasks on like projects. The Independent Engineer represents that it has the required skills and capacity to perform its services in the foregoing manner.

3. With respect to the Borrower Completion Certificate with respect to the [Amaralina Star] [Laguna Star] Drilling Unit, the Independent Engineer has no reason to believe that any statement made by [Amaralina Star Ltd.] [Laguna Star Ltd.] is not true in any material respect.

IN WITNESS WHEREOF, the undersigned has executed this Certificate on the date first above written.

[NAME OF INDEPENDENT ENGINEER]

By:
Name:
Title:

EXHIBIT E

to

Credit Agreement

[FORM OF CONSENT AGREEMENT]

ACKNOWLEDGMENT AND CONSENT AGREEMENT

                     (the “Contracting Party”) hereby acknowledges the General Security Agreement, dated as of                      (as from time to time amended, supplemented or modified, the “Security Agreement”), among                      (the “Assignor”),                      and HSBC Bank USA, National Association, as Collateral Agent (in such capacity, the “Collateral Agent”), for the benefit of various financial institutions providing financing to [the Assignor] [Amaralina Star Ltd.] [Laguna Star Ltd.] (collectively, the “Secured Parties”), and hereby agrees as follows:

1. The Contracting Party hereby acknowledges and consents to the pledge and assignment of all right, title and interest of the Assignor in, to and under (but not its obligations, liabilities or duties with respect to) the                      Agreement, dated                     , between the Contracting Party and the Assignor (as amended by [describe all existing amendments], the “Assigned Agreement”) by the Assignor to the Collateral Agent pursuant to the Security Agreement.

2. The Contracting Party represents and warrants as follows:

(a) Each of this agreement (this “Consent”) and the Assigned Agreement has been duly authorized, executed and delivered by the Contracting Party, is in full force and effect and is a legal, valid and binding obligation of the Contracting Party enforceable against the Contracting Party in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, debt adjustment, moratorium or other similar laws affecting creditors’ rights generally. [Except as described in paragraph 1 above,] there are no amendments, modifications or supplements (whether by waiver, consent or otherwise) to the Assigned Agreement, either oral or written.

(b) The Assignor has complied with all conditions precedent required to be complied with by or on behalf of the Assignor on or prior to the date hereof pursuant to the Assigned Agreement.

(c) The Contracting Party is a [corporation] duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. The Contracting Party has the corporate power to carry on its business as currently being conducted and as proposed to be conducted by it. The Contracting Party has the corporate power and authority to execute and deliver this Consent and the Assigned Agreement and to perform its obligations under each thereof.

Exhibit E

(d) The execution and delivery of this Consent and the Assigned Agreement by the Contracting Party did not, and the fulfillment and compliance with the respective provisions hereof and thereof by the Contracting Party do not and will not, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any lien, security interest, charge or encumbrance upon any of the properties or assets of the Contracting Party pursuant to the provisions of, or result in any violation of, the articles or by-laws of the Contracting Party, or any applicable law, statute, rule or regulation, or any agreement, instrument, order, judgment or decree, to which the Contracting Party is subject.

(e) No consent or approval of, or other action by or any notice to or filing with, any court or administrative or governmental body (except those previously obtained) was required in connection with the execution and delivery of the Assigned Agreement, or is required in connection with the execution and delivery of this Consent or the performance by the Contracting Party of its obligations hereunder or thereunder. The Contracting Party has obtained all permits, licenses, approvals, consents and exemptions with respect to the performance of its obligations under this Consent and the Assigned Agreement required by applicable laws, statutes, rules and regulations in effect as of the date hereof.

(f) There are no proceedings pending or, to the best of the Contracting Party’s knowledge, threatened against or affecting the Contracting Party in any court or by or before any governmental authority, arbitration board or tribunal that may result in a material adverse effect upon the property, business, prospects, profits or condition (financial or otherwise) of the Contracting Party, or the ability of the Contracting Party to perform its obligations under this Consent and the Assigned Agreement, and the Contracting Party is not in default with respect to any order of any court, governmental authority, arbitration board or tribunal.

(g) The Contracting Party affirms that it has no notice of any assignment relative to the right, title and interest of the Assignor in, to and under the Assigned Agreement other than the pledge and assignment referred to in paragraph 1.

(h) After giving effect to the pledge and assignment referred to in paragraph 1, and after giving effect to the consent to such pledge and assignment by the Contracting Party, there exists no event or condition (a “Termination Event”) that would, either immediately or with the passage of time or giving of notice, or both, entitle either the Contracting Party or the Assignor to terminate or suspend its obligations under the Assigned Agreement and there are no claims or rights of set-off pending by any party to the Assigned Agreement. All amounts due under the Assigned Agreement as of the date hereof have been paid in full.

3. (a) From and after the date hereof and unless and until the Contracting Party shall have received written notice from the Collateral Agent that the lien of the Security Agreement has been released in full, the Collateral Agent shall have the right, but not the obligation, to pay all sums due under the Assigned Agreement by the Assignor and to perform

Exhibit E

any other act, duty or obligation required of the Assignor thereunder at any time; provided, that no such payment or performance shall be construed as an assumption by the Collateral Agent or any Secured Party of any covenants, agreements or obligations of the Assignor under or in respect of the Assigned Agreement.

(b) The Contracting Party agrees that it will not terminate or suspend its obligations under the Assigned Agreement without first giving the Collateral Agent notice and opportunity to cure as provided below.

(c) If a Termination Event shall occur, and the Contracting Party shall desire to terminate or suspend its obligations under the Assigned Agreement, the Contracting Party first shall give written notice to the Collateral Agent of such Termination Event. If the Collateral Agent elects to exercise its right to cure as herein provided, it shall, within sixty (60) days after the receipt by it of the notice from the Contracting Party referred to in the preceding sentence, deliver to the Contracting Party a written notice stating that it has elected to exercise such right to cure, together with a written statement of the Collateral Agent that it will promptly commence to cure the Termination Event(s) described in the Contracting Party’s notice, and that it will, during the cure period, diligently attempt in good faith to complete the curing of such Termination Event(s).

(d) The Collateral Agent shall have a period of one hundred and twenty (120) days after the delivery of the notice by the Collateral Agent referred to in paragraph 3(c) in which to cure the Termination Event(s) specified in such notice. In the event that any such Termination Event (except monetary defaults) shall be incurable by the Collateral Agent within such one hundred and twenty (120)-day period, the Contracting Party shall not exercise any remedies under the Assigned Agreement if the Collateral Agent shall, within such one hundred and twenty (120)-day period, initiate action to cure such Termination Event and diligently attempt to complete the curing thereof. Any curing of or attempt to cure any Termination Event shall not be construed as an assumption by the Collateral Agent or the other Secured Parties of any covenants, agreements or obligations of the Assignor under or in respect of the Assigned Agreement.

(e) If, before the Collateral Agent shall have cured any Termination Event pursuant to paragraph 3(d), the Assignor shall have cured such Termination Event, the Contracting Party promptly shall provide the Collateral Agent with notice of such cure and the discontinuance of such Termination Event.

(f) Without limiting the generality of the foregoing provisions, the Contracting Party agrees not to terminate the Assigned Agreement solely by reason of the commencement or pendency of bankruptcy, insolvency, reorganization or similar proceedings in respect of the Assignor.

4. (a) Notwithstanding any provision in the Assigned Agreement to the contrary, in the event that the Assigned Agreement is rejected or otherwise terminated in connection with any bankruptcy, insolvency, reorganization or similar proceedings in respect of the Assignor, at the Collateral Agent’s request, the Contracting Party will enter into a new agreement with the Collateral Agent or with the Collateral Agent’s nominee, for the remainder of

Exhibit E

the originally scheduled term of the Assigned Agreement, effective as of the date of such rejection or termination, with the same covenants, agreements, terms, provisions and limitations as are contained in the Assigned Agreement.

(b) If the Collateral Agent or its nominee is prohibited by any process or injunction issued by any court having jurisdiction of any bankruptcy or insolvency proceeding involving the Assignor from continuing the Assigned Agreement in place of the Assignor or from otherwise exercising any of its rights or remedies hereunder or under the Security Agreement in respect of the Assigned Agreement, then the times specified herein for the exercise by the Collateral Agent of any right or benefit granted to it hereunder (including without limitation the time period for the exercise of any cure rights granted hereunder) shall be extended for the period of such prohibition; provided, that the Collateral Agent is diligently pursuing such rights or remedies (to the extent permitted) in such bankruptcy or insolvency proceeding or otherwise.

5. The Contracting Party acknowledges that upon an event of default by the Assignor under the Security Agreement, the Collateral Agent may (but shall not be obligated to) assume, or cause any purchaser at any foreclosure sale or any assignee or transferee under any instrument of assignment or transfer in lieu of foreclosure to assume, all of the interests, rights and obligations of the Assignor thereafter arising under the Assigned Agreement. If the interest of the Assignor in the Assigned Agreement shall be assumed, sold or transferred as hereinbefore provided, the assuming party shall agree in writing to be bound by and to assume the terms and conditions of the Assigned Agreement and any and all obligations to the Contracting Party arising or accruing thereunder from and after the date of such assumption, and the Contracting Party shall continue to perform its obligations under the Assigned Agreement in favor of the assuming party as if such party had thereafter been named as the Assignor under the Assigned Agreement; provided that if the Collateral Agent (or any entity acting on behalf of the Collateral Agent or any of the other Secured Parties) assumes the Assigned Agreement as provided above, it shall not be personally liable for the performance of the obligations thereunder except to the extent of all of its right, title and interest in and to the Project (as defined in the Assigned Agreement). Notwithstanding any such assumption or disposition by the Collateral Agent, a purchaser, an assignee or a transferee, the Assignor shall not be released or discharged from and shall remain liable for any and all of its obligations to the Contracting Party arising or accruing under the Assigned Agreement prior to such assumption.

6. The Contracting Party shall make all payments due to the Assignor under the Assigned Agreement to HSBC Bank USA, National Association, as Offshore Accounts Bank, to Account No.                     , ABA No.                     . All parties hereto agree that each payment by the Contracting Party to the Offshore Accounts Bank of amounts due to the Assignor from the Contracting Party under the Assigned Agreement shall satisfy the Contracting Party’s corresponding payment obligation under the Assigned Agreement.

7. No amendment or modification of, or waiver by or consent of the Assignor in respect of, any provision of the Assigned Agreement shall be effective unless the same shall be in writing and the Collateral Agent shall have given its prior written consent thereto.

Exhibit E

[OTHER PROVISIONS SPECIFIC TO CONTRACT]

8. Notice to any party hereto shall be in writing and shall be deemed to be delivered on the earlier of: (a) the date of personal delivery, (b) if deposited in a United States Postal Service depository, postage prepaid, registered or certified mail, return receipt requested, or sent by express courier, in each case addressed to such party at the address indicated below (or at such other address as such party may have theretofore specified by written notice delivered in accordance herewith), upon delivery or refusal to accept delivery, or (c) if transmitted by facsimile, the date when sent and facsimile confirmation is received; provided that any facsimile communication shall be followed promptly by a hard copy original thereof by express courier:

The Collateral Agent:	HSBC Bank USA, National Association

The Assignor:

The Contracting Party:

9. This Consent shall be binding upon and shall inure to the benefit of the successors and assigns of the Contracting Party, and shall inure to the benefit of the Collateral Agent, the Secured Parties and their respective successors, transferees and assigns.

10. This Consent may be executed in one or more counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

11. THIS CONSENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF NEW YORK WITHOUT REGARD TO ITS PRINCIPLES OF CONFLICT OF LAWS.

12. Each of the parties hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for the purposes of all legal proceedings arising out of or relating to this Consent or the transactions contemplated hereby. Each of the parties hereby irrevocably waives, to the fullest extent permitted by applicable Law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

13. EACH OF THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT ANY OF THEM MAY

Exhibit E

HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH, THIS CONSENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY RELATING HERETO. THE AGREEMENT OF EACH PARTY HERETO TO THIS PROVISION IS A MATERIAL INDUCEMENT FOR EACH OF THE OTHER PARTIES HERETO TO ENTER INTO THIS CONSENT.

Exhibit E

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Consent as of the                  day of     ,         .

[Contracting Party]

By:

Name:

Title:

HSBC Bank USA, National Association, as Collateral Agent

By:

Name:

Title:

Acknowledged and Agreed: [Assignor]

By:

Name:

Title:

EXHIBIT F

to

Credit Agreement

[FORM OF ASSIGNMENT AND ACCEPTANCE]

ASSIGNMENT AND ACCEPTANCE

[Date]

Reference is made to the Credit Agreement described in Item 2 of Annex I annexed hereto (as such credit agreement may hereafter be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”). Unless otherwise defined herein, terms defined in the Credit Agreement are used herein as therein defined.

[Name of Assignor] (the “Assignor”) and [Name of Assignee] (the “Assignee”) hereby agree as follows:

1. The Assignor hereby sells and assigns to the Assignee without recourse and without representation or warranty (other than as expressly provided herein), and the Assignee hereby purchases and assumes from the Assignor, a portion of the Assignor’s rights and obligations under the Credit Agreement as of the Settlement Date (as hereinafter defined) as specified in Item 6 of Annex I hereto (the “Assigned Share”) including, without limitation, all rights and obligations with respect to the Assigned Share of the outstanding Loans. After giving effect to such sale and assignment, the amount of the outstanding Loans owing to the Assignee will be as set forth in Item 6 of Annex I hereto.

2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the other Financing Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or the other Financing Documents or any other instrument or document furnished pursuant thereto; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition or prospects of the Borrowers or the performance or observance by the Borrowers of any of their obligations under the Credit Agreement or the other Financing Documents or any other instrument or document furnished pursuant thereto.

3. The Assignee (i) confirms that it has received a copy of the Credit Agreement and the other Financing Documents, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes the Agents

Exhibit F

to take such action each as an agent on its behalf and to exercise such powers under the Credit Agreement and the other Financing Documents as are delegated to the Agents by the terms thereof, together with such powers as are reasonably incidental thereto; and (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.

4. Following the execution of this Assignment and Acceptance by the Assignor and the Assignee, an executed original hereof will be delivered to the Administrative Agent and the Borrowers. The effective date of this Assignment and Acceptance shall be [Date] (the “Settlement Date”).

5. Upon the delivery of a fully executed original hereof to the Administrative Agent, as of the Settlement Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the other Financing Documents and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement and the other Financing Documents.

6. On the Settlement Date, [(a) the Assignor agrees to pay to the Assignee the fee specified in Item 3 of Annex I hereto, and (b)]1 the Assignee shall pay to the Assignor an amount specified by the Assignor in writing which represents the Assigned Share of the principal amount of the Loans made pursuant to the Credit Agreement which are outstanding on the Settlement Date, and which are being assigned hereunder. The Assignor and the Assignee shall make all appropriate adjustments in payments under the Credit Agreement for periods prior to the Settlement Date directly between themselves on the Settlement Date. It is agreed that the Assignee shall be entitled to all interest on the Assigned Share of the outstanding Loans at the rates specified in the Credit Agreement which accrues from and after the Settlement Date, such interest to be paid by the Administrative Agent directly to the Assignee. It is further agreed that all payments of principal made on the Assigned Share of the outstanding Loans which occur from and after the Settlement Date will be paid directly by the Administrative Agent to the Assignee.

7. THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

8. The Assignor and the Assignee each irrevocably submits to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City over any suit, action or proceeding arising out of or relating to this Assignment and Acceptance or any other Financing Document, and irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York state or Federal court (and courts of appeal therefrom). Each party to this Assignment and Acceptance hereby irrevocably waives any objection, including any objection to the laying of venue or based upon the grounds of forum non conveniens, that it may now or hereafter have to the bringing of any action or proceeding in such courts in respect of this Assignment and Acceptance.

[1]	To be included if applicable. Not applicable to an assignment of Commitments or Loans by MTI.

Exhibit F

9. EACH OF THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH, THIS ASSIGNMENT AND ACCEPTANCE OR ANY OTHER FINANCING DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY RELATING HERETO OR THERETO. THE AGREEMENT OF EACH PARTY HERETO TO THIS PROVISION IS A MATERIAL INDUCEMENT FOR EACH OF THE OTHER PARTIES HERETO TO ENTER INTO THIS ASSIGNMENT AND ACCEPTANCE.

10. The addresses of the Assignee for notice and payment purposes are set forth in Items 4 and 5, respectively, of Annex I hereto.

Exhibit F

IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed by their duly authorized officers, as of the date first above written.

[NAME OF ASSIGNOR]

By:
Name:
Title:

By:
Name:
Title:

[NAME OF ASSIGNEE]

By:
Name:
Title:

By:
Name:
Title:

The undersigned, as Administrative Agent, hereby consents

to this Assignment and Acceptance:

HSBC Bank USA, National Association, as Administrative Agent

By:
Name:
Title:

ANNEX I

to

Exhibit F

ANNEX I

TO

ASSIGNMENT AND ACCEPTANCE

1. Borrower: [AMARALINA STAR LTD.] [LAGUNA STAR LTD.]

2. Name and date of Credit Agreement and other documents or agreements evidencing or securing the Obligations: (1) the Credit Agreement, dated as of March 27, 2012, among Amaralina Star Ltd., a business company organized and existing under the laws of the British Virgin Islands, Laguna Star Ltd. (together with Amaralina Star Ltd., the “Borrowers”), a business company organized and existing under the laws of the British Virgin Islands, the Lenders from time to time party thereto, HSBC Bank USA, National Association as Administrative Agent and HSBC Bank USA, National Association, as Collateral Agent; and (2) the Security Documents described in the Credit Agreement.

[3. Fee payable to Assignee: $—]1

4. Notice Address (for Assignee):

5. Assignee’s Payment Instructions:

6. Assigned Share (as of Settlement Date):

(a)	Aggregate principal amount of outstanding Loans: $[—] ([—]%)

(b)	Commitment: $[—] ([—]%)

[1]	To be included if applicable. Not applicable to an assignment of Commitments or Loans by MTI.

EXHIBIT G

to

Credit Agreement

[FORM OF TRANSFER OF PARTNERSHIP INTEREST]

TRANSFER OF PARTNERSHIP INTEREST

THIS AGREEMENT IS MADE BETWEEN:

I. [Amaralina Star Ltd.]1 [Laguna Star Ltd.]2 [Melbhouse Park Ltd.]3 [Dorgaly Technologies Inc.] 4, a company organised under the laws of the British Virgin Islands, with corporate seat in Road Town, the British Virgin Islands, having its principal place of business at Vanterpool Plaza, 2nd Floor, Wickams Cay I, Road Town, the British Virgin Islands, and registered with the registrar of corporate affairs of the British Virgin Islands under number [—] (“Seller”);

II. [[—], a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid), incorporated under the laws of The Netherlands with its registered seat in [city], the Netherlands, and its principle place of business at [—], registered with the Dutch trade register under number [—]] (“Purchaser”); and

III. [—], a company organised under the laws of the British Virgin Islands, with corporate seat in Road Town, the British Virgin Islands, having its principal place of business at Vanterpool Plaza, 2nd Floor, Wickams Cay I, Road Town, the British Virgin Islands, and registered with the registrar of corporate affairs of the British Virgin Islands under number [—] (“Remaining Partner”),

Seller and Remaining Partner hereinafter jointly referred to as: “Partners”.

RECITALS:

A. Seller has an ownership interest (“Partnership Interest”) of [—]% in the limited partnership (commanditaire vennootschap) [Palase C.V.]5 [Podocarpus C.V.]6 (“Partnership”), incorporated by notarial deed of incorporation of a partnership executed on [13 July 2006]7 [10 November 2009]8 before a substitute of Mr E. Drewes Smit, a civil-law notary in The Hague, the Netherlands (“Partnership Deed”).

[1]	To be included in Transfer of Partnership Interest in respect of equity interests in Palase, if applicable.
[2]	To be included in Transfer of Partnership Interest in respect of equity interests in Podocarpus, if applicable.
[3]	To be included in Transfer of Partnership Interest in respect of equity interests in Palase, if applicable.
[4]	To be included in Transfer of Partnership Interest in respect of equity interests in Podocarpus, if applicable.
[5]	To be included in Transfer of Partnership Interest in respect of equity interests in Palase.
[6]	To be included in Transfer of Partnership Interest in respect of equity interests in Podocarpus.
[7]	To be included in Transfer of Partnership Interest in respect of equity interests in Palase.
[8]	To be included in Transfer of Partnership Interest in respect of equity interests in Podocarpus.

B. Seller wishes to sell and transfer the Partnership Interest to Purchaser who wishes to purchase and accept the Partnership Interest, whereupon Purchaser will become a party to the Partnership Deed and Seller will cease to be party to the Partnership Deed, under the conditions set forth below.

IT IS HEREBY AGREED AS FOLLOWS:

1.	SALE AND TRANSFER OF PARTNERSHIP INTEREST, CONTINUATION PARTNERSHIP

1.1. Seller hereby sells and transfers the Partnership Interest to Purchaser, who hereby purchases and accepts the Partnership Interest.

1.2. Upon the transfer of the Partnership Interest by Seller and acceptance thereof by Purchaser, the former ceases to be a party to the Partnership Deed and the latter will become a party to the Partnership Deed as successor in title of Seller as [limited]/[managing] partner with immediate effect. As a consequence, the Partnership is continued between Purchaser as [limited]/[managing] partner and Remaining Partner as [limited]/[managing] partner as of the date of this agreement.

1.3. The transfer includes all existing rights and obligations of Seller under the Partnership Deed on the date hereof. The Partnership Interest is for the account and risk of Purchaser as of the date of this agreement.

1.4. Purchaser declares that it received a copy of the Partnership Deed, taken notice of the contents thereof and explicitly agrees to the contents thereof.

2.	PURCHASE PRICE AND DISCHARGE

2.1. The purchase price amounts to [—] euro (€[—]). The purchase price has been received by Seller.

2.2. Seller hereby discharges Purchaser from the obligation to pay the purchase price.

2.3. Seller makes no warranties, guarantees or representations with respect to the Partnership Interest other than such warranties, guarantees or representations expressly provided herein and is unconditionally and irrevocably released from all its liabilities and obligations under the Partnership Deed or otherwise in connection with the Partnership Interest.

3.	WARRANTIES OF SELLER

3.1. Seller represents and warrants as follows:

a.	the Partnership is a limited partnership (commanditaire vennootschap) existing under Dutch law, incorporated by means of execution of the Partnership Deed;

b.	the Partnership Interest represents a [—]% ownership interest in the Partnership;

c.	The Partnership interest was acquired by Seller by means of the aforementioned incorporation deed;

d.	Seller holds unlimited and unconditional beneficial and legal title to the Partnership Interest;

e.	the Partnership Interest is free of any limited rights (beperkte rechten) or attachments, other than the Rights of Pledge (as defined in clause 4 below);

f.	with respect to the Partnership Interest, no options, preferential rights or other rights exist pursuant to which any person is entitled to demand transfer of the Partnership Interest; and

g.	Seller is authorized to transfer the Partnership Interest.

4.	RIGHTS OF PLEDGE

4.1. The Partnership Interest and related rights are subject to two rights pledge (“Rights of Pledge”) as follows: (i) a first ranking right of pledge for the benefit of HSBC Bank USA, National Association (“Collateral Agent”), including a conditional transfer of voting rights attached to the Partnership Interest, vested pursuant to a deed of pledge of partnership interests dated [—] 2012, attached hereto as Annex 1 (“Collateral Agent Pledge Deed”) and (ii) a second ranking right of pledge for the benefit of Constellations Overseas Ltd. (“Constellation”), including a conditional transfer of voting rights attached to the Partnership Interest, vested pursuant to a deed of second priority pledge of partnership interests dated [—] 2012, attached hereto as Annex 2 (“Constellation Pledge Deed”) (the Collateral Agent and Constellation individually referred to as a “Pledgee” and collectively as “Pledgees”, and the Collateral Agent Pledge Deed and the Constellation Pledge Deed individually referred to as a “Pledge Deed” and collectively as “Pledge Deeds”).

4.2. Purchaser agrees that the Partnership Interest and related rights are transferred subject to the Rights of Pledge (including conditional transfer of voting rights).

5.	APPROVALS

5.1. In accordance with clause 4.2 of the Partnership Deed, the Partners hereby unanimously consent, such consent constituting a resolution of the Partners, to (i) the transfer of the Partnership Interest to Purchaser and (ii) the confirmation and creation of the rights of pledge (including a conditional transfer of voting rights) set forth in the letters referred to in Clause 5.3. Purchaser explicitly agrees to the transfer of any of Seller’s obligations under the Partnership Deed to Purchaser set forth in clause 1.3.

5.2. Insofar required, [—], acting in its capacity as the Partnership’s managing partner:

a.	hereby agrees to the transfer of the Partnership Interest (including all related obligations and rights) by Seller to Purchaser;

b.	shall register the existence of the Rights of Pledge in the register set forth in clause 3.1 of the Partnership Deed and shall procure that the Rights of Pledge are registered on each relevant depositary receipt set forth in clause 3.4 of the Partnership Deed.

5.3. The Pledgees have approved the transfer of the Partnership Interest by means of co-signed letters attached as Annex 3 and Annex 4. Purchaser will send a copy of this agreement to the Pledgees.

5.4. The Remaining Partner hereby confirms that it has been notified of the creation of the rights of pledge set forth in the letters referred to in Clause 5.3.

6.	DOCUMENTS

6.1. Seller shall, at Purchaser’s first request, provide Purchaser with all relevant documents pertaining to the Partnership Interest and any rights and obligations relating thereto.

7.	MISCELLANEOUS

7.1. Neither Seller nor Purchaser has the right to rescind (ontbinden) this agreement, on any ground whatsoever.

7.2. This Deed is governed by Dutch law. The competent court of The Hague, the Netherlands, has exclusive jurisdiction to settle any dispute arising out of or in connection with this agreement.

ANNEX 1 (COLLATERAL AGENT PLEDGE DEED)

ANNEX 2 (CONSTELLATION PLEDGE DEED)

ANNEX 3 (APPROVAL LETTER COLLATERAL AGENT)

[LETTERHEAD OF THE PURCHASER]

TO: HSBC Bank USA, National Association,

as Collateral Agent

452 Fifth Avenue

New York, NY 10018

United States of America

[PLACE, DATE]

DEAR SIRS,

WE WISH TO PURCHASE AND ACCEPT A PARTNERSHIP INTEREST IN THE LIMITED PARTNERSHIP (COMMANDITAIRE VENNOOTSCHAP) [PALASE C.V.]9 [PODOCARPUS C.V.]10 FROM [INSERT NAME OF SELLER] (“SELLER”). WE ARE AWARE THAT THE PARTNERSHIP INTEREST AND RELATED RIGHTS ARE SUBJECT TO A FIRST RANKING RIGHT OF PLEDGE (“RIGHT OF PLEDGE”) FOR YOUR BENEFIT, INCLUDING A CONDITIONAL TRANSFER OF VOTING RIGHTS, VESTED BY MEANS OF A DEED OF PLEDGE OF PARTNERSHIP INTERESTS DATED [—] 2012 (“PLEDGE DEED”). FURTHERMORE, WE ARE AWARE THAT THE SELLER IS A PARTY TO A SUBORDINATION AND ASSIGNMENT AGREEMENT DATED [—] JANUARY 2012 AMONG AMARALINA STAR LTD., LAGUNA STAR LTD, MELBHOUSE PARK LTD., DORGALY TECHNOLOGIES INC., CONSTELLATION OVERSEAS LTD., ALPERTON CAPITAL LTD. AND HSBC BANK USA, NATIONAL ASSOCIATION, AS COLLATERAL AGENT (“SUBORDINATION AND ASSIGNMENT AGREEMENT”).

WE HEREBY REQUEST YOUR APPROVAL FOR SAID TRANSFER OF SELLER’S PARTNERSHIP INTEREST TO US.

FOR YOUR BENEFIT, WE HEREBY UNCONDITIONALLY CONFIRM AND AGREE IN ADVANCE THAT THE RIGHT OF PLEDGE WILL REMAIN VALID AND EXISTING IN RESPECT OF THE EXISTING AND FUTURE RIGHTS AS PLEDGED OR PURPORTED TO BE PLEDGED PURSUANT TO THE PLEDGE DEED. WE ACCEPT THAT WE WILL BE THE SUCCESSOR IN TITLE OF SELLER AS ‘PLEDGOR’ UNDER THE PLEDGE DEED AND, AS SUCH, WILL BE FULLY BOUND TO ALL TERMS AND CONDITIONS OF THE PLEDGE DEED, ALSO IN RELATION TO THE CONDITIONAL TRANSFER

[9]	To be included in Approval Letter in respect of a transfer of equity interests in Palase.
[10]	To be included in the Approval Letter in respect of a transfer equity interests in Podocarpus.

OF VOTING RIGHTS ATTACHED TO THE PARTNERSHIP INTEREST AS SET FORTH IN THE PLEDGE DEED. INSOFAR REQUIRED, WE HEREBY IRREVOCABLY AND UNCONDITIONALLY RE-VEST AND RE-ISSUE IN ADVANCE ANY PLEDGE, OTHER RIGHT AND POWER OF ATTORNEY REFERRED TO IN THE PLEDGE DEED UNDER THE SAME TERMS AND CONDITIONS.

WE EXPRESSLY CONFIRM THAT THE RIGHT OF PLEDGE ORIGINALLY VESTED BY SELLER PURSUANT TO THE PLEDGE DEED, WILL CONTINUE TO PROVIDE SECURITY FOR THE PERFORMANCE OF ALL SECURED OBLIGATIONS AS DEFINED IN THE PLEDGE DEED AFTER WE ACQUIRE SAID PARTNERSHIP INTEREST.

FURTHERMORE, WE HEREBY IRREVOCABLY AND UNCONDITIONALLY CONFIRM TO ABIDE THE TERMS AND CONDITIONS OF THE SUBORDINATION AND ASSIGNMENT AGREEMENT AND THAT WE, INSOFAR REQUIRED, WILL BE FULLY BOUND TO ALL TERMS AND CONDITIONS THEREOF.

REGARDS,

[NAME OF PURCHASER]

By:

Name:
Title:

For approval and acceptance:

HSBC Bank USA, National Association, as Collateral Agent

By:

Name:
Title:

ANNEX 4 (APPROVAL LETTER CONSTELLATION)

[LETTERHEAD OF THE PURCHASER]

TO: Constellation Overseas Ltd.

Vanterpool Plaza, 2nd Floor

Wickhams Cay I, Road Town

Tortola, VG1110, British Virgin Islands

Attention:      Guilherme Ribeiro Vieira Lima

Facsimile:      55 21 3231-2530

with a copy to:

Queiroz Galvão Óleo e Gás S.A.

Av. Presidente Antônio Carlos 51

6th Floor

20020-010, Rio de Janeiro, RJ

Brazil

Attention:          Luis Alberto de Carvalho de Castro Andrés

Facsimile:         +5521-3231-2507

Telephone:        +5521-3231-2507

[PLACE, DATE]

DEAR SIRS,

WE WISH TO PURCHASE AND ACCEPT A PARTNERSHIP INTEREST IN THE LIMITED PARTNERSHIP (COMMANDITAIRE VENNOOTSCHAP) [PALASE C.V.]11 [PODOCARPUS C.V.]12 FROM [INSERT NAME OF SELLER] (“SELLER”). WE ARE AWARE THAT THE PARTNERSHIP INTEREST AND RELATED RIGHTS ARE SUBJECT TO A SECOND RANKING RIGHT OF PLEDGE (“RIGHT OF PLEDGE”) FOR YOUR BENEFIT, INCLUDING A CONDITIONAL TRANSFER OF VOTING RIGHTS, VESTED BY MEANS OF A DEED OF SECOND PRIORITY PLEDGE OF PARTNERSHIP INTERESTS DATED [—] 2012 (“PLEDGE DEED”). FURTHERMORE, WE ARE AWARE THAT THE SELLER IS A PARTY TO A SUBORDINATION AND ASSIGNMENT AGREEMENT DATED [—] JANUARY 2012 AMONG AMARALINA STAR LTD., LAGUNA STAR LTD, MELBHOUSE PARK LTD., DORGALY TECHNOLOGIES INC., CONSTELLATION OVERSEAS LTD., ALPERTON CAPITAL LTD. AND HSBC BANK USA, NATIONAL ASSOCIATION, AS COLLATERAL AGENT (“SUBORDINATION AND ASSIGNMENT AGREEMENT”).

[11]	To be included in Approval Letter in respect of a transfer of equity interests in Palase.
[12]	To be included in the Approval Letter in respect of a transfer equity interests in Podocarpus.

WE HEREBY REQUEST YOUR APPROVAL FOR SAID TRANSFER OF SELLER’S PARTNERSHIP INTEREST TO US.

FOR YOUR BENEFIT, WE HEREBY UNCONDITIONALLY CONFIRM AND AGREE IN ADVANCE THAT THE RIGHT OF PLEDGE WILL REMAIN VALID AND EXISTING IN RESPECT OF THE EXISTING AND FUTURE RIGHTS AS PLEDGED OR PURPORTED TO BE PLEDGED PURSUANT TO THE PLEDGE DEED. WE ACCEPT THAT WE WILL BE THE SUCCESSOR IN TITLE OF SELLER AS ‘PLEDGOR’ UNDER THE PLEDGE DEED AND, AS SUCH, WILL BE FULLY BOUND TO ALL TERMS AND CONDITIONS OF THE PLEDGE DEED, ALSO IN RELATION TO THE CONDITIONAL TRANSFER OF VOTING RIGHTS ATTACHED TO THE PARTNERSHIP INTEREST AS SET FORTH IN THE PLEDGE DEED. INSOFAR REQUIRED, WE HEREBY IRREVOCABLY AND UNCONDITIONALLY RE-VEST AND RE-ISSUE IN ADVANCE ANY PLEDGE, OTHER RIGHT AND POWER OF ATTORNEY REFERRED TO IN THE PLEDGE DEED UNDER THE SAME TERMS AND CONDITIONS.

WE EXPRESSLY CONFIRM THAT THE RIGHT OF PLEDGE ORIGINALLY VESTED BY SELLER PURSUANT TO THE PLEDGE DEED, WILL CONTINUE TO PROVIDE SECURITY FOR THE PERFORMANCE OF ALL SECURED OBLIGATIONS AS DEFINED IN THE PLEDGE DEED AFTER WE ACQUIRE SAID PARTNERSHIP INTEREST.

FURTHERMORE, WE HEREBY IRREVOCABLY AND UNCONDITIONALLY CONFIRM TO ABIDE THE TERMS AND CONDITIONS OF THE SUBORDINATION AND AGREEMENT AND THAT WE, INSOFAR REQUIRED, WILL BE FULLY BOUND TO ALL TERMS AND CONDITIONS THEREOF.

[NAME OF PURCHASER]

By:

Name:
Title:

For approval and acceptance:

Constellation Overseas Ltd.

By:

Name:
Title:

This Deed has been entered into on the date stated at the beginning of this agreement.

[NAME OF SELLER]

By:

Name:
Title:
Address:
Attn:
Telephone:
Facsimile:

[NAME OF PURCHASER]

By:

Name:
Title:
Address:
Attn:
Telephone:
Facsimile:

[NAME OF REMAINING PARTNER]

By:

Name:
Title:
Address:
Attn:
Telephone:
Facsimile:

EXHIBIT H

to

Credit Agreement

FORM OF OPERATOR ASSIGNMENT AGREEMENT

This ASSIGNMENT AND ACCEPTANCE AGREEMENT (the “Agreement”) dated as of                     ,              is made between [TARSUS SERVIÇOS DE PETRÓLEO LTDA.]25 [MANISA SERVIÇOS DE PETRÓLEO LTDA.]26 (the “Assignor”) and QUEIROZ GALVÃO ÓLEO E GÁS S.A. (the “Assignee”).

W I T N E S S E T H

WHEREAS Amaralina Star Ltd. has been incorporated and organized as a business company under the laws of the British Virgin Islands to arrange the construction, completion, ownership and operation of the Amaralina Star Drilling Unit, all as more fully described in the Amaralina Star Project Documents, to be chartered to Petrobras under the Amaralina Star Charter Agreement;

WHEREAS Laguna Star Ltd. has been incorporated and organized as a business company under the laws of the British Virgin Islands to arrange the construction, completion, ownership and operation of the Laguna Star Drilling Unit, all as more fully described in the Laguna Star Project Documents, to be chartered to Petrobras under the Laguna Star Charter Agreement;

WHEREAS Tarsus Serviços de Petróleo Ltda. has entered into the Amaralina Star Services Agreement with Petrobras relating to the operation of the Amaralina Star Drilling Unit;

WHEREAS Manisa Serviços de Petróleo Ltda. has entered into the Laguna Star Services Agreement with Petrobras relating to the operation of the Laguna Star Drilling Unit;

WHEREAS in order to enable the Borrowers to pay Project Costs with respect to their respective Drilling Units, the Borrowers have requested the credit facilities described in the Credit Agreement referred to below;

WHEREAS the Borrowers have entered into a Credit Agreement dated as of March 27, 2012 with the Administrative Agent, the Collateral Agent, and various financial institutions named therein as Lenders (the “Credit Agreement”) and have or will enter into certain interest rate hedging agreements and other financing documents required under the Credit Agreement (capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Credit Agreement); and

[25]	To be included in the Operator Assignment Agreement to be entered into by Tarsus.
[26]	To be included in the Operator Assignment Agreement to be entered into by Manisa.

Exhibit H

WHEREAS in compliance with Sections 5.25(a) and 5.25(c) of the Credit Agreement, the Assignor wishes to assign to the Assignee all of the rights and obligations of the Assignor under the Financing Documents to which it is a party and the other rights and obligations of the Assignor in connection therewith, and the Assignee wishes to accept assignment of such rights and to assume such obligations from the Assignor, in each case on the terms and subject to the conditions of this Agreement.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Assignment and Acceptance. (a) Subject to the terms and conditions of this Agreement: (i) the Assignor hereby transfers and assigns to the Assignee; and (ii) the Assignee hereby assumes and undertakes from the Assignor, without recourse and without representation or warranty (except as provided in this Agreement), all of the rights, benefits, obligations, liabilities and indemnities of the Assignor under and in connection with the Financing Documents to which the Assignor is a party (all of the foregoing being herein called the “Assigned Rights and Obligations”), including the obligations of (or in respect of) the Assignor set forth in Sections 5.2(d), 5.3(a)(v) (solely with respect to Taxes payable in connection with either Project), 5.7, 5.10 and 5.30(a) of the Credit Agreement, but excluding all other obligations of (or in respect of) the Assignor set forth in Section 5 of the Credit Agreement and the obligations of (or in respect of) the Assignor set forth in Section 4.3(i)(ii), Section 4.3(j), the second sentence and clauses (b), (c), (d), (e) and (f) of the third sentence of Section 4.3(k) of the Undertaking Agreement, which shall not apply to Assignee.

(b) With effect on and after the Assignment Effective Date (as defined in Section 2 hereof), the Assignee shall be a party to the Financing Documents to which the Assignor is a party and succeed to all of the rights and be obligated to perform all of the obligations of an Operator under the Financing Documents, other than the obligations that shall not be assumed by, or apply to, the Assignee pursuant to clause (a) of this Section 1. The Assignee agrees that it shall perform in accordance with their terms all of the obligations that by the terms of the Financing Documents to which it becomes a party are required to be performed by it as an Operator or otherwise (other than the obligations that shall not be assumed by, or apply to, the Assignee pursuant to clause (a) of this Section 1). It is the intent of the parties hereto that the Assignor shall relinquish its rights and be released from all of its obligations under the Financing Documents (including, for the avoidance of doubt, the obligations that shall not be assumed by, or apply to, the Assignee pursuant to clause (a) of this Section 1); provided that:

(i) to the extent and for so long as, after giving effect to the assignment set forth herein, the Assignor shall continue to be a direct or indirect Subsidiary of either Borrower, the Assignor shall comply with its obligations under Section 4.3(c) of the Undertaking Agreement; and

(ii) to the extent and for so long as, after giving effect to the assignment set forth herein, the Assignor shall remain (x) as a party to any Project Document or (y) jointly and severally liable for the obligations of QGOG under any Project Document, the

Exhibit H

Assignor shall be jointly and severally liable for the compliance by QGOG with all of its obligations under the Financing Documents to which it is a party, and all provisions of the Financing Documents that were applicable to the Assignor in its capacity as Operator or otherwise before the Assignment Effective Date, shall remain in full force and effect in respect of the Assignor.

For the avoidance of doubt, after giving effect to the assignment set forth herein, the Assignor shall be automatically released from all of its obligations under the Financing Documents (including, for the avoidance of doubt, the obligations that shall not be assumed by, or apply to, the Assignee pursuant to clause (a) of this Section 1) on the date on which such Assignor ceases to be (1) a direct or indirect Subsidiary of either Borrower and (2) a party to any Project Document or jointly and severally liable for the obligations of QGOG under any Project Document.

Section 2. Assignment Effective Date; Notices. As between the Assignor and the Assignee, the effective date for this Agreement shall be                     ,              (the “Assignment Effective Date”); provided that the following conditions precedent shall have been satisfied to the satisfaction of each Lender on or before the Assignment Effective Date:

(i) this Agreement shall have been executed and delivered by the Assignor and the Assignee, and the Administrative Agent shall have received a copy thereof;

(ii) the Administrative Agent shall have received legal opinions from external New York counsel and Brazilian counsel to the Assignee in form and substance reasonably satisfactory to all of the Lenders as to (A) the corporate power and authorization of the parties to this Agreement, (B) the due execution and the valid binding and enforceable nature of this Agreement, and, with respect to the Assignee, the obligations assumed by it hereunder and (C) the absence of a violation of applicable Law or the Organizational Documents of the parties to this Agreement arising from this Agreement or the obligations assumed by the Assignee hereunder;

(iii) the Administrative Agent shall have received evidence that all authorizations, consents or approval of, or notice to or filing with, any Governmental Authority or any other Person required in connection with the assignment by the Assignor of all of its rights, title and interest in, to and under the Project Documents and the Financing Documents to which the Assignor is a party to the Assignee (including, without limitation, the prior written consent of Petrobras) shall have been obtained;

(iv) the Administrative Agent shall have received evidence satisfactory to all of the Lenders of the assignment by the Assignor of all of its rights, title and interest in, to and under the Project Documents to which the Assignor is a party to the Assignee; and

(v) the Administrative Agent shall have received a letter from the Process Agent (as defined below) accepting its appointment as process agent in New York for the Assignor and the Assignee.

Exhibit H

Section 3. Representations and Warranties. (a) The Assignor represents and warrants that: (i) it is the legal and beneficial owner of the Assigned Rights and Obligations, which are free and clear of any Lien or other adverse claim (other than the Liens created pursuant to the Financing Documents); (ii) it is duly organized and existing and has the full power and authority under its Organizational Documents to take, and has taken, all action necessary to execute and deliver this Agreement and any other documents required or permitted to be executed or delivered by it in connection with this Agreement, and to fulfill its obligations hereunder; (iii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Agreement, and no further action by, notice to, or filing with any Person is required of it for such execution, delivery or performance; (iv) this Agreement has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignor, enforceable against the Assignor in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors’ rights and to general principles of equity; (v) all of the conditions set forth in Section 5.25 of the Credit Agreement in respect of the assignment contemplated hereby have been satisfied; and (vi) no Default or Event of Default has occurred and is continuing or would result from the assignment contemplated hereby.

(b) The Assignee represents and warrants that: (i) it is duly organized and existing and has the full power and authority under its Organizational Documents to take, and has taken, all action necessary to execute and deliver this Agreement and any other documents required or permitted to be executed or delivered by it in connection with this Agreement, and to fulfill its obligations hereunder; (ii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Agreement, and no further action by, notice to, or filing with any Person is required of it for such execution, delivery or performance; (iii) this Agreement has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignee, enforceable against the Assignee in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting the creditors’ rights and to general principles of equity; (iv) all of the conditions set forth in Section 5.25 of the Credit Agreement in respect of the assignment contemplated hereby have been satisfied; and (v) no Default or Event of Default has occurred and is continuing or would result from the assignment contemplated hereby.

Section 4. Further Assurances. (a) On or before the Assignment Effective Date, each of the Assignor and the Assignee shall, at the sole cost of the Assignee (and without any cost and expense or recourse to either Borrower, Tarsus, Manisa or either Project) execute and deliver to the Administrative Agent: (i) the Petrobras Acknowledgment in respect of the Services Agreement to which the Assignor is a party acknowledged by Petrobras and executed by [Palase]27 [Podocarpus]28 and the Assignee; or (ii) written confirmation from Petrobras that the Petrobras Acknowledgment in respect of the Services Agreement to which the Assignor is a

[27]	To be included in the Operator Assignment Agreement to be entered into by Tarsus.
[28]	To be included in the Operator Assignment Agreement to be entered into by Manisa.

Exhibit H

party will remain in full force and effect and apply in all respects to the Assignee as assignee of the rights of the Assignor under such Services Agreement; provided, however, that such Petrobras Acknowledgments or written confirmation from Petrobras shall only be required to be delivered to the Administrative Agent on or before the Assignment Effective Date in accordance with this Section 4(a) if, on or before the Assignment Effective Date, the Petrobras Acknowledgement executed by the Assignor shall have been acknowledged and delivered by Petrobras; provided further, that in any event the Petrobras Acknowledgements in respect of the Services Agreements executed by [Palase]29 [Podocarpus]30 and the Assignor shall be delivered by the Borrowers to the Administrative Agent as soon as practicable and in any event in satisfaction of the condition precedent to the Delivery Date Loans to be disbursed pursuant to Section 3.2(f)(1)(vi) of the Credit Agreement.

(b) Each of the Assignor and the Assignee shall, at the sole cost of the Assignee (and without any cost and expense or recourse to either Borrower, Tarsus, Manisa or either Project), execute and deliver such other documents, and take such other action, as either party or the Administrative Agent (acting upon written instructions of the Majority Lenders) reasonably may request in connection with the transactions contemplated by this Agreement.

Section 5. Benefit of the Agreement. The agreements of the parties hereto are solely for the benefit of the Assignors, the Administrative Agent and the other Secured Parties and their respective successors and assigns and no other Person shall have any rights hereunder.

Section 6. Notices.

(a) All notices, requests and other communications provided for hereunder shall be in writing (including, unless the context expressly otherwise provides, by facsimile transmission, provided that any matter transmitted by any party by facsimile (i) shall be immediately confirmed by a telephone call to the recipient at the number specified for such recipient below and (ii) shall be followed promptly by a hard copy original thereof by express courier) and faxed or delivered to the address or facsimile number specified for notices below or to such other address as shall be designated by such party in a written notice to the other parties hereto.

(b) All such notices, requests and communications (i) sent by express courier will be effective upon delivery to or refusal to accept delivery by the addressee and (ii) transmitted by facsimile will be effective when sent and facsimile confirmation received; except that all notices and other communications to any Agent shall not be effective until actually received.

[29]	To be included in the Operator Assignment Agreement to be entered into by Tarsus.
[30]	To be included in the Operator Assignment Agreement to be entered into by Manisa.

Exhibit H

(c) All notices, requests and other communications hereunder shall be in the English language.

For Tarsus:

Tarsus Serviços de Petróleo Ltda. Rua do Engenheiro, 736, Quadra I, lotes 02, 03, 04, 05, 08, 09 e 10, Zona Especial de Negócio (Zona ZEN), Mar do Norte, 28.890-000, Rios das Ostras, RJ
Brazil
Attention:	Rodrigo Rodrigues Ribeiro
Facsimile:	+ 5521-3231-2530
Telephone:	+ 5521-2215-1739
E-mail:	rribeiro@qgog.com.br

For Manisa:

Manisa Serviços de Petróleo Ltda. Rua do Engenheiro, 736, Quadra I, lotes 02, 03, 04, 05, 08, 09 e 10, Zona Especial de Negócio (Zona ZEN), Mar do Norte, 28.890-000, Rios das Ostras, RJ
Brazil
Attention:	Rodrigo Rodrigues Ribeiro
Facsimile:	+ 5521-3231-2530
Telephone:	+ 5521-2215-1739
E-mail:	rribeiro@qgog.com.br

For QGOG:

Queiroz Galvão Óleo e Gás S.A. Av. Presidente Antônio Carlos 51 6th Floor 20020-010, Rio de Janeiro, RJ, Brazil
Attention:	Luis Alberto de Carvalho de Castro Andrés
Facsimile:	+ 5521-3231-2507
Telephone:	+ 5521-2215-1739
E-mail: andres@qgog.com.br

Section 7. Miscellaneous. (a) Any amendment or waiver of any provision of this Agreement shall be in writing and signed by the Assignor, the Assignee and the Administrative Agent (acting upon instructions of all of the Lenders). No failure or delay by either party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof and any waiver of any breach of the provisions of this Agreement shall be without prejudice to any rights with respect to any other or further breach thereof.

Exhibit H

(b) The Assignee shall pay all costs and expenses of the Assignor and the Assignee and the reasonable and documented costs and expenses of the Administrative Agent and the other Secured Parties (including attorney costs) incurred in connection with the negotiation, preparation, execution and performance of this Agreement and related documents, and shall have no claims against or recourse to any of Tarsus, Manisa, the Borrowers or the Projects in respect for the payment of such costs and expenses.

(c) This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

(d) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAW RULES THEREOF (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

(e) Each of the parties hereto hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for the purposes of all legal proceedings arising out of or relating to this Agreement, any other Financing Document or the transactions contemplated hereby or thereby. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable Law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. Each of the parties hereto hereby irrevocably appoints Law Debenture Corporate Services Inc. (the “Process Agent”), with an office on the date hereof at 400 Madison Avenue, 4th floor, New York, New York 10017, United States of America, as its agent to receive on its behalf and on behalf of its Property, service of copies of the summons and complaint and any other process that may be served in any such action or proceeding. Service upon the Process Agent shall be deemed to be personal service on any relevant Party hereto and shall be legal and binding upon such Party hereto for all purposes notwithstanding any failure to mail copies of such legal process to such Party hereto or any failure on the part of any Party hereto to receive the same. Nothing herein shall affect the right to serve process in any other manner permitted by applicable Law or any right to bring legal action or proceedings in any other competent jurisdiction, including judicial or non-judicial foreclosure of real property interests which are part of the Collateral. Each of the parties hereto further agrees that the aforesaid courts of the State of New York and of the United States of America for the Southern District of New York shall have exclusive jurisdiction with respect to any claim or counterclaim of any party hereto based upon the assertion that the rate of interest charged by or under any Financing Documents is usurious. To the extent permitted by applicable Law, each of the Parties hereto further irrevocably agrees to the service of process of any of the aforementioned courts in any suit, action or proceeding by the mailing of copies thereof by certified mail, postage prepaid, return receipt requested, to the relevant party hereto at the address referenced in Section 6 hereof, such service to be effective upon the date indicated on the postal receipt returned from the relevant party hereto.

Exhibit H

Each of the parties hereto agrees that it will at all times continuously maintain an agent to receive service of process in the State of New York on behalf of itself and its Properties, and, in the event that for any reason the agent mentioned above shall not serve as agent for any of the parties hereto to receive service of process in the State of New York on its behalf, such party hereto shall promptly appoint a successor satisfactory to the Administrative Agent (acting upon written instructions of the Majority Lenders) so to serve, advise the Administrative Agent thereof, and deliver to the Administrative Agent evidence in writing of the successor agent’s acceptance of such appointment. The foregoing provisions constitute, among other things, a special arrangement for service among the parties to this Agreement for the purposes of 28 U.S.C. § 1608.

To the extent any party hereto may, in any action or proceeding arising out of or relating to any of the Financing Documents brought in Brazil or elsewhere, be entitled under any applicable Law to require or claim that any Secured Party post security for costs or take similar action, such party hereto hereby irrevocably waives and agrees not to claim the benefit of such entitlement.

(f) EACH OF THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER FINANCING DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY RELATING HERETO OR THERETO. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE SECURED PARTIES TO ENTER INTO THE FINANCING DOCUMENTS.

(g) The parties hereto hereby agree, for the avoidance of doubt, that this Agreement shall constitute a “Financing Document” as defined in the Credit Agreement.

EXHIBIT I

to

Credit Agreement

IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

[ASSIGNOR],
as the Assignor

By:
Name:
Title:

[ASSIGNEE], as the Assignee

By:
Name:
Title:

EXHIBIT I

to

Credit Agreement

[FORM OF BORROWER COMPLIANCE CERTIFICATE]

[AMARALINA STAR LTD.]1 [LAGUNA STAR LTD.] 2

[INSERT RELEVANT DATE]

OFFICER’S CERTIFICATE

HSBC Bank USA, National Association,

as Administrative Agent for the Lenders

party to the Credit Agreement referred to below

452 Fifth Avenue

New York, NY 10018

This Certificate is being delivered in connection with the Credit Agreement dated as of March 27, 2012 (as amended, supplemented or modified and in effect from time to time, the “Credit Agreement”), among Amaralina Star Ltd., Laguna Star Ltd., the Lenders from time to time party thereto, HSBC Bank USA, National Association, as Administrative Agent, and HSBC Bank USA, National Association, as Collateral Agent.

Each capitalized term used herein and not otherwise defined has the meaning assigned thereto in the Credit Agreement.

After due inquiry, I do hereby certify that I am an Authorized Officer of [Amaralina Star Ltd.]3 [Laguna Star Ltd.]4, and in such capacity do hereby further certify that, as of the date hereof, no Default or Event of Default has occurred or is continuing.5

[1]	To be included in the compliance certificate to be delivered by Amaralina Star Ltd.
[2]	To be included in the compliance certificate to be delivered by Laguna Star Ltd.
[3]	To be included in the compliance certificate to be delivered by Amaralina Star Ltd.
[4]	To be included in the compliance certificate to be delivered by Laguna Star Ltd.
[5]	If a Default or Event of Default has occurred and is continuing, describe the same, in reasonable detail and outline the action Amaralina Star Ltd. or Laguna Star Ltd., as applicable, has taken and proposes to take with respect thereto.

Exhibit I

IN WITNESS WHEREOF, the undersigned has executed this certificate this [—] day of [—].

[AMARALINA STAR LTD.][6] [LAGUNA STAR LTD.] [7]

By:
Name:
Title: [8]

[6]	To be included in the compliance certificate to be delivered by Amaralina Star Ltd.
[7]	To be included in the compliance certificate to be delivered by Laguna Star Ltd.
[8]	To be executed by an Authorized Officer of Amaralina Star Ltd. or Laguna Star Ltd., as applicable.

ANNEX I

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Credit Agreement

COMMITMENTS

	Amaralina	Amaralina
	Star Bank	Star MTI	Laguna Star	Laguna Star
	Tranche	Tranche	Bank Tranche	MTI Tranche	Total Loan
Lenders	Commitment	Commitment	Commitment	Commitment	Allocation
BNP Paribas S.A.	$43,099,210	$0	$42,873,475	$0	$85,972,685
Citibank N.A.	$43,099,210	$0	$42,873,475	$0	$85,972,685
ING Capital LLC	$43,099,210	$0	$42,873,475	$0	$85,972,685
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	$43,099,210	$0	$42,873,475	$0	$85,972,685
HSBC Bank USA, N.A.	$43,099,210	$0	$42,873,475	$0	$85,972,685
KfW IPEX – Bank GmbH	$32,084,021	$0	$31,915,979	$0	$64,000,000
Nordea Bank Finland Plc, London Branch	$25,065,640	$0	$24,934,360	$0	$50,000,000
The Bank of Nova Scotia	$25,065,640	$0	$24,934,360	$0	$50,000,000
SUBTOTAL	$297,711,351	$0	$296,152,074	$0	$593,863,425
MTI	$0	$175,000,000	$0	$175,000,000	$350,000,000
TOTAL	$297,711,351	$175,000,000	$296,152,074	$175,000,000	$943,863,425

ANNEX II

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Credit Agreement

APPLICABLE LENDING OFFICES

The Bank of Nova Scotia

Loan Lending Office:

The Bank of Nova Scotia

Global Wholesale Services – Loan Administration

720 King St., West, 2nd Floor

Toronto, Ontario M5V 2T3

Canada

Attn: Priya Singh / Geraldine Lim

Telephone: +416-866-6471 / +212-225-5706

Facsimile: +416-866-5991

E-mail address: GWSLoanOps.Intl@scotiabank.com / Geraldine.Lim@scotiabank.com

Fed Wire Instructions:

Bank: The Bank of Nova Scotia, New York Agency

Physical Address for Delivery: 1 Liberty Plaza, Floors 22-26, New York, N.Y. 10006

ABA #: 026002532

Account No.: 0618330

For the Account of: The Bank of Nova Scotia Global Wholesale Services, Toronto Ontario

Attention: GWS Loan Operations

Reference: Amaralina Star Ltd. / Laguna Star Ltd.

The Bank of Tokyo-Mitsubishi UFJ, Ltd.

Loan Lending Office:

The Bank of Tokyo-Mitsubishi UFJ, Ltd.

Headquarters for the Americas

1251 Avenue of the Americas

New York, NY 1002-1104

Attn: Billy Tracy

Telephone: +212-782-5854

Email: btracy@us.mufg.jp

Fed Wire Instructions:

Bank: The Bank of Tokyo Mitsubishi UFJ, Ltd., New York

ABA#: 0260 0963 2

Account No: 97770191

Attn: Loan Operations Department

ANNEX II

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Credit Agreement

Reference: Amaralina Star Ltd. / Laguna Star Ltd.

BNP Paribas S.A.

Loan Lending Office:

BNP PARIBAS S.A.

CIB - ITO - CFI2

150, rue du Faubourg Poissonnière

75010 Paris

FRANCE

Attention : Delphine BRUNEAU / Carine CARADEC

Telephone: + 33 (0)1 57 43 72 44 / + 33 (0)1 57 43 71 24

Facsimile: + 33 (0)1 40 14 74 25

Email: delphine.bruneau@bnpparibas.com / carine.caradec@bnpparibas.com

With a copy to:

BNP Paribas S.A.

TRANSPORTATION GROUP MIDDLE OFFICE

16, rue de Hanovre

75002 Paris

FRANCE

Attn: Luis Sequeira / Nicolas Topet

Telephone: + 33 (0)1 42 98 08 92 / + 33 (0)1 57 43 80 63

Facsimile: + 33 (0)1 42 98 43 55

Email: Luis.Sequeira@bnpparibas.com / Nicolas.Topet@bnpparibas.com

Fed Wire Instructions:

Bank: BNP PARIBAS, New York Branch

Swift Code: BNPAUS3NXXX

Beneficiary: BNP PARIBAS, Paris

Beneficiary’s Swift BIC: BNPAFRPPCFI

Account No: 0200 194 093 00136

ABA No.: 026 007 689

Reference: BOCI – CFI2 – QG / AMARALINA & LAGUNA

Citibank N.A.

Loan Lending Office:

Citibank N.A.

ANNEX II

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Credit Agreement

Rua da Assembleia, nº 100 3º andar – Centro

Rio de Janeiro – RJ – Brazil

PO Box 20011 – 000

Attn: Gustavo Fontes / Joao Borges

Telephone: +55-21-4009-8184 / +55-21-4009-8176

Facsimile: +55-11-2122-2069

Email: Gustavo.Fontes@citi.com / joao.borges@citi.com

Fed Wire Instructions:

Bank: Citibank N.A.

399 Park Avenue, New York, NY 10043

With a copy to: Av. Francisco Matarazzo 1.500 – 8 º andar

Torre Los Angeles, CEP 05001-100

São Paolo SP Brazil

ABA#: 021000089

For the Account of: Citibank N.A. New York – HOGL

Account No: 36050739

Attn: THIAGO GAMA

HSBC Bank USA, N.A.

Loan Lending Office:

HSBC Bank USA, N.A.

452 Fifth Avenue

New York, NY 10018

Attn: Tatiana Preta / Scott Regan

Telephone: +212-525-5282

Facsimile: +212-525-6090

Email: Tatiana.M.Preta@us.hsbc.com / Scott.Regan@us.hsbc.com

Fed Wire Instructions:

Bank: HSBC Bank USA, N.A.

ABA #: 021001088

For the Account of: Syndication and Asset Trading Group

Account No: 001940503

Attn: Mark Hall

Reference: QGOG Amaralina/Laguna

ANNEX II

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Credit Agreement

ING Capital LLC

Loan Lending Office:

Operations:

ING Capital LLC

1325 Avenue of the Americas

New York, NY 10019

Attn: Richard Coley / Franklin Christian / Ermelinda Young

Telephone: +646-424-8220 / +646-424-8244 / +646-424-8240

Facsimile: +646-424-8251 / +646-424-8251 / +646-424-8251

Email:	Richard.Coley@americas.ing.com / DL-NYCLoanAdministration@americas.ing.com / DL-NYCLoanAdministration@americas.ing.com

Credit:

ING Capital LLC

1325 Avenue of the Americas

New York, NY 10019

Attn: Tanja van der Woude / Petra van Woensel

Telephone: +646-424-8173 / +646-424-6088

Facsimile: +646-424-6390 / +646-424-6390

Email: Tanja.van.der.Woude@americas.ing.com / Petra.van.Woensel@americas.ing.com

Fed Wire Instructions:

Bank: JP Morgan Chase Bank NY

ABA#: 021 000 021

Account Name: ING Capital LLC Loans Agency NY

Account No: 066297311

Attention: Loan Administration

Reference: Amaralina Star Ltd. / Laguna Star Ltd.

KfW IPEX – Bank GmbH

Loan Lending Office:

Credit and Documentation Matters:

KfW IPEX – Bank GmbH

Palmengartenstrasse 5-9

ANNEX II

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Credit Agreement

D-60325 Frankfurt, Germany

Attn: Mareike Hildebrand

Ship Financing / X2a3

Telephone: +49-69-7431-8861

Facsimile: +49-69-7431-3768

Email: AnneMareike.Hildebrand@kfw.de

Operational Matters:

KfW IPEX – Bank GmbH

Palmengartenstrasse 5-9

D-60325 Frankfurt, Germany

Attn: Anja Demisch

Credit Operations / X3e2

Telephone: +49-69-7431-3621

Facsimile: +49-69-7431-9413

Facsimile Central: +0049-69-7431-2944

Email: Anja.Demisch@kfw.de

Fed Wire Instructions:

Bank: Citibank N.A., New York

Swift Code: BIC CITIUS33

Account No: 10926093

For the Account of: KfW, Frankfurt/Main

Swift Code: BIC KFWIDEFF

Account No: 9603739891

Reference: KV 25405

Nordea Bank Finland Plc, London Branch

Loan Lending Office:

Nordea Bank Finland Plc, London Branch

8th Floor City Place House

55 Basinghall Street

London EC2V 5NB

Attn: Andrew Searle / Glenn Johnson

Telephone: +44-207-726-9107 / +44-207-726-9247

Facsimile: +44-207-726-9102

Email: Andrew.Searle@nordea.com / Glenn.Johnson@nordea.com

ANNEX II

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Credit Agreement

Fed Wire Instructions:

Bank: JP Morgan Chase Bank N.A., New York

Swift Code: CHASUS33

For the Account of: Nordea Bank Finland Plc, London Branch

Swift Code: NDEAGB2L

Account No: 400807041

Attn: Andrew Searle / Glenn Johnson

Reference: Amaralina Star Ltd./Laguna Star Ltd.